Exhibit 96.1

Important Notice

This Report was prepared for American Battery Technology Company by the qualified persons (QPs) identified in the Report’s Date and Signature Page.

This Report contains estimates, projections, and conclusions that are forward-looking information within the meaning of applicable securities laws. Forward-looking statements are based upon the responsible QPs opinions at the time that they are made but, in most cases, involve significant risk and uncertainty.

Although each of the responsible QPs has attempted to identify factors that could cause actual events or results to differ materially from those described in this Report, there may be other factors that cause events or results to not be as anticipated, estimated, or projected. None of the QPs undertake any obligation to update the forward-looking information.

This Report is intended to be used by American Battery Technology Company subject to the terms and conditions of its contracts with each of the QPs. Except for the purposes legislated under United States securities law, any use of, or reliance on, this Report by any third party is at that party’s sole risk.

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Date and Signature Page

This technical report and pre-feasibility study is effective as of the 4th day of September, 2025.

Original signed and sealed on file	September 4, 2025
Daniel R. Palo, PE On behalf of Barr Engineering Co. Chapters 1-5, 12-13, and 15-25 (excluding sections 18.2.2 and 18.3.2)	Date

Original signed and sealed on file	September 4, 2025
Jacob Anderson, CPG On behalf of Dahrouge Geologic Consulting Ltd.	Date
Chapters 6-9 and 11

Original signed and sealed on file	September 4, 2025
Jeffrey Woods, RM-SME, QP-MMSA Woods Process Services, LLC.	Date
Chapters 10, 14, and sections 18.2.2, and 18.3.2

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Tonopah Flats Lithium Project
Pre-Feasibility Study

September 2025

Contents

1 Executive Summary	1
1.1 Property Description and Ownership	1
1.2 Geology and Mineralization	1
1.3 Status of Exploration, Development, and Operations	2
1.4 Metallurgical Testing and Mineral Processing	2
1.5 Mineral Resource Estimate	2
1.6 Mineral Reserves	3
1.7 Mining Methods	4
1.8 Processing and Recovery Methods	5
1.9 Infrastructure	5
1.10 Capital and Operating Costs	6
1.11 Economic Analysis	8
1.12 Economic Sensitivities	8
1.13 Conclusions and Recommendations	9
1.13.1 Project Risks	10
1.13.2 Recommendations	11
2 Introduction	12
2.1 Sources of Information	12
2.2 Personal Inspections	12
2.3 Effective Date	13
3 Property Description and Location	14
3.1 Property Location	14
3.2 Property Area and Claim Type	15
3.3 Mineral Rights	16
3.4 Significant Encumbrances and Permitting	16
3.5 Royalties	16
3.6 Significant Factors and Risks	16

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4 Accessibility, Climate, Local Resources, Infrastructure and Physiography	17
4.1 Property Access	17
4.2 Climate and Length of Operating Season	17
4.3 Infrastructure	17
5 History	19
6 Geologic Setting, Deposit Type, and Mineralization	20
6.1 Regional Geologic Setting	20
6.2 Regional Geology	20
6.3 District and Local Geology	20
6.4 Mineralization	27
6.5 Deposit Type	27
6.5.1 Lithium Deposit Model	27
6.5.2 Sources of and Concentration of Lithium in Clays	28
7 Exploration	30
7.1 ABTC 2021 Surface Sampling	30
7.2 ABTC 2021 and 2022 Exploration Drilling	32
7.3 ABTC 2023 Exploration Drilling	35
7.4 ABTC 2025 Exploration and Geotechnical Drilling	35
7.5 Interpretation of Drilling Results and Adequacy of Sample Quality	38
8 Sample Preparation, Analysis, and Security	41
8.1 Historical Sample Preparation, Analysis, Quality Assurance/ Quality Control Procedures, and Historical Sample Security	41
8.2 Sample Preparation, Analyses, Sample Security, and Quality Assurance/Quality Control Procedures by ABTC	41
8.2.1 ABTC 2021 Surface Sampling	41
8.2.2 ABTC 2021-2022 Air Core and RC Drill Sampling	41
8.2.3 ABTC 2023 Core Drill Sampling	42
8.2.4 ABTC 2025 Core Drill Sampling	43
8.3 ABTC Quality Assurance/Quality Control Results	43
8.3.1 Standards	44
8.3.2 Lithium CRM Results in the 2021-2022 Drill Programs	45
8.3.3 Lithium CRM Results in the 2023 Drill Programs	47
8.3.4 Lithium CRM Results in the 2025 Drill Programs	48
8.4 Duplicates	49
8.5 Blanks	56
8.5.1 Results for Blanks in the 2021 to 2022 Drill Program	56
8.5.2 Results for Blanks in the 2023 Drill Program	57
8.5.3 Results for Blanks in the 2025 Drill Program	58
8.6 Adequacy of Sample Preparation, Analyses, and Security	58

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9 Data Verification	60
9.1 Site Visit	60
9.2 Drilling Database Verification	60
9.2.1 Assays	61
9.3 Adequacy of Data	61
9.4 Metallurgical Test Work and Pilot Plant Adequacy of Data	62
10 Mineral Processing and Metallurgical Testing	64
10.1 Mineral Processing and Metallurgical Testing Summary	64
10.2 Sample Information	65
10.3 Sample Analysis Methods and Validation	66
10.4 Mineralogy and Particle Properties	68
10.4.1 Particle Size and Mineralogy	69
10.4.2 QEMSCAN Field Imaging	72
10.4.3 Specific Gravity Analysis	73
10.4.4 Thermogravimetric Analysis	73
10.5 Mineral Processing	74
10.5.1 Bond Ball Work Index	74
10.5.2 Beneficiation	75
10.5.3 Mineral Processing – Dewatering	76
10.5.4 Pulp Rheology	78
10.6 Lithium Extraction – Pretreatment and Water Leaching of Beneficiated Claystone	78
10.6.1 Counter Current Decantation Leaching	78
10.7 PLS Purification and Polishing	79
10.7.1 Alkaline-Earth Metal Removal by Precipitation	79
10.7.2 Ion-Exchange Screening	79
10.8 Sulfate to Hydroxide Conversion	80
10.9 Crystallization of Lithium Hydroxide Monohydrate	80
10.10 Pilot Plant	81
10.11 Conclusions	82
11 Mineral Resource Estimate	83
11.1 Summary	83
11.2 Key Assumptions and Methods	83
11.3 Database	84
11.4 Interpretation and Modeling	88
11.5 Density	89
11.6 Compositing	90
11.7 Outlier and Capping	90

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11.8 Variography	91
11.9 Lithium Block Modeling and Estimation	93
11.9.1 Estimation Domains	93
11.9.2 Grade Simulation	98
11.9.3 Block Model Validation	98
11.10 Reasonable Prospects of Economic Extraction for Mineral Resources	101
11.11 Mineral Resource Estimate	103
11.12 Qualified Person Statement	104
11.13 Mineral Resource Uncertainty	104
12 Mineral Reserves Estimates	106
12.1 Approach	106
12.2 Design Pit Selection	107
12.3 Open-Pit Design	109
12.4 Mining Dilution and Ore Loss	112
12.5 Mineral Reserve Estimate	112
13 Mining Methods	113
13.1 Economic Parameters and Cut-Off Grades	113
13.2 Pit Optimization	114
13.3 Road and Ramp Design	114
13.4 Open Pit Design	115
13.4.1 Open Pit Geotechnical Considerations	115
13.4.2 Rock and Soils Strength Assessment	123
13.4.3 Stability Analysis	124
13.4.4 Open-Pit Slope Design Recommendations	126
13.5 Pit, Tailings, Coarse Gangue, Waste Dump, and Backfill Designs	127
13.6 Phase Design	128
13.7 Production Schedule	130
13.8 Mine Equipment	142
13.8.1 Drilling and Blasting	143
13.8.2 Loading and Hauling	145
13.8.3 ROM Ore Handling	148
13.8.4 Tailings And Coarse Gangues Handling	148
13.8.5 Support and Service Equipment	149
13.9 Mine Personnel	150
13.10 Reclamation and Closure	152
14 Processing and Recovery Methods	154
14.1 Introduction	154

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14.2 ABTC’s Pilot-Scale Plant	155
14.2.1 Pertinent Results	155
14.2.2 Key Findings and Scale-Up Differences	155
14.3 High Level Design Criteria	157
14.4 Comminution and Screening	158
14.5 Beneficiation	159
14.6 Extraction	160
14.7 Impurity Removal and Concentration	162
14.8 Impurity Crystallization	163
14.9 Sulfate Crystallization	163
14.10 Hydroxide Conversion and Crystallization	164
14.11 Tailings	165
14.12 Utilities	165
14.12.1 Off-Gas Handling	165
14.12.2 Water	165
14.12.3 Chilled Water	165
14.12.4 Cooling Water	165
14.12.5 Reagents	166
15 Infrastructure	167
15.1 Site General Arrangement	167
15.1.1 Access Roads	167
15.1.2 Process Plant General Arrangement	167
15.1.3 Reagents, Consumables, and Shipping	169
15.1.4 Ancillary Buildings	169
15.2 Mine Infrastructure and Tailings Facility	170
15.2.1 Mine Workshop and Truck Maintenance	170
15.2.2 Fuel Storage and Distribution	170
15.2.3 Tailings Storage Facility	170
15.3 Power Infrastructure	173
15.3.1 Site Power Distribution	173
15.3.2 Onsite Power Generation	174
15.3.3 Financial Incentives and Revenue Opportunities	175
15.4 Water Infrastructure	176
15.4.1 Water Supply	176
15.4.2 Process Water Treatment and Recovery	176
15.4.3 Water Discharge	176
15.4.4 Storm Water Handling	176
15.5 Waste Management	176

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15.6 Communications	176
15.7 Mobile Equipment	177
15.8 Rail	177
15.9 Fossil Fuels	177
16 Market Studies	178
16.1 Demand	180
16.2 Comparable Pricing	181
17 Environmental Studies, Permitting, and Plans; Negotiations or Agreements with Local Individuals or Groups	182
17.1 Introduction	182
17.2 Environmental Baseline Studies	182
17.2.1 Visual	183
17.2.2 Environmental Justice	183
17.2.3 Human Noise	183
17.2.4 Paleontology	184
17.2.5 Grazing	184
17.2.6 Lands and Realty	184
17.2.7 Socioeconomics	184
17.2.8 Floodplains	184
17.2.9 Cultural Resources	185
17.2.10 Biological	185
17.2.11 Raptors	185
17.2.12 Geochemistry	185
17.2.13 Hydrology	186
17.2.14 Air Quality	187
17.3 Permitting	187
18 Capital and Operating Costs	192
18.1 Introduction	192
18.2 Capital Cost Estimate	192
18.2.1 Mining Capital Cost Estimates	193
18.2.2 Refinery CAPEX	195
18.3 OPEX Estimate	196
18.3.1 Mining OPEX Estimates	197
18.3.2 Refining OPEX	200
18.3.3 Energy Cost	202
18.3.4 General and Administrative OPEX	203
19 Economic Analysis	205
19.1 Sensitivity Analysis	210

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20 Adjacent Properties	212
21 Other Relevant Data and Information	215
22 Interpretations and Conclusions	216
22.1 Conclusions	216
22.2 Tonopah Flats Expansion Potential	217
22.3 Project Risks	217
23 Recommendations	219
23.1 Mining, Ore Handling, and Tailings Handling	219
23.2 Metallurgy and Processing	219
23.2.1 Recommended Metallurgical Test Work	219
23.3 Passive Seismic Study	220
23.4 Geotechnical	220
23.5 Baseline Environmental Studies and NEPA Documentation	221
23.6 Feasibility Study	222
24 References	223
25 Reliance on Information Provided by the Registrant	226

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Tables

Table 1-1	Tonopah Flats Mineral Resources	3
Table 1-2	Tonopah Flats Mineral Reserves Estimate Effective as of the Date of this PFS	4
Table 1-3	Total Capital Cost Summary	7
Table 1-4	Operating Cost Summary	8
Table 1-5	ABTC Estimated Costs for Tonopah Flats Recommended Work Program	11
Table 3-1	Summary of Annual Property Holding Costs	16
Table 4-1	Average Climate Data for Tonopah, Nevada	17
Table 7-1	ABTC Drilling 2021 - 2023	32
Table 7-2	ABTC 2025 Drilling Program	35
Table 7-3	Drill Intervals of Interest	38
Table 8-1	Summary Counts of Tonopah Flats QA/QC Analyses	44
Table 8-2	CRMs Used by ABTC	45
Table 8-3	Summary of Lithium Results for Certified Reference Materials, 2021-2022	45
Table 8-4	Lithium CRM Failures in the 2022 Drill Program	46
Table 8-5	Explanation for Figure 8-1	47
Table 8-6	Summary of Tonopah Flats Lithium Results for Certified Reference Materials, 2023	47
Table 8-7	Lithium Failures in the 2023 Drill Program	48
Table 8-8	Summary of Tonopah Flats Lithium Results for Certified Reference Materials, 2025	49
Table 8-9	Summary of Results for Field Duplicates and Laboratory Preparation Duplicates	51
Table 8-10	Summary of Results for Blanks	56
Table 8-11	Blank Failures and Preceding Samples 2021-2022	56
Table 9-1	Limits of Detection for Analytical Methods	63
Table 10-1	Materials Used for Mineral Processing and Metallurgical Test Work	66
Table 10-2	Limits of Detection for Analytical Methods	67
Table 10-3	Particle Size Distribution for BS-TF-2219	69
Table 10-4	Semi-Quantitative Mineralogical Composition of DC-TF-2218 (Head Material) and DC-TF-2218-BC2 (Beneficiated Clay) (SGS Canada, Inc., 2025)	72
Table 10-5	Bond Ball Work for Two Closing Screen Sizes	75
Table 11-1	Descriptive Statistics of Sample Assays in Tonopah Flats Drillhole Database	84
Table 11-2	Drillhole Sample Statistics	84
Table 11-3	Lithium Statistics by Geologic Unit	86
Table 11-4	Tonopah Flats Deposit Average Specific Gravity Measurements by Lithology	89
Table 11-5	Approximate Grade Ranges of Lithium Domains for Fault Block 3	94
Table 11-6	Approximate Grade Ranges of Lithium Domains for Fault Block 4	95
Table 11-7	Tonopah Flats Sequential Gaussian Simulation Parameters	98
Table 11-8	Pit Optimization Parameters	101
Table 11-9	Tonopah Flats Inferred Mineral Resources at Various Cut-Offs (Exclusive of Measured and Indicated)	103
Table 11-10	Classified Lithium Mineralization Exclusive of the Mineral Reserve with a Cut-Off of 300 ppm Li	104
Table 11-11	Lithium Mineral Resources Inclusive of the Mineral Reserve with a Cut-Off of 300 ppm Li	104
Table 12-1	Primary Pit Optimization Parameters	107
Table 12-2	Overall Results of the Tonopah Flats Open Pit Optimization	108
Table 12-3	Tonopah Flats Mineral Reserves Estimate as of PFS Date	112

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Table 13-1	Economic Parameters for Calculation of the Cut-Off Grade	114
Table 13-2	Geotechnical Borings Drilled for South Lobe of the Open Pit	116
Table 13-3	Atterberg Limits Summary	119
Table 13-4	Results of Uniaxial Compressive Strength Tests	120
Table 13-5	Summary of Uniaxial Compressive Strength Tests	120
Table 13-6	Results of Splitting Tensile Strength Tests	121
Table 13-7	Summary of Splitting Tensile Strength Tests	121
Table 13-8	Summary of Triaxial Compressive Strength Tests	122
Table 13-9	Results of Direct Shear Strength Tests	122
Table 13-10	Summary of Unconsolidated-Undrained Triaxial Compression Test	123
Table 13-11	Results of Consolidated-Undrained Triaxial Compression Tests	123
Table 13-12	Typical FOS and POF Acceptance Criteria Values (Read & Stacey, 2009)	125
Table 13-13	Recommended Open-Pit Design Slope Configuration	126
Table 13-14	Tonopah Flats Phase Design Report	129
Table 13-15	45-Year Production Schedule	132
Table 13-16	45-Year Mining Quantities (tonnes)	133
Table 13-17	Major Mining Equipment – Maximum Units Required	143
Table 13-18	Drilling Productivity	143
Table 13-19	Drilling Productivity by Period	144
Table 13-20	Blasting Patterns and Powder Factors	144
Table 13-21	Blasting and Explosives by Period	145
Table 13-22	Loading and Hauling Productivity	145
Table 13-23	Truck Speed Limits and Grade-Speed Bin	147
Table 13-24	Average Load-Haul Units and Productivity by Period	147
Table 13-25	Feed Handling Equipment By Period	148
Table 13-26	Tailings Handling Equipment By Period	149
Table 13-27	Support and Service Equipment-Maximum Units Required	150
Table 13-28	Mining Labor Requirements	151
Table 14-1	Differences Between Pilot and Commercial Scale	156
Table 14-2	Design Requirements Not Previously Identified	156
Table 14-3	High Level Process Design Criteria	157
Table 15-1	Tailings Index Properties	171
Table 15-2	Direct Shear Test Results for Tailings	171
Table 15-3	Geotechnical Model Parameters	171
Table 15-4	Tailings Storage Facility Stability Modeling Results	172
Table 15-5	Seismic Sensitivity Results	173
Table 15-6	Water Sensitivity Analysis	173
Table 16-1	Historic 3-Year LHM Pricing FOB North America (S&P Global Market Intelligence, n.d.)	179
Table 16-2	Industry LiOH Pricing Data	181
Table 16-3	Average LiOH Prices Using a Five-Year Pricing Window	181
Table 17-1	Required Baseline Studies for TFLP	183
Table 17-2	Federal Environmental Permits, Reviews, and Approvals	188
Table 17-3	State of Nevada Environmental Permits, Reviews, and Approvals	189
Table 18-1	Project Capital Estimates	193
Table 18-2	Mining Capital Estimates	194
Table 18-3	Overview of Refinery Direct Capital Costs ($000)	196

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Table 18-4	Refinery Capital Cost Timeline ($ 000s)	196
Table 18-5	Operating Cost Summary	197
Table 18-6	Mining Operating Costs Summary	198
Table 18-7	Mining Operating Costs By Period	199
Table 18-8	Energy Usage By Mining Activity	200
Table 18-9	Refinery OPEX Cost Summary	200
Table 18-10	Estimated Refinery Labor	201
Table 18-11	G&A Operating Costs – Personnel ($000s)	203
Table 18-12	G&A Operating Costs – General ($000s)	203
Table 19-1	PFS Production Schedule	206
Table 19-2	Project Cash Flow	207
Table 19-3	After Tax Cash Flow Lithium Price Sensitivity	210
Table 19-4	After Tax Cash Flow Capital Cost Sensitivity (US$ Billion)	210
Table 19-5	After Tax Cash Flow Energy Cost Sensitivity (US$ Billion)	211

Figures

Figure 1-1	After-Tax Cash Flow Sensitivity - NPV (8%) US$ Billion	9
Figure 3-1	Location Map for the Tonopah Flats Property	14
Figure 3-2	Tonopah Flats Property Map	15
Figure 6-1	Property Geologic Map of the Tonopah Flats Lithium Project - Modified from Bonham & Garside, 1979	22
Figure 6-2	Generalized North-South Cross Section Through the Central Portion of the Tonopah flats Property (provided by ABTC, 2023)	24
Figure 6-3	Generalized East-West Cross Section through the Central Portion of the Tonopah Flats Property (provided by ABTC, 2023)	25
Figure 6-4	Detailed Stratigraphic Column of the Tonopah Flats Lithologic Units from Drilling	26
Figure 6-5	Modified Schematic Model of Sedimentary or Clay Lithium Deposits (modified after Helvaci (2015), from Vardar Minerals Ltd, Viti Li-B Project, Kosovo)	29
Figure 7-1	Map of Tonopah Flats Surface Sample Locations	31
Figure 7-2	Map of Tonopah Flats Drillhole Collars	33
Figure 7-3	ABTC 2025 Sonic Drillhole Locations	36
Figure 7-4	ABTC 2025 Diamond Drilled Core Hole Locations	37
Figure 8-1	Lithium Control Chart for MEG Li.10.14	46
Figure 8-2	Lithium Control Chart for MEG Li.10.11, 2023 Drill Program	48
Figure 8-3	Li CRM MEG Li 10.12 Used for the 2025 Drill Program	49
Figure 8-4	Lithium AAL vs. Paragon Scatterplot, 2021-2022	52
Figure 8-5	Lithium Relative Percent Difference, AAL vs. Paragon, 2021-2022	52
Figure 8-6	AAL Preparation Duplicate vs. Original for Lithium, 2021-2022	53
Figure 8-7	Lithium Field Duplicates Scatterplot, 2023	54
Figure 8-8	Field Duplicates for 2025 Program (Li ppm)	55
Figure 8-9	Relative Percentage Difference Between Duplicates for the 2025 Drilling Program	55
Figure 8-10	Lithium in "MEG Silica Blank 21.03" and Preceding Samples 2021-2022	57
Figure 8-11	Lithium in "MEG Silica Blank 21.03" and Preceding Samples 2023	57
Figure 8-12	Blank Analysis Completed on the 2025 Drilling Program	58

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Figure 9-1	Lithium Concentration Control Chart for Certified Reference Materials from Moment Exploration Geochemistry LLC, MEG Li.10.14	62
Figure 9-2	Lithium Concentration Control Chart for Certified Reference Material from Moment Exploration Geochemistry LLC, MEG Li.10.15	63
Figure 10-1	Lithium Concentration Control Charts for Certified Reference Materials from Moment Exploration Geochemistry LLC., MEG Li.10.14 and MEG Li.10.15.	68
Figure 10-2	Particle Size Distribution of -20 µm Fraction Showing a Bimodal Distribution of the Head Material For BS-TF-2219	70
Figure 10-3	Cumulative Elemental Distribution of Clay Materials Shows That 90% of Li Mass is Reported in Less Than 20 µm Size Fraction for BS-TF-2219 (Hazen Research Inc., 2024)	70
Figure 10-4	Cumulative Distributions of Lithium, Magnesium, and Silicon of Sample DC-TF-2218 (SGS Canada, Inc., 2025)	71
Figure 10-5	Detailed QEMSCAN Field Image Of 100% -600 µm Sample. Calcite is Present as Discrete Finer Grains and Pervasively Penetrates the Surrounding Illite-Smectite Clay Minerals (Hazen Research Inc., 2024)	73
Figure 10-6	Thermogravimetric Analysis of DC-TF-2218 (Homogenized Clay) and DC-TF-2218-BC2 (Beneficiated Clay)	74
Figure 10-7	Lithium Recovery vs. Grade for Bench Scale Trials Carried Out by SGS (SGS Canada, Inc., 2025). HC-3 Gives a Highest Grade of Lithium in the Beneficiated Clay	75
Figure 10-8	Particle Size Distribution of DC-TF-2218-BC2. The D80, D50, and D10 of the Beneficiated Clay is 1.680 µm, 0.932 µm, 0.455 µm Respectively	76
Figure 10-9	Process Flow Sheet for Lithium Extraction from Claystone by Pretreated Selective Extraction	78
Figure 10-10	Lithium Hydroxide Monohydrate Battery-Grade Sample Certificate of Analysis Manufactured from ABTC Claystone Material	81
Figure 10-11	Photograph of ABTC’s Lithium Hydroxide Pilot Plant Processing Materials from the Tonopah Flats Sedimentary Claystone Deposit with a Nominal Plant Capacity of Multi-Kilograms of Products/Day.	82
Figure 11-1	Lithium PPM Histogram for the Upper Unit – Tcsu	86
Figure 11-2	Lithium (ppm) Histogram for the Middle Unit – Tcsm	87
Figure 11-3	Box Plot of the Tcsu, Tcsm, and Tcsl Geologic Units	87
Figure 11-4	Fault Traces Interpreted from Drilling (Left); Corresponding Fault Blocks Used to Constrain the Conditional Simulations (Right)	89
Figure 11-5	Perspective View Looking Down Towards the East Showing the Relative Positions of Qal (Yellow), Tcsu (Green), Tcsm (Brown) and Tcsl (Dk Green) Lithologies in Fault Block 3	90
Figure 11-6	Variogram for Tcsu with Ranges to Sill Included	91
Figure 11-7	Variogram for Tcsm with Ranges to Sill Included	92
Figure 11-8	Variogram for Tcsl with Ranges to Sill Included	92
Figure 11-9	Lithium Drillhole Sample Variography in Fault Block 3	93
Figure 11-10	Lithium Population Probability Distribution Graph	94
Figure 11-11	Cross Section Looking North Showing Lithium Domains	96
Figure 11-12	Cross Section Looking East Showing Lithium Domains	97
Figure 11-13	Comparison Of Drillhole Composite Lithium Grades (Bars) to Conditionally Simulated Block Grades (Red Line)	99

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Figure 11-14	Swath Plots Comparing Drillhole Composite Lithium Grades (Black Lines) to Simulated Grades In 5 m by 5 m by 1 m Model (Red Lines)	100
Figure 11-15	Resource Classification	101
Figure 12-1	Tonopah Flats Open Pit Optimization - Overall Pit Shell Results	109
Figure 12-2	Final Pit Design	110
Figure 12-3	Measured and Indicated Resources Relative to the Final Pit Design	111
Figure 12-4	E470300 Cross Section of the Final Pit Showing Measured and Indicated Resources (Li ppm)	111
Figure 12-5	N4215200 Cross Section of the Final Pit Showing Measured and Indicated Resources (Li ppm)	112
Figure 13-1	Open Pit Geotechnical Boring Locations	116
Figure 13-2	Poles of Features Picked by IDS as Sealed (Type 0), Partial Open (Type 1), and Continuous Open (Type 2) Structures from TF25-GT1 and TF25-GT3	118
Figure 13-3	Density Concentrations and Mean Set Planes for Structures Picked by IDS As Type 1 and Type 2 (i.e., Potentially Structures Other Than Bedding Planes)	118
Figure 13-4	Shear Strength Data from Laboratory Testing	124
Figure 13-5	Tonopah Flats Ultimate Pit Design and Facilities	127
Figure 13-6	Tonopah Flats Ultimate Pit Design, Facilities, and In-Pit Backfill (Year 45)	128
Figure 13-7	Tonopah Flats Phase Design	129
Figure 13-8	Total Tonnage Scheduled by Phase	130
Figure 13-9	Process Feed and Li Grade	131
Figure 13-10	Process Feed and LHM Production	131
Figure 13-11	Production Schedule and Strip Ratio	131
Figure 13-12	LOM Material Movements	135
Figure 13-13	LOM Truck Hours	135
Figure 13-14	Tonopah Flats Phase 1 Mining (Year 5)	136
Figure 13-15	Tonopah Flats Phase 2 Mining and Backfill (Year 7)	137
Figure 13-16	Tonopah Flats Phase 3 Mining and Backfill (Year 13)	138
Figure 13-17	Tonopah Flats Phase 4 Mining and Backfill (Year 17)	139
Figure 13-18	Tonopah Flats Phase 5 Mining and Backfill (Year 21)	140
Figure 13-19	Tonopah Flats Phase 6 Mining and Backfill (Year 28)	141
Figure 13-20	Tonopah Flats Phase 7 Mining and Backfill (Year 37)	142
Figure 14-1	ABTC’s Process Block Flow Diagram	154
Figure 14-2	Comminution and Screening Flow Diagram	158
Figure 14-3	Beneficiation Flow Diagram	159
Figure 14-4	Filter Press Flow Diagram	160
Figure 14-5	Extraction Flow Diagram	160
Figure 14-6	Thickener and Leaching Flow Diagram	161
Figure 14-7	Precipitation Flow Diagram	162
Figure 14-8	Osmosis Flow Diagram	162
Figure 14-9	Crystallizer Flow Diagram	163
Figure 14-10	Ion Exchange Flow Diagram	164
Figure 14-11	Electrochemical Conversion Process Flow Diagram	164
Figure 15-1	Refinery Block Layout	168
Figure 16-1	Industry Price Chart from S&P Global Market Intelligence (accessed July 31, 2025) Showing Historic 5-Year LHM Pricing	179
Figure 18-1	Mining Operating Costs (weighted $/t moved)	198

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Figure 19-1	After Tax Cash Flow Sensitivity - NPV (8%) (US$ Billion)	211
Figure 20-1	Adjacent Properties	212

Appendices

Appendix A	List of Unpatented Lode Claims of the Tonopah Flats Property

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Abbreviations, Acronyms, and Units

°C	degrees Celsius
µg/g	micrograms per gram
μm	micrometer (micron)
45X MPTC	Advanced Manufacturing Production Tax Credit
AACE	Association for the Advancement of Cost Engineering (AACE International)
AAL	American Assay Laboratory
ABA	acid-base accounting
ABI	acoustic borehole imagers
ABTC	American Battery Technology Company
ac	acres
AC	air core (drilling)
ACOE	U.S. Army Corps of Engineers
AGP	acid generation potential
ALS	ALS Limited - Geochemistry
AMSL	above mean sea level
ANP	acid neutralization potential
ARPD	absolute relative percent difference
ATF	U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives
avg	average
B	billion
B&V	Black & Veatch Corporation
BAPC	NDEP Bureau of Air Pollution Control
BESS	battery energy storage system
bgs	below ground surface
BLM	U.S. Bureau of Land Management
BMRR	NDEP Bureau of Mining Regulation and Reclamation
BSDW	NDEP Bureau of Safe Drinking Water
BWM	NDEP Bureau of Waste Management
BWPC	NDEP Bureau of Water Pollution Control
CAA	U.S. Clean Air Act
CAPEX	capital expenditures
CCD	countercurrent decantation
CFR	Code of Federal Regulations

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CG	coarse gangues
CH	high-plasticity clay
CI	confidence interval
cm	centimeter
cm/s	centimeters per second
cm3	cubic centimeters
COA	Certificate of Analysis
COG	cut-off grade
CRM	Certified Reference Material
CU	consolidated-undrained (triaxial test)
Dahrouge	Dahrouge Geological Consulting Ltd.
DC	direct current
DDS	NDWR Dams & Dam Safety
dm	decimeters
DSFM	NDPS Division of State Fire Marshal
EDX	energy dispersive X-ray spectroscopy
EIS	environmental impact statement
EMS	Energy Management System
EPA	U.S. Environmental Protection Agency
EPC	engineering, procurement, and construction
EV	electric vehicle
FCC	U.S. Federal Communications Commission
FOB	free on board
FOS	factor of safety
FS	feasibility study
FSS	fully softened strength
ft	foot/feet
ft/s	feet per second
g	gram
G&A	general and administrative
g/cm3	grams per cubic centimeter
g/t	grams per tonne
GPS	global positioning system
h	hour

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ha	hectares
Hazen	Hazen Research, Inc.
IA	Initial Assessment Report (April 2024)
IC	ion chromatograph
ICP	inductively coupled plasma
ICP-MS	inductively coupled plasma mass spectrometry
ICP-OES	inductively coupled plasma optical emission spectrometry
ID	Identification
IRA	Inflation Reduction Act
IRR	internal rate of return
IT	information technology
ITC	Investment Tax Credit
IX	ion exchange
kg	kilogram
kh	seismic loading coefficient
km	kilometer
kN/m3	kilonewtons per cubic meter
KOP	Key Observation Points
kPa	kilopascals
kph	kilometers per hour
ktonnes	kilotonnes
kV	kilovolt
kWh	kilowatt-hour
LCL	Lower Control Limit
LHM	lithium hydroxide monohydrate
Li	lithium
Li-ion	lithium ion
LNG	liquefied natural gas
LOM	life of mine
LSL	lower specification limit
m	meter
m2	square meter
m3	cubic meter
Ma	mega-annum

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MEG	Moment Exploration Geochemistry, LLC.
mg/kg	milligrams per kilogram
mg/L	milligrams per liter
mi	mile
min	minimum
MLRS	BLM Mineral and Land Records System
mm	millimeter
MPa	megapascals
MPO	mine plan of operations
MSHA	U.S. Mine Safety and Health Administration
MST	NDBI Mine Safety and Training
Mt	million tonnes
Mtpa	million tonnes per annum
MV	medium voltage
MVR	mechanical vapor recompression
MWdc	megawatts direct current
MWMP	Meteoric Water Mobility Procedure
NAAQS	National Ambient Air Quality Standards
NAD	North American Datum
NAMC	Nevada Alaska Mining Company
NDBI	Nevada Division of Industrial Relations
NDEP	Nevada Division of Environmental Protection
NDOM	Nevada Division of Minerals
NDOT	Nevada Department of Transportation
NDOW	Nevada Department of Wildlife
NDPS	Nevada Department of Public Safety
NDWR	Nevada Division of Water Resources
NEPA	National Environmental Policy Act
Nexus	Nexus Environmental Consultants
NOH	net operating hours
NPDES	National Pollutant Discharge Elimination System
NPV	net present value
NREL	National Renewable Energy Laboratory
O&M	operations and maintenance

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OBI	optical borehole imagers
OPEX	operating expenditure
OSHA	Occupational Safety and Health Administration
PAM	polyacrylamide
Paragon	Paragon Geochemical
pcf	pounds per cubic foot
PFS	Pre-Feasibility Study
PGA	peak ground acceleration
PLS	pregnant leach solution
Pocock	Pocock Industrial Inc.
POF	probability of failure
ppm	parts per million
PSD	particle size distribution
psf	pounds per square foot
psi	pounds per square inch
PTC	Production Tax Credit
PV	photovoltaic
PVSCM	NREL PV System Cost Model
PVWatts	NREL Photovoltaic Watts Calculator
QA/QC	quality assurance / quality control
Qal	Quaternary alluvium (unconsolidated silt, sand, and gravel deposited by modern streams)
QEMSCAN®	Quantitative Evaluation of Minerals by Scanning Electron Microscopy
QP	Qualified Person
qty	quantity
R&D	research and development
RC	reverse circulation
REC	Renewable Energy Certificate
REF	refinery
RMA	reduced major axis
RO	reverse osmosis
ROM	run of mine
ROW	right-of-way
RPD	relative percent difference
RQD	rock quality designation

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s	seconds
SAM	NREL System Advisor Model
SCADA	supervisory control and data acquisition
SEC	U.S. Securities and Exchange Commission
SEM	scanning electron microscopy
sg	specific gravity
SGS	SGS Canada, Inc.
SGSim	Sequential Gaussian Simulation
SHPO	Nevada State Historic Preservation Office
SI	International System of Units
S-K 1300	SEC Regulation S-K, Subpart 1300 (S-K 1300)
SR	stripping ratio
SWPPP	Stormwater Pollution Prevention Plan
t	metric tonne
TC	total carbon
Tcsl	Lower Siebert Formation (Tertiary tuffaceous sedimentary unit)
Tcsm	Middle Siebert Formation (Tertiary tuffaceous sedimentary unit)
Tcsu	Upper Siebert Formation (Tertiary tuffaceous sedimentary unit)
TFLP	ABTC’s Tonopah Flats Lithium Project
TGA-DSC	thermogravimetric analysis coupled with differential scanning calorimetry
TOC	total organic carbon
tpa	tonnes per annum
tpd	tonnes per day
tph	tonnes per hour
TRS	Technical Report Summary
TSF	tailings storage facility
TWh	terawatt hour
UCL	upper control limit
UCS	uniaxial compressive strength
UPS	uninterruptible power supply
US 6/95	US Highways 6 and 95
US/U.S.	United States
USCS	Unified Soil Classification System
USFWS	U.S. Fish and Wildlife Service

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USGS	U.S. Geological Survey
USL	upper specification limit
UTM	Universal Transverse Mercator
UU	unconsolidated-undrained
V	volt
VFD	variable frequency drive
VOC	volatile organic compounds
Wi-Fi	wireless fidelity
WMS	Aquaveo’s Watershed Modeling System
Woods	Woods Process Services, LLC
WRF	waste rock facility
WRSF	waste rock storage facility
XRD	x-ray diffraction
yr	year

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1   Executive Summary

Barr Engineering Co. has prepared this Technical Report Summary (TRS) for the Tonopah Flats Lithium Project (TFLP), Esmeralda and Nye Counties, Nevada, USA, at the request of American Battery Technology Company (ABTC), a Nevada Corporation and a United States (U.S.) listed company (NASDAQ: ABAT) based in Reno, Nevada, USA. The purpose of this TRS is to disclose the results of a Pre-Feasibility Study (PFS) for the project. The Tonopah Flats property is considered a material property as defined under U.S. Securities and Exchange Commission (SEC) Regulation S-K, Subpart 1300 (S-K 1300).

ABTC is an integrated battery-critical material manufacturing company focused on the supply of low-cost, low-environmental impact, and domestically-sourced critical materials through its three core operations to support a sustainable closed-loop battery critical material economy. These core operations include the recycling of lithium-ion (Li-ion) batteries, the development of domestic critical mineral mines, and the refining of these primary critical materials into refined products. ABTC’s development of its lithium (Li) claystone resource and its associated claystone to lithium hydroxide refinery near Tonopah, Nevada, namely the Tonopah Flats Lithium Project, is a key project to achieving the company’s mission.

1.1	Property Description and Ownership

The Tonopah Flats property consists of 517 unpatented federal lode mining claims covering approximately 4,322 hectares (ha) (10,680 acres [ac]) and is centered at 469500.9 E, and 4218056.0 N (NAD 83 UTM Meters Zone 11N). ABTC owns 100% of the claims comprising the Tonopah Flats property. Ownership of the unpatented mining lode claims is in the name of the holder (locator), subject to the paramount title of the United States of America. Under the Mining Law of 1872, the locator has the right to explore, develop, and mine minerals on unpatented mining lode claims without payments of production royalties to the U.S. government. The 517 unpatented lode claims include rights to all locatable subsurface minerals.

1.2	Geology and Mineralization

The Tonopah Flats property is in a broad alluvial basin of subdued topography between the San Antonio Mountains to the east and the Monte Cristo Mountains to the west, approximately 11 kilometers (km) (seven miles) northwest of the town of Tonopah, Nevada. Quaternary alluvial fan and pediment sedimentary deposits cover most of the property and are generally composed of silt, sand, and gravel from local sources. The alluvial cover has an average thickness of less than 15 meters (m) (50 feet [ft]) over much of the property and overlies a thick sequence of fluvial and lacustrine epiclastic claystone, volcanic conglomerate, sandstone, siltstone, and tuff of the Miocene age Siebert Formation. The overall sedimentary package within the project area is flat lying to gently dipping.

Lithium mineralization occurs predominantly in the claystone of the Siebert Formation. Drilling by ABTC has so far defined an area of generally continuous lithium mineralization 7,925 m (26,000 ft) north to south by 1,524 m to 4,572 m (5,000 ft to 15,000 ft) east to west, with thicknesses ranging from 122 m to 436 m (400 ft to 1,430 ft).

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1.3	Status of Exploration, Development, and Operations

In addition to the 5,704 m from 30 drill holes already reported, ABTC has conducted additional exploration through May 2025 consisting of 2,856 m from eight boreholes. From January 2025 to February 2025, eight core holes were drilled and from April 2025 to May 2025 an additional six sonic holes were drilled to collect geotechnical data on the alluvial gravels and assay data. Lithium mineralization was encountered in the majority of the boreholes drilled.

1.4	Metallurgical Testing and Mineral Processing

ABTC has conducted material characterization, mineral processing, and metallurgical testing on sample cuttings from its drill programs and cuttings collected from bulk samples. Two processing routes were employed to empirically evaluate this material: i) conventional mineral acid leaching, and ii) internally-developed pretreatment and selective lithium leaching. Subsequent purification and conversion processes of the extracted lithium to battery grade lithium hydroxide monohydrate (LHM) were performed and evaluated for each processing route.

The conclusions from the conventional mineral acid leaching efforts were generally aligned with commercially reported observations. These trials demonstrated high lithium extraction efficiencies (>90%), however low selectivity for lithium extraction relative to other elements. This low selectivity resulted in the need for extensive purification and conversion processes that require high reagent and water consumption and result in significant operating expenses.

When implementing ABTC’s internally-developed pretreatment and selective lithium leaching processes, moderate lithium extraction (>65%) was demonstrated, however with very high selectivity of lithium to other elements. This resulted in the use of simplified purification and conversion processes with very low consumption of chemical reagents and water, and very low processing lithium losses.

ABTC has constructed and is operating a multi-tonne per day integrated demonstration scale facility that utilizes lithium-bearing claystone feedstock specifically from the Tonopah Flats deposit as feedstock and processing this material through each of the refining operations of ABTC’s internally-developed pretreatment, selective lithium leaching, and refining operations. This facility is demonstrating the attributes of the internally-developed pretreatment and selective lithium leaching technology and generating large quantities of battery grade lithium hydroxide for evaluation by customers and stakeholders.

In addition to this selective leaching technique, it has been observed that the lithium within the claystone is not uniformly distributed throughout the various mineralizations. Initial test work has been performed that has allowed for the beneficiation of this claystone material, where the non- and low-lithium bearing minerals are separated from the bulk material, and the high-lithium bearing minerals are concentrated. These initial trials have demonstrated an increase in the grade of approximately 2.85x to over 2,000 parts per million (ppm) lithium. These beneficiation processes have the potential to substantially increase overall lithium extraction efficiencies and further reduce reagent and energy consumption.

1.5	Mineral Resource Estimate

The mineral resources for Tonopah Flats described and tabulated in this report are classified as Measured, Indicated, and Inferred in accordance with the SEC S-K 1300 New Mining Disclosure Rule and were estimated to reflect potential open-pit extraction. These resources were constrained with an optimization and cut-off grade satisfactorily to meet the requirement of reasonable prospects for economic extraction using a cut-off of 300 ppm within the mineralized units.

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Sequential Gaussian Simulation (SGSim) was used to generate the mineral resource estimate for Li (ppm), which reduced uncertainty from the previous results. The Measured mineral resource blocks were classified within approximately 300 m of multiple drill holes and where the simulation variance did not exceed ±15% at the 90% confidence interval (CI). The Indicated mineral resource blocks were classified within approximately 600 m of multiple drill holes and where the variance was within ±15% at the 70% CI. The Inferred mineral resource blocks comprise the remaining blocks that fell outside of those criteria or are located more than 600 m from multiple drill holes.

The mineral resource for 2025 reported below is inclusive of the mineral reserve based on a 300 ppm cut-off.

Table 1-1	Tonopah Flats Mineral Resources

Classification	ktonnes	Grade Li (ppm)	Li (ktonnes)	LHM (ktonnes)
Measured	1,126,772	876	987	5,968
Indicated	2,534,419	640	1,621	9,800
Measured and Indicated	3,661,191	712	2,608	15,767
Inferred	2,151,227	424	911	5,508

a)	The estimate of mineral resources was completed by ABTC and Dahrouge.
b)	Tonopah Flats resources are classified as Measured, Indicated, and Inferred.
c)	Mineral resources comprised all model blocks at a 300 ppm tonne Li cut-off that lie within an optimized pit.
d)	Lithium hydroxide monohydrate (LHM) tonnes were calculated using a factor of 6.0459.
e)	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
f)	Mineral resources potentially amenable to open pit mining methods are reported using a LHM price of US$23,000/tonne, assumed metallurgical recoveries of 48% for Li, mining costs of US$2.70/tonne mined, processing costs of US$7.50/tonne processed, minimum grade of 300 ppm lithium within claystone, and general and administrative costs of $0.83/tonne processed, and a 45,000-tpd processing rate.
g)	The effective date of the estimate is as of the date of this PFS.
h)	Rounding may result in apparent discrepancies between tonnes, grade, and contained metal content.

ktonnes = kilotonnes

ppm = parts per million

tonnes = metric tonnes

There is some risk that a significant commodity price drop would change the economic inputs to the pit constraints used to report this resource. As a result, a conservative cut-off concentration of 300 ppm Li within the optimized pit is used in this analysis. It should be noted that without this grade constraint, the resulting pit shell using these parameters would be larger than has been used for the resources reported herein.

1.6	Mineral Reserves

To convert a mineral resource into a mineral reserve, estimates of commodity prices, mining dilution, process recovery, refining/transport costs, royalties, mining costs, processing, and general and administration costs were used to estimate cut-off grades (COGs). These input parameters, along with geotechnical slope recommendations, formed the basis for the selection of economic mining blocks.

The economic mining blocks were identified using the Lerchs-Grossmann Pit Optimization Algorithm in the Maptek Vulcan software package, which produced a series of optimized open-pit shapes. The Qualified Person (QP) has selected one of the pit shells for detailed design and quantified the mineral reserves at the determined COG within the final pit design.

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The lithium resources at Tonopah Flats are not subject to royalty. A mill recovery of 48% was utilized for the pit optimization. The mineral resources and reserves were reported undiluted, as the strip ratio is very low and the deposit shows little variability at the 300 ppm COG. No additional tonnage adjustment was necessary.

A summary of the mineral reserves for the TFLP is shown in Table 1-2 within the designed final pit for the Tonopah Flats deposit. In the detailed mine production schedule, the COG has been held constant at 300 ppm Li. The QPs have not identified any known legal, political, environmental, or other risks that would materially affect the potential development of the mineral reserves, except for the risk of not being able to secure the necessary permits from the government for the development and operation of the project; however, the QPs are not aware of any unique characteristics of the project that would prevent permitting.

Table 1-2	Tonopah Flats Mineral Reserves Estimate Effective as of the Date of this PFS

Classification	Tonnes (ktonnes)	Grade Li (ppm)	Contained Li (ktonnes)	LHM Equivalent Mined (ktonnes)
Proven	175,515	920	161	979
Probable	384,333	753	289	1,754
Total Proven and Probable	559,848	805	451	2,733

ktonnes = kilotonnes

LHM = lithium hydroxide monohydrate

ppm = parts per million

tonnes = metric tonnes

1.7	Mining Methods

The mine will be developed using conventional open-pit mining, selected based on the resources and reserves defined in the previous section, and its relatively low cost. This method encompasses drilling, blasting, loading and hauling, and related support activities. Due to the predominantly soft rock conditions within the project area, drilling and blasting requirements are expected to be minimal, accounting for only approximately 5% of the clay material.

A pit optimization process was utilized to generate the ultimate pit shell, along with eight intermediate pit shells representing the phases (pushbacks). These pit shells served as the basis for the final pit and phase designs, which were subsequently used to develop the life of mine (LOM) production schedule. These phases are designed to optimize production rates, facilitate construction activities, and support backfill operations.

The pit designs utilize 10-m-high benches with a 9.65-m-wide catch bench installed on every other bench (double-benching), or 20 vertical meters apart. The bench face angle used is 45º. The resulting inter-ramp slope is 34º. The design road width of 30 m is used resulting in the overall stope angle of 33º.

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Ore production rate was established in alignment with the refinery’s throughput of 30,000 tonnes (t) of LHM per year, necessitating an approximate feed rate of 12,400,000 tonnes per annum (tpa) over the LOM. The mine is planned to operate continuously, with two 12-hour shifts per day, 365 days per year. Key milestones within the LOM production schedule are summarized as follows:

●	Pre-mining site development and earthworks: approximately six months

●	Pre-production mining (non-processing phase): approximately one year

●	Initial ramp-up production phase (5,000 tpa of LHM): 1-2 years

●	Full ramp-up phase achieving and sustaining 30,000 tpa: 1-3 years

●	Loading and transporting dry-stack tailings to the backfill dumps: year-6 to LOM

The waste management infrastructure comprises a waste rock facility (WRF), dry-stack tailings storage facility (TSF), a coarse gangues (CG) dump, and one backfill dump split into eight phases. These facilities were designed in accordance with geotechnical guidelines to ensure slope stability and overall structural integrity. The waste rock from the pit, along with waste generated from refinery, will be sent to these destinated waste management facilities.

As part of the comprehensive mine planning process, detailed plans have been developed for equipment selection, drilling, blasting, staffing, reclamation, ROM ore handling, tailings and coarse gangue handling, and overall costing. The primary mining fleet for this project will include hydraulic shovels, wheel loaders, haul trucks, dozers, graders, water trucks, etc. This primary equipment will be supplemented by ancillary equipment as required. Both routine and preventive maintenance will be conducted in-house, while the owner and equipment vendors will collaboratively manage major repairs and equipment overhauls.

1.8	Processing and Recovery Methods

The initial process design is scaled to produce 30,000 tpa of battery grade LHM, and the process plant is based on achieving a nameplate feed tonnage of 11.9 million tpa (Mtpa) of claystone. Refinery installation is planned in three phases of 5,000 tpa, 12,500 tpa, and 12,500 tpa, in Phases 1-3, respectively. The process flow sheet consists of six process areas, namely: Feed Comminution and Screening, Extraction, Impurity Removal and Concentration, Impurity Crystallization, Sulfate Crystallization, and Lithium Hydroxide Conversion.

The refinery will receive lithium claystone from the open pit mine via mine haul trucks. Claystone will be processed through the comminution circuit where it will be sized, processed, and pretreated as part of the extraction. Lithium will be extracted into an aqueous phase from the pretreated claystone. Impurities are to be removed from the aqueous phase using precipitation, membrane technology, and crystallization. LHM will be produced using a combination of electrochemical conversion and crystallization. The filtered tailings from the extraction and impurity removal process, along with solids generated from off-gas handling, are planned to be combined and placed in a temporary dry-stack tailing impoundment. As areas of the pit are mined out, tailings will be placed as backfill.

1.9	Infrastructure

A TSF is planned to be located between the proposed pit and the refinery facility. This TSF, storing both the CG and the tailings in two separate facilities, will be used until the tailings can be returned back into the open pit. A stability analysis was performed for both static and earthquake conditions, indicating that the TSF can be safely built using 2.5-horizontal to 1-vertical slopes (2.5H:1V) with a 9-m-high perimeter berm encapsulating both tailing facilities. Surface water from outside the mining site will be diverted to a series of ponds on the southern portion of the site. Runoff from within the mining site will be diverted to a pond located on the western edge of the facility.

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1.10	Capital and Operating Costs

The capital and operating cost estimates for this project were based on the costs associated with mining, processing/refining, safety and training, infrastructure, site reclamation and closure, and all other relevant direct and indirect expenditures necessary to ensure the successful execution of this project. These cost estimates were developed using data collected from in-house databases, vendor quotations, contractors, reliable publicly available sources, benchmarking from similar lithium projects, operational experiences, and other industry-standard estimating factors.

These costs in this report are presented in 2025 USD on a calendar year basis. No escalation or inflation is included.

The capital cost projections were defined and developed based on expected quantities of materials, labor, and equipment. The expected quantities were derived from engineering drawings, early-stage 3D models, and preliminary facility layout. The capital costs in this report have an expected accuracy of +/-25% based on AACE International guidance related to Class 4 capital cost estimates.

Process capital costs were estimated by ABTC and Woods Process Services, LLC. (Woods), while mining, infrastructure, and other capital expenses were estimated by ABTC and Barr. The total estimated capital cost for the design, construction, installation, and commissioning of project facilities includes approximately $2.0 billion in pre-production and initial capital expenditures through year 5, and $205.6 million in new and sustaining capital costs over the remaining LOM, as reflected in Table 1-3, bringing the total capital requirement over the 45-year mine life considered in this PFS to an estimated $2.2 billion.

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Table 1-3	Total Capital Cost Summary

Capital Costs ($000)	YR -2	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Pre-Mining Cost	$-	$10,170	$-	$-	$-	$-	$-	$-	$-	$10,170
Mining Capital	$-	$86,648	$53,360	$3,355	$37,252	$34	$10,099	$15,099	$34	$205,881
Mining Sustaining Capital	$-	$-	$76	$2,141	$8,423	$19,374	$68,995	$21,371	$1,253	$121,632
Process/ Milling	$91,234	$373,462	$746,924	$282,228	$-	$-	$-	$-	$-	$1,493,848
Owner's Costs	$778	$3,723	$7,446	$11,169	$14,114	$-	$-	$-	$-	$37,230
Closure Provisions	$-	$-	$-	$-	$-	$-	$-	$-	$150	$150
Subtotal	$92,012	$474,003	$807,806	$298,894	$59,789	$19,408	$79,094	$36,470	$1,437	$1,868,912
Contingency	$18,247	$89,215	$157,389	$56,949	$5,588	$5	$1,515	$2,265	$5	$331,177
Total Capital	$110,259	$563,219	$965,195	$355,843	$65,377	$19,413	$80,609	$38,735	$1,442	$2,200,090

yr = year

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The average LOM operating cost equates to $6,994/t of LHM produced. The project average annual operating cost is approximately $199.5 million, supporting a refinery’s throughput of 30,000 tpa of LHM, along with an average refinery feed rate of 12.4 Mtpa, and an average mining rate of 15.6 Mtpa. Table 1-4 presents a summary of the operating cost.

Table 1-4	Operating Cost Summary

Cost Area Description	LOM Total Cost	LOM Average	Unit Operating Expenditure Cost	Operating Expenditure Percent
	($000s)	($000s/Year)	($/t LHM)	(%)
Total Mining Cost	3,247,358	70,595	2,476	35.4%
Process/Refining	5,649,008	122,805	4,307	61.6%
General & Administrative	171,953	3,738	131	1.9%
Reclamation Cost	105,331	2,290	80	1.1%
Operating Cost	9,173,699	199,428	6,994	100.0%

LOM = life of mine

t = metric tonne

LHM = lithium hydroxide monohydrate

1.11	Economic Analysis

ABTC and Barr created a cash-flow model based on the production schedule and resulting revenue stream in accordance with the costs presented. Only Measured and Indicated mineral resources were used to create the revenue stream. The PFS limits the TFLP to a mine life of 45 years for approximately 599.8 Mt with an average of 805 ppm Li grade processed and a total recovery including beneficiation, extraction, and refining of 48%. With $2.0 billion in initial capital costs, processing costs of $4,307/t of LHM, overall operating costs of $6,994/t of LHM produced, and average production of 30,000 tpa of LHM, this project is estimated to have a $2.57 billion after-tax net present value (NPV) at an 8% discount rate. At a discount rate of 10%, the after-tax net NPV is $1.75 billion. The project has a 21.8% Internal Rate of Return (IRR) and 7.5-year payback of initial capital. Mineral resources that are not categorized as reserves do not have demonstrated economic viability.

1.12	Economic Sensitivities

Revenues, operating costs, and capital costs were evaluated from +/-30% of the values in 10% increments, using the PFS cash flow model. Figure 1-1 shows the cash flow sensitivity in NPV (8%) graphically. The steeper slope of the revenue line shows that the project is most sensitive to the price of lithium and less sensitive to the operating and capital costs.

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Figure 1-1	After-Tax Cash Flow Sensitivity - NPV (8%) US$ Billion

1.13	Conclusions and Recommendations

This PFS has integrated drilling, testing, design, and economic evaluation data, as described in the various sections of this report. This PFS represents a significant step forward from the previously published IA, providing an updated resource estimate, reserve estimate, viable mining plan, technically feasible processing scenario, tailings and mine waste management approach, update on permitting considerations, and a resultant economic evaluation.

The Mineral Resource estimate has been updated with additional drilling conducted in 2025. This resulted in the updating of the geologic and mineralization domains. The Mineral Resource exclusive of the Mineral Reserve within Measured and Indicated categories consists of 2,333,767 ktonnes at 712 ppm Li.

The drilling has thus far defined an area of generally continuous mineralization 7,925 m (26,000 ft) north to south by 1,524 m to 4,572 m (5,000 ft to 15,000 ft) east to west, with known thicknesses up to 436 m (1,430 ft). Clay beds with higher concentrations of lithium are localized to semi-continuous, and the lithium-bearing beds are generally contained in a 1,219- to 3,048-m wide (4,000- to 10,000-ft wide) corridor in multiple stratigraphic horizons from 6.1 m to 35 m (20 ft to 115 ft) in thickness, running north to south through the central portion of the property.

ABTC, in partnership with Hazen Research, Inc. (Hazen), Pocock Industrial Inc. (Pocock), and SGS Canada, Inc. (SGS), has been conducting a comprehensive mineral processing and metallurgical testing program since Spring 2022 to produce high-purity lithium hydroxide from lithium-bearing claystone. Initial efforts using conventional acid leaching (HCl and H₂SO₄) achieved high lithium extraction rates (>80%) but also extracted unwanted gangue minerals and deleterious elements, increasing reagent consumption and complicating purification. To address this, ABTC developed pretreatment methods that improved selectivity by converting lithium into more leachable forms while minimizing impurity extraction. These methods maintained strong lithium recovery (70–85%) and significantly reduced impurities in the pregnant leach solution (PLS), streamlining downstream purification and improving economic viability.

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Building on successful bench-scale results, ABTC constructed and operated a 5-tpd pilot plant, validating the feasibility of producing battery-grade LHM. The team also explored beneficiation techniques to concentrate lithium-bearing minerals, achieving a 2.85x upgrade ratio from run-of-mine ore, which reduced processing costs and improved efficiency. Process simulations using METSIM and Aspen were employed to optimize operational parameters and economics. The report highlights bench-scale and pilot plant results, beneficiation and pretreatment studies, and ongoing efforts to refine reagent use and enhance final product purity. Further testing and pilot runs are planned to support the upcoming feasibility study (FS).

It should be noted that this PFS was limited to a mine life of 45 years and only a portion of the South Pit was included in the mine life and economic analysis. A 45-year mine life will not exhaust the known mineral reserves and resources.

The QPs believe that the data provided by ABTC, and the geological interpretations Dahrouge Geological Consulting Ltd. (Dahrouge) has derived from the data, are an accurate and reasonable representation of the project, subject to those concerns written elsewhere in this report.

The current lithium resources remain open to the south, southwest, and at depth. It is reasonable to assume that there is the potential to significantly expand the resources with further drilling extending to the south and southwest property boundaries, and at greater depths.

1.13.1	Project Risks

Processing lithium-clay deposits is an uncommon practice in lithium production worldwide, currently. The work to date has demonstrated the likely economic extraction of the resources reported herein, based on the test work described in this report. To address this risk, ABTC has constructed and continues to operate a multi-tonne per day pilot plant that operates on representative bulk samples from the deposit and these operations will continue to derisk the processing approach.

The operating expenditure (OPEX) for this project are heavily weighted to the power consumption of the refinery. As a result, the power supply to the TFLP is a major risk factor. ABTC has addressed this through a combination of power sources, namely solar power production, with battery energy storage, combined with grid power supplied by NV Energy. Furthermore, ABTC has an operational plan that prorates production during times of high and low power availability or constraint. Further refinement of this approach through power system modeling and process design modifications will help reduce the risk in this area.

The price of LHM can vary widely. This represents a major risk to project economics. Expected reasonable near-term lithium price variations are addressed in the sensitivity analysis of this report.

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1.13.2	Recommendations

While the PFS indicates positive cash flow, additional studies are needed to advance to the FS, as described below.

●	Additional study of mining, ore handling, and tailings handling to improve approaches and reduce risk.

●	Additional metallurgy and processing test work, supported by metallurgical drilling to provide composites for testing

●	Additional test campaigns in the pilot plant, incorporate ore beneficiation, stress test the operations, and provide longer-duration test campaign data

●	Develop a geometallurgical model, unified metallurgical dataset, and ore control methodology

●	A passive seismic study for the southern portion of the property south of US 6/95 to improve the understanding of the subsurface geologic structure and depth to basement rock in areas that have not yet been tested by exploration drilling

●	Additional geotechnical drilling and testing related to slope stability and deformation analysis

●	Additional baseline environmental studies, including raptor surveys, geochemistry, hydrology, and air quality to support the NEPA process

●	Completion of a FS to further reduce risk and further refine the economics of the project, including additional resource drilling, process recovery improvements, energy efficiency improvements, further detailed refinery design work, further tailings design work, environmental study advancement, and updated detailed economic evaluations

Table 1-5	ABTC Estimated Costs for Tonopah Flats Recommended Work Program

Category	Estimated Cost USD
Mining, Ore Handling, and Tailings Handling	$250,000
Metallurgy and Processing	$550,000
Passive Seismic Study	$30,000
Geotechnical Drilling	$300,000
Baseline Environmental Studies including NEPA Documentation	$1,000,000
Feasibility Study	$3,000,000 to $4,000,000
Total	$5,130,000 to $6,130,000

NEPA = National Environmental Policy Act

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2    Introduction

Barr Engineering Co. (Barr). has prepared this Technical Report Summary (TRS) for the Tonopah Flats Lithium Project (TFLP), Esmeralda and Nye Counties, Nevada, USA, at the request of American Battery Technology Company (ABTC), a Nevada Corporation and a United States (U.S.) listed company (NASDAQ: ABAT) based in Reno, Nevada, USA. The purpose of this TRS is to disclose the results of a Pre-Feasibility Study (PFS) for the Project. The Tonopah Flats property is considered a material property under S-K 1300.

ABTC is an integrated battery critical material manufacturing company focused on the supply of low-cost, low-environmental impact, and domestically sourced critical materials through its three core operations to support a sustainable closed-loop battery critical material economy. These core operations include the recycling of lithium-ion (Li) batteries, the development of domestic critical mineral mines, and the refining of these primary critical materials into refined critical material products. ABTC’s development of its primary lithium claystone resource and its associated claystone-to-lithium-hydroxide refinery near Tonopah, Nevada, namely the TFLP, is a key project to achieving the company’s mission.

In this report, measurements are generally reported in metric (SI) units. However, some test work was originally conducted with U.S. customary units of measure and may not have been converted to metric units within the chapters and sections of this report.

Unless otherwise indicated, all references to dollars ($) in this report refer to 2025 United States Dollars.

2.1	Sources of Information

The scope of this updated PFS includes a review of pertinent technical reports and data provided to Barr, Dahrouge Geological Consulting Ltd. (Dahrouge), and Woods Process Services, LLC (Woods) by ABTC relative to the general setting, geology, project history, exploration activities and results, methodology, quality assurance, interpretations, drilling programs, and metallurgy and mineral processing. Chapters 6 through 9 and chapter 11 were contributed by Dahrouge and chapters 10 and 14 were contributed by Woods.

Barr, Dahrouge, and Woods, as applicable, have relied on data and information provided by ABTC for the completion of this report as well as other sources of information cited specifically in portions of this PFS and listed in chapter 24, such as third-party laboratory test work and the associated reports. Additionally, information has been relied upon as previously disclosed in the initial assessment (IA) report for the Tonopah Flats Lithium Project, by Respec Company, LLC, and Woods Process Services (2024). The QPs have reviewed much of the available data and have made judgments about the general reliability of the underlying data. Where deemed either inadequate or unreliable, the data were either eliminated from use or procedures were modified to account for lack of confidence in that specific information. The QPs have made such investigations as deemed necessary in their professional judgment to be able to reasonably present the conclusions discussed herein.

2.2	Personal Inspections

Barr’s QP conducted a site visit of the TFLP on September 27, 2024. The visit included a tour of the core storage shed and multiple stops throughout the Tonopah Flats property. A selection of core and bulk samples were reviewed at the core shed. The visit to the mine site included stops at some of the drill hole collars, test pits, lithium resource outcrops, powerline corridors, and general viewing of the property topography.

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On June 26, 2025, Barr QPs visited the ABTC pilot plant in Sparks, Nevada. The visit included a thorough tour of the pilot plant operation and viewing of the bulk feed materials being used for the pilot testing. Barr’s QPs also viewed bulk samples (supersacks) of combined tailings material from the pilot plant operations.

Mr. Jeff Woods, of Woods, the QP for chapters 10 and 14 of this report, has visited the pilot plant multiple times during the course of the project, including observing the pilot plant in operation.

2.3	Effective Date

The effective date of the current mineral resources and of this TRS is the date of this report.

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3   Property Description and Location

Barr has relied fully on ABTC for the information in Section 3.1 through Section 3.5 as summarized in Section 25.

3.1	Property Location

The Tonopah Flats property is in the southeastern portion of Big Smoky Valley approximately 11 km northwest of Tonopah in Esmeralda and Nye Counties, Nevada, USA. (Figure 3-1).

Figure 3-1	Location Map for the Tonopah Flats Property

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3.2	Property Area and Claim Type

The Tonopah Flats property (Figure 3-2) is centered at 469500.9E, and 4218065.9N (NAD 83 UTM Meters Zone 11N). The property consists of 517 unpatented federal lode mining claims covering approximately 4,322 hectares. Appendix A provides a list of the individual lode claims that comprise the Tonopah Flats property.

In 2021, ABTC acquired an exploration license with an option to purchase lode claims 1 through 305 from 1317038 Nevada Ltd. Inc. The option was exercised by ABTC after a due diligence period and the agreement closed escrow in October 2022. ABTC staked additional lode claims in December 2021 (lode claims 306 through 427) and February 2022 (lode claims 428 through 517).

Figure 3-2	Tonopah Flats Property Map

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3.3	Mineral Rights

Ownership of the unpatented mining lode claims is in the name of the holder (locator), subject to the paramount title of the United States of America, under the administration of the U.S. Bureau of Land Management (BLM). Under the Mining Law of 1872, which governs the location of unpatented mining lode claims on federal lands, the locator has the right to explore, develop, and mine minerals on unpatented mining lode claims without payments of production royalties to the U.S. government, and subject to the surface management regulation of the BLM. The 517 unpatented lode claims include rights to all locatable subsurface minerals. Currently, annual claim-maintenance fees of $200 per claim are the only federal payments related to unpatented mining lode claims. As of the effective date of this report, these fees have been paid in full. The annual Nevada Division of Mineral Claim Notice of Intent to Hold fee is currently $12 per claim and due on or before November 1st of each year. The annual claim holding costs a total of $109,604 (Table 3-1).

Surface rights sufficient to explore, develop, and mine minerals on the unpatented mining lode claims are inherent to the claims as long as the claims are maintained in good standing. The surface rights are subject to all applicable state and federal environmental regulations.

Table 3-1	Summary of Annual Property Holding Costs

Type	Annual Federal Claim Fees	Annual State Claim Fees	Total Annual Costs
Unpatented Lode Claims	$103,400	$6,204	$109,604

3.4	Significant Encumbrances and Permitting

The Tonopah Flats property is owned 100% by ABTC with no significant encumbrances or agreements such as leases, options, or purchase payments known to Barr. Tonopah Flats is currently operated as a mid-stage project with studies advancing for mineral resources, metallurgy and processing, engineering and economics, and environmental permitting. Key BLM permits and bonding for these activities are in place as of the effective date of this report and include:

●	BLM Notice of Operations NVN-100850

●	The reclamation bond associated with the above activity is:

○	Exploration Bond #4969389; current obligation $59,646

3.5	Royalties

There are no royalties associated with the Tonopah Flats property.

3.6	Significant Factors and Risks

Barr is not aware of any significant factors and risks that may affect access, title, or the right or ability to perform work on the property other than those described in Sections 3.1 through 3.5.

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4   Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Tonopah Flats lithium property is located approximately 11 kilometers (km) northwest of Tonopah, Nevada and 129 km east of Bishop, California in the southeastern portion of the Big Smoky Valley. The property covers flat to gently sloping, shrub-covered high desert. Vegetation includes sage brush, rabbit brush, and other hardy desert plant communities. Elevations range from approximately 1,500 m in the northwestern portion of property to 1,640 m in the southeastern portion of the property.

4.1	Property Access

Access to the Tonopah Flats lithium property is via U.S. Highways 6 and 95, (US 6/95) which bisects the central portion of the property from southeast to northwest. The Gabbs Pole Line Road parallels the eastern boundary of the property. Numerous unpaved roads extend through the property allowing for easy access throughout. The nearest commercial airport and railroads are in Reno, Nevada, approximately 266 km northwest of the property.

4.2	Climate and Length of Operating Season

The climate at the Tonopah Flats property area is semi-arid. As shown in Table 4-1 January is the coldest month of the year, with an average high temperature of 6 °C and average low temperature of -7 °C. July is the hottest month with an average high temperature of about 33 °C and average low temperature of 14 °C. Average annual precipitation includes approximately 127 millimeters (mm) of rainfall and 406 mm of snow (Weather Averages Tonopah, Nevada, n.d.). In general, the area is dry, with monsoonal rains during the summer and cold, snowy storms in the winter. Exploration and mining activities can be conducted year-round.

Table 4-1	Average Climate Data for Tonopah, Nevada

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Average High in °C	6	9	13	17	23	29	33	32	27	20	12	7
Average Low in °C	-7	-4	-2	2	6	11	14	13	9	3	-3	-7
Average Precipitation in mm	13	13	14	11	13	7	11	13	10	9	11	8
Average Snowfall in mm	101	76	76	25	0	0	0	0	0	0	50	76

°C = degrees Celsius	Source: (Weather Averages Tonopah, Nevada, n.d.)

mm = millimeters

4.3	Infrastructure

Power is available to the site from high-voltage powerlines that extend along the Gabbs Pole Line Road immediately east of the property and from lines that run along US 6/95 through the central portion of the property. ABTC has used metered municipal water from the city of Tonopah during their exploration drilling programs and will continue to do so for future drilling. ABTC has identified a suitable water source for the project through water exploration drilling. An exploration well and a water production well have been drilled on the project site. Current hydrologic studies by ABTC indicate sufficient water is available for the project. Anticipated future water usage for development of the property will require an application to the State of Nevada, Division of Water Resources for a temporary (25 years or less) mining and milling water usage permit.

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Tonopah is situated roughly equidistant from Reno and Las Vegas, Nevada. Necessary supplies, equipment, and services to carry out full sequence exploration and mining development projects are available in Tonopah and the larger Nevada communities. Additionally, a trained mining-industrial workforce is available in Tonopah and much of Nevada. The Tonopah Flats property area is uninhabited. The overall subdued topography that characterizes much of the property provides ample ground for the siting of mine facilities, tailings, and waste dumps. It is anticipated that a right-of-way (ROW) along US 6/95 corridor will be developed with appropriate federal, state, and local agencies as the project progresses.

ABTC currently has an office with storage and laboratory space located on South Main Street in Tonopah, approximately 11 km southeast of the subject property. An additional 139 square meters (m2) of warehouse and office space and fenced outdoor storage area for exploration equipment and sample storage bins are located on Ketten Road in Tonopah. The Ketten Road property also houses ABTC’s core logging and cutting facility.

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5   History

Exploration on the subject property, as an extension of the Tonopah mining district, dates to the early 20th century. At least two shallow, hand-dug vertical shafts for precious metal exploration are present in the southern and northwestern portions of the property. The shafts are caved but likely did not exceed 30 m in depth and did not reach bedrock. They were later used as water sources, as one has the remains of an old windmill.

Past exploration, estimated to date from the 1970s, consists of numerous shallow bulldozer excavations, likely completed as required annual assessment work for historical maintenance of BLM lode claims. Several historical drill holes have also been located on the property and are presumed to be part of the assessment. No further information is known about the historical exploration program or project owners at the time of this work.

In 2020, Nevada Alaska Mining Company (NAMC) staked 305 unpatented lode claims for lithium claystone similar to that found on the adjacent American Lithium TLC deposit. Forty-four surface samples were collected by hand-digging small pits to depths ranging from approximately 0.46 m to 0.9 m or more and placing representative material into labeled sample bags. The samples were collected at locations where tuff, sandstone, and clay crop out at the surface. Each sample location was recorded on paper maps at the time of collection. The samples were assayed at ALS Limited – Geochemistry (ALS) in Reno, Nevada and returned an average of 780 parts per million (ppm) lithium over an area of approximately 4 km by 3 km. The highest reported lithium value was 1,530 ppm.

NAMC’s claims were acquired by 1317038 Nevada Ltd. in 2020. In 2021, ABTC secured an exploration license with an option to purchase from 1317038 Nevada Ltd. Following a due diligence period, the option was exercised and ABTC gained 100% ownership of the claims in October 2022. ABTC subsequently staked 212 additional lode claims in December 2021 and February 2022.

A discussion of ABTC’s exploration activities is presented in Chapter 7 of this report.

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6   Geologic Setting, Deposit Type, and Mineralization

6.1	Regional Geologic Setting

The TFLP is situated in a broad alluvial basin of subdued topography between the San Antonio Mountains to the east and the Monte Cristo Mountains to the west. The project area is along the eastern margin of the Walker Lane tectonic belt, an approximately 80 km wide, northwest- trending zone in western Nevada and eastern California (Stewart, 1988). Prominent northwest-trending strike-slip faults and related north-south to northeast trending normal faults characterize much of the Walker Lane tectonic belt and accommodate part of the motion between the Pacific Plate and the North American Plate. The belt separates the Sierra Nevada and Basin and Range physiographic provinces.

The regional geologic setting is characterized by late Miocene to Quaternary alluvial basins surrounded by uplifted ranges generally exposing Cretaceous intrusive cores which are structurally overlain by Paleozoic and Mesozoic sedimentary rocks and Cenozoic volcanic rocks. The Cenozoic volcanic rocks in the San Antonio Mountains are of Oligocene and Miocene ages that vary in composition from rhyolite to trachyandesite (Bonham & Garside, 1979). The Oligocene volcanic rocks include thick units of felsic ash-flow tuff erupted from the Central Nevada Caldera Complex north of the San Antonio Mountains. The Miocene units were interpreted to have been erupted from volcanic centers within the San Antonio Mountains (Bonham & Garside, 1979), including the Fraction caldera and the Heller caldera of the Tonopah volcanic center (John & Henry, 2022). Miocene volcanism near Tonopah has been linked to ancestral Cascade arc magmatism (du Bray et al., 2019; John & Henry, 2022).

6.2	Regional Geology

The Tonopah Mining District lies on the eastern portion of a zone of NW-SE trending disrupted structure, known as the Walker Lane tectonic belt that separates the Sierra Nevada batholith from the Basin and Range province in the Great Basin of Nevada. The Basin and Range is a tectonic province west of the Rocky Mountains and Colorado Plateau, which underwent crustal extension and elevated thermal activity in the mid-Tertiary that developed the characteristic basin and range physiography. The ranges are comprised of fault-bounded mountain ranges that are dominantly composed of Proterozoic and Paleozoic sedimentary rocks, while the basins were filled with volcanic deposits and erosional detritus shed from the ranges (Bonham & Garside, 1979).

The Miocene-aged Siebert Formation is composed of epiclastic fluviatile and lacustrine conglomerates, sandstone, siltstone, and subordinate quantities of both subaerially and subaqueously deposited ashfall and lithic tuffs. Northerly-trending faults in the area are believed to be contemporaneous with Basin and Range faulting (Bonham & Garside, 1979). There is evidence of later plutonism as the Siebert Formation is locally intruded by intermediate to felsic plutons and dikes. Outcrops of the Siebert Formation are shown on Figure 7-1 and Figure 7-2 as “Ts.”

6.3	District and Local Geology

Much of the geologic information presented in this section is from Bonham and Garside (1979), which included a geologic map of the Tonopah, Lone Mountain, Klondike, and Northern Mud Lake Quadrangles, Nevada, with accompanying text.

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The TFLP is entirely within a low-lying portion of the Big Smoky Valley. Quaternary fan and pediment deposits cover most of the property and are generally composed of silt, sand, and gravel from local sources. Ephemeral stream deposits are located along the southwestern edge of the property. The stream deposits are transitional between upland fans and pediments and lower relief areas and are distinguished from other alluvial fans by their position near valley floors (Bonham & Garside, 1979). The alluvial cover averages less than 12 to 15 m over much of the property and overlies a thick sequence of claystone interbedded with tuff and sandstone of the Miocene-age Siebert Formation. The Siebert Formation has been dated at 13 to 17 Ma and contains a wide range of sedimentary and pyroclastic rocks. The bulk of the formation includes fluvial and lacustrine epiclastic volcanic conglomerate, sandstone, siltstone, and lesser subaerial and subaqueous tuff (Bonham & Garside, 1979). The thickness of the formation varies from 183 to 450 m but may be as much as 914 m in the center of Montezuma Valley, approximately 24 km south of the property. The Siebert Formation was derived from local sources in the San Antonio Mountains and Lone Mountain, which bounds the southern part of the valley. Much of the formation was deposited under alternating fluvial and lacustrine conditions. Fossil mammals, fish, and invertebrates have been identified within the formation and fossil bird tracks have been identified approximately 5 m west of Tonopah.

In the project area, claystone and tuff beds of the Siebert Formation crop out in several locations. Bonham and Garside (1979) mapped a high-angle fault extending across the property from the southwest to the northeast (Figure 6-1). This structure is interpreted to be related to Basin and Range extensional faulting.

Precambrian rocks of the Wyman Formation, Deep Springs Formation, and Reed Dolomite are present along the flanks of Lone Mountain. These units are intruded by Mesozoic rocks of the Lone Mountain Pluton which range in composition from gabbro through quartz monzonite and granite. A silicic porphyry dike swarm of Tertiary age intrudes the plutonic units.

To the east of the Tonopah Flats property is the San Antonio Mountains and the center of the Tonopah mining district. The volcanic units east of the property generally consist of silicic flow-domes, intrusions, ash-flow tuffs, breccias, and tuffaceous sedimentary rocks of the Tonopah Formation, Mizpah Formation, and the Tonopah Summit Member of the Fraction Tuff.

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2970000
2980000
2990000
14360000
14350000
14340000
14330000
Tonopah Flats Property
Nye County
Esmeralda County
Qs
Qfp
Ts

Tonopah Flats Claim Outline
Fault

Property Geologic Units

- Qs — Ephemeral stream deposits, Pleistocene
- Qfp — Fan and pediment deposits, Pleistocene
- Ts — Volcaniclastic and tuffaceous sedimentary rocks of the Siebert Formation, Miocene

N

0 2,000 4,000 8,000 Feet

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Tonopah Flats Lithium Project

Property Geologic Map

Date: 28 September 2022

Scale: As Shown

Coordinate System: NAD 83 State Plane US Ft

Source: RESPEC Company, LLC, and Woods Process Services, 2024

Figure 6-1	Property Geologic Map of the Tonopah Flats Lithium Project - Modified from Bonham & Garside, 1979

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ABTC’s drilling, as summarized in Section 7.2 and 7.3 of this report, has intersected a thick sequence of massive to finely bedded, poorly lithified to unlithified, calcareous claystone below approximately 6 to 12 m of alluvium. The claystone appears to have been deposited in a reduced or anoxic environment. Thin (generally 3 m or less) interbeds of siltstone, tuffaceous sandstone, conglomerate, and tuffs are present to depths of up to approximately 436 m or more. A semi-continuous, one- to three-meter-thick crystal tuff “marker” bed has been intersected in many of the drill holes at depths ranging from 122 m to 159 m. Opal sinter and fault breccias have been locally intersected in drilling. ABTC geologists have divided the claystone into three separate units based on the observed depositional environments (upper, middle, and lower units) identified during core logging from the most recent drilling campaign (discussed in Section 7.3). The crystal tuff “marker” bed separates the lower and middle claystone units. Cross-sections through the Tonopah Flats property are presented in Figure 6-2 and Figure 6-3. A detailed stratigraphic column is shown in Figure 6-4.

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Alluvial gravel (light yellow), gray-green (upper lithium clay unit), brown-green (middle lithium clay unit), green (lower lithium clay unit), red dashed line (crystal tuff marker bed), blue dashed line (faults).

Figure 6-2	Generalized North-South Cross Section Through the Central Portion of the Tonopah flats Property (provided by ABTC, 2023)

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Alluvial gravel (light yellow), gray-green (upper lithium clay unit), brown-green (middle lithium clay unit), green (lower lithium clay unit), red dashed line (crystal tuff marker bed), blue dashed line (faults).

Figure 6-3	Generalized East-West Cross Section through the Central Portion of the Tonopah Flats Property (provided by ABTC, 2023)

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Match Line 1
Match Line 2
Match Line 3
Match Line 3
Thickness (ft)
Thickness (ft)
Thickness (ft)
0 – 20
Alluvium
Tan to light brown alluvial gravel with volcanic and sedimentary clasts in a caliche-rich silty sand matrix
20 – 180
Claystone
Greenish gray, massive, weakly lithofied, non-calcareous claystone
180 – 200
Sandstone
Light green, blockly, massive, calcareous, fine-grained, clast supported sandstone
200 – 210
Opal Sinter
Silicified opal sinter
210 – 265
Tuffaceous Claystone
Dark greenish gray, blocky to bedded, poorly lithofied, calcareous, tuffaceous (biotite crystals) claystone with fine pyrite cubes
265 – 285
Siltstone
Greenish gray to light gray, bedded to finely bedded siltstone
285 – 305
Claystone
Green to gray, solid, blocky to platy, medium bedded, weakly lithofied, calcareous, sandy claystone
305 – 312
Air Fall Tuff
White to light gray, blocky, non-calcareous rhyolitic air fall tuff with fine quartz crystals
312 – 340
Claystone
Green to gray, firm, solid, medium bedded, calcareous claystone
340 – 350
Tuffaceous Sandstone
Light gray to gray, solid, blocky, massive, moderately lithofied, non-calcareous sandstone with quartz, feldspar, and biotite
350 – 357
Crystal Tuff
Very light gray, weakly welded, rhyolitic, lapilli crystal ash flow tuff with coarse quartz eyes, biotite, and feldspar
357 – 440
Claystone
Gray to light gray, soft, blocky to amorphous, poorly lithofied, calcareous claystone
440 – 445
Sandstone
Green to gray, moderately lithified, bedded, fine-to-medium grained, biotite rich
445 – 585
Claystone
Grayish green to brown, massive to coarsely bedded, poorly to weakly lithofied, calcareous, rare white ash beds or clasts
585 – 590
Air Fall Tuff
Green to gray, moderately lithified, bedded, fine-to-medium grained, biotite rich
590 – 685
Claystone
Green to brown, massive to coarsely bedded, poorly to weakly lithofied, calcareous, rare white ash beds or clasts
685 – 592
Sandstone
White to gray, very fine-grained, 1–2% pyrite
592 – 800
Claystone
Green to brown, massive to finely laminated, weakly lithified, non-calcareous to weakly calcareous, microcrystalline pyrite, locally very sandy

AMBA23001 12/14/2023

Source: RESPEC Company, LLC, and Woods Process Services, 2024

Figure 6-4	Detailed Stratigraphic Column of the Tonopah Flats Lithologic Units from Drilling

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6.4	Mineralization

Lithium mineralization has been identified within the Miocene Siebert Formation in the southeastern portion of Big Smoky Valley. Lithium mineralization occurs within a thick sequence of lacustrine claystones with thin (3 m or less) interbeds of silt, tuffaceous sandstone, and crystal tuffs. The identified claystone thickness in the project area exceeds 436 m and appears to thicken toward the sedimentary basin to the west. The overall sedimentary package within the project area is flat lying to gently dipping as indicated by a tuffaceous marker bed identified in drill hole chips and core.

A drill hole on the western edge of the drilled area encountered 160 m of alluvial cover and did not reach the claystone unit. However, the hole was collared adjacent to a fault mapped by Bonham and Garside (1979) that bounds thicker Quaternary fill to the west. Drilling on an adjacent property to the west of the Tonopah Flats property has also confirmed a thick sequence of alluvial material west of the fault. Oligocene and older Miocene volcanic rocks below the Siebert Formation have not been encountered at the maximum depth of present drilling (436 m).

Drilling by ABTC has so far defined an area of generally continuous lithium mineralization 7,925 m north to south by 1,524 m to 4,572 m east to west, with thicknesses up to 436 m. Clay beds with higher concentrations of lithium are localized to semi-continuous, and the lithium-bearing beds are generally contained in a 1,219 m- to 3,048 m-wide corridor in multiple stratigraphic horizons.

Elevated lithium mineralization from 6 m to 67 m in thickness and grading up to 1000 ppm trends north to south through the central portion of the property. Interbeds of tuffaceous sandstone, crystal tuff, and siltstone less than 3 m thick show a general decrease in lithium with values of 200 ppm or less

The lithium deposit, defined as of the effective date of this PFS, underlies and extends continuously, both north and south of US 6/95. For this reason, the lithium mineral resources estimated in Section 11.8 have been defined within two areas, the “North Pit” and the “South Pit”, which are located north and south of the highway, respectively. For the purpose of this PFS only the South Pit is being evaluated.

6.5	Deposit Type

6.5.1	Lithium Deposit Model

The TFLP is a sedimentary- or clay-hosted lithium deposit. The U.S. Geological Survey (USGS) presented a descriptive model of lithium in smectites of closed basins in the 2011 Open File Report 91-11A (Asher-Bolinder, 1991). These deposits are commonly tuffaceous, lacustrine rocks that contain swelling smectite clays. It has been suggested that the smectite clays may also be altered to illite during or post diagenesis.

This model proposed three forms of genesis for clay-hosted lithium deposits:

●	Alteration of volcanic glass to lithium-rich smectite

●	Precipitation from lacustrine water

●	Incorporation of lithium from groundwater or brines into existing smectites

Tectonic settings that typically accommodate sedimentary- or clay-hosted lithium deposits are characterized by crustal or rift extension and bimodal volcanism with a depositional environment consisting of high rates of sedimentation within a closed or semi-closed basin. Controlling factors for these types of deposits can include the extent of lacustrine beds and the source or availability of lithium from silicic volcanic rocks (Asher-Bolinder, 1991).

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6.5.2	Sources of and Concentration of Lithium in Clays

During crystallization of lithium-enriched magma, lithium is incorporated into pyroxenes, amphiboles, and micas. If the magma then erupts, the lithium is deposited within phenocrysts contained in volcanic lavas and tuffs. Over thousands to millions of years, weathering and erosion of the volcanic rocks will preferentially leach lithium that can be redeposited in sediments in nearby basins. If the basin is a hydrologically closed or semi-closed system, such as were present during the Neogene and Quaternary in Nevada, the volcanic sediments can form clays by diagenetic processes.

Hydrothermal systems may also play an important role in deposition or remobilization of lithium. These systems can pick up lithium from downward percolating surface water, in-situ clays, or from leaching of lithium-bearing volcanic rocks and redeposit it into pre-existing clays (Starkey, 1982), particularly those of the montmorillonite (smectite) group.

Recent work by Dr. Thomas Benson and researchers at the University of Nevada, Reno, on the origin of the Thacker Pass lithium deposit in north-central Nevada, has suggested that in addition to leaching of lithium enriched tuffs by meteoric water, degassing and devitrification of tuffs underlying the McDermitt Caldera lake sediments resulted in the release of lithium and other metals. The lithium mobilized from the degassing was then incorporated into authigenic clays forming at the bottom of the caldera lake. The caldera served as a closed basin during degassing, sediment deposition, diagenesis, alteration, and weathering. The lithium captured within the caldera has resulted in one of the largest known lithium resources in the United States (Benson, 2022).

Additional work is required to better understand the origins of clay-type lithium enrichment. Figure 6-5 shows a recent schematic geologic model for sedimentary and clay-hosted lithium deposits.

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Figure 6-5	Modified Schematic Model of Sedimentary or Clay Lithium Deposits (modified after Helvaci (2015), from Vardar Minerals Ltd, Viti Li-B Project, Kosovo)

Clay lithium deposits that formed in closed or semi-closed basins are located in a broad area of southwestern Nevada and adjacent to the TFLP, including the American Lithium TLC project, located immediately to the northeast and the Pan American Horizon project, located immediately to the south. These projects, including Tonopah Flats, may be part of a semi-continuous zone of enriched lithium-bearing sediments within the southeastern portion of Big Smoky Valley.

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7    Exploration

Exploration conducted by ABTC commenced in the summer of 2021 and has included surface sampling and drilling as summarized below.

7.1	ABTC 2021 Surface Sampling

ABTC collected 29 surface samples in June 2021 prior to entering the agreement with 1317038 Nevada Ltd. The purpose of the sampling was to confirm elevated lithium values found in samples collected by NAMC and to conduct an initial survey of lithium mineralization present in alluvium and sedimentary units that are exposed at various locations throughout the property. Sample chips were generated utilizing a three-horsepower, two-cycle auger to depths ranging from 0.15 to 1.12 m. Samples were placed in 480 mm by 330 mm cloth sample bags and labeled with a unique identification number. The samples generally ranged in weight from 5 to 7 kilograms (kg). All samples were collected within the initial group of the 305 lode claims. Each sample location was recorded with a hand-held global positioning system (GPS) unit. All samples were collected under the supervision of Mr. Greg Kuzma, consulting geologist, or Mr. Ross Leisinger of ABTC. The NAMC and ABTC surface sample locations coded by lithium assay values are shown in Figure 7-1.

The ABTC 2021 samples were assayed at American Assay Laboratory (AAL) in Sparks, Nevada and returned an average of 314 ppm lithium over an area of approximately 5 km by 1.6 km. The highest reported lithium value for the surface samples was 882 ppm.

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2970000
2980000
2990000
14360000
14350000
14340000
5246 ft
5287 ft
NV-89
Pole-Line-Rd
Gabbs-Pole-Line-Rd
Millers Cutoff
Slime Wash
6
Esri, NASA, NGA, USGS, FEMA, California State Parks, Esri, HERE, Garmin, SafeGraph, GeoTechnologies, Inc, METI/NASA, USGS, Bureau of Land Management, EPA, NPS, USDA
0 2,000 4,000 8,000 Feet
Tonopah Flats Claim Outline
Original Claim Block
Lithium Assay (ppm)
0 - 250
251 - 350
351 - 750
751 - 1000
1001 - 1600
N
ABTC
AMERICAN BATTERY TECHNOLOGY COMPANY

Surface Samples

Tonopah Flats Lithium Project

Date: 19 October 2022

Scale: As Shown

Coordinate System: NAD 83 State Plane US Ft

Figure 7-1	Map of Tonopah Flats Surface Sample Locations

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7.2	ABTC 2021 and 2022 Exploration Drilling

ABTC commenced drilling at the Tonopah Flats property in December 2021. A total of 3,658 m were drilled in 10 reverse circulation (RC) holes and 12 air core (AC) holes during 2021 and 2022 as summarized in Table 7-1. The drill hole locations were laid out in a rough grid within the initial 305 lode claims (Figure 7-2). Drillholes were spaced approximately 549 m to 1,067 m feet apart and were collared on easily accessible jeep roads that extend across the property. The purpose of the drilling program was early-stage exploration to determine the general depth, thickness, continuity, and tenor of the clay lithium mineralization at the property and to obtain samples to begin metallurgical testing. All holes were drilled vertically and ranged from 122 m to 270 m in depth.

Table 7-1	ABTC Drilling 2021 - 2023

Phase of Drilling	Reverse Circulation Holes	Air Core Holes	Core Holes	Meters
December 2021 – March 2022	6	10	0	2,404.9
July – September 2022	4	2	0	1,252.7
August – September 2023	0	0	8	2,046.0
Totals	10	12	8	5,703.6

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2970000
2980000
2990000
14360000
14350000
14340000
4895 ft
5246 ft
Gabbs-Pole-Line-Rd
Gabbs-Pole-Line-Rd
6
6
Miller's Cutoff
Slime Wash
Slime Wash
5287 ft
TF-2101
TF-2222
TF-2102
TF-2213
TF-2103
TF-2220
TF-2221
TF-2211
TF-2104
TF-2212
TF-2207
TF-2105
TF-2217
TF-2210
TF-2106
TF-2219
TF-2330
TF-2326
TF-2329
TF-2214
TF-2327
TF-2328
TF-2209
TF-2325
TF-2215
TF-2216
TF-2324
TF-2208
TF-2218
TF-2323
0
2,500
5,000
10,000
Feet

Tonopah Flats Claim Outline

2023 Core Hole Locations

2021-2022 RC and Air Core Hole Locations

N

ABTC
AMERICAN BATTERY TECHNOLOGY COMPANY

Tonopah Flats Lithium Project

Drill Hole Locations

Date: 05 January 2024

Scale: As Shown

Coordinate System: NAD 83 State Plane US Ft

Figure 7-2	Map of Tonopah Flats Drillhole Collars

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The first six holes (TF-2101 through TF-2106) were drilled by Harris Exploration of Fallon, Nevada with a T-685 Schram track-mounted RC rig. The equipment included a 5 3/8-inch (136 mm) hammer bit and rotary splitter. The sample interval was 1.5 m with water injection. Each sample was collected in a cloth bag inside a 19-liter (L) bucket to assure that representative coarse and fine material was collected. Sample bags were numbered, labeled with pertinent information, and laid out sequentially. A separate line of bags was designated for duplicate samples which were collected for every 30 m of drilling. The samples were allowed to air dry at the drill site (weather permitting) prior to transportation to ABTC’s secure facility in Tonopah, Nevada. Chip samples from each 1.5 m interval were collected for geologic logging from a screen below the main outlet of the rotary sample splitter and placed in plastic chip trays. Separate geological samples were collected for each sample interval in labeled plastic bags for reference. Each drill hole collar location was recorded with a survey-grade GPS RTK unit accurate to 10 mm.

Drillholes TF-2207 through TF-2216 were drilled by Drill Rite NV, Inc. of Dayton, Nevada. The holes were advanced with a truck-mounted AC rig. The rig utilized a 5 3/8-inch (136 mm) AC bit, reduced to 3 7/8-inch (98.4 mm) as necessary and a rotary splitter. Samples were collected every 1.5 m in a cloth bag inside a 19-L bucket to assure that representative coarse and fine material was collected. Sample bags were numbered, labeled with pertinent information, and laid out sequentially. A separate line of bags was designated for duplicate samples which were collected every for every 30 m of drilling. The samples were allowed to air dry at the drill site (weather permitting) prior to removal to ABTC’s secure facility in Tonopah, Nevada. Chip samples for logging purposes were collected on a screen below the splitter and placed in plastic chip trays. Separate geological samples were collected for each sample interval in labeled plastic bags for reference. Each drill hole collar location was recorded with a survey grade GPS RTK unit accurate to 10 mm.

A second round of exploration drilling was conducted between July and September 2022. A total of 1,253 m were drilled in two AC and four RC holes (Table 7-1). Most of the holes for this phase of drilling stepped out from the initial holes or infilled the most widely spaced holes to test the continuity of lithium mineralization. Hole TF-2218 was collared approximately 61 m from hole TF-2208 to confirm continuation of a zone of higher-grade lithium mineralization. All the phase two exploration holes were drilled vertically and were collared within the original 305 claims.

Drillholes TF-2217 and TF-2218 were also drilled by Drill Rite NV, Inc. of Dayton, Nevada with an AC truck- mounted rig as described above for holes TF-2207 through TF-2216. Midway through hole TF-2218, the AC bit was exchanged for a rock bit to decrease plugging issues. Holes TF-2219 through TF-2222 were drilled with a track-mounted RC rig. The equipment included a 5 1/2-inch (139.7 mm) center pipe and a 5 3/8-inch (126 mm) rock bit. The drill rig was equipped with a Y-splitter set beneath a cyclone and rotary sample splitter. Samples were collected every 1.5 m in a cloth bag inside a 19-L bucket to assure that representative coarse and fine material was collected. Sample bags were numbered, labeled with pertinent information, and laid out sequentially. A separate line of bags was designated for duplicate samples which were collected every for every 15 m of drilling. The samples were allowed to air dry at the drill site (weather permitting) prior to removal to ABTC’s secure facility in Tonopah, Nevada. Chip samples for logging were collected on a screen below the main outlet of the rotary Y-splitter and placed in plastic chip trays. Separate geological samples were collected for each sample interval in labeled plastic bags for reference. Each drill hole collar location was recorded with a survey grade GPS RTK unit accurate to 10 mm.

Drillhole TF-2217 was drilled to 160 m at a location west of the fault shown in Figure 7-2 and only intersected alluvial gravels. No sample intervals from hole TF-2217 were submitted for laboratory analysis. Lithium mineralization was encountered in all the other 21 drill holes.

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7.3	ABTC 2023 Exploration Drilling

ABTC commenced a core drilling program at the Tonopah Flats property in July 2023. A total of 2,046 m were drilled in eight core holes (Table 7-1). The purpose of the program was to infill drill an area of higher-grade mineralization in the southern portion of the property, “twin” one RC drill hole (TF-2219) to confirm assays and lithologic units from earlier drilling and extend exploration to the southern property boundary. All holes were drilled south of US 6/95. Drillhole spacing was generally decreased to less than 610 m for the area south of the highway, except for one hole drilled adjacent to the southern property boundary, which is approximately 838 m from the nearest drill hole. The holes were collared on easily accessible jeep roads that extend across the property to minimize surface disturbance from drilling activities (Figure 7-2).

Drillholes TF-2323 through TF-2330 were drilled by KB Drilling of Mound House, Nevada. The holes were advanced with an Atlas Copco CS-14 truck-mounted rig by conventional wireline core drilling methods. When difficult ground conditions were encountered in drill hole TF-2323, KB Drilling reduced the tooling from PQ to HQ diameter for the remainder of the drilling program. Water was injected continuously during drilling. Each drill hole collar location was recorded with a survey grade GPS RTK unit accurate to 10 mm. All holes were drilled vertically and ranged from 216 m to 436 m in depth. No downhole surveys were collected during this program.

KB Drilling recovered core on 3 m runs unless broken ground or difficult drilling conditions made shorter runs necessary. The drillers stored all recovered core in wax-coated core boxes. The drillers recorded drill-run lengths and recoveries on wooden blocks placed between runs in the core boxes. Redrilled or reamed core was identified by the drillers and that information relayed to the onsite geologists.

Each day, core boxes were transported by the drillers or ABTC staff to the secure core logging facility in Tonopah. ABTC geologists logged the core, recording core recovery, rock quality designation (RQD), lithology, rock alteration, veining, and geological structures. After logging but before splitting, geologists or technicians sprayed the whole core with water and photographed it.

ABTC geologists or technicians saw-split the drill core at a workstation at the core logging facility. One half-core was retained for reference. The other half-core was bagged and labeled for analysis and was prepared for transport to the laboratory.

7.4	ABTC 2025 Exploration and Geotechnical Drilling

The 2025 drilling program was initiated to further inform the Mine Plan of Operations and provide geotechnical data for pit slope stability and waste rock storage facilities (WRSF) (Table 7-2). Drillholes TF25-GT1 through TF25-GT8 were drilled by True North Drilling of San Tan Valley, Arizona between January 19 and February 16, 2025. Total footage for this program was 2,056.5 m in eight holes. Additionally, shallow sonic drilling was done on six sites to provide geotechnical data on the alluvial gravels. A map of the sonic drill holes is shown below as Figure 7-3.

Table 7-2	ABTC 2025 Drilling Program

Phase of Drilling	Core Holes	Sonic Holes	Meters
January 19 – February 16, 2025	8		2,056.5
April 30 – May 3, 2025		6	86.6

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American Battery Technology Co.
Tonopah Flats Lithium Project
Sonic Drill Holes
Exploration Drill Holes 1-30
ABTC Claim Boundary
ABTC
AMERICAN BATTERY TECHNOLOGY COMPANY
467000
468000
469000
470000
471000
472000
4220000
4219000
4218000
4217000
4216000
4215000
4214000
4213000
Water Well Site
TF25-GT8
TF25-GT3
TF25-GT7
TF25-GT2
TF25-GT1
TF-2213
TF-2221
TF-2211
TF-2104
TF-2212
TF-2207
TF-2105
TF-2217
TF-2210
TF-2106
TF-2219
TF-2330
TF-2329
TF-2326
TF-2214
TF-2327
TF-2328
TF-2209
TF-2325
TF-2215
TF-2216
TF-2324
TF-2208
TF-2218
TF-2323
0
500
1,000 m

Figure 7-3	ABTC 2025 Sonic Drillhole Locations

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American Battery Technology Co.
Tonopah Flats Lithium Project
Completed Drill Holes
Completed Geotechnical Drill Holes 1-8
Completed Exploration Drill Holes 1-30
Water Wells
ABTC Claim Boundary
Nevada State Highway 6
Existing Access Roads
ABTC
AMERICAN BATTERY TECHNOLOGY COMPANY
Exploration Well
Monitor Well
TF-2101
TF-2102
TF-2222
TF-2213
TF-2103
TF-2220
TF-2221
TF-2211
TF-2104
TF-2212
TF-2207
TF-2105
TF-2217
TF-2210
TF-2106
TF25-GT8
820'
TF-2330
TF-2219
TF-2329
TF-2326
TF-2214
TF-2327
TF-2328
TF-2209
TF25-GT4
823'
TF25-GT3
823'
TF25-GT7
763'
TF-2325
TF25-GT5
820'
TF-2216
TF25-GT6
819'
TF-2324
TF-2215
TF-2208
TF-2218
TF25-GT1
985'
TF25-GT2
820'
TF-2323
2000
4000
6000 ft
466000
467000
468000
469000
470000
471000
472000
473000
4214000
4215000
4216000
4217000
4218000
4219000
4220000
4221000
4222000

Figure 7-4	ABTC 2025 Diamond Drilled Core Hole Locations

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The holes were advanced utilizing a Torque Drill TD9000D track-mounted rig by conventional wireline core drilling methods using 3 m, HQ diameter equipment. Water was injected continuously during drilling. Each drill hole collar location was recorded with a survey grade GPS RTK unit accurate to 10 mm. Holes were drilled at angles ranging from –80 to –60 degrees and ranged from 233 m to 300 m in depth. Various downhole surveys were collected during this program. A map of the eight drill holes is shown as Figure 7-4.

True North recovered core on 3 m runs unless broken ground or difficult drilling conditions made shorter runs necessary. The drillers stored all recovered core in wax-coated core boxes. The drillers recorded drill-run lengths and recoveries on wooden blocks placed between runs in the core boxes. Redrilled or reamed core was identified by the drillers and that information relayed to the onsite geologists.

Core boxes were transported daily by the drillers or ABTC staff to the secure core logging facility in Tonopah. ABTC geologists logged the core, recording core recovery, RQD, lithology, rock alteration, veining, and geological structures. The core was also logged by Barr engineers for geotechnical analysis and select samples taken for laboratory analysis, after logging but before splitting, geologists or technicians sprayed the whole core with water and photographed it.

ABTC geologists or technicians saw-split the drill core at a workstation at the core logging facility. One half-core was retained for reference. The other half-core was bagged and labeled for analysis and was prepared for transport to the laboratory.

7.5	Interpretation of Drilling Results and Adequacy of Sample Quality

Lithium mineralization has been encountered in 37 out of 38 holes drilled by ABTC at the Tonopah Flats property. One hole (TF-2217), drilled west of the fault identified by Bonham and Garside (1979) (Figure 6-1) intersected alluvial material to the total depth drilled of 160 m. No samples from this hole were submitted to the analytical laboratory for analysis. As presented in Section 6.3, drilling by ABTC has so far defined an area of generally continuous lithium mineralization 7,925 m north to south by 1,524 m to 4,572 m east to west, with thicknesses up to 436 m at the property. Assays have ranged from 27.6 ppm Li to 1,940 ppm Li in the drilling with an average of just over 584 ppm Li. Notable lithium assay intervals from the drilling programs are presented in Table 7-3 below.

Table 7-3	Drill Intervals of Interest

Hole ID	From (m)	To (m)	Length (m)	Li (ppm)
TF-2104	53	79	11	1,029.9
TF-2105	108	119	15	1,018.5
and	133	148	11	1,008.5
TF-2207	108	119	34	982.7
TF-2208	50	84	6	922.9
and	146	152	12	1,072.8
TF-2209	61	73	3	936.8
TF-2213	47	50	5	1,460.0
and	56	61	3	1,440.0

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TF-2214	43	46	9	1,395.0
TF-2218	49	58	6	1,015.3
and	72	78	14	1,085.0
and	157	171	35	1,017.2
and	175	210	15	1,043.0
TF-2219	5	20	17	1,040.9
and	96	113	29	1,039.2
and	120	149	24	1,203.1
TF-2222	27	52	3	1,110.2
TF-2323	105	108	6	1,410
and	148	154	18	1,035
and	184	203	15	1,100.2
and	38	53	27	1,055.2
TF-2324	46	73	27	1,170.8
and	79	107	21	1,280.6
TF-2325	66	87	24	1,246.9
and	94	119	14	1,177.0
TF-2326	113	126	9	1,028.5
and	137	146	6	1,116.7
TF-2327	114	120	17	1,097.5
and	131	148	15	1,086.3
TF-2328	38	53	18	1,055.2
and	58	76	6	1,141.9
and	131	137	11	1,122.8
TF-2329	23	34	17	1,014.9
and	46	62	17	1,125.5
TF-2330	12	29	15	1,132.5
and	38	53	17	1,086.8
and	102	119	29	1,097.8
and	126	155	35	1,165.8
TF25-GT1	76	111	35	988.1
and	178	221	43	1,023.40
TF25-GT2	37	102	65	896.4
and	221	236	15	933.3
TF25-GT3	43	108	65	951.7
and	117	148	30	1,118.90
TF25-GT4	67	134	67	984.5

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TF25-GT5	9	46	37	880.3
and	69	134	65	991.30
TF25-GT6	18	67	49	851.6
and	87	125	38	1065.4
and	178	241	63	1,017.50
TF25-GT7	101	133	32	903.6
and	181	233	52	934.8
TF25-GT8	38	75	37	776.5
and	148	189	41	975

ID = identification

m = meter

ppm = parts per million

The ABTC procedures pertaining to the handling, logging, and security of RC, AC, and core samples generated during ABTC’s drilling programs have been reviewed and found suitable to industry practices. In the opinion of the QP, the samples are representative of the mineralized material at the site and are reliable for use in the estimation of a mineral resource.

Barr’s QP conducted a site visit of the TFLP on September 27, 2024. The visit included stops at the core storage shed and multiple stops at the Tonopah Flats property. A selection of core and bulk samples were reviewed at the core shed. The visit to the mine site included stops at some of the drill hole collars, test pits, lithium resource outcrops, powerline corridors, and general viewing of the property topography.

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8    Sample Preparation, Analysis, and Security

This section summarizes the data relating to sample preparation, analysis, and security, and the quality assurance/quality control (QA/QC) procedures that pertain to the TFLP. The information has been provided by ABTC. The QP has reviewed this information and believes it is materially accurate. Section 8.1 pertains to procedures carried out for historical surface sampling by NAMC, a previous owner of the original land holdings. Section 8.2 discusses sample preparation, analysis, and security procedures for ABTC’s exploration program. A summary statement regarding the adequacy of the samples for use in resource estimation is presented in Section 8.6.

8.1	Historical Sample Preparation, Analysis, Quality Assurance/ Quality Control Procedures, and Historical Sample Security

NAMC submitted 59 surface samples to ALS, an independent, commercial laboratory in Reno, Nevada, between March and June 2020. The samples were crushed in their entirety to at least 70% at minus 19 mm and riffle-split to obtain 250 gram (g) subsamples. The subsamples were then pulverized to at least 85% at <75 microns. The samples were analyzed for 51 major, minor, trace, and rare-earth elements by inductively coupled plasma mass spectrometry (ICP-MS) following a laboratory-preferred 4-acid digestion for lithium analysis. QA/QC samples, such as field duplicates, blanks, and certified reference materials (CRMs), were not included in the surface sample program conducted by NAMC.

8.2	Sample Preparation, Analyses, Sample Security, and Quality Assurance/Quality Control Procedures by ABTC

The following sections summarize sample preparation, analysis, sample security, and QA/QC procedures by ABTC.

8.2.1	ABTC 2021 Surface Sampling

ABTC personnel collected 29 surface samples in June 2021. The samples were placed in cloth bags and labeled with unique numbers. Two QA/QC samples were inserted by ABTC into the sample stream, including one blank pulp and one CRM (MEG Li.10.11) pulp. The samples were transported by ABTC personnel to AAL in Sparks, Nevada, an independent geochemical analytical laboratory that retains ISO/IEC 17025:2017 Laboratory Accreditation.

The samples were dried, weighed, and then jaw-crushed to 85% at <6 mesh (3.4 mm). The crushed samples were then roll-crushed to 90% at <10 mesh (1.7 mm) and riffle split in a Jones splitter to obtain approximately 1.0001-kg subsamples, which were then ring-pulverized to 90% at <150 mesh (0.104 mm). The samples were analyzed for 48 major, minor, trace, and rare-earth elements by ICP-MS following a laboratory-preferred 4-acid digestion for lithium analysis.

8.2.2	ABTC 2021-2022 Air Core and RC Drill Sampling

ABTC utilized AAL for all samples generated from drill holes TF-2101 through TF-2208 and Paragon Geochemical (Paragon) for all samples generated from drill holes TF-2209 through TF-2222. Both laboratories, located in Sparks, Nevada, are independent of ABTC and hold ISO/IEC 17025:2017 accreditation.

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All drill sample bags were labeled with a unique sample number prior to transportation to ABTC’s office in Tonopah. The samples were organized, QA/QC samples were inserted into the sample stream, and a log of drill hole samples, duplicates, blanks, and CRMs was prepared by ABTC personnel. The samples were then transported to ABTC’s secure, fenced yard, approximately 1 km from their office, and placed in storage bins. The bins were picked up by arrangement from the secure yard by AAL or Paragon personnel, and the date and the number of samples transported were recorded on a sample chain-of-custody form.

RC rig-duplicate samples were collected at the drill rig every 15 to 30 m (every 10th to 20th sample). Control blanks or CRMs accompanied each sample batch to the laboratory and were inserted every 20th sample. On average, one coarse blank, one CRM, and one field duplicate were inserted for every 20 drill samples.

The drill samples submitted to AAL were dried, weighed, and then jaw-crushed to 85% at <6 mesh (3.4 mm). The crushed samples were then roll-crushed to 90% at <10 mesh (1.7 mm) and riffle split in a Jones splitter to obtain approximately 1.0001-kg subsamples, which were then ring pulverized to 90% at <150 mesh (0.104 mm). The samples were analyzed for 48 major, minor, trace, and rare-earth elements by ICP-MS following a laboratory-preferred 4-acid digestion for lithium analysis. Two QA/QC samples were inserted by AAL into the sample stream, including one blank and one CRM (MEG Li.10.11).

The drill samples submitted to Paragon were oven dried at 110 °C and then single-stage crushed to a nominal 0.203-cm particle size. Each crushed sample was riffle split and pulverized to >85% at <200 mesh (<75 microns). The samples were analyzed for 48 major, minor, trace, and rare-earth elements by ICP-MS following an aqua-regia digestion process. Two QA/QC samples were inserted by Paragon into the sample stream, including one blank and one CRM (MEG-Li.10.11).

8.2.3	ABTC 2023 Core Drill Sampling

ABTC utilized Paragon for all samples generated from drill holes TF-2323 through TF-2330. After completing core logging, an ABTC geologist or technician photographed each core box with relevant identifying information, including the hole number, core box number, and from–to footages.

Prior to sampling the core, the ABTC technician or geologist labeled cloth sample bags with the sample number and the from–to footages on the tag outside of each sample bag and added in-sequence QA/QC sample bags into the sample stream. Section 8.3 of this report addresses the QA/QC procedures employed by ABTC.

When the sequence of cloth sample bags was prepared, an ABTC technician or geologist then sampled the core. Competent core was cut in half lengthwise with a diamond-bladed core saw. The highly broken core was split by hand directly from the core box using a putty knife and/or chisel. The technician placed half of the split core into its pre-labeled cloth sample bag for analysis, and the other half back into the core box.

When collecting field duplicate samples, one-half of the split core was cut again lengthwise to make a quarter-core. The half core was used as the analytical sample, and one of the quarter cores was used as the field duplicate sample.

The samples were organized, QA/QC samples were inserted into the sample stream, and a log of drill hole samples, duplicates, blanks, and CRMs was prepared by ABTC personnel. The samples were then placed in storage bins. The bins were picked up by arrangement from the secure yard by Paragon personnel and the date and the number of samples transported were recorded on a sample chain-of-custody form.

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The drill hole samples submitted to Paragon were oven dried at 110 °C and then single-stage crushed to a nominal 0.203-cm particle size. Each crushed sample was riffle split and pulverized to >85% at <200 mesh (<75 microns). The samples were analyzed for 48 major, minor, trace, and rare-earth elements by ICP-MS following an aqua-regia digestion process. Two QA/QC samples were inserted by Paragon into the sample stream, including one blank and one CRM (MEG Li.10.11). A complete library of all drill core is stored at ABTC’s secured core storage facility in Tonopah.

8.2.4	ABTC 2025 Core Drill Sampling

For the 2025 program, ABTC continued to utilize the Paragon Geochemical Laboratory in Reno, Nevada, for the analysis.

An ABTC geologist or technician photographed each core box with relevant identifying information, including the hole number, core box number, and from–to footages. Core was split and sampled in 1.5 m intervals.

Core was logged and prior to sampling the core, the ABTC technician or geologist labeled cloth sample bags with the sample number and the from–to footages on the tag outside of each sample bag and added in-sequence QA/QC sample bags into the sample stream.

The complete library of all drill core is stored at ABTC’s secured core storage facility in Tonopah.

8.3	ABTC Quality Assurance/Quality Control Results

The analytical portion of the QA/QC program employed by ABTC aimed to provide a means by which the accuracy and precision of the assaying that was performed on the RC drilling samples can be assessed to ensure the highest possible data quality. To achieve this goal, ABTC personnel inserted samples of CRMs (standards), which are commercially available pulverized materials certified to contain a known concentration of an element - in this case, lithium. The ABTC protocol was to use several CRMs of varying lithium concentrations during the drilling campaign and to randomly insert one CRM sample pulp into the stream of actual drill samples at a rate of up to two in fifty, depending on the phase of the drill program. The analytical QA/QC measures employed by ABTC during the latter part of the 2021-2022 drill program and the entire 2023 drill program are sufficient to properly monitor analytical accuracy and precision, and possible in-laboratory contamination. For the 2022 drilling program, ABTC used three CRMs obtained from Moment Exploration Geochemical Laboratory (MEG) of Lamoille, Nevada. An additional CRM obtained from MEG was used in 2023, bringing the total count to four CRMs used in that program.

A typical criterion for accepting the analyses of CRMs in the mineral industry is that they should fall within a range determined by the certified average or expected value ± three standard deviations.

Blanks are samples known or thought to contain little or no values of the target element, lithium. They are inserted into the sample stream, and the results are monitored to be sure that the laboratory does not report significant values when little or no lithium should be present. ABTC used two blanks for their 2021-2022 drilling: two fine (pulp) blanks, both obtained from MEG. The pulp blank does not go through the sample preparation circuit and monitors only potential analytical contamination, which is extremely rare in commercial laboratories. For the drill programs, ABTC inserted blanks at a rate of about one blank for every two CRM samples.

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In the 2023 and 2025 drill programs, a single coarse blank from MEG Laboratory was used. For both drill programs, ABTC inserted blanks at a rate of about one blank for every two CRM samples. Normally, a blank would be considered evaluated for results greater than five times the detection limit. With an average crustal abundance of around 20 ppm, it may be difficult to find suitable commercial blanks for lithium, and ABTC may need to develop a custom blank for the TFLP. ABTC deliberately chose commercial blanks designed for use with gold and silver that would allow for immediate identification of laboratory contamination during ICP analysis.

Field (rig) duplicates were also inserted into the sample stream at rate of about one duplicate for every drill hole 15 to 20 m of drilling. During the 2023 and 2025 drill programs, field duplicates were used at a regular interval of around one field duplicate per 60 samples. In 2022, over 60 field duplicates were analyzed by Paragon. These cross-laboratory duplicates were used to validate the analytical results from the two laboratories. Table 8-1 summarizes the quantities of QA/QC sample insertions by ABTC.

Table 8-1	Summary Counts of Tonopah Flats QA/QC Analyses

QA/QC Samples	2021 - 2022	2023	2025
QA/QC Type	Li	Li	Li
CRMs
Number in Use	3	4	3
Number of Analyses	66	95	148
Number of Failures	9	8	7
Duplicates
Field Duplicate	6	24	26
Coarse (Prep) Duplicate	64	0	0
Pulp Duplicate or Replicate	0	0	0
Laboratory Prep Duplicate	97	0	0
Laboratory Pulp Duplicate	0	0	0
Blanks
Pulp Blank	21	0	0
Coarse Blank	8	27	30
Drillhole Samples	2,240	1,306	1,290
Total Insertion Percent*	4.42	10.06	13.8

*Does not include Coarse/Pulp blanks as those were not inserted into the sample stream.

CRM = certified reference material

8.3.1	Standards

Three CRMs were used during the 2021-2022 drill program, all from MEG. All three CRMs were certified for lithium. One additional CRM was inserted during the 2023 program, also from MEG. The standard insertion rates for the 2022 and 2023 drill programs were 2.86% and 6.54%, respectively. Table 8-2 describes the CRMs used during the 2022 and 2023 drill programs:

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Table 8-2	CRMs Used by ABTC

CRM ID	Drill Year(s)	Insertion Count	Certified Li (ppm)	Li Standard Deviation (ppm)
MEG Li.10.11	2022	21	723.1	29.0
	2023	29	723.1	29.0
MEG Li.10.12	2023	29	1171.9	99.5
MEG Li.10.14	2022	27	813.9	72.3
	2023	12	813.9	72.3
MEG Li.10.15	2022	18	1,606.4	104.8
	2023	25	1,606.4	104.8

CRM = certified reference material

ID = identification

ppm = parts per million

8.3.2	Lithium CRM Results in the 2021-2022 Drill Programs

Analyses of the three CRMs used in the 2021-2022 programs had three high failures and six low failures for lithium. Two of the three CRMs had a slight positive bias, with the third CRM having a slight negative bias. ABTC used AAL as the initial laboratory for the 2021-2022 drill programs and finished the programs with Paragon for over half of the final drill hole analyses. AAL also reported in-house laboratory standards, and these were evaluated with no failures, but are not shown or detailed in this document. Both laboratories used a 0.25 g sample aliquot with a 4-acid digestion for all ICP-MS analyses. Detection limits were <0.2 ppm for lithium for both laboratories. Results for the CRM lithium analyses are summarized in Table 8-3. Table 8-4 details the nine lithium failures in the 2021-2022 drilling.

Table 8-3	Summary of Lithium Results for Certified Reference Materials, 2021-2022

CRM ID	Grades Li (ppm)				Counts	Dates Used		Failure Counts		Bias Percent
	Target	Average	Maximum	Minimum		First	Last	High	Low
MEG Li.10.11	723.1	740.752	883.0	599.0	21	02/08/2022	10/14/2022	2	1	2.4
MEG Li.10.14	813.9	773.100	996.0	336.0	25	02/08/2022	10/28/2022	0	5	-5.0
MEG Li.10.15	1,606.4	1,695.372	1,990.0	1,530.0	18	02/28/2022	10/28/2022	1	0	5.5

CRM = certified reference material

ID = identification

ppm = parts per million

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Table 8-4	Lithium CRM Failures in the 2022 Drill Program

CRM ID	Hole ID	Values Li (ppm)				Sample Designation	Certificate
		Target	Fail Type High/Low	Fail Limit	Failed Value
MEG Li.10.11	TF-2213	723.1	High	810.1	883.0	TF-2213 245-250S	B22-0232
MEG Li.10.11	TF-2214	723.1	High	810.1	849.0	TF-2214 145-150S	B22-0233
MEG Li.10.11	TF-2220	723.1	Low	636.1	599.0	TF-2220 245-250S	B22-1141
MEG Li.10.14	TF-2211	813.9	Low	597.0	423.0	TF-2211 345-350S	B22-0230
MEG Li.10.14	TF-2213	813.9	Low	597.0	576.0	TF-2213 145-150S	B22-0232
MEG Li.10.14	TF-2215	813.9	Low	597.0	489.0	TF-2215 345-350S	B22-0234
MEG Li.10.14	TF-2216	813.9	Low	597.0	336.0	TF-2216 445-450S	B22-0235
MEG Li.10.14	TF-2222	813.9	Low	597.0	529.0	TF-2222 545-550S	B22-1142
MEG Li.10.15	TF-2222	1,606.4	High	1,920.8	1,990.0	TF-2222 145-150S	B22-1142

CRM = certified reference material

ID = identification

ppm = parts per million

All nine failures were analyses performed by Paragon, spanning seven certificates. The five low failures in the MEG Li.10.14 undoubtedly caused the slight negative bias. While two or three of the failures were very close to the failure limit, none of these could be mislabeled samples, as the values do not match another CRM in use at the time. The two laboratories were charted separately for each of the three CRMs. While the number of samples for both laboratories is low, it does appear that Paragon was failing more consistently for evaluating the CRM for lithium. Note that both laboratories used the same analytical method with the same detection limits. Figure 8-1 presents the control chart for the CRM MEG Li.10.14 and clearly illustrates the five low-side failures associated with Paragon’s certificates. Table 8-5 provides an explanation for Figure 8-1.

Figure 8-1	Lithium Control Chart for MEG Li.10.14

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Table 8-5	Explanation for Figure 8-1

Items Obtained from Certificate for CRM
USL	Upper Specification Limit	Target + 3 Standard Deviations (CRM)
Target	Expected Value (CRM)
LSL	Lower Specification Limit	Target - 3 Standard Deviations (CRM)
Items Calculated using ABTC Data
UCL	Upper Control Limit	Avg + 3 Standard Deviations (Population)
Average	Mean Value (Population)
LCL	Lower Control Limit	Avg - 3 Standard Deviations (Population)

avg = average

CRM = certified reference material

8.3.3	Lithium CRM Results in the 2023 Drill Programs

The four standards used in this program had three high failures and five low failures for lithium. Two of the four CRMs had a slight positive bias, with a third CRM having a slight negative bias. ABTC used Paragon Laboratory of Sparks, Nevada, for all of the 2023 drill hole analyses. Paragon did not report in-house laboratory standards. The laboratory used a 0.25 gram ICP-MS with a multi-acid digestion for all analyses. Detection limits were <0.2 ppm for lithium. Results for the CRM lithium analyses for 2023 are summarized in Table 8-6. Table 8-7 details the eight lithium failures in the 2023 drilling.

Table 8-6	Summary of Tonopah Flats Lithium Results for Certified Reference Materials, 2023

Standard ID	Grades Li (ppm)				Counts	Dates Used		Failure Counts		Bias Percent
	Target	Average	Maximum	Minimum		First	Last	High	Low
MEG Li.10.11	723.1	780.793	1,770.000	623.000	29	09/13/2023	11/09/2023	3	2	8.0
MEG Li.10.12	1,171.9	1,169.897	1,430.000	669.000	29	09/13/2023	11/09/2023	0	1	-0.2
MEG Li.10.14	813.9	825.833	9,30.000	704.000	12	09/13/2023	10/12/2023	0	0	1.5
MEG Li.10.15	1,606.4	1,551.720	1,750.000	684.000	25	09/13/2023	11/09/2023	0	2	-3.4

ID = identification

ppm = parts per million

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Table 8-7	Lithium Failures in the 2023 Drill Program

Standard ID	Hole ID	Values Li (ppm)				Sample Designation	Certificate
		Target for Standard	Fail Type High/Low	Fail Limit	Failed Value
MEG Li.10.11	TF-2324	723.1	High	810.1	851.0	TF-2324 695-700S	B23-0390
MEG Li.10.11	TF-2323	723.1	High	810.1	1,770.0	TF-2323 505-510S	B23-0390
MEG Li.10.11	TF-2323	723.1	High	810.1	1,590.0	TF-2323 58-61.5S	B23-0390
MEG Li.10.11	TF-2329	723.1	Low	636.1	623.0	TF-2329 500-505 S	B23-0523
MEG Li.10.11	TF-2330	723.1	Low	636.1	634.0	TF-2330 750-755 S	B23-0538
MEG Li.10.12	TF-2323	1,171.9	Low	873.4	669.0	TF-2323 190-195S	B23-0380
MEG Li.10.15	TF-2323	1,606.4	Low	1,292.0	684.0	TF-2323 325-330S	B23-0380
MEG Li.10.15	TF-2323	1,606.4	Low	1,292.0	729.0	TF-2323 555-560S	B23-0380

ID = identification

ppm = parts per million

All eight failures are from the same laboratory (Paragon) across four certificates. The three high failures in the MEG Li.10.11 CRM could be mislabeled samples, as the values match other CRMs in use at the time. Of the five low failures, three may also have been mislabeled samples. However, as the cut sheets clearly detail the CRM used, it is hard to prove the mislabeling of samples.

Figure 8-2 shows the control chart for the standard MEG Li.10.11, and clearly shows the three high-side failures associated with the Paragon Laboratory certificates. It is not known what actions ABTC took, if any.

Figure 8-2	Lithium Control Chart for MEG Li.10.11, 2023 Drill Program

8.3.4	Lithium CRM Results in the 2025 Drill Programs

Three standards were utilized throughout the sampling process. There were seven failures from the results returned from the laboratory. Failures have been determined to be a result of mislabeling of the CRM at the time of submission; no further action was taken in those batches.

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There was a negative bias on one of the CRM and a positive bias on the other two. Similar trends were observed during previous sampling campaigns where these CRMS have been utilized. In Figure 8-3, the majority of assay results fell within the three standard deviation limits.

Figure 8-3	Li CRM MEG Li 10.12 Used for the 2025 Drill Program

Table 8-8	Summary of Tonopah Flats Lithium Results for Certified Reference Materials, 2025

CRM	Mean Value Li (ppm)	Upper Limit Li (ppm)	Lower Limit Li (ppm)	Results Average Li (ppm)	Failures	Bias
MEG Li.10.11	723.1	810.1	636.1	785.2	2	-9%
MEG Li.10.12	1,171.9	1,470.4	873.4	1,084.1	4	7%
MEG Li.10.15	1,606.4	1,920.8	1,292	1,578.8	1	2%

CRM = certified reference material

ppm = parts per million

8.4	Duplicates

Field duplicates were inserted into the sample stream at an insertion rate of 0.3% for the 2021-2022 drill program. For the 2023 drill program, a much more concerted effort was made with respect to duplicates, and field duplicates were inserted with an insertion rate of 1.65%. Duplicate pairs were evaluated by the charting in three distinct methods: a scatterplot showing an reduced major axis (RMA) regression, a quantile/quantile plot, and relative percent and absolute relative percent difference (ARPD) plots using both the maximum of the pair and the mean of the pair. The relative percent difference (RPD) of the maximum of the pair is expressed as follows:

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Equation 8-1	RPD Maximum

The RPD of the mean of the pair is expressed as follows:

Equation 8-2	RPD Mean

Two types of duplicates were evaluated for the 2021-2022 drill program including field (rig) duplicates and laboratory preparation duplicates.

Before changing analytical laboratories from AAL to Paragon, 63 rig duplicates from AAL were sent to Paragon for analyses. These duplicates were evaluated in total and by the two drill types, AC and RC. In addition, AAL did report laboratory preparation duplicates for 2021 and the first part of 2022. These laboratory preparation duplicates were evaluated both in total and by the two drill types. Although the data is insufficient to be statistically certain, it appears that the AC rig did not gather as good a sample as the RC rig. This is apparent in the field duplicates but is less so in the laboratory preparation duplicates. This may be a function of the sampling methodology used rather than the drilling method. There is also a slight negative bias between the AAL and Paragon coarse duplicate pairs.

All duplicate pairs were analyzed, with some issues found. Outliers were discarded as either a visual outlier on the scatterplot or an outlier with an ARPD of greater than 2,000. Outliers were removed for the purpose of calculating statistics, but they are important. They indicate that pairs of analyses that are expected to be similar are not. Efforts should be made to understand the reasons for outliers, and many outliers with unknown causes would be a concern.

The duplicate pairs were plotted for quality control for lithium only. Table 8-9 shows summary data for these duplicate pairs.

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Table 8-9	Summary of Results for Field Duplicates and Laboratory Preparation Duplicates

Laboratory	Type	Element	Drill Type	Counts			RMA Regression	Averages as Percent
				All	Used	Outliers	y = Duplicate x = Original	RPD	ARPD
Paragon	Field Duplicate	Li	All	7	7	0	y = 1.0819x – 129.27	-12.49	50.86
AAL vs. Paragon	Field Duplicate	Li	All	63	62	1	y = 1.2396x – 137.94	-11.25	43.50
AAL vs. Paragon	Field Duplicate	Li	AC	13	13	0	y = 2.1279x – 961.52	-88.59	122.73
AAL vs. Paragon	Field Duplicate	Li	RC	50	50	0	y = 1.1091x - 61.369	-7.37	38.48
AAL	Laboratory Preparation	Li	All	97	97	0	y = 1.0014x - 0.5458	-0.05	1.65
AAL	Laboratory Preparation	Li	AC	23	23	0	y = 0.9972x + 5.9706	0.6	1.58
AAL	Laboratory Preparation	Li	RC	74	74	0	y = 1.0001x - 0.9142	-0.26	1.68

AC = air core

ARPD = absolute relative percent difference

RC = reverse circulation

RPD = relative percent difference

After removing the one outlier found on the scatterplot for the lithium field duplicates, the duplicate pairs showed less correlation between grades of about 400 and 1,200 ppm. An overall negative bias (-11.25) was found, showing that the original AAL values tended towards higher grades than the duplicate Paragon value. Charting only the RC samples removed some of the variation, but a slight negative bias was still observed. The following scatterplot shows some correlation across all grades, with higher variance at the mid-range lithium grades (Figure 8-4).

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Figure 8-4	Lithium AAL vs. Paragon Scatterplot, 2021-2022

Figure 8-5	Lithium Relative Percent Difference, AAL vs. Paragon, 2021-2022

The relative percent difference chart (based on the mean of the pair) for the duplicates shows all relative differences under 120%, with higher variance between the mid-range grades of 300 to 800 ppm lithium (Figure 8-4). A relative difference based on the mean pair of less than 200% is considered acceptable.

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Charting the laboratory preparation duplicates shows a well-behaved distribution of duplicate pairs, with almost no bias and a near-perfect regression line (Figure 8-5).

These laboratory preparation duplicates, while not ideal for evaluation, do show that the duplicate pairs taken are at least capable of a high degree of correlation.

For the 2023 drill program, field (rig) duplicates were inserted at a regular insertion rate of about one in sixty samples. No outliers were found, and all 24 rig duplicate pairs were used with a near-perfect scatterplot as shown below. Note the regression equation with an x-coefficient very near unity. Withstanding the small sample size of only 24 pairs, there appears to be good correlation across all grades. This gives confidence in both the rig sampling and analytical methods used.

Figure 8-6	AAL Preparation Duplicate vs. Original for Lithium, 2021-2022

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Figure 8-7	Lithium Field Duplicates Scatterplot, 2023

For the 2025 drilling program, field duplicates were taken similar to the 2023 program. The duplicates were taken at approximately one in sixty, together with the rest of the QA/QC.

The results showed a good correlation between duplicate pairs, with a total of three samples plotting outside of a 10% difference. One result returned only an 11% bias. The duplicates showed a correlation coefficient of 0.9 (R2= 0.8127), as shown in Figure 8-8. This results in high confidence in the analytical method used for the 2025 drilling program.

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Figure 8-8	Field Duplicates for 2025 Program (Li ppm)

Figure 8-9	Relative Percentage Difference Between Duplicates for the 2025 Drilling Program

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8.5	Blanks

Pulp blanks were used throughout the ABTC 2021-2022 drill program for the TFLP. A second pulp blank was also added during the last few holes drilled in the summer of 2022. Both blanks were obtained from MEG. Neither of the two blanks used had lithium values below the detection limit of 0.2 ppm, so they were evaluated as a low-grade CRM would be. Normally, a blank would be evaluated by setting the warning limit to five times the detection limit. The blanks are both derived from barren silica sand with the average lithium value for the initial pulp blank (MEG Blank 17.11) of 3.42 ppm Li, with a median value of 2.35 ppm and an average lithium value of the second pulp blank (MEG Silica Blank.21.03) of 4.81 ppm Li, with a median value of 4.05 ppm. Table 8-10 shows a summary of the blanks in use during the 2021-2022 and 2023 drill programs.

Table 8-10	Summary of Results for Blanks

Blank ID	Drill Year(s)	Element	Type	Counts		Maximum	Dates of Analyses
				All	Above Warning	(ppm)	Start	End
MEG Silica Blank 21.03	2022	Li	Pulp	7	0	7.9	10/12/2022	10/28/2022
	2023	Li	Pulp	27	0	10.8	09/13/2023	11/09/2023
MEG Blank 17.11	2022	Li	Pulp	20	1	15.1	02/08/2022	10/07/2022

ID = identification

ppm = parts per million

8.5.1	Results for Blanks in the 2021 to 2022 Drill Program

For the 2021-2022 drill program, seven pulp blanks from MEG Blank 21.03 were submitted with no lithium failure. ABTC also submitted 20 pulp blanks from MEG Blank 17.11 with one lithium failure. The single failure was based on a warning limit of the population average plus three times the standard deviation, after removing any outliers. The single failure for this drill program is shown in Table 8-11.

Table 8-11	Blank Failures and Preceding Samples 2021-2022

Blank	Certificate	Element	Method	Preceding		Blank		Warning Limit (ppm)
				Sample	Value (ppm)	Sample	Value (ppm)
MEG Blank 17.11	B22-0951	Li	ICP-MS	TF-2219 245-250	544.0	TF-2219 245-250 S	15.1	13.76

ppm = parts per million

Figure 8-10 shows the lithium values of the MEG Silica Blank 21.03 pulp blanks plotted with the preceding sample values.

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Figure 8-10	Lithium in "MEG Silica Blank 21.03" and Preceding Samples 2021-2022

8.5.2	Results for Blanks in the 2023 Drill Program

In the 2023 drill program, 27 coarse blanks were submitted with no failures. Of these 27 blanks, six were “first blanks”, so they are the first sample in the sample stream. Since the previous value is unknown in the case of a “first blank”, these are plotted without reference to a previous value.

The chart in Figure 8-11 shows the 21 single coarse blanks used in 2023 and are plotted with the preceding sample grades for lithium.

Figure 8-11	Lithium in "MEG Silica Blank 21.03" and Preceding Samples 2023

Although low-grade lithium values are inherent in the coarse blank in use, no failures were observed when applying a warning limit of the average blank value plus three times the population standard deviation.

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8.5.3	Results for Blanks in the 2025 Drill Program

Utilizing a suitable Li blank for the project has been challenging. The silica blank utilized contains unknown quantities of Li (ppm), but it is utilized extensively in the gold mining industry.

It was determined that low-grade lithium values are inherent in the coarse blank in use; failure of the blank material results seemed not applicable since the content of the blank material used was unknown and did not appear on the silica blank certificate.

The results for the blanks were reviewed and determined to be non-indicative of any contamination within the lab. The results show that 53% of the samples returned values less than the previously utilized warning limit (Figure 8-12). This was determined as acceptable for this type of deposit.

The results of the blank material do not skew the results of the rest of the QA/QC program.

Figure 8-12	Blank Analysis Completed on the 2025 Drilling Program

8.6	Adequacy of Sample Preparation, Analyses, and Security

For all drilling programs from 2022-2025, the QA/QC measures applied have been sufficient to monitor accuracy and precision, as well as identify any external contamination that may occur during analysis. ABTC’s QA/QC program involved the use of field duplicates, pulp blanks, and CRMs at an overall insertion rate of 5% - 10% during the programs from 2022-2025.

For the 2023 - 2025 drill program, the overall insertion rates were above 10%, with the use of field duplicates, coarse blanks, and CRMs all within accepted industry recommendations.

●	The 2021-2022 drill program had nine lithium CRM failures across three out of three CRMs used, which were not addressed. One of the CRMs had five low failures, all from Paragon. While more of the CRMs (67%) were submitted to Paragon, it should be noted that all failures were with that laboratory, and no failures were associated with AAL, who was used earlier in the drill program.

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●	The 2023 drill program had eight lithium CRM failures. Five of these failures may have been the result of mislabeled samples, although this cannot be proven at this point.

●	The 2025 drill program had seven lithium CRM failures. The majority are considered mislabeling errors on the side of the ABTC geologists. Any other discrepancies were immediately reported to the assay lab and rectified.

●	Field duplicate analysis shows considerable variation across all lithium grades but is within accepted industry standards (<200% RDP with an average RDP of less than 20%). The cross-laboratory field duplicates showed considerable variability with a low correlation coefficient and a negative bias. Removal of the AC samples helped the RMA regression to a small extent. Laboratory preparation duplicates show an extremely well-behaved distribution.

●	Field duplicates were inserted with regularity in the 2023 and 2025 programs and showed an extremely well-behaved distribution. This lends confidence to the drill sampling and analytical methods used.

●	The blanks used were not low enough in lithium values to be used as conventional blanks, so they were treated as low-grade CRMs. Two of the three failures may well have been due to mislabeled samples. An effort should be made to find more suitable lithium blank material if it is available, which may be difficult because of the low detection limit (0.2 ppm) of the analytical method and the natural abundance of lithium in the Earth’s crust.

●	Overall, there are some indications in the data that occasional mix-ups of QA/QC samples occurred, particularly in the earlier drill campaigns, as some of the CRM failures matched the values of other CRMs in use at the time. However, as the cut sheets clearly detail the CRM used, it is hard to prove the mislabeling of samples.

Any issues observed during this assessment of the QA/QC process done by ABTC are not sufficient to preclude the use of the lithium assays in a mineral resource estimate. It is the QP’s opinion that the data are adequate to use for the resource estimate described herein.

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9    Data Verification

The current Tonopah Flats drill hole database, which forms the basis for the Tonopah Flats resource estimation, is comprised of information derived from 38 drill holes. Information from the 2025 diamond core drilling program is included in the current resource estimation. This database, inclusive of the 2025 core holes, was subjected to the data verification procedures discussed in Section 9.2 and below.

9.1	Site Visit

Barr’s QP conducted a site visit of the TFLP on September 27, 2024. The visit included a tour of the core storage shed and multiple stops throughout the Tonopah Flats property. A selection of core and bulk samples were reviewed at the core shed. The visit to the mine site included stops at some of the drill hole collars, test pits, lithium resource outcrops, powerline corridors, and general viewing of the property topography.

On June 26, 2025, Barr QPs visited the ABTC pilot plant in Sparks, Nevada. The visit included a thorough tour of the pilot plant operation and viewing of the bulk feed materials being used for the pilot testing. Barr QPs also viewed bulk samples (supersacks) of combined tailings material from the pilot plant operations.

Mr. Jeff Woods, of Woods, the QP for chapters 10 and 14 of this report, has visited the pilot plant multiple times during the course of the project, including observing the pilot plant in operation, as well as ABTC’s research and development (R&D) and analytical laboratories located at the Nevada Center for Applied Research on the University of Nevada’s Reno campus.

9.2	Drilling Database Verification

Data verification, as defined in Regulation S-K, is the process of confirming that data have been generated with proper procedures, have been accurately transcribed from the original sources, and are suitable to be used. Additional confirmation of the drill data’s reliability is based on the authors’ evaluations of the Tonopah Flats drill project QA/QC procedures and results, as described in Section 8.2, and in general working with the data.

Verification of ABTC’s TFLP Microsoft Excel database was conducted during the geological modeling and mineral resource estimate update phases. A review of the data was conducted to evaluate data integrity.

The initial phase of tests included performing a series of queries, listed below, to validate the database:

●	Drill collars were reviewed

●	Collars with missing depths

●	Collars with missing coordinates

●	Coordinates that might be swapped

●	Drillholes without assay intervals

●	Drillholes without collar survey information

●	Drillholes with nearly duplicate coordinates

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●	Drillholes without assays

●	Assay data was reviewed:

○	Excessively large or small sample intervals

○	Assay intervals that are greater than collar total depth

○	Gaps and overlaps in sample intervals

The verification process found no significant issues with the dataset, and it was determined to be valid for the estimation process. The database was then used as supplied by ABTC. Comments recorded by previous reviewers of the property were taken into account when conducting the 2025 update of the mineral resource estimate.

9.2.1	Assays

The second phase of the data validation was the most comprehensive, comparing raw assay certificates to the database provided by ABTC. Any discrepancies were reported to ABTC and corrected in the database.

In 2025, all assay data was imported directly from Paragon Laboratory certificates with no data integrity issues found in the modeling database.

9.3	Adequacy of Data

The QPs have reviewed the QA/QC data supplied by the client and verified the drilling for the previous drilling programs at the Tonopah Flats property. The QP agrees that the data are reliable.

Further verification of the drilling data was also accomplished through the generation of a substantive geological domain model generated from the lithological controls and the lithium assays, in the context of those variables as summarized in Section 11.5 through Section 11.7.

Explicit modeling of the lithium mineralization domains on cross-section was the most critical component to the estimation of the project mineral resources. Modeling of the continuity of geological controls, and the assays in the context of the variables, were carefully evaluated and considered.

No downhole surveys were collected during each of the three previous drill phases. In 2025, ABTC conducted downhole surveys on three geotechnical drill holes. Downhole televiewer surveys were conducted on TF25-GT1 and TF25-GT3, as well as a downhole deviation survey conducted on TF25-GT4 and the results were found to be within industry standards.

The QPs have found no limitations with respect to data verification for the TFLP.

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9.4	Metallurgical Test Work and Pilot Plant Adequacy of Data

ABTC conducted in-house analytical chemistry to determine the elemental composition of claystone samples. The process involved several steps:

●	Elemental Analysis: Claystone samples were first ground and then digested using a 3-acid microwave digestion process. The resulting solution was analyzed with an Agilent 5800 inductively coupled plasma optical emission spectrometry (ICP-OES) instrument to measure the concentration of 25 different elements. This method was based on EPA 200.7 Rev. 4.4 and was validated with CRMs from MEG.

●	Two CRMs, MEG Li.10.14 and MEG Li.10.15 from MEG. These CRMs were lithium and boron containing claystone material from Central Nevada, USA. MEG Li.10.14 had a certified lithium value of 814 ppm and boron value of 0.17% while MEG Li.10.15 had a certified lithium value of 1606.4 ppm and boron value of 1.6 ppm. Control charts for reference materials MEG Li.10.14 and MEG Li.10.15 are shown in Figure 9-1 and Figure 9-2.

●	Inorganic Anion Analysis: A Thermo Scientific Dionex ICS-6000 ion chromatograph was used to measure inorganic anions such as fluoride, sulfate, and chloride, following a method similar to EPA 300.0.

●	Carbon Analysis: A Shimadzu TOC-L CSH system was used to determine total carbon, inorganic carbon, and organic carbon, using a method based on SM 5310B.

Figure 9-1	Lithium Concentration Control Chart for Certified Reference Materials from Moment Exploration Geochemistry LLC, MEG Li.10.14

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Figure 9-2	Lithium Concentration Control Chart for Certified Reference Material from Moment Exploration Geochemistry LLC, MEG Li.10.15

Detection limits for the methods run by analytical instruments are found in Table 9-1.

Table 9-1	Limits of Detection for Analytical Methods

Instrument (Method)	Limit of Detection (µg/g)
ICP-OES (EPA 200.7 Rev 4.4)	0.012 – 0.687
Ion Chromatograph (EPA 300.0)	0.001 – 0.013
Carbon Analyzer (SM 5310B)	0.086

ICP-OES = inductively coupled plasma optical emission spectrometry

µg/g = micrograms per gram

ABTC used several QA/QC procedures to ensure the accuracy and reliability of its analytical results.

●	Calibration Standards: ABTC used certified calibration standards to create multi-point calibration curves with an r² value of 0.995 or higher.

●	Checks and Blanks: Calibration checks from both primary and secondary sources were used to confirm accuracy. If a check deviated by more than 15%, the calibration standards were rerun. Blanks were also used to detect and account for any contamination.

●	Duplication: For ICP-OES analysis, most samples were digested and analyzed in duplicate to ensure precision and accuracy. CRMs were also periodically digested to further validate the results.

All these procedures were carried out using specific chemical reagents and documented in ABTC's internal standard operating procedures. In the QP’s opinion, the analytical methods and QA/QC procedures follow industry practices and are adequate for the purpose of this report and of the use of plant design, metallurgical performance and accounting, and recovery forecast.

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10    Mineral Processing and Metallurgical Testing

10.1	Mineral Processing and Metallurgical Testing Summary

The mineral processing and metallurgical testing program has been managed by ABTC and supported by third-party institutions (Hazen Research, Inc. [Hazen], Pocock Industrial Inc. [Pocock], and SGS Canada, Inc. [SGS]). As of the effective date of this report, mineral processing, metallurgical testing, and processing optimization remain on-going for continued process enhancements. ABTC and Woods have prepared this section of the report based on the results of these programs.

The mineral processing and metallurgical testing campaign for the manufacturing of high purity lithium hydroxide product from this lithium bearing claystone material initiated in Spring 2022, where conventional mineral acid leaching of run of mine (ROM) materials was first explored.

In this initial program it was demonstrated that high lithium extractions could be achieved (>80%) with conventional processing when using mineral acids, such as HCl or H2SO4. In these trials leaching times greater than two hours were required at temperatures greater than 60 °C and with acid compositions of 450-1,000 kg acid per tonne of claystone. However, while high extraction efficiencies were achieved, this type of conventional mineral acid leaching was non-selective and resulted in a pregnant leach solution (PLS) with high concentrations of deleterious elemental species compared to the lithium content (Deleterious: Li > 500 mol/mol), thus requiring chemical intensive downstream purification. Due to the presence of carbonate minerals in the claystone feed, much of the acid consumption is due to carbonates and not efficiently utilized in leaching lithium within the claystone.

To improve the selectivity of the leaching (reduce the amount of non-lithium elements leached into the PLS), trials were next performed with various types of pretreatments on the claystone prior to leaching. Several of these pretreatment operations were able to selectively convert lithium to forms that could be readily leached, while deleterious elements (i.e., Mg, Fe, Al) were unaffected and remained within the solid claystone matrix during subsequent leaching. Also, the generated PLS was demonstrated to have a basic pH (i.e., pH ≥ 9), thus reducing the need for process pH adjustment for a final lithium product (i.e., hydroxide).

Initial pretreatment trials were carried out with claystone feed materials in batch using bench scale systems. A wide range of conditions were examined, and it was demonstrated that with pretreatment and subsequent leaching lithium extraction of 70% to 85% was achieved, with significant improvements in selectivity to lithium extraction observed (Deleterious: Li < 20 mol/mol).

With these significant reductions in deleterious elements leached into the PLS with the implementation of these pretreatment operations and improved lithium selectivity, simplified downstream purification methods and operations were tested and evaluated using conventional lithium processing techniques. Demonstration of a battery grade LHM product, as defined in the specifications shown in Figure 10-10, was demonstrated at the bench scale.

After demonstration of these processes at the bench scale, a pilot-scale processing plant (~5 t claystone per day capacity) was designed, constructed, commissioned, and operated demonstrating the extraction, purification, and conversion of lithium from the claystone resource to a battery-grade LHM product. Large scale samples of products from this system have been analyzed internally by ABTC, and also provided to prospective customers for their evaluation.

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While the pilot-scale processing plant confirmed that battery-grade lithium hydroxide could be produced with the existing process flow sheet, additional mineral deportment studies along with laboratory trials carried out using various beneficiation methods showed that the lithium clay minerals consist of fine particles compared to most gangue minerals and can be concentrated. Beneficiation was examined as a method to upgrade and concentrate the lithium bearing constituents of the claystone while rejecting the low or non-lithium bearing constituents.

This beneficiated material could then exhibit significantly increased grade at the entrance of the conversion plant, allowing for the same amount of product to be manufactured from significantly smaller equipment and with lower energy, chemical agent, and labor costs. Bench and pilot-scale beneficiation trials were carried out on the claystone material and demonstrated an initial upgrading ratio of the non-beneficiated to beneficiated material of 2.85x, and the subsequently produced beneficiated products were subjected to similar pretreatment and lithium extraction trials.

Generated laboratory process data was analyzed with process simulations (METSIM and Aspen) used to optimize and improve process parameters and associated economics.

The focus of the experimental campaigns in this report is on the ABTC pilot plant demonstration trials, and associated studies regarding beneficiation of the claystone feed materials, interim product dewatering, pretreatment studies of beneficiated materials, and subsequent downstream lithium processing and purification. At the time of writing, work continues on optimization of the process to improve reagent utilization, lithium product purity, and process economics.

10.2	Sample Information

The samples used for this test campaign were obtained from two sample sets collected from ABTC’s Tonopah Flats claystone deposit and prepared for mineral processing and metallurgical testing. The first sample consisted of reverse circulation drill cuttings from the 2021-2022 drill hole program that were collected from TF-2218 (316 kg, referred to as sample DC-TF-2218). This sample was pulverized (Bico Braun Type UA disk pulverizer) to 100 mesh (75% passing) and homogenized to obtain a statistically representative sample of the entire drill hole depth (30 m to 213 m). Mineral processing of these materials was carried out at the University of Nevada, Reno’s Ore Dressing Laboratory. The homogenized bulk sample was analyzed in-house at ABTC’s analytical laboratories. The head grade data was compared with third-party assay data (Paragon) for validation and found to be statistically consistent and representative. This material, DC-TF-2218, was used for beneficiation test work as well as downstream extraction test work. The head grade of the beneficiated materials used for further downstream testing is referred to as sample DC-TF-2218-BC2 and was compared with third-party assay data (SGS Canada, Inc., 2025) for validation and found to be statistically consistent and representative.

A second bulk sample, consisting of approximately 100 t was excavated from the TF-2219 site and used for pilot plant campaigns, characterization, and mineral processing and metallurgical test work. This bulk sample was used in parallel to determine the characteristics of ROM material and can be considered part of the “upper zone” of the deposit. This sample is referred to as BS-TF-2219. This material was then crushed using a jaw crusher attachment on a skid steer (MB-HDS214) and is referred to as sample JC-BS-TF-2219. Samples BS-TF-2219 and JC-BS-TF-2219 were subject to deportment analysis. The head grade of each sieve size was averaged to obtain the overall composition. Assaying was determined by methods outlined in Section 10.2 and the average values are reported as shown in Table 10-1.

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Table 10-1 outlines the feed materials used for mineral processing and metallurgical test work and is based on ABTC’s in-house head grade assay data for samples used in this test work campaign. Units are in milligrams per kilogram (mg/kg) or ppm and are on a dry basis. “NQ” denotes elements not quantified and “ND” denotes a non-detect or below the detection limit of the machine.

Table 10-1	Materials Used for Mineral Processing and Metallurgical Test Work

Element (ppm)	Sample ID
	DC-TF-2218	DC-TF-2218-BC2	BS-TF-2219	JC-BS-TF-2219
Li	797	1,982	622	690
Al	65,240	54,773	60,684	57,038
As	87	41	36	33
Ba	742	363	457	634
Ca	56,214	16,119	52,624	51,156
Co	13	18	7	9
Cr	30	38	23	17
Cu	28	30	85	71
Fe	25,954	39,881	24,104	23,432
K	42,118	46,315	50,384	40,454
Mg	19,933	43,906	18,040	18,246
Mn	611	719	534	529
Mo	16	4	“ND”	“ND”
Na	18,482	16,819	11,861	10,454
Ni	17	29	14	12
P	641	555	575	540
Si	230,233	175,215	199,791	191,681
Sr	2,047	1231	766	780
Ti	2,670	3,910	2,491	2,492
V	91	163	86	104
Zn	103	113	65	58

ID = identification

ppm = parts per million

10.3	Sample Analysis Methods and Validation

All analytical chemistry was carried out in-house by ABTC unless otherwise stated or studies carried out by third-party laboratories. Analysis of the elemental composition of claystone samples was carried out by an internally developed process which consisted of microwave digestion (three acids) and analysis of the leachate solution by ICP-OES multi-element analysis with the use of an Agilent 5800 ICP-OES instrument. The foundational method used for analysis was EPA 200.7 Rev. 4.4 for both total and dissolved metals. The digestion method was validated with the use of two CRMs, MEG Li.10.14 and MEG Li.10.15 from MEG. These CRMs were lithium and boron containing claystone material from Central Nevada, USA. MEG Li.10.14 had a certified lithium value of 814 ppm and boron value of 0.17% while MEG Li.10.15 had a certified lithium value of 1,606.4 ppm and boron value of 1.6 ppm. The instrument used for digestion was an Anton Parr Multiwave 5000 Microwave Reaction System. All claystone samples were ground with mortar and pestle prior to microwave digestion. The digestion method entailed a 10-minute ramp up to 180 °C followed by a 20-minute hold time. Analysis of the leachate by ICP-OES was subject to 25-element analysis, with both single and multi-element standards purchased from Sigma-Aldrich, Agilent, and Inorganic Ventures.

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In addition to elemental analysis, a Thermo Scientific Dionex ICS-6000 ion chromatograph (IC) system was used to determine inorganic anions, namely fluoride, sulfate, and chloride, by an analysis method similar to EPA 300.0. Total carbon, inorganic carbon, and organic carbon by high-temperature combustion oxidation was also employed by operation of a Shimadzu TOC-L CSH system. Method SM 5310B was used for the determination of total carbon, inorganic carbon, and organic carbon. Detection limits for the methods run by analytical instruments are found in Table 10-2.

Table 10-2	Limits of Detection for Analytical Methods

Instrument (Method)	Limit of Detection (µg/g)
ICP-OES (EPA 200.7 Rev 4.4)	0.012 – 0.687
Ion Chromatograph (EPA 300.0)	0.001 – 0.013
Carbon Analyzer (SM 5310B)	0.086

ICP-OES = inductively coupled plasma optical emission spectrometry

µg/g = micrograms per gram

QA/QC procedures for all analyses entailed the use of certified calibration standards, chemical reagents, calibration checks, duplicates, and CRMs which are described in the individual standard operating procedures for each method used (internal ABTC documentation). Calibration standards and reagents include, but are not limited to, Multielement Standard Solution 6 for ICP (Sigma Aldrich; P/N 43843-100ML), sodium carbonate 99.99% (Chem-Impex; P/N 15134), sodium bicarbonate 99.5-100.5% (Sigma-Aldrich; S6297-250G), potassium hydrogen phthalate >99.95% (Sigma-Aldrich;P1088-100G) for total carbon, inorganic carbon, and organic carbon, multi-element anion standard (Inorganic Ventures; P/N IC-FAS-1A), and Dionex seven anion standard (Thermo Scientific Dionex; P/N 056933) for IC.

For all major analytical methods, calibration standards were prepared to generate multi-point calibration curves across the analytical range, with r2 value ≥ 0.995. Blanks were used to monitor and account for contamination, and calibration check standards from first and second sources were prepared to ensure accuracy and validity. If calibration checks deviated ± 15% from known value, troubleshooting/rerunning of calibration standards was performed until deviation was within the acceptable limit. For ICP-OES analysis, most digestions and total metals analysis were performed in duplicate and CRMs digested periodically to ensure accuracy and precision throughout the analysis. Control charts for MEG Li.10.14 and MEG Li.10.15 reference materials are shown in Figure 10-2.

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Figure 10-1	Lithium Concentration Control Charts for Certified Reference Materials from Moment Exploration Geochemistry LLC., MEG Li.10.14 and MEG Li.10.15.

In the QP’s opinion, the analytical methods and QA/QC procedures follow industry practices and is adequate for the purpose of this report and of the use of plant design, metallurgical performance, and recovery forecast.

10.4	Mineralogy and Particle Properties

A series of advanced mineral characterization campaigns were conducted by ABTC, Hazen, and SGS to understand the minerology, particle properties, and thermal behavior of claystone materials. The mineral phases were identified using powder X-ray diffraction (XRD) and quantitative evaluation of minerals by scanning electron microscopy (QEMSCAN), while particle morphology and elemental mapping were carried out by scanning electron microscopy (SEM) coupled with energy dispersive X-ray spectroscopy (EDX). Particle size distribution (PSD) measurements (laser scattering) were carried out along with sieve analysis (wet and dry) for size and mass deportment. Hazen conducted mineralogy and size deportment analysis on “upper zone” materials (BS-TF-2219), whereas SGS conducted PSD and minerology of homogenized samples DC-TF-2218 and DC-TF-2218-BC2.

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10.4.1	Particle Size and Mineralogy

A detailed particle size and mineralogy of BS-TF-2219 was conducted by Hazen Research, Inc. (2024). The size deportation of BS-TF-2219 (“upper zone” material) was conducted via wet screening (shown in Table 10-3). The wet screening studies showed that the majority of the upper zone material is smaller than 20 μm (~60 wt%). Figure 10-2 shows a bimodal particle size distribution of BS-TF-2219 clay material smaller than 20 μm. A bimodal distribution indicates that the finer material is associated with lithium enriched clay, whereas, the relatively coarse fraction is associated with the gangue. The mean size of the -20 μm particles is approximately 5 μm, with a D90 of 10 μm and a D20 <1 μm in size. In the overall head material, approximately 50% of the sample is <10 μm, with approximately 10% of the sample <1 μm. Assay analysis showed that about 90% of total lithium reports to the -20 μm size fraction, whereas, 50% of Si is rejected in the coarser size fractions indicating that the lithium enriched clay is concentrated in the finer size fraction (Figure 10-3). The head sample (BS-TF-2219) is mainly characterized by K-feldspar (orthoclase, approximately 38 wt%), plagioclase (approximately 19 wt%), mica (illite) (approximately 17 wt%), and calcite (approximately 11 wt%). Minor amounts of quartz (approximately 6 wt%), analcime zeolite (approximately 3 wt%), goethite (approximately 3 wt%), clinoamphibole (approximately 1 wt%), and smectite clay (approximately 1 wt%) make up the rest. The mica (illite) and calcite are concentrated in the - 20 μm fraction (approximately 22 wt% and 15 wt%, respectively), while the quartz is concentrated in the +75 μm fractions (≥8 up to 22 wt%).

Table 10-3 reflects the PSD determined by wet screening of BS-TF-2219 shows that about 59% of the upper zone material is smaller than 20 µm and about 90% of lithium mass reports to the -20 μm size fraction.

Table 10-3	Particle Size Distribution for BS-TF-2219

Fraction (µm)	Cumulative Passing %	Li Cumulative Passing %
+600	100.0	100.0
300-600	90.2	98.2
150-300	81.2	95.0
75-150	75.3	93.7
38-75	68.2	92.0
20-38	61.8	90.0
-20	59.2	89.6

% = percent

µm = micron

Particle size distribution of -20 µm fraction, as shown in Figure 10-2, reflects a bimodal distribution of the head material BS-TF-2219. Bi-modal particle size distribution indicates that the upper material contains finer fraction concentrated in clays and coarser size fraction rich in gangue (Hazen Research, Inc., 2024).

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100
90
80
70
60
50
40
30
20
10
0
Cumulative, %
7
6
5
4
3
2
1
0
Discrete, %
0.01
0.1
1
10
100
1000
Diameter, µm
Cumulative
minus 20 µm
minus 20 µm Repeat

Figure 10-2	Particle Size Distribution of -20 µm Fraction Showing a Bimodal Distribution of the Head Material For BS-TF-2219

Figure 10-3	Cumulative Elemental Distribution of Clay Materials Shows That 90% of Li Mass is Reported in Less Than 20 µm Size Fraction for BS-TF-2219 (Hazen Research Inc., 2024)

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The size deportation of the homogenized DC-TF-2218 is shown in Figure 10-4. Similar to the “upper zone” materials, about 90% of the total lithium mass reports into <10 µm fraction whereas only 60% of the total silicon reported into <10 µm size fraction. This observation is consistent with the BS-TF-2219 sample. Internal results corroborate with the findings of third-party analysis carried out by SGS Canada, Inc. (2025).

Figure 10-4	Cumulative Distributions of Lithium, Magnesium, and Silicon of Sample DC-TF-2218 (SGS Canada, Inc., 2025)

Figure 10-4 shows that most of the lithium is present in the finer size fractions of the head material, whereas silicon is present in the coarser size fractions of the head material (SGS Canada, Inc., 2025). Several mineral phases were identified in the homogenized samples (DC-TF-2218) using XRD analysis such as, quartz, calcite, orthoclase (feldspar), and clay fractions such as illite (mica) and montmorillonite (smectite). A semi-quantitative mineral composition for DC-TF-2218 homogenized clay is shown in Table 10-4 where an estimate amount of 4.5 wt% can be attributed to the clay fractions. To determine the average stoichiometry of the illite/smectite clay fraction, a procedure developed by the USGS was followed (U.S. Geological Survey Open-File Report 01-041). In short, the clay fraction was isolated from the silt fraction followed by a series of XRD measurements and elemental balances to determine the average stoichiometry. An average illite/smectite formulation was found to be K0.83Na0.47Ca0.29Li0.38Ti0.10[Al0.73Mg2.50Fe0.99][Si6.65P0.27Al1.08]O20(OH,F)4.nH2O. These findings are consistent with other illite/smectite clays found in Nevada (Morissette, 2012).

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Table 10-4	Semi-Quantitative Mineralogical Composition of DC-TF-2218 (Head Material) and DC-TF-2218-BC2 (Beneficiated Clay) (SGS Canada, Inc., 2025)

Mineral	DC-TF-2218 (Head Material)	DC-TF-2218-BC2 (Beneficiated Clay)
	(wt %)	(wt%)
Orthoclase (Feldspar)	27.9	22.2
Albite	17.9	ND
Calcite	13.0	6.3
Quartz	11.4	4.0
Clinoptilolite	7.7	ND
Clinochlore	6.7	3.0
Actinolite	5.7	ND
Muscovite	2.3	ND
Clay fraction
Illite	2.3	6.4
Montmorillonite	2.2	32.7

ND=Not Detected

10.4.2	QEMSCAN Field Imaging

A detailed QEMSCAN® analysis conducted by Hazen showed that the quartz and granitoid particles in the 80% -600 µm head sample are the coarsest grained, with a D50 of 40 µm and 50 µm respectively and approximately 21% and 27% greater than 190 µm in size (Figure 10-5). However, approximately 21% and 33% of quartz and granitoid particles are less than 10 µm in size. This reflects a bimodal size distribution. The distinct K-feldspar-volcanic glass and plagioclase-analcime grains are substantially finer grained than the quartz and granitoid particles, with a D50 of 15 µm and 20 µm respectively. The K-feldspar-volcanic glass and plagioclase-analcime also exhibit a bimodal size distribution. The calcite and calcite-illite intergrowths exhibit a much finer PSD than the silicate gangue, with a 65% and 44% respectively, less than 10 µm size distribution. QEMSCAN of the -300 µm fraction exhibited similar mineralogical characteristics.

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Figure 10-5	Detailed QEMSCAN Field Image Of 100% -600 µm Sample. Calcite is Present as Discrete Finer Grains and Pervasively Penetrates the Surrounding Illite-Smectite Clay Minerals (Hazen Research Inc., 2024)

10.4.3	Specific Gravity Analysis

The specific gravity of claystone rocks in the range of 12.7 mm to 25.4 mm (BS-TF-2219 and JC-BS-TF- 2219 samples) was estimated using water displacement with parafilm coated samples (Scorgins, 2015) and found to be 1.81 ± 0.10. The specific gravity was also measured on various sized fractions using helium gas pycnometery (BELPYCNO manufactured by Microtrac MRB, USA). The specific gravity was measured on size fractions from 38.1 mm down to -400 mesh. The range observed was from 1.80-2.34, with an average of 2.13 ± 0.18. Helium gas pycnometery of larger, single rock samples (i.e., 25.4 mm to 38.1 mm claystone rocks, seven samples in total) yielded an average specific gravity of 1.83 ± 0.03, similar to water displacement method results. Bulk density of the claystone was estimated to be 1.026 g/mL for 106 µm particle size and 1.023 g/mL for 75 µm particle size.

10.4.4	Thermogravimetric Analysis

Thermogravimetric analysis coupled with differential scanning calorimetry (TGA-DSC) was performed on DC-TF-2218 samples and the beneficiated clay DC-TF-2218-BC2, scanning from 25 °C to 1,000 °C at a rate of 20 °C per minute under air atmosphere (Figure 10-6). The overall mass loss in the DC-TF-2218 and DC-TF-2218-BC2 is about 10-12 wt%. An initial sharp mass loss of about 3-4% below 150 °C takes place due to moisture removal and loss of freely bound water. This is evident in the endothermic peak observed at low temperatures associated with moisture evaporation. Between 150 and 550 °C with little mass loss (~2%) takes place due to exothermic events such as phase changes in some of the minerals and/or the oxidation of iron sulfide and/or iron-oxyhydroxide minerals in DC-TF-2218 and DC-TF-2218-BC2. A sharp exothermic event at 500 °C can be associated with the structural collapse of layered structures present in the DC-TF-2218 clay. However, no such sharp exothermic event is observed in the beneficiated clay DC-TF-2218-BC2. A significant mass loss occurs at around 600 to 800 °C which corresponds to a very strong endothermic peak. This event is due to the thermal decomposition of carbonate minerals (calcite) and the dehydroxylation of clay minerals (i.e., loss of structurally bound water). Thermal decomposition of calcite generally takes place between 650 and 800 °C (Karunadasa, Manoratne, Pitawala, & Rajapakse, 2019). It should be noted that mass loss in this region for DC-TF-2218 (~5 wt%) is significantly higher than DC-TF-2218-BC2 (~3 wt%). This is due to the removal of calcite phases after the beneficiation of the clay. From about 800 °C mass loss remains stable; however, a continuous endotherm is observed. This is likely a result of mineral phase changes.

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Figure 10-6	Thermogravimetric Analysis of DC-TF-2218 (Homogenized Clay) and DC-TF-2218-BC2 (Beneficiated Clay)

Figure 10-6 demonstrates thermogravimetric analysis of DC-TF-2218 homogenized clay and DC-TF-2218-BC2 beneficiated clay and shows a significant mass loss due to the decomposition of calcite in the region of 600 to 850 °C. The dashed lines correspond to the DSC profile which represents the heat flow during the endothermic and exothermic events.

10.5	Mineral Processing

10.5.1	Bond Ball Work Index

Bond ball work index experiments were conducted (sample BS-TF-2219) to ascertain the hardness of the claystone material to closing screen sizes of 106 µm and 75 µm. Five cycles of milling test were conducted on a constant feed mass of 718.3 g using 106 µm test screen, and 715.9 g using the 75 µm test screen. A summary of the data is given in Table 10-5. These initial studies show that the material under investigation is relatively soft.

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Table 10-5	Bond Ball Work for Two Closing Screen Sizes

Closing Screen Size	Bond Ball Work Index (kWh/t)
75 µm	6.51
106 µm	7.18

µm = micrometer

kWh = kilowatt-hour

t = tonne

10.5.2	Beneficiation

Sedimentary lithium-bearing claystone can contain several gangue minerals (e.g., calcite, quartz, gypsum, feldspars). These gangue minerals can be separated from the lithium bearing clay minerals by either particle size, gravitational methods, or a combination thereof (RESPEC Company, LLC, & Woods Process Services, 2024; Tita, Mends, Hussaini, Thella, Smith, & Chu, 2024; Arthur, Mends, Tita, & Chu, 2025). Various beneficiation strategies/flowsheet configurations utilizing well established technologies and unit operations have been examined with the objective to i) decrease the deportment of gangue minerals in downstream processing and, ii) increase the lithium grade and lithium mass pull in the system. Beneficiation unit operations examined included attrition scrubbing, wet screening, Falcon concentrators, hydrocyclone circuits, and various combinations and configurations of these unit operations.

Of the systems tested, a combination of attrition scrubbing and screening, followed by a series of hydrocyclones demonstrates the highest rejection of gangue materials and achieves the highest lithium grade. A test program was developed and carried out by SGS. Five bench-scale beneficiation tests (HC1-HC5) were conducted to determine the most efficient beneficiation configuration using DC-TF-2218 material. The results of these tests indicated the HC3 configuration to produce the highest lithium grade with the most satisfactory weight percentage and lithium distribution (Figure 10-7).

Figure 10-7	Lithium Recovery vs. Grade for Bench Scale Trials Carried Out by SGS (SGS Canada, Inc., 2025). HC-3 Gives a Highest Grade of Lithium in the Beneficiated Clay

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Two bulk beneficiation tests campaigns (BC1 and BC2) were conducted, with the system configuration of HC3 being taken into consideration and using DC-TF-2218 materials. The products of the initial bulk test (BC1) were utilized for assaying and solid-liquid separation tests. The primary objectives of the second bulk test (BC2) were twofold: firstly, to obtain the requisite data for process mass balances, and secondly, to produce materials (~20 kg) further testing and validation work. The BC2 test produced a concentrate stream with a lithium grade of 2090 mg/kg, a lithium distribution of 80.2%, a weight percentage of 28.2%, and an enrichment ratio of 2.85 (SGS Canada, Inc., 2025). Bilmat software was utilized for data reconciliation to minimize mass balance error.

The beneficiation studies show that significant gangue materials can be rejected and a resulting high lithium grade (>1600 ppm), fine particle size distribution concentrate is obtained. Analysis of the fine fraction, i.e., -20 micron, for DC-TF-2218 and DC-TF-2218-BC2 shows to be similar in PSD and geochemically (Figure 10-8). Therefore, the application of a beneficiation circuit can be used to reduce the variability in the geochemistry and mineralogy of feed into the plant, thereby making the “upper, middle, lower zones” of the deposit geochemically and mineralogically similar.

Figure 10-8	Particle Size Distribution of DC-TF-2218-BC2. The D80, D50, and D10 of the Beneficiated Clay is 1.680 µm, 0.932 µm, 0.455 µm Respectively

10.5.3	Mineral Processing – Dewatering

Dewatering flocculation trials were carried out by Pocock, SGS, and ABTC on the gangue tailings from beneficiation, the beneficiated concentrate, and the post-leach concentrate tailings. A variety of tests were performed to evaluate their capacity for flocculation, dewatering, and the slurry rheology evaluated. The following parameters were evaluated for the flocculation of gangue tailings from beneficiation, the beneficiated concentrate, and the post-leach concentrate tailings:

●	Flocculant type (Anionic/Cationic Polyacrylamide [PAM])

●	pH

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●	Solids %

●	Flocculant dosage

●	Underflow density

10.5.3.1	Beneficiated Concentrate Flocculation and Dewatering Performance

Two third-party laboratories were consulted by ABTC to develop flocculation, filtration, and dewatering strategies. Initial testing found that significant dosages of cationic and anionic polyacrylamide (PAM) flocculants in excess of 1,000 g/t were necessary for the concentrate to respond to flocculation. The best responses were to be dosing the concentrate slurry with 200 mg/L of Al2(SO4)3 and 1,000 g/t Magnafloc 1011 flocculant when sample was diluted to 0.5% w/w solids (from 2% w/w solids). Overall, even with the help of salt/pH adjustment, the concentrate failed to achieve a good settling response with reagents at a practical range of dosages.

Further testing had success but still observed challenges with flocculation with cationic/anionic PAM dosages ranging from 200 to 800 g/t, outside of practical addition values. In addition to PAM flocculation, the addition of a PolyDADMAC coagulant dosed at 500 g/t was found to have positive responses during pressure filtration. The addition of Ca(OH)2 to adjust the pH up to 11.8, was found to help form a more robust floccule structure with some flocculants, but not all. At pH 11.8, the concentrate material flocculated and settled well at approximately 1-2% solids. Settling performance was observed to decrease in conditions tested at higher solids concentrations. During dynamic thickening tests, underflow density reached a maximum of 10%, provided 400 g/t of anionic PAM flocculant were dosed into the feed (solids at 1.5-2.5%) with pH of 11.8.

In-house trials by ABTC observed a positive effect with the addition of Ca(OH)2 to the concentrate slurry. Although no significant settling occurred, coagulation did occur which allowed filtration of the slurry to be feasible by both vacuum filtration and pressure filtration. While pressure filtration was observed to be feasible, the filter cake moisture content remained high (~70% moisture). To reduce the capillary action formed between fine particle filter cakes, the addition of a recoverable filter agent was explored. Preliminary testing has shown that the use of a recoverable filter agent, filter cake moisture contents of ~40 wt% are achievable. Further studies are currently underway.

10.5.3.2	Gangue Tailings Flocculation and Dewatering Performance

It was observed by ABTC and Pocock that the gangue tailings responded well to flocculation when feed solids were 10% (w/w). ABTC used a cationic PAM flocculant dosage of 150 g/t and after flocculation, thickened to an underflow density of 60% prior to pressure filtration. No pH adjustment was necessary. Pressure filtration carried out at 4.86 bar (70 psi) yielded a filter cake with an average moisture content of 25%.

10.5.3.3	Post-Leach Concentrate Tailings Flocculation and Dewatering Performance

Studies carried out by ABTC and Pocock were consistent in observation. In a single batch leaching system, filter cake moisture contents between 17 and 25% with a clear filtrate and a fast filtration time, less than one minute were observed. In this scenario, no flocculant is used, and the average filter size was 11 µm.

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In a counter current decantation system, flocculation studies and dewatering results were investigated by Pocock. Here it was observed that with the use of SNF 920 SH flocculant at a dose of 40-45 g/t with a high-rate thickener, an underflow density in the range of 57 to 65% can be achieved. Pressure filtration of this slurry yields a filter cake with a moisture content of 16 to 17 wt%.

10.5.4	Pulp Rheology

Rheology testing was carried out by Pocock. In all cases of materials (i.e., gangue tailings, concentrate, and post-leach concentrate tailings), a decrease in apparent viscosity with an increasing shear rate was observed (i.e., shear thinning). This behavior is an example of the pseudoplastic class of non-Newtonian fluids. This data demonstrates the need to maintain a specific velocity gradient or shear rate to initiate and maintain flow.

10.6	Lithium Extraction – Pretreatment and Water Leaching of Beneficiated Claystone

Previous studies on lithium extraction from claystone using mineral acids have shown relatively high acid consumption (450-1000 kg acid/tonne of clay) namely due to the presence of acid consuming minerals such as carbonates. Removal of these gangue minerals by beneficiation processes did show some improvement in acid utilization, i.e., down to 250-400 kg acid/tonne of clay; however, selectivity remained poor compared to pretreated material and would result in more downstream processing equipment (increased CAPEX) and reagent use (increased OPEX). Therefore, testing campaigns continued with the pretreated extraction methods using beneficiated materials as the use of beneficiated materials would decrease the OPEX while increasing the mass pull of lithium in the system. Figure 10-9 shows a block flow diagram of the process of study.

Figure 10-9	Process Flow Sheet for Lithium Extraction from Claystone by Pretreated Selective Extraction

10.6.1	Counter Current Decantation Leaching

Countercurrent decantation (CCD) leach testing was performed by Pocock to determine the soluble value recovery in the leached claystone material. The CCD testing utilized an eight-stage system to determine optimal parameters for the recovery of soluble values. A solute removal efficiency above 99.5% can be achieved in three stages with an initial solid/liquid wash ratio above three and an underflow wash ratio above 4.5. The feed parameters for the CCD system are an underflow density of 60% in CCD stage 1 with a feed solids concentration of 10%. The initial solid to liquid wash ratio can be defined as the ratio of wash solution relative to the dry weight of solids entering the CCD at stage 1. The underflow wash ratio is defined as the ratio of wash solution relative to the weight of underflow liquor exiting each CCD stage.

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10.7	PLS Purification and Polishing

10.7.1	Alkaline-Earth Metal Removal by Precipitation

Bench-scale precipitation trials were performed in batch-reactor mode to identify operational conditions for the removal of alkaline-earth-metal removal applied to the PLS using carbonate minerals.

The primary goal was to optimize conditions for maximum removal of alkaline earth metals (i.e., Ca, Mg, and Sr) and minimize loss of Li. Trials were performed with both unfiltered leach slurry (slurry PLS) and filtered PLS (clear PLS). Various operational parameters and modes were tested, including type of PLS (slurry, clear, process-derived, mimic), types of pH-adjustors (NaOH and LiOH), PLS pre-precipitation pH, mode of precipitant addition (solid or in aqueous form, one-batch or stepwise), time of PLS/precipitant mixing, and precipitate settling time.

Conditions to remove over 95% of Ca (400-700 mg/L) were identified, although less Ca removal (~75%) was found to be beneficial in downstream pilot-scale processing (e.g., to avoid reverse osmosis [RO] fouling and to minimize acid consumption in carbonate removal). The feed concentration of Mg (0-150 mg/L) and Sr (0-50 mg/L) is significantly lower than the Ca concentration. Removal of Mg decreases from 33% to 23% while decreasing the feed pH from 11.5 to 9.5. Removal of Sr is independent of the basic feed pH and shows a removal of 81%. Under optimized conditions, lithium loss was negligible, <5% or below detection.

In pilot plant operations, ~90% removal of calcium is obtainable and satisfactorily avoids complications with ion transfer downstream, especially in the RO process. Lithium loss was observed to be negligible, <5% or below detection.

10.7.2	Ion-Exchange Screening

Ion exchange (IX) resins are used commercially to remove multi-valent metal cations and oxo-metal anions from solutions. Batch and continuous metal stripping applications were tested with multiple process feeds. In resin screening campaigns, multiple resins with excellent operating capacities were identified. Their efficiency of removing targeted metals (i.e., multivalent cations) to a combined value below 5 ppm was demonstrated.

Laboratory bench-scale column breakthrough testing was carried out using selected resins. It was shown that divalent metal cations (Mg2+ and Ca2+) and oxo-anions of Mo, V, and Si can be removed from aqueous brines down to concentrations well below 5 ppm. An optimal feed pH between 5 and 6 was established.

In pilot plant testing campaigns, IX optimization was based on bench trial results. Engineering work was done on resin preconditioning as well as testing different solution feed flow rates and residence times.

Pilot plant studies confirmed laboratory-scale findings and were able to remove Mo/V/Si/Ca/Mg down to manageable levels (i.e., single digit ppm) to move forward to downstream processing. A >95% removal of Si, Mo, V, Ca, Mg was observed depending on the performance of resin and flowrates. Lithium loss was negligible at <5%. Numerous IX resins were used to remove multivalent metals ions down to a total sum of multivalent species to 5 ppm or less.

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10.8	Sulfate to Hydroxide Conversion

The lithium sulfate solution generated from the PLS and subsequent purification processes was used as feed into a membrane electrodialysis unit. The lithium sulfate solution was converted to lithium hydroxide with sulfuric acid formed as a by-product. Laboratory-scale testing, as well as pilot plant testing using this technology have been carried out by ABTC, demonstrating its efficacy. Parameters such as sulfate carryover, feed composition, operating temperature, current, and voltage have been examined. Current efficiencies in the range of 69-85% have been demonstrated. Continued efforts for further optimization of these parameters are currently underway at laboratory and pilot scale.

10.9	Crystallization of Lithium Hydroxide Monohydrate

A lithium hydroxide solution product from electrodialysis conversion process was used as feed for crystallization to produce a battery grade LHM product. Two crystallization steps were used with a washing step after each crystallization. With this method, the remaining impurities (i.e., Na, K, Ca) were reduced to below 50-100 ppm. After the second crystallization and washing step, the crystals were dried to obtain a LiOH concentration of ≥56% resulting in a battery-grade LHM product (Figure 10-10). This process has been demonstrated on both laboratory-scale and pilot-scale, being some of the first reports on the extraction and production of battery grade LHM from a domestic lithium claystone resource.

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Figure 10-10	Lithium Hydroxide Monohydrate Battery-Grade Sample Certificate of Analysis Manufactured from ABTC Claystone Material

10.10	Pilot Plant

Recent work includes a pilot plant demonstration (Figure 10-11) with a nominal capacity of producing multiple kg/day of LHM product was designed, installed, commissioned, and operated under several testing campaigns. Results from these pilot runs were used to inform the design of the commercial refinery process. The pilot plant was designed in the first half of 2023, installed during the fourth quarter of 2023 and the first quarter of 2024, then commissioned and initially operated throughout the remaining year of 2024. In early 2025, the pilot line was operated during a continuous two week demonstration to prove the robustness of the process/equipment, and repeatability of the individual processing steps. Materials used for the pilot plant were from a bulk excavated sample, BS-TF-2219. Continuous improvement and process optimization campaigns remain ongoing.

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Located at the ABTC Processing Facility in Reno, Nevada.

Figure 10-11	Photograph of ABTC’s Lithium Hydroxide Pilot Plant Processing Materials from the Tonopah Flats Sedimentary Claystone Deposit with a Nominal Plant Capacity of Multi-Kilograms of Products/Day.

10.11	Conclusions

Pilot plant operations have proven that downstream purification and hydroxide conversion, as well as crystallization, are achievable with claystone materials from ABTC’s resource.

During laboratory-based studies in this campaign, processing efficiencies and improvements were realized through the beneficiation of claystone materials. The lithium content in a homogenized sample representing the whole depth of a drill hole (DC-TF-2218) can be enriched by a factor > 2.85x. The beneficiated material demonstrated improvements in operational parameters for lithium extraction to non-beneficiated materials (i.e., kinetics, selectivity, and lithium mass pull). Although high lithium extraction (>80%) with excellent selectivity (Deleterious: Li < 20 mol/mol) have been demonstrated through various conditions, OPEX optimization of these parameters is gated by side stream recovery/recycling, energy use, and reagent consumption. Continued efforts on the optimization of the pretreatment, beneficiation, dewatering circuits, and downstream processing remain ongoing.

In the QP’s opinion, the metallurgical test work follows industry practices and is adequate for the purpose of this report and suitable for the use for plant design, metallurgical performance, and production forecasting.

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11    Mineral Resource Estimate

11.1	Summary

The mineral resource estimate for the TFLP was prepared by ABTC in coordination with Dahrouge Geological Consulting (Dahrouge), in accordance with the U.S. Securities and Exchange Commission’s Regulation S-K 1300 guidelines. The estimate has been validated and supported by a quality-assured drill hole database containing 38 drill holes, of which 37 contain analytical analysis which was incorporated within this mineral resource estimate.

The mineral resource model utilizes domain boundaries that were defined by integrated geological and structural interpretations derived from core logging and assay data. Wireframe solids representing lithium grade shells were constructed to help estimate the various populations of lithium mineralization within the geological controls. Variography helped to inform the Sequential Gaussian Simulation (SGSim) to capture the grade variability within each geological domain.

Classification of resources was conducted on a block-by-block basis within the 25 m by 25 m by 10 m regular block model. The classification considered factors such as the local density of drill data, spatial continuity of lithium mineralization, and simulation confidence intervals.

The mineral resource estimate is based on drilling data collected through March 2025, with an effective date as of the date of this report.

11.2	Key Assumptions and Methods

The mineral resource estimate for the TFLP is based on 38 drill holes completed through March 2025, with 37 containing lithium assay data used in the model. All data was compiled, validated, and audited prior to resources modeling.

A block model with the dimensions of 25 m by 25 m by 10 m was constructed using Maptek Vulcan software. The model is oriented due north, and lithium mineralization was estimated using SGSim constrained by interpreted geological and structural domains. The domains were defined using lithologic logging and fault block modeling to ensure the spatial continuity and geometry of mineralized zones were properly captured.

Experimental variograms were calculated and modeled for each of the primary lithological units. Variogram ranges and orientations were used to inform simulation parameters, which honored the observed spatial variability within each domain.

Resources were classified into Measured, Indicated, and Inferred based on the following criteria:

●	Drilling spacing and data density

●	Continuity of mineralization

●	Simulation variance and confidence intervals

●	Proximity to geological contacts and data clustering

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A pit optimization was conducted to demonstrate reasonable prospects for economic extraction. This included assumptions for:

●	Mining methods (open pit)

●	Lithium processing recoveries

●	Cost estimates for mining and processing

●	Market pricing appropriate for the context and reporting date

COGs were derived from pit optimization and applied during resource tabulation.

11.3	Database

The mineral resource estimate is supported by a validated drill hole database provided by ABTC. The database includes 38 drill holes, of which 37 contain analytical analysis which was incorporated within this mineral resource estimate. One drill hole was excluded from estimation due to being entirely contained within the alluvium which contains no grade.

The drill hole data is stored in UTM Zone 11 NAD83 (meters) coordinate system, and includes collar locations, downhole surveys, lithology logs, and analytical results. ABTC maintained and updated the database throughout the drilling program, and the final quality control and verification of data was completed by 15 March 2025.

Descriptive statistics are shown in Table 11-1 and Table 11-2.

Table 11-1	Descriptive Statistics of Sample Assays in Tonopah Flats Drillhole Database

	Count	Mean	Median	Standard Deviation	Coefficient of Variation	Minimum	Maximum	Units
Li ppm	4971	625	627	336	0.54	0.001	1,940	ppm

ppm = parts per million

Table 11-2	Drillhole Sample Statistics

Drillhole ID	Number of Composites	Total Drilled Length (m)
TF-2101	80	121.9
TF-2102	111	167.6
TF-2103	97	146.3
TF-2104	112	167.6
TF-2105	113	167.6
TF-2106	90	134.1
TF-2207	83	126.5
TF-2208	102	155.4
TF-2209	101	152.4
TF-2210	101	152.4

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Drillhole ID	Number of Composites	Total Drilled Length (m)
TF-2211	102	152.4
TF-2212	102	152.4
TF-2213	101	150.9
TF-2214	101	152.4
TF-2215	101	152.4
TF-2216	100	152.4
TF-2218	143	216.4
TF-2219	139	208.8
TF-2220	179	271.3
TF-2221	145	219.5
TF-2222	118	176.8
TF-2323	158	237.1
TF-2324	139	205.8
TF-2325	288	434.4
TF-2326	142	213.4
TF-2327	152	225.5
TF-2328	147	218.9
TF-2329	151	226.4
TF-2330	149	221.1
TF25-GT01	200	297.18
TF25-GT02	174	259.08
TF25-GT03	167	245.822
TF25-GT04	166	245.822
TF25-GT05	163	240.487
TF25-GT06	156	231.495
TF25-GT07	143	215.646
TF25-GT08	155	235.763

ID = identification

m = meter

Based on a comparison of capped and uncapped statistics, no capping was applied. The dataset shows stable central tendency and dispersion, with minimal influence from high-grade outliers.

The following table (Table 11-3) summarizes Li concentration statistics (in ppm) by geologic unit.

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Table 11-3	Lithium Statistics by Geologic Unit

Geologic Unit	Count	Mean (ppm)	Median	Standard Deviation	Coefficient of Variation	Minimum	Maximum
Qal	138	103.07	41.05	206.14	2.00	0.001	1,190.0
Tcsu	2,042	731.92	751.00	295.91	0.40	0.001	1,870.0
Tcsm	1,525	676.79	679.70	330.09	0.49	0.001	1,940.0
Tcsl	1,189	460.50	398.00	289.68	0.63	0.001	1,920.0

ppm = parts per million

Qal = Quaternary Alluvium

Tcsl = Lower Siebert Formation (Tertiary tuffaceous sedimentary unit)

Tcsm = Middle Siebert Formation (Tertiary tuffaceous sedimentary unit)

Tcsu = Upper Siebert Formation (Tertiary tuffaceous sedimentary unit)

The figures below present histograms of Li ppm for each geologic unit, illustrating their grade distribution characteristics.

Tcsu = Upper Siebert Formation (Tertiary tuffaceous sedimentary unit)

Figure 11-1	Lithium PPM Histogram for the Upper Unit – Tcsu

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Tcsm = Middle Siebert Formation (Tertiary tuffaceous sedimentary unit)

Figure 11-2	Lithium (ppm) Histogram for the Middle Unit – Tcsm

The upper (Tcsu), middle (Tcsm), and lower (Tcsl) Siebert Formation units are all Tertiary tuffaceous sedimentary rocks that support stratigraphic and geochemical zonation within their respective intervals. Tcsu and Tcsm exhibit normal distributions while Tcsl is semi-right skewed which could be a result of more complex heterogeneous mixing of the lithium concentrations.

Figure 11-3	Box Plot of the Tcsu, Tcsm, and Tcsl Geologic Units

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11.4	Interpretation and Modeling

The geological interpretation for the Tonopah Flats lithium deposit was developed using core logging, stratigraphic relationships, and structural analysis from the 2023 and 2024 / 2025 drilling programs. The deposit is hosted in a sequence of claystone-rich volcanic tuff units that are regionally continuous and have been subdivided into distinct lithologic domains based on composition, color, and textural features observed in core.

A structural model was constructed to account for faulting within the basin. This included interpretation of range-front faulting and internal fault blocks, which were critical for segmenting the deposit into geostatistically independent zones. Fault block boundaries were used to constrain variogram modeling and simulations, ensuring that grade continuity was modeled within, rather than across, structural domains. Based on the integrated geological and structural interpretations, three-dimensional wireframe solids were created to represent the boundaries of mineralized domains. These wireframes were used to code the block model by domain, allowing for grade estimation and simulation to be performed within geologically consistent volumes.

Lithium mineralization shows strong lithologic control, with higher grades associated with specific subunits of the claystone package. These domains were supported by statistical analysis of lithium assays by geologic unit, confirming the basis for geologic modeling. Histograms and box plots were also used to identify internal population changes. The resulting geological and domain models formed the foundation for all subsequent variography, estimation, and classification work. The domains were honored explicitly in the block model and during SGSim, ensuring that spatial continuity was modeled appropriately within each lithologic-fault block domain.

ABTC produced a three-dimensional digital geologic model based on downhole lithologic data and the historical regional surface geology map. A combination of large-scale range-front faulting with a general north-south orientation and local smaller-scale cross faulting aligned more southwest to northeast has been interpreted from the drilling. A district fault from Bonham and Garside (1979) was incorporated into the geologic interpretation and modified to account for 160 m of gravel intersected in TF-2217 on the west side of the deposit. Claystone units were interpreted to be dropped down to the west on this northeast fault (Figure 11-4) and no mineralization was projected west of the fault, though it may be present at depths of greater than 160 m.

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Figure 11-4	Fault Traces Interpreted from Drilling (Left); Corresponding Fault Blocks Used to Constrain the Conditional Simulations (Right)

11.5	Density

Density measurements were collected from drill hole samples within the property during the 2023 core drilling program. Fifty samples were collected from core and were analyzed by Paragon. Density values were evaluated in geologic context and by lithium grade. Density values were then grouped into two groups: claystone and all other lithologies categories. The Tonopah Flats density values applied by lithology types are summarized in Table 11-4. Density data should be collected from future core drill programs to continue to refine the density values in the block model. The current density dataset is adequate to support the Measured and Indicated resources in this report.

Table 11-4	Tonopah Flats Deposit Average Specific Gravity Measurements by Lithology

Lithology	g/cm3
Alluvium	1.51
Claystone - Tcsu	1.57
Claystone - Tcsm	1.49
Claystone - Tcsl	1.61

g/cm3 = grams per cubic centimeter

Tcsl = Lower Siebert Formation (Tertiary tuffaceous sedimentary unit)

Tcsm = Middle Siebert Formation (Tertiary tuffaceous sedimentary unit)

Tcsu = Upper Siebert Formation (Tertiary tuffaceous sedimentary unit)

In the block model, the bulk density values were either estimated on a nearest neighbor basis or assigned to model blocks on a unit average basis, so that all blocks below topography have a density value.

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Figure 11-5	Perspective View Looking Down Towards the East Showing the Relative Positions of Qal (Yellow), Tcsu (Green), Tcsm (Brown) and Tcsl (Dk Green) Lithologies in Fault Block 3

11.6	Compositing

Drillhole assay data for the Tonopah Flats lithium deposit were composited prior to resource estimation to standardize sample lengths and reduce bias related to variable sample intervals. The compositing process was conducted in Maptek Vulcan using downhole assay intervals, honoring lithological and domain boundaries to preserve geologic control during estimation. All valid lithium assays were composited to a fixed length of 1.5 m, which was selected based on the prevailing raw sample lengths and the desired resolution for modeling. This length represents a balance between maintaining resolution and minimizing variability due to extreme short intervals.

Compositing was restricted within lithologic units and estimation domains, meaning that composite intervals did not cross interpreted geological boundaries. This preserves the internal integrity of modeled domains and ensures that grade continuity reflects real geologic controls. Assay intervals that could not accommodate a full composite length at the end of a domain were either adjusted proportionally or excluded based on best practices to avoid introducing partial length bias. No capping or grade adjustment was performed during compositing; statistical treatment of high values was handled during exploratory data analysis and later simulation stages.

The composite database was then used for variography, estimation, and simulation. Compositing ensured equal sample support and mitigated the impact of clustered short intervals on spatial continuity models and grade interpolation.

11.7	Outlier and Capping

Histograms, log probability plots, and boxplots were used to evaluate the lithium grade distribution both globally and within each interpreted lithologic domain. The dataset exhibited moderately skewed grade distributions, typical of lithium-bearing claystone deposits, but no extreme outliers were identified that warranted hard capping at this stage. Furthermore, domain-specific statistical analyses demonstrated that high-grade values were geologically reasonable and spatially clustered within the upper portions of certain claystone units. These zones were captured explicitly through wireframing and simulation domain coding, reducing the risk of isolated outliers influencing broader model estimates.

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While no numeric top cuts were applied during compositing or estimation, the data was monitored throughout the modeling workflow for local conditional bias or excessive smoothing. Future updates to the resource model may revisit grade capping based on additional drilling, metallurgical constraints, or reconciliation data.

11.8	Variography

Experimental variograms were calculated for each geologic domain within the Tonopah Flats deposit to quantify spatial continuity of lithium grades and to inform simulation and classification parameters. Variogram modeling was completed using composited lithium assay (1.5 m intervals), with directional variograms evaluated in horizontal and vertical orientations.

Separate variograms were modeled for the primary claystone units Tcsu, Tcsm, and Tcsl and were further constrained within fault blocks to account for structural segmentation of the deposit. Variogram calculation included omnidirectional and directional analyses, with key directions defined based on deposit geometry, drilling orientation, and domain extents.

Correlogram LI_PPM [LITH=Tcsu]
LI_PPM [LITH=Tcsu] <Positive> Omni directional
Model
80% Sill: 0.8 Range: 48.25
90% Sill: 0.9 Range: 79.05
100% Sill: 1 Range: 653.94
Gamma
Range
0
0.3
0.6
0.9
1.2
1.5
500
1000
1500
2000

Figure 11-6	Variogram for Tcsu with Ranges to Sill Included

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Correlogram LI_PPM Tcsm
LI_PPM [LITH=Tcsm] <Positive> Omni directional
Model
80% Sill: 0.8 Range: 54.57
90% Sill: 0.9 Range: 108.64
100% Sill: 1 Range: 242.81
Gamma
Range

Figure 11-7	Variogram for Tcsm with Ranges to Sill Included

Correlogram LI_PPM Tcsl
LI_PPM [LITH=Tcsl] <Positive> Omni directional
Model
80% Sill: 0.8 Range: 91.71
90% Sill: 0.9 Range: 120.77
100% Sill: 1 Range: 184.92
Gamma
Range
1.5
1.2
0.9
0.6
0.3
0
200
400
600
800
1000
15797
22091
10092
5555
2469
2544
2036
1131
6942
3948
7917
2277
6022
17644
29065
15674
481
842
3528
3587

Figure 11-8	Variogram for Tcsl with Ranges to Sill Included

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ABTC examined the combined Tcsu and Tcsm lithium grades directionally in Fault Block 3 (Figure 11-9).

Major Direction
Gamma
Range
Li ppm FB3 A 0.00 P 0.00
Model
Semi Direction
Li ppm FB3 A 90.00 P 0.00
Model
Minor Direction
Li ppm FB3 A 0.00 P 90.00
Model
Down Hole
Li ppm FB3 Down Hole
Model

Figure 11-9	Lithium Drillhole Sample Variography in Fault Block 3

Modeled variogram parameters were used directly in the SGSim process and influenced classification criteria by defining the search neighborhood and simulation variance confidence intervals.

Variogram reproduction was validated by comparing model fits to experimental data and ensuring consistency with known geologic structures. Cross-validation and swath plot analyses also confirmed that the modeled spatial continuity was appropriate for lithium grade interpolation within each domain.

11.9	Lithium Block Modeling and Estimation

11.9.1	Estimation Domains

A mineral domain encompasses a volume of rock that ideally is characterized by a single, natural, grade population of a metal or metals that occurs within a specific geologic environment or unit. To define the mineral domains at Tonopah Flats, the natural lithium population was first identified on population-distribution graphs that plot the lithium-grade distribution of all the drill hole assays (Figure 11-10). Breaks in slope on the graph delineate different grade populations. This analysis led to the identification of three grade populations for lithium. Ideally, each of these populations can be correlated with specific geologic characteristics that are captured in the project database. These characteristics can be used in conjunction with the grade populations to interpret the bounds of the lithium mineral domains. The Fault Block 3 approximate grade ranges of the lower-grade (domain 180), moderate-grade (domain 550), and higher- grade (domain 800) domains that were modeled for lithium are listed in Table 11-5.

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Log Normal Probability Li ppm All
Li ppm All
LI_PPM DH FB3
Probability
0.9999
0.999
0.99
0.9
0.5
0.1
0.01
0.001
0.0001
10
100
1000
Li ppm All

Data	Li ppm All	LI_PPM DH FB3
Number of samples	4,815	4,215
Mean	637.345	686.349
Standard Deviation	329.371	315.281
Variance	108,485.014	99,401.929
CV	0.517	0.459
Max	1,940.000	1,940.000
Upper quartile	873.000	904.000
Median	639.000	696.000
Lower quartile	374.000	454.000
Min	27.600	29.300

Figure 11-10	Lithium Population Probability Distribution Graph

Table 11-5	Approximate Grade Ranges of Lithium Domains for Fault Block 3

Domain	Li Range (ppm)	Li Mean (ppm)
180	0 to 1560	409
550	0 to 1700	659
800	0 to 1940	867

ppm = parts per million

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Table 11-6	Approximate Grade Ranges of Lithium Domains for Fault Block 4

Domain	Li (ppm)	Li Mean (ppm)
150	~30 to ~1400	320
550	~360 to ~970	747

ppm = parts per million

The Fault Block 4 approximate grade ranges of the lower-grade (domain 150) and moderate-grade (domain 550) domains that were modeled for lithium are listed in Table 11-6.

The lithium mineral domains were interpreted in the Vulcan modeling software package using the lithium drill hole assay data creating nested 3D solids. This information was used to discern the stratigraphic controls of the mineralization discussed in Section 11.4 and to model the domains accordingly in the block models. Domains were treated as hard boundaries outward only.

Cross-sections showing examples of the lithium mineral domains in the central portion of the Tonopah Flats deposit are shown in Figure 11-11 and Figure 11-12.

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Figure 11-11	Cross Section Looking North Showing Lithium Domains

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A
A'
1600 L
1400 L
1200 L
469000 E
470000 E
471000 E
472000 E

	Tonopah Flats Lithium Project	Legend	
ABTC AMERICAN BATTERY TECHNOLOGY COMPANY	Pre-Feasibility Study	BLOCK : 180_550_800	
	Lithium Simulation Domains	0.0 <= < 180.0	
Section	4215275 N	180.0 <= < 550.0	
		550.0 <= < 800.0	
	Data is for graphical presentation only. The data presented may not be suitable for other purposes or uses. The Project Area is located entirely on public lands Administered by BLM - Tonopah Field Office.	800.0 <= < 2000.0

Figure 11-12	Cross Section Looking East Showing Lithium Domains

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11.9.2	Grade Simulation

The parameters applied to the lithium grade estimations at TFLP are summarized in Table 11-7. Grade simulation was completed in three passes in Fault Block 3 and two passes in Fault Block 4 using length-weighted composites.

Due to the uniform nature of the sub-horizontal lithological controls, the modeled mineralization has one orientation of mineralization that covers most of the deposit with local areas of gently east dipping mineralization. The block model was therefore coded into two estimation areas. Fault Block 3 encompasses the majority of the Tonopah Flats deposit and is characterized by shallow dips of the stratigraphic host rocks of up to about 1-2° to the northwest. Fault Block 4 encompasses local areas of uplifted Tcsl.

Table 11-7	Tonopah Flats Sequential Gaussian Simulation Parameters

All Simulation Passes
Description	Parameter
Samples: Minimum/Maximum/Maximum Per Hole	1 / 12 / none
Search Distances (m): Major/Semimajor/Minor (Vertical)	850 / 850 / 15
Search Orientation: Bearing/Plunge/Dip	30 / 0 / 0
Maximum Block Samples Used in Simulation	10
High-Grade Restrictions (Grade in ppm Li/t, Distance in m)	none
Low-Grade Restrictions (Grade in ppm Li/t, Distance in m)	none
Number of Realizations Per Block	20

m = meter

ppm = parts per million

t = metric tonne

The Tonopah Flats lithium mineral resources were simulated using conditional SGSim. OK and NN estimations were completed only as statistical checks on the conditional simulation results.

The simulation passes were performed sequentially for each of the mineral domains, so that more lower grade samples were progressively added to the simulations as the grade shells expanded. Simulations were run on a block model with 5 m by 5 m by 1 m block size. The final resource grades, and their associated resource tonnages are from a 25 m by 25 m by 10 m block size model.

11.9.3	Block Model Validation

The Tonopah Flats lithium block model underwent a comprehensive validation process to ensure it accurately represents the input data and underlying geology. Visual checks were performed by comparing estimated block grades with drill hole composite values in plan and section views, confirming that the model honors spatial trends and domain boundaries. Statistical comparisons between the block model and declustered composites showed strong agreement in mean grades and distribution shapes, indicating minimal global bias. Swath plots along easting, northing, and elevation directions further confirmed that the model preserves local grade trends without introducing significant smoothing. Variogram reproduction tests using multiple simulation realizations demonstrated that spatial continuity was appropriately modeled within each geologic and grade domain. In addition, simple kriging cross-validation was performed using both full and reduced sample sets, and the results showed low error, high correlation, and consistent performance across fault blocks. Collectively, these validation steps confirm that the block model is robust, geologically sound, and suitable for public reporting under S-K 1300 guidelines.

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Histogram sgsim1 SK 5x5x1 FB3, LI_PPM DH FB3
Data | sgsim1 SK 5x5x1 FB3 | LI_PPM DH FB3
Data Source | abtc_mpo_5_5_1.bmf | pfs2025_dh_straight.cmp.isis
Number of samples | 128,244,306 | 4,215
Samples excluded | 0 | 0
Mean | 630.568 | 686.349
Standard Deviation | 312.759 | 315.281
Variance | 97,818.340 | 99,401.929
CV | 0.496 | 0.459
Max | 1,940.000 | 1,940.000
Upper quartile | 864.000 | 904.000
Median | 623.000 | 696.000
Lower quartile | 370.793 | 454.000
Min | 0.002 | 29.300
LI_PPM DH FB3
sgsim1 SK 5x5x1 FB3
Frequency
0.05
0.04
0.03
0.02
0.01
0
0
500
1000
1500
LI_PPM DH FB3

Figure 11-13	Comparison Of Drillhole Composite Lithium Grades (Bars) to Conditionally Simulated Block Grades (Red Line)

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Z Direction
sgsim1 SK 5x5x1 FB3
LI_PPM DH FB3
Mean
Range
0
100
200
300
400
500
600
700
800
1350
1400
1450
1500
1550
1600

X Direction
Mean
Range
0
100
200
300
400
500
600
700
800
467860
468360
468860
469360
469860
470360
470860
471360
471860

Y Direction
Mean
Range
0
100
200
300
400
500
600
700
800
900
4213160
4214160
4215160
4216160
4217160
4218160
4219160
4220160
4221160

Figure 11-14	Swath Plots Comparing Drillhole Composite Lithium Grades (Black Lines) to Simulated Grades In 5 m by 5 m by 1 m Model (Red Lines)

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Figure 11-15	Resource Classification

11.10	Reasonable Prospects of Economic Extraction for Mineral Resources

To meet the requirement of reasonable prospects for economic extraction for the portion of mineral resources potentially amenable to open pit mining methods, pit optimizations were run using the parameters summarized in Table 11-8.

Table 11-8	Pit Optimization Parameters

Item	Value	Unit
Mining Cost	2.70	$/tonne claystone
Processing Cost	7.50	$/tonne processed
Processing Rate	17.0	Mtpa processed
General & Administrative Cost	15,000,000	$/year
LHM Price	22,000	$/tonne
Li Recovery	48	percent
Minimum Li Grade	300	ppm

LHM = lithium hydroxide monohydrate

Mtpa = million tonnes per year

ppm = parts per million

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The two pit shells created by this optimization were used to constrain the mineral resources potentially amenable to open-pit mining methods. While the break-even COG is lower, the QP utilized an elevated COG of 300 ppm for material inside of the optimized pit shells to ensure a conservative approach. The lithium COG was calculated using the processing and general & administrative costs, as well as the lithium price, and recovery provided in Table 11-8. The mining cost is not included in the determination of the COG, as all material in the conceptual pits is potentially to be mined and the COG determines whether the mined materials are sent to be processed or to the WRSF. The reference point at which the mineral resources are defined is therefore at the top rim of the pits, where material having lithium equal to or greater than the COG would be processed. Also, a linear zone containing US 6/95 and powerlines, which crosses through the central portion of the project, and a buffer around it, were excluded from the optimization.

The metal prices used in pit optimization and the determination of the lithium COG are derived from a lithium hydroxide monohydrate (LHM) price of US$22,000/t. The reader is referred to sections 11.9 and 16 for a summary of ABTC’s reasoning for the selected commodity price. The open-pit resource estimates are based on a 46,575 tonne per day (tpd) processing rate, with processing assumed to consist of pretreatment followed by water leaching and LHM recovery.

The calculated lithium COG for Tonopah Flats is as follows:

Equation 11-1	Calculated Lithium Cut-Off Grade

Where:
ProcCst = Processing cost in $/tonne
G&ACst = General & Administrative cost in $/tonne
SellPrice = Selling price of lithium in $/tonne LHM
SellCst = Selling cost of product in $/tonne
Roy = Royalty in NSR % Rec = Recovery in %

Using the input parameters outlined in this report, the lithium COG is:

(7.50+0.83) / (22,000*6.045-0)*(1-0)*48%)*1,000,000 = 130 ppm.

The pit shells created using these optimization parameters were further constrained to limit the project resources to a grade of 300 ppm within claystone only, which was done as a conservative measure to avoid extremely low COGs despite economics. It should be noted that without the grade constraint, the resulting pit shell using these parameters would be larger than has been used for the resources reported herein.

All mineral resources are contained within the ABTC property boundary. Results from the pit optimization define a resource of over 1.3 billion tonnes of Measured and Indicated material at an average grade of 755 ppm Li. This resource is estimated using a 300 ppm Li COG.

Table 11-9 presents the Tonopah Flats mineral resources compared to subsets of mineralized material tabulated with increasing COGs. This is presented to provide grade-distribution data that allows for detailed assessment of the project resources. All the tabulations are constrained as lying within the same optimized pit shells used to constrain the current mineral resources, which means the tabulations at cut-offs higher than the resource COG of 300 ppm Li represent subsets of the current resources.

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Table 11-9	Tonopah Flats Inferred Mineral Resources at Various Cut-Offs (Exclusive of Measured and Indicated)

Cut-Off Li (ppm)	ktonnes	Li (ppm)	Li (ktonnes)	LHM (ktonnes)
300	3,661,191	712	2,607	15,767
400	3,284,290	752	2,471	14,941
500	3,037,226	780	2,367	14,314
600	2,665,845	808	2,146	12,977
700	1,721,274	905	1,558	9,420
800	1,602,392	917	1,468	8,880
900	1,248,344	929	1,159	7,009
1,000	38,230	1,021	3.9	235
1,100	515	1,127.580		3.50

a)	The project mineral resources are comprised of all model blocks at a 300 ppm Li cut-off
b)	Tabulations at higher cut-offs than used to define the mineral resources represent subsets of the mineral resource
c)	Mineral resources that are not mineral reserves do not have demonstrated economic viability
d)	Rounding as required by reporting guidelines may result in apparent discrepancies between tonnes, grade, and contained metal content ktonnes = kilotonnes

LHM = lithium hydroxide monohydrate

ppm = parts per million

11.11	Mineral Resource Estimate

The mineral resources at Tonopah Flats have been classified and reported in accordance with the requirements of SEC Regulation S-K 1300. The resource model incorporates 38 drill holes completed through March 2025, of which 37 contain valid lithium assay data. The resource estimate is effective as of the date of this PFS and is based on geologically constrained modeling and geostatistical simulation within a fully validated block model. Lithium grades were estimated using SGSim, constrained by interpreted lithological and structural domains, and classification was assigned based on drill hole spacing, geological continuity, and simulation variance.

The current Tonopah Flats mineral resources are estimated in consideration of potential mining by open pit with 25 m by 25 m by 10 m blocks to accommodate open-pit engineering requirements. All other modeling steps and inputs that were used to estimate the lithium resources, including the mineral domain modeling, grade zoning, grade simulation, density assignment, and classification, were completed independent of potential mining methods.

Potential mining by open pit uses LHM prices that reflect current trends. The current resources are pit constrained based on a US $22,000/t LHM price. This price was determined by evaluating the three-year average of historical prices rounded to US $22,000/t. A more thorough discussion of pricing for both the mineral resources and economic analysis is presented in Chapter 16 of this PFS. Based on the current market conditions and demand for lithium, Barr believes that this price projection is reasonable. There is some risk that a significant commodity price drop could change the economics input to the pit constraints used to report this resource. Such a change could increase the COG and reduce the tonnage compared to the reported resources.

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Table 11-10	Classified Lithium Mineralization Exclusive of the Mineral Reserve with a Cut-Off of 300 ppm Li

Classification	ktonnes	Grade Li (ppm)	Li (ktonnes)	LHM (ktonnes)
Measured	893,803	876	773	4,670
Indicated	1,439,965	639	832	5,022
Measured and Indicated	2,333,767	712	1,605	9,692
Inferred	532,343	423	75	444

ktonnes = kilotonnes

LHM = lithium hydroxide monohydrate

ppm = parts per million

Table 11-11	Lithium Mineral Resources Inclusive of the Mineral Reserve with a Cut-Off of 300 ppm Li

Classification	ktonnes	Grade Li (ppm)	Li (ktonnes)	LHM (ktonnes)
Measured	1,126,772	876	978	5,976
Indicated	2,534,419	639	1,620	9,799
Measured and Indicated	3,661,191	712	2,607	15,767
Inferred	2,151,226	423	911	5,508
a)	The estimate of mineral resources was completed by ABTC and Dahrouge
b)	Tonopah Flats resources are classified as Measured, Indicated, and Inferred
c)	Mineral resources comprised all model blocks at a 300 parts per million (ppm) tonne Li cut-off that lie within an optimized pit
d)	Lithium hydroxide monohydrate (LHM) tonnes were calculated using a factor of 6.0459
e)	Mineral resources that are not mineral reserves do not have demonstrated economic viability
f)	Mineral resources potentially amenable to open pit mining methods are reported using a lithium hydroxide monohydrate price of US$22,000/t, assumed metallurgical recoveries of 48% for Li, mining costs of US$2.70/t mined, processing costs of US$7.50/t processed, minimum grade of 300 ppm lithium within claystone, and general & administrative costs of US$0.83/t processed, and a 45,000-tpd processing rate.
g)	Rounding may result in apparent discrepancies between tons, grade, and contained metal content ktonnes = kilotonnes

LHM = lithium hydroxide monohydrate

ppm = parts per million

11.12	Qualified Person Statement

The confidence classification of the mineral resource estimate has been classified as a Measured, Indicated and Inferred Mineral Resource.

The mineral resource estimate will be influenced by further exploration and infill drill drilling and may increase or decrease as the data dictates.

11.13	Mineral Resource Uncertainty

The economic viability of the TFLP is not necessarily demonstrated by the mineral resources estimate. The certainty that all or any part of the estimate can be converted into a viable economic plan cannot be guaranteed and depends heavily on key assumptions relevant for the conversion of mineral resources into mineral reserves. Uncertainty was decreased by the use of SGSim which was incorporated into the estimation and mineral resource classification.

As of the effective date of this PFS, Barr, and Dahrouge are not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, or political factors that may materially affect the Tonopah Flats mineral resources and that are not otherwise discussed in this report. Barr and Dahrouge believe that any factors that would likely influence the prospect of economic extraction have either been addressed or could be resolved by further work.

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12    Mineral Reserves Estimates

12.1	Approach

A mineral reserve is the economically mineable part of a Measured and/or Indicated mineral resource and is defined by studies at a pre-feasibility or feasibility level that include the application of modifying factors. This PFS includes adequate information and considerations regarding mining, processing, metallurgical, infrastructure, economic, marketing, environmental, and other relevant factors that demonstrate at the time of reporting that economic extraction can be reasonably justified.

The QP is responsible for reviewing all mining factors and costs to verify that the mineral reserve estimates are correct. The estimation of mineral reserves is the basis of an economically viable project. Mineral reserves are inclusive of diluting material that will be mined in conjunction with the mineral reserves and delivered to the treatment plant or equivalent facility. The term “mineral reserve” need not necessarily signify that extraction facilities are in place, operative, or that all governmental approvals have been received. It does signify that there are reasonable expectations of such approvals.

Mineral reserves are subdivided in order of increasing confidence into Probable mineral reserves and Proven mineral reserves. The reserve classifications used in this report conform to the definitions and guidelines set forth in U.S. SEC Regulation S-K 1300. These classifications are listed below.

A Probable mineral reserve is the economically mineable part of an Indicated mineral resource, and in some circumstances, a Measured mineral resource. The confidence in the modifying factors applying to a Probable mineral reserve is lower than that applying to a Proven mineral reserve. The QPs may elect to convert Measured mineral resources to Probable mineral reserves if confidence in the modifying factors is lower than that applied to a Proven mineral reserve.

A Proven (or Proved) mineral reserve is the economically mineable part of a Measured mineral resource and can only result from conversion of a measured mineral resource. Application of the Proven mineral reserve category implies that the QPs have the highest degree of confidence in the estimate and the consequent expectation in the minds of the readers of the report. The term should be restricted to that part of the deposit where production planning is taking place and for which any variation in the estimate would not significantly affect the potential economic viability of the deposit.

To convert a mineral resource into a mineral reserve, estimates of commodity prices, mining dilution, process recovery, refining/transport costs, royalties, mining costs, processing, and general and administration costs were used to estimate COGs. These input parameters, along with geotechnical slope recommendations, formed the basis for the selection of economic mining blocks.

The economic mining blocks were identified using the Lerchs-Grossmann Pit Optimization Algorithm in the Maptek Vulcan software package, which produced a series of optimized open-pit shapes. The QP has selected one of these shapes for detailed design and quantified the mineral reserves at the determined COG within the final pit design.

The lithium resources at Tonopah Flats are not subject to royalty.

A conventional truck/shovel open-pit mining method was selected for the deposit. Mining costs used in the pit optimization were based on first principles build-ups using a preliminary production schedule as guidance.

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Processing and general and administrative (G&A) operating costs were developed for the treatment of mineralized material. The battery limits for determining the process operating costs commence from the sizing and crushing facilities and continue through to the surface stacking of tailings. G&A costs cover items such as site services, transportation, and camp costs. The operating costs are based on a refinery production rate of 30,000 tpa LHM.

A mill recovery of 48% was utilized for the pit optimization. This information was sourced from both historical and current test work performed by SGS at its Lakefield laboratory in 2020, 2021, 2023, and 2024.

12.2	Design Pit Selection

The pit shell that defines the ultimate pit limit was derived in Vulcan using the pit-optimization algorithm. The optimization procedure uses the block value and pit slopes to determine a group of blocks representing pits of valid slopes that yield the maximum profit. The block value is calculated using information stored in the geological block model, commodity prices, mining and processing costs, process recovery, and the sales pricing for the metals produced. The pit shell chosen for design was selected to limit mine life to approximately 40 years. Table 12-1 provides a summary of the primary optimization inputs and Table 12-2 provides the overall results.

Table 12-1	Primary Pit Optimization Parameters

Parameter	Value	Unit
Mining Cost	2.70	$/tonne
Process Cost	10.70	$/tonne processed
G&A	0.90	$/tonne processed
LHM Price	22,000	$/tonne
Recovery	48	percent
Li Content In LiOH	0.165
Li Price	133,333	$/tonne
Minimum Li Grade	300	ppm
Overall Pit Slope	33	degree

G&A = general and administrative

LHM = lithium hydroxide monohydrate

ppm = parts per million

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Table 12-2	Overall Results of the Tonopah Flats Open Pit Optimization

Pit	LHM Price	Total	Ore	Waste	SR	Li	Li	LHM	Rec LHM	NPV Best	NPV Lag	NPV Worst
	(US$/t)	(Mt)	(Mt)	(Mt)	w:o	(ppm)	(ktonnes)	(ktonnes)	(ktonnes)	(US$M)	(US$M)	(US$M)
1	6,000	254	217	37	0.17	869	189	1,144	549	$3,996	$3,996	$3,996
2	6,200	335	288	47	0.16	861	248	1,503	722	$4,507	$4,487	$4,415
3	6,400	386	332	54	0.16	855	284	1,720	825	$4,722	$4,698	$4,566
4	6,600	451	386	65	0.17	848	328	1,987	954	$4,914	$4,888	$4,688
5	6,800	516	439	77	0.18	842	370	2,240	1,075	$5,047	$5,020	$4,752
6	7,000	602	511	91	0.18	830	425	2,574	1,236	$5,165	$5,136	$4,787
7	7,200	656	552	104	0.19	827	457	2,767	1,328	$5,215	$5,186	$4,776
8	7,400	913	744	169	0.23	811	603	3,657	1,755	$5,335	$5,301	$4,575
9	7,600	960	782	178	0.23	806	630	3,821	1,834	$5,346	$5,311	$4,540
10	7,800	987	804	183	0.23	803	645	3,911	1,877	$5,351	$5,316	$4,534
11	8,000	1,234	1,000	234	0.23	778	778	4,715	2,263	$5,376	$5,341	$4,459
12	8,500	1,269	1,025	244	0.24	776	795	4,817	2,312	$5,377	$5,342	$4,448
13	9,000	1,299	1,041	257	0.25	775	807	4,891	2,348	$5,378	$5,343	$4,436
14	9,500	1,332	1,058	274	0.26	775	819	4,966	2,384	$5,379	$5,344	$4,425
15	10,000	1,372	1,075	297	0.28	774	833	5,047	2,422	$5,380	$5,345	$4,411
16	11,000	1,396	1,085	311	0.29	774	840	5,091	2,443	$5,380	$5,345	$4,401
17	12,000	1,415	1,092	324	0.30	774	845	5,121	2,458	$5,381	$5,345	$4,394
18	13,000	1,432	1,097	335	0.31	774	849	5,145	2,470	$5,381	$5,346	$4,388
19	14,000	1,444	1,100	343	0.31	774	851	5,160	2,477	$5,381	$5,346	$4,383
20	15,000	1,454	1,103	351	0.32	774	853	5,172	2,483	$5,381	$5,346	$4,379
21	16,000	1,472	1,107	364	0.33	774	857	5,192	2,492	$5,381	$5,346	$4,372
22	18,000	1,490	1,112	379	0.34	773	860	5,210	2,501	$5,381	$5,346	$4,364
23	20,000	1,505	1,114	391	0.35	773	862	5,222	2,507	$5,381	$5,346	$4,359
24	22,000	1,505	1,114	391	0.35	773	862	5,222	2,507	$5,381	$5,346	$4,359

Best = NPV outcome calculated under the most optimistic set of assumptions ktonne = kilotonne

Lag = delay between when project costs are incurred and when cash inflows are realized

LHM = lithium hydroxide monohydrate

Mt = million tonnes

NPV = net present value

ppm = parts per million

Rec = recovery

SR = stripping ratio

t = tonne

US$M = USD in millions

Worst = NPV outcome calculated under the most conservative set of assumptions

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Figure 12-1	Tonopah Flats Open Pit Optimization - Overall Pit Shell Results

12.3	Open-Pit Design

The selected optimized pit shell was converted into a detailed open-pit mine design that formed the basis of the mineral reserve estimate and production schedule. The pit wall slope angles, bench heights, and access ramp parameters are discussed in further detail below. The final pit design, located approximately 11 km west of Tonopah, Nevada, is approximately 1,900 m long with a maximum elevation of 1,625 m above mean sea level (AMSL) and a pit bottom elevation of 1,380 m AMSL. Ramp access varies through the mine life and progression of the back-fill plan. The final pit design is shown in Figure 12-2. Measured and Indicated resources above the economic COG of 300 ppm Li are shown relative to the final pit design in Figure 12-3, Figure 12-4, and Figure 12-5.

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Figure 12-2	Final Pit Design

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Figure 12-3	Measured and Indicated Resources Relative to the Final Pit Design

Figure 12-4	E470300 Cross Section of the Final Pit Showing Measured and Indicated Resources (Li ppm)

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Figure 12-5	N4215200 Cross Section of the Final Pit Showing Measured and Indicated Resources (Li ppm)

12.4	Mining Dilution and Ore Loss

The mineral resources and reserves were reported undiluted, as the strip ratio is very low and the deposit shows little variability at the 300 ppm COG. No additional tonnage adjustment was necessary.

12.5	Mineral Reserve Estimate

A summary of the mineral reserves for the project is shown in Table 12-3 within the designed final pit for the Tonopah Flats deposit. In the detailed mine production schedule, the COG has been held constant at 300 ppm Li. Any resources below the COG have been wasted. The effective date of the mineral reserve stated in this report is 15 March 2025. The QPs have not identified any known legal, political, environmental, or other risks that would materially affect the potential development of the mineral reserves, except for the risk of not being able to secure the necessary permits from the government for the development and operation of the project; however, the QPs are not aware of any unique characteristics of the project that would prevent permitting.

Table 12-3	Tonopah Flats Mineral Reserves Estimate as of PFS Date

Classification	Tonnes (ktonnes)	Grade Li (ppm)	Contained Li (ktonnes)	LHM Equivalent Mined (ktonnes)
Proven	175,515	920	161	979
Probable	384,333	753	289	1,754
Total Proven and Probable	559,848	805	451	2,733

ktonnes = kilotonnes

LHM = lithium hydroxide monohydrate

ppm = parts per million

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13    Mining Methods

The TFLP will be mined using conventional open-pit mining techniques, including drilling, blasting, loading, and hauling. Due to the relatively soft nature of the host rock, drilling and blasting is expected to be minimal, accounting for approximately 5% of the clay material. Overlying alluvium will be stripped and stockpiled for future use in site reclamation activities. The mine production rate has been optimized to support the refinery’s production goal of 30,000 tpa of LHM, resulting in an average ore feed rate of approximately 12.4 Mtpa.

The mine, waste dump, and backfill dump and stockpile designs have been developed in accordance with geotechnical guidelines. Both ore and waste materials will be mined in 10 m high benches using hydraulic shovels and front-end loaders. A fleet of 141-tonne haul trucks will transport the excavated materials to either the ROM stockpile or designated dumps. In alignment with the mine plan, the loading units and haul trucks will also be used to transport dry-stack tailings and coarse gangues from the refinery and the beneficiation circuits to the designated backfill dumps. In addition, the mine will conduct various mine and site development activities that are essential for the success of this project.

The mine is scheduled to operate continuously, 24 hours a day, 365 days per year, utilizing three rotating crews working two 12-hour shifts daily. This operating schedule accounts for non-productive time related to employee breaks, weather delays, blasting activities, equipment downtimes, etc.

Comprehensive details regarding mine designs and mining methods are discussed in this chapter. Mining cost estimates and economic analysis are addressed separately in chapters 18 and 19, respectively.

13.1	Economic Parameters and Cut-Off Grades

The economic parameters used for mine design and production schedules in this PFS have been developed between ABTC and Barr. Table 13-1 presents the economic parameters used for mining, processing and general and administrative (G&A) costs. Mining costs assume contractor pre-stripping moving to owner-operator mining activities as the project has a significantly long mine life. Processing costs were provided by ABTC and Woods. G&A costs were based on a fixed cost of US$ 4.5 million per year for site management, environmental, general site maintenance, insurance, human resources, and other administrative costs. There are no royalties associated with the Tonopah Flats property.

Due to a highway running through the middle of the deposit, a constraint around the highway and the power line was used with a 200-m right-of-way (ROW). This ROW divided the deposit evenly into north and south portions (North Pit and South Pit) used for the resource pits. Only the South Pit was included in the mine life and pit designs of this PFS.

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Table 13-1	Economic Parameters for Calculation of the Cut-Off Grade

Parameter	Value	Units
Mining Cost	2.70	$/tonne
Process Cost	10.70	$/tonne processed
G&A	0.90	$/tonne processed
LHM Price	22,000	$/tonne
Recovery	48	percent
Li Content in LiOH	0.165
Li Price	133,333	$/tonne
Minimum Li Grade	300	ppm

G&A = general and administrative

LHM = lithium hydroxide monohydrate

ppm = parts per million

COGs were used to distinguish material that would be processed from waste material. A COG of 94 ppm Li is calculated when using the inputs in Table 13-1. However, an elevated COG of 300 ppm Li was used to determine in-pit material to be processed. This elevated COG advances the processing of higher-grade material and improves the project economics.

13.2	Pit Optimization

Production constraints were considered when specifying mine parameters for pit optimization and subsequent pit design and production scheduling. Pit optimizations for the TFLP used a Vulcan pit-optimization algorithm to create three-dimensional pit shells. The metal selling price used for this analysis is US$22,000/t of LHM. Pit optimizations were generated using ranges of LHM prices from US$6,000/t to US$22,000/t. Only Measured and Indicated material above the elevated COG was allowed to be processed for the optimization. The pit optimization results at various prices are shown in Table 12-2 in Chapter 12.

13.3	Road and Ramp Design

Detailed roads and ramp designs were not created for this study since the roads will be dynamic and move during the life of mine, but conceptual haul routes were used to develop haulage profiles and estimate truck requirements.

The ramps that will be utilized for production will be designed for the use of 150-t haul trucks with an operating width of 7.5 m. For two-way access, the goal of road design is to allow a running width of nearly 3.5 times the width of the trucks. Mine Safety and Health Administration (MSHA) regulations specify that safety berms are to be maintained at least the axle height of the haul trucks that will travel on the roads. The axle height of the 150-t truck is approximately 1.5 m. An extra 10% was added to the berm height design to ensure that all berms are sufficient in height, resulting in a total berm height of 1.7 m.

Safety berms assume a slope of 1.5 horizontal to 1.0 vertical. Considering that ramps in the pit only require one berm, the design road width of 30 m was determined for two-way traffic. Haul roads grades will be designed at a maximum of 10%.

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13.4	Open Pit Design

Barr reviewed the previous geotechnical information, which was limited to the RQD measurements from eight boreholes within the 2023 exploration core drilling program. From this information, in addition to the project’s geologic setting, the 2025 geotechnical field and laboratory testing programs were carried out to build and/or update the structural, geotechnical, and hydrogeologic models to support the PFS. The 2025 field program was based on the permitted and accessible locations at the time of this study.

Detailed engineering analyses were completed using information collected from the 2025 work to update the open-pit design recommendations for the TFLP PFS.

13.4.1	Open Pit Geotechnical Considerations

13.4.1.1	Geology and Structure

The Tonopah Flats property, including the proposed open pit, is located in a broad alluvial basin of subdued topography between the San Antonio Mountains to the east and the Monte Cristo Mountains to the west, approximately 11 km northwest of the town of Tonopah, Nevada. Quaternary alluvial fan and pediment sedimentary deposits cover most of the property and are generally composed of silt, sand, and gravel from the nearby mountains. The alluvial cover has an average thickness of less than 15 m from east of the fault over much of the property. It also overlies a thick sequence of fluvial and lacustrine epiclastic claystone, volcanic conglomerate, sandstone, siltstone, and tuff of the Miocene age Siebert Formation. The overall sedimentary package within the project area is flat lying to gently dipping.

The project area is along the eastern margin of the Walker Lane tectonic belt, an approximately 15-m-wide, northwest-trending zone in western Nevada and eastern California (Stewart, 1988). Prominent northwest-trending strike-slip faults and related north- to northeast-trending normal faults characterize much of the Walker Lane tectonic belt and accommodate part of the motion between the Pacific plate and the North American plate. The belt separates the Sierra Nevada and the Basin and Range physiographic provinces.

13.4.1.2	Open Pit Subsurface Investigations

Barr was contracted to oversee a geotechnical field investigation in support of an S-K 1300-compliant PFS for the open pit at the project site. The investigation consisted of three geotechnical borings along the east side of the south lobe of the open pit as per the project priorities and available permitted locations for drilling in early 2025.

The three borings were performed by advancing an HQ-size (85.7 mm [3 3/8 inch]) diamond core drill bit. The drill rig was operated by True North Drilling, based out of Gilbert, Arizona, on a 24/7 continuous basis. Continuous wireline coring was carried out with core runs ranging from 3 dm to 3 m. The boring locations are provided in Figure 13-1. The coordinates, azimuth, inclination, and completed total drill depth for the borings are presented in Table 13-2.

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Table 13-2	Geotechnical Borings Drilled for South Lobe of the Open Pit

Borehole	Easting [1]	Northing [1]	Ground Surface Elevation (m)	Target Inclined Depth [2]		Azimuth (degree)	Plunge (degree)
				(m)	(ft)
TF25-GT1	470348	4214322	1,613	300	985.0	190	80
TF25-GT2	470762	4214689	1,605	275	893.5	95	60
TF25-GT3	470784	4215492	1,600	250	820.0	80	60

1 Coordinates and datum are NAD83 UTM Zone 11, in meters.

2 Borehole target inclined depths and orientations were adjusted by ABTC for exploration purposes that are still aligned with geotechnical purposes.

ft = feet

m = meter

Figure 13-1	Open Pit Geotechnical Boring Locations

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The subsurface geology identified and described by ABTC geologists during the geotechnical drilling program generally coincided with the expected geology from the existing subsurface model provided to Barr by ABTC. Notable lithology present in the borings included alluvium, claystone, sandstone, and tuff. A summary description of lithology is provided below.

●	Alluvial sediments were present to an inclined depth of 13.25 m in hole TF25-GT2. They were present to inclined depths of 1.8 m and 5.0 m in holes TF25-GT1 and TF25-GT3, respectively.

●	Claystone was the thickest lithologic unit encountered at all three locations, as expected. The upper marker that separates the upper claystone unit from the mid claystone unit was noted at inclined depths of about 207.8 m, 219.4 m, and 115.2 m in holes TF25-GT1, TF25-GT2, and TF25-GT3, respectively. The lower marker that separates the mid claystone unit from the lower claystone unit was noted at about 288 m and 214.3 m in holes TF25-GT1 and TF25-GT3, respectively.

●	Sandstone layers exhibiting thicknesses from 7.6 dm to 3 m were interbedded at multiple depths within the claystone units in all three borings.

The drillers did not observe groundwater during drilling.

Televiewer surveys were performed by IDS, who was contracted directly by ABTC, immediately after the completion of drilling. The work was carried out in boreholes TF25-GT1 and TF25-GT3 to measure the true orientation of rock mass features such as bedding, joints, and faults. The surveys were carried out using optical borehole imagers (OBI) and acoustic borehole imagers (ABI). A total of 2,869 structures, including sealed (Type 0), partial open (Type 1), and continuous open (Type 2) structures from two boreholes, were picked by IDS on downhole images, and the pole plot by structure type is presented on the stereonet in Figure 13-2.

Figure 13-3 illustrates the density concentrations of picked structures (i.e., joints) other than Type 0 (i.e., bedding) without showing the poles, and the dip and dip direction values of mean sets, which was determined from the set boundaries drawn using the density concentration contours having concentrations greater than approximately 4% and 7% for TF25-GT1 and TF25-GT3, respectively.

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N
S
E
W
1m
2m
2m TF25-GT01
1m TF25-GT03

Symbol	TYPE	Quantity
△	0	2547
○	1	294
✱	2	28

Color	Density Concentrations
	0.00 - 2.90
	2.90 - 5.80
	5.80 - 8.70
	8.70 - 11.60
	11.60 - 14.50
	14.50 - 17.40
	17.40 - 20.30
	20.30 - 23.20
	23.20 - 26.10
	26.10 - 29.00
Contour Data	Pole Vectors
Maximum Density	28.77%
Contour Distribution	Fisher
Counting Circle Size	1.0%

	Color	Dip	Dip Direction	Label
Mean Set Planes				
1m		3	53	TF25-GT03
2m		8	169	TF25-GT01

Plot Mode	Pole Vectors
Vector Count	2869 (2869 Entries)
Hemisphere	Lower
Projection	Equal Angle

Figure 13-2	Poles of Features Picked by IDS as Sealed (Type 0), Partial Open (Type 1), and Continuous Open (Type 2) Structures from TF25-GT1 and TF25-GT3

N
E
S
W
1m
2m
2m:TF25-GT01
1m:TF25-GT03

Symbol	Feature
	Pole Vectors

Color	Density Concentrations
	0.00 - 2.90
	2.90 - 5.80
	5.80 - 8.70
	8.70 - 11.60
	11.60 - 14.50
	14.50 - 17.40
	17.40 - 20.30
	20.30 - 23.20
	23.20 - 26.10
	26.10 - 29.00

Contour Data	Pole Vectors
Maximum Density	28.77%
Contour Distribution	Fisher
Counting Circle Size	1.0%

	Color	Dip	Dip Direction	Label
Mean Set Planes				
1m		3	53	TF25-GT03
2m		8	169	TF25-GT01

Plot Mode	Pole Vectors
Vector Count	2869 (2869 Entries)
Hemisphere	Lower
Projection	Equal Angle

Figure 13-3	Density Concentrations and Mean Set Planes for Structures Picked by IDS As Type 1 and Type 2 (i.e., Potentially Structures Other Than Bedding Planes)

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13.4.1.3	Laboratory Testing

Barr selected core samples for laboratory testing to focus on soil characterization, strength of intact rock, and strength of and rock discontinuities, including faults, joints, and bedding. Barr prepared a laboratory testing program that included rock samples for unconfined compressive strength (ASTM D7012 Method C), Brazilian indirect tensile strength (ASTM D3967), triaxial compressive strength (ASTM D7012 Method A), and direct shear strength (ASTM D5607) on natural discontinuities with sampling depths determined primarily based on rock type and relevant structures. For claystone rock cores comprising fine-grained materials, unconsolidated-undrained (UU) triaxial compression (D2850), consolidated-undrained (CU) triaxial compression (ASTM D4767), and Atterberg limits (ASTM D4318) were performed. This was to characterize the fully softened shear strength and possibly the residual shear strength, which could be relevant shear strengths for excavations such as open pits in these materials. The complete test results are provided in Barr’s report (Greenwood & Sopaci, 2025).

The Atterberg limits results are summarized in Table 13-3. The liquid limit ranged from 55 to 101, with an average of 70, while the plasticity index ranged from 31 to 77, with an average of 45. All samples were classified as high-plasticity clay (CH) based on their index properties.

Table 13-3	Atterberg Limits Summary

Hole ID	Inclined Depth		Lithology	Liquid Limit	Plastic Limit	Plasticity Index	USCS Classification
	(m)	(ft)
TF25-GT1	125	410	Claystone	101	24	77	CH
TF25-GT1	140	459	Claystone	65	23	42	CH
TF25-GT1	151	495	Claystone	55	23	32	CH
TF25-GT1	201	659	Claystone	64	33	31	CH
TF25-GT2	107	351	Claystone	87	23	64	CH
TF25-GT2	144	472	Claystone	55	22	33	CH
TF25-GT2	208	682	Claystone	70	23	47	CH
TF25-GT2	241	791	Claystone	65	20	45	CH
TF25-GT3	50	164	Claystone	58	21	37	CH
TF25-GT3	73	240	Claystone	71	30	41	CH
TF25-GT3	111	364	Claystone	74	27	47	CH
TF25-GT3	138	453	Claystone	69	20	49	CH
	Average			70	24	45

CH = high-plasticity clay

ft = feet

ID = identification

m = meter

USCS = Unified Soil Classification System

The results and summary of the uniaxial compressive strength tests are provided in Table 13-4 and Table 13-5, and the splitting tensile strength test results and summary are provided in Table 13-6 and Table 13-7. The triaxial compression test results for Crystal-Lithic Tuff are provided in Table 13-8.

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Table 13-4	Results of Uniaxial Compressive Strength Tests

Hole ID	Inclined Depth Range		Lithology	UCS
	(m)	(ft)		(kPa)	(psi)
TF25-GT1	110.58 –110.73	362.8 – 363.3	Claystone	2,020	293
TF25-GT1	142.98 – 143.10	469.1 – 469.5	Claystone	2,730	396
TF25-GT1	161.57 – 161.69	530.1 – 530.5	Claystone	4,378	635
TF25-GT1	222.38 – 222.50	729.6 – 730.0	Claystone	7,012	1,017
TF25-GT1	237.28 – 237.43	778.5 – 779.0	Claystone	4,888	709
TF25-GT2	29.62 – 29.77	97.2 – 97.7	Claystone	193	28
TF25-GT2	51.02 – 51.17	167.4 – 167.9	Claystone	3,951	573
TF25-GT2	82.38 – 82.53	270.3 – 270.8	Claystone	1,392	202
TF25-GT2	96.37 – 96.53	316.2 – 316.7	Claystone	2,613	379
TF25-GT2	115.85 – 115.97	380.1 – 380.5	Claystone	586	85
TF25-GT2	258.92 – 259.08	849.5 – 850.0	Claystone	5,640	818
TF25-GT2	220.30 – 220.43	722.8 – 723.2	Tuffaceous Sandstone	2,758	400
TF25-GT3	131.73 – 131.85	432.2 – 432.6	Claystone	4,716	684
TF25-GT3	142.28 – 142.40	466.8 – 467.2	Claystone	3,303	479
TF25-GT3	155.81 – 155.96	511.2 – 511.7	Claystone	3,613	524
TF25-GT3	175.74 – 175.90	576.6 – 577.1	Claystone	4,233	614
TF25-GT3	219.39 – 219.51	719.8 – 720.2	Crystal-Lithic Tuff	8,081	1,172

ft = feet

ID = identification

kPa = kilopascals

m = meter

psi = pounds per square inch

UCS = Uniaxial compressive strength

Table 13-5	Summary of Uniaxial Compressive Strength Tests

Lithology	Number of Samples Tested	Minimum UCS		Average UCS		Maximum UCS
		(kPa)	(psi)	(kPa)	(psi)	(kPa)	(psi)
Claystone	16	193	28	3,330	483	7,012	1,017
Tuffaceous Sandstone	1	2,758	400	2,758	400	2,758	400
Crystal-Lithic Tuff	1	8,081	1,172	8,081	1,172	8,081	1,172

kPa = kilopascals

psi = pounds per square inch

UCS = Uniaxial compressive strength

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Table 13-6	Results of Splitting Tensile Strength Tests

Hole ID	Inclined Depth Range		Lithology	Splitting Tensile Strength
	(m)	(ft)		(kPa)	(psi)
TF25-GT1	80.49-80.52	264.1-264.2	Claystone	228	33
TF25-GT1	107.04-107.7	351.2-351.3	Claystone	145	21
TF25-GT1	119.48-119.51	392.0-392.1	Claystone	317	46
TF25-GT1	166.66-166.69	546.8-546.9	Claystone	317	46
TF25-GT1	185.34-185.37	608.1-608.2	Claystone	600	87
TF25-GT1	228.32-288.35	749.1-749.2	Claystone	565	82
TF25-GT2	42.51-42.55	139.5-139.6	Claystone	228	33
TF25-GT2	69.70-69.73	228.7-228.8	Claystone	296	43
TF25-GT2	90.09-90.12	295.6-295.7	Claystone	186	27
TF25-GT2	125.82-125.85	412.8-412.9	Claystone	228	33
TF25-GT2	154.22-154.25	506.0-506.1	Claystone	331	48
TF25-GT2	183.09-183.12	600.7-600.8	Claystone	510	74
TF25-GT2	221.34-221.37	726.2-726.3	Claystone	427	62
TF25-GT2	232.04-232.04	761.3-761.3	Claystone	331	48
TF25-GT3	83.14-83.17	272.8-272.9	Claystone	469	68
TF25-GT3	95.70-95.73	314.0-314.1	Claystone	228	33
TF25-GT3	149.99-150.02	492.1-492.2	Claystone	490	71
TF25-GT3	188.82-188.85	619.5-619.6	Claystone	338	49
TF25-GT3	227.90-227.93	747.7-747.8	Claystone	552	80
TF25-GT3	249.63-249.66	819.0-819.1	Claystone	565	82

ft = feet

ID = identification

kPa - kilopascals

m = meter

psi = pounds per square inch

Table 13-7	Summary of Splitting Tensile Strength Tests

Lithology	Number of Samples Tested	Minimum Splitting Tensile Strength		Average Splitting Tensile Strength		Maximum Splitting Tensile Strength
		(kPa)	(psi)	(kPa)	(psi)	(kPa)	(psi)
Claystone	20	144.8	21	365.4	53	599.8	87

kPa - kilopascals

psi = pounds per square inch

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Table 13-8	Summary of Triaxial Compressive Strength Tests

Hole ID	Inclined Depth Range		Lithology	Confining Pressure (kPa)	Deviator Stress (σd) at Failure		Failure Type
	(m)	(ft)			(kPa)	(psi)
TF25-GT3	217.93-218.21	715-715.9	Crystal-Lithic Tuff	2,000	13,000	1,940	Fracture / Bedding

ft = feet

ID = identification

kPa - kilopascals

m = meter

psi = pounds per square inch

The shear strength of rock discontinuities was evaluated by the direct shear test following ASTM D5607. The results of the direct shear strength tests are provided in Table 13-9.

Table 13-9	Results of Direct Shear Strength Tests

Hole ID	Inclined Depth		Lithology	Peak			Post-Peak
	(m)	(ft)		Friction Angle (degree)	Cohesion		Friction Angle (degree)	Cohesion
					(kPa)	(psi)		(kPa)	(psi)
TF25-GT1	172	565	Claystone	38	0	0	37	0	0
TF25-GT2	103	337	Claystone & Sandstone	17	310.3	45	16	248.2	36
TF25-GT2	236	774	Claystone	19	310.3	45	23	0	0
TF25-GT2	235	771	Claystone	30	131.0	19	30	0	0
TF25-GT2	156	511	Claystone	25	158.6	23	27	62.1	9
TF25-GT3	216	709	Claystone	28	337.8	49	31	62.1	9
TF25-GT3	215	707	Claystone	30	448.2	65	30	337.8	49
TF25-GT3	66	216	Tuffaceous Claystone	42	75.8	11	40	82.7	12
TF25-GT3	79	259	Sandstone	27	441.3	64	38	62.1	9

ft = feet

ID = identification

kPa - kilopascals

m = meter

psi = pounds per square inch

The UU triaxial compression tests on rock samples followed ASTM D2850. The results of those tests are provided in Table 13-10.

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Table 13-10	Summary of Unconsolidated-Undrained Triaxial Compression Test

Hole ID	Inclined Depth		Lithology	Confining Pressure		Deviator Stress (σd) at Failure		Undrained Shear Strength
	(m)	(ft)		σ3 (kPa)	σ3 (psi)	σ1-σ3 (kPa)	σ1-σ3 (psi)	q (kPa) (σ1-σ3)/2	q (psi) (σ1-σ3)/2
TF25-GT3	50	164	Claystone	108.2	15.7	3,093.7	448.7	1,547.2	224.4
TF25-GT3	73	240	Claystone	108.2	15.7	3,177.6	460.8	1,588.6	230.4
TF25-GT2	107	351	Claystone	108.2	15.7	2,511.1	364.2	1,255.5	182.1
TF25-GT3	111	364	Claystone	215.1	31.2	2,553.8	370.4	1,276.9	185.2
TF25-GT3	138	453	Claystone	215.1	31.2	3,335.7	483.8	1,667.8	241.9
TF25-GT2	144	472	Claystone	526.8	76.4	4,800.8	696.3	1,711.3	348.2
TF25-GT1	260	853	Claystone	526.8	76.4	7,518.0	1,090.4	3,759.0	545.2
TF25-GT2	208	682	Claystone	1,052.8	152.7	3,141.3	455.6	1,570.6	227.8
TF25-GT3	241	791	Claystone	1,052.8	152.7	5,413.1	785.1	2,706.2	392.5
ft = feet

ID = identification

kPa - kilopascals

m = meter

psi = pounds per square inch

The CU triaxial compression tests, with pore pressure measurements, on rock samples followed ASTM D4767. The results of the tests are provided in Table 13-11.

Table 13-11	Results of Consolidated-Undrained Triaxial Compression Tests

Hole ID	Inclined Depth		Lithology	Consolidation Stress		Deviator Stress (σd) at Failure		Mean Effective Stress at Failure		Shear Strength
	(m)	(ft)		σ’3c (kPa)	σ’3c (psi)	σ’1-σ’3 (kPa)	σ’1-σ’3 (psi)	p' (kPa) (σ'1+σ'3)/2	p' (psi) (σ'1+σ'3)/2	q (kPa) (σ'1-σ'3)/2	q (psi) (σ'1-σ'3)/2
TF25-GT3	125	410	Claystone	1,482.4	215	6,556.9	951	550.2	79.8	475.0	68.9
TF25-GT3	140	459	Claystone	3,633.5	527	23,021.6	3,339	1,949.8	282.8	1,700.2	246.6
TF25-GT2	200	656	Claystone	5,281.4	766	39,369.1	5,710	3,099.9	449.6	1,658.9	420.6

ft = feet

ID = identification

kPa - kilopascals

m = meter

psi = pounds per square inch

13.4.2	Rock and Soils Strength Assessment

Claystone was the primary lithologic unit encountered at all three borehole locations, as expected. From a geotechnical perspective, claystone was generally described as weak sedimentary rocks that represent a stage in the transition from soil to rock based on the degree of induration. It was generally distinctively bedded.

To account for potentially varying strength and behavior of the claystone due to effects such as stress relaxation from excavation and/or softening as a result of opened fissures with an accompanying increase in water content, the fully softened strength (FSS) envelope was assessed for the intact rock and along the bedding.

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The shear strength of claystones and discontinuities (i.e., bedding planes) were assessed using the shear strength test results presented in Figure 13-4.

Figure 13-4	Shear Strength Data from Laboratory Testing

13.4.3	Stability Analysis

The acceptable factor of safety (FOS) and probability of failure (POF) for the planned TFLP open pit varies depending on the pit slope component and the likely consequences of failure. Based upon current plans, there is no major infrastructure set to be constructed proximally to any pit walls. If this were to change, it would be necessary to examine the selected acceptance criteria. Table 13-12 presents the selected acceptance criteria in bold for the TFLP pit slope design.

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Table 13-12	Typical FOS and POF Acceptance Criteria Values (Read & Stacey, 2009)

Slope Scale	Consequences of Failure	Factor of Safety (Min) (Static)	Factor of Safety (Min) (Dynamic)	Probability of Failure (Max) P(FOS≤1)
Bench	Low-High	1.1	NA	25-50%
Inter-Ramp	Low	1.15-1.2	1.0	25%
	Moderate	1.2	1.0	20%
	High	1.2-1.3	1.1	10%
Overall	Low	1.2-1.3	1.0	15-20%
	Moderate	1.3	1.05	10%
	High	1.3-1.5	1.1	5%

FOS = factor of safety

Max = maximum

Min = minimum

The pit slope design recommendations presented in the next section were supported by the following slope stability analyses.

●	Kinematic analysis of rock slopes to evaluate the potential for development of bench-scale and inter-ramp-scale planar and wedge failures.

●	Two-dimensional limit equilibrium analysis of pit slopes to evaluate the potential for the development of deep-seated pit slope instability, including the phreatic surface estimated at 189 m below existing ground surface based on available data obtained from exploration drilling records within the pit shell (M. Dusenbury, personal communication, April 10, 2025).

Bench-face and inter-ramp scale kinematic stability was evaluated by reviewing the stereonets, including dip and dip-direction of logged geologic structures, such as bedding and joints from the televiewer data. The most significant geologic structure controlling the pit slope angles along the east side of the south lobe of the open pit is horizontal bedding planes. Analysis results indicated a POF less than the design acceptance criteria for bench, inter-ramp, and overall slope scales.

The two-dimensional limit equilibrium analyses of rock slopes at inter-ramp and overall slope scales along the east side of the south lobe of the open pit were performed using the SEEP/W and SLOPE/W modules within the GeoStudio 2024 software suite. To estimate groundwater pressures and evaluate their impact on pit slope stability, finite-element seepage analyses were performed for two cross-sections using hydraulic conductivity values typical for claystone from the literature and the groundwater table at 189 m below existing ground surface. Additionally, to assess the effect of fully saturated conditions on rock mass strength, an anisotropic rock mass strength model was used, which assigned different shear strengths depending on the location of the slip surface passing through the rock mass with the estimated groundwater table. Results of the analysis indicated a FOS greater than the minimum FOS criteria (Table 13-12) for both the static (non-earthquake) and pseudo-static (dynamic or earthquake) analysis scenarios. In other words, the pit slope configuration provided in Table 13-13 meets the minimum FOS regarding slope stability for both cases.

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13.4.4	Open-Pit Slope Design Recommendations

The slope recommendations for use in the PFS pit design for the TFLP are given in Table 13-13 below. The stability assessment of the pit slopes first started with the overall highwall (formed by claystone) stability checks, and then the bench configuration was fitted to the overall and/or inter-ramp-scale slopes by using currently available geotechnical and hydrogeological information via a 2D limit equilibrium analysis and rockfall analysis. This was based on an overall slope maximum vertical height of 240 m. The alluvium is thin and not yet well characterized, so it did not enter into the analysis at this stage. It was noted by others that there will not be any groundwater shallower than 189 m below existing ground surface in the proposed pit area (M. Dusenbury, personal communication, April 10, 2025). No mining facility (e.g., waste dump, refinery, tailings, etc.) near the pit crest would create a surcharge/loading for the highwalls or infrastructure, such as US 6/95, was included in the analysis. It was not needed to have separate slope sectors within the proposed pit shape as there were no major rock structures or geotechnically different materials identified to impact the stability of highwalls.

Table 13-13	Recommended Open-Pit Design Slope Configuration

Parameter	Recommendation	Notes
Bench Height (m)	20	Stacking of two 10-m-high bench slopes (i.e., double-benching).
Bench Face Angle (degrees)	45	Slopes in claystone. Alluvial sediments above claystone were present to an inclined maximum depth of 13.3 m in drilled boreholes and were not separately analyzed for slope stability.
Bench Width (m)	9.65	Providing containment of approximately 85% of rockfall from the bench face that is performed in the rockfall analysis.
Inter-Ramp Angle (degrees)	34	This is for a sequence of benches separated by a haul road or a geotechnical ramp.
Ramp Width (m)	30	This is the same as an approximate road width for two-way traffic.
Typical Max. Slope Height Without a Ramp (m)	120	The typical slope height may locally be adjusted depending on the pit design optimization needs.
Overall Highwall Angle (degrees)	33	Incorporating a haul road or a geotechnical ramp.

m= meter

The following geologic, hydrogeologic, and operating recommendations related to pit design slopes and pit development should be considered in further project stages.

●	Additional geotechnical investigations in locations other than along the east side of the south lobe of the open pit

●	Groundwater and hydrogeology subsurface investigations

●	Infrastructure designed in close vicinity of pit crest

●	Mining method

●	Bench slope configuration

●	Horizontal bedding and subvertical rock joints and faults

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13.5	Pit, Tailings, Coarse Gangue, Waste Dump, and Backfill Designs

Pit, tailings (tails), coarse gangue, waste dump, and in-pit backfill designs were completed for the TFLP using Vulcan software (Version 2025). The pit designs utilize benches that are 10 m high, with a 9.65 m wide catch bench installed on every other bench (double-benching), or 20 m vertical spacing. The bench face angle used is 45º. The resulting inter-ramp slope is 34º. The design road width of 30 m is used resulting in the overall stope angle of 33º. The minimum mining width for the design is 100 m and the mining width of 200 m is recommended. The final pit is located on the south side of US 6/95 and 200 m from the power line.

The tailings and coarse gangue designs utilize 10 m high benches with a 13 m wide catch bench. The bench face angle used is 40º. The slope requirement is 2.5:1 with 10 m high perimeter berms constructed with waste material during the pre-mining period.

The waste dump and in-pit backfill designs utilize 10 m high benches with a 5 m wide catch bench. The bench face angle used is 40º. In-pit backfill starts after Year 5 as mining allows.

The pit, tailings, coarse gangue, waste dump, and in-pit backfill designs are shown in the figures below.

N
meters(m)
0 250 500 1,000
Highway
Power line
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
1420 m AMSL
Pit
1480 m AMSL
Coarse Gangue
1650 m AMSL
Waste
Dump
1680 m AMSL
1380 m AMSL
Pond Storage
South Diversion

Figure 13-5	Tonopah Flats Ultimate Pit Design and Facilities

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N
meters (m)
0
250
500
1,000
Highway
Power line
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
1610 m AMSL
In-pit
Backfill
Coarse Gangue
1650 m AMSL
Pit
1480 m AMSL
1380 m AMSL
Waste
Dump
1680 m AMSL
Pond Storage
South Diversion

Figure 13-6	Tonopah Flats Ultimate Pit Design, Facilities, and In-Pit Backfill (Year 45)

13.6	Phase Design

The ultimate pit design was split into eight phases to aid construction activities and help smooth production rates during operations. The approximate phase shapes were selected from the generated pit shells as part of the pit optimization process, which provides a sequence based on overall value. The design also considers an in-pit backfill schedule. The design parameters include a ramp width of 30 m, road grades of 10%, bench height of 10 m, and a minimum mining width of 100 m. The phase design and details are shown in the figure and table below.

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N
meters (m)
0 250 500 1,000
Highway
Power line
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
Phase1
Phase2
Phase3
Phase4
Phase5
Phase6
Phase7
Phase8
Coarse Gangue
1650 m AMSL
Waste
Dump
1680 m AMSL
Pond Storage
South Diversion

Figure 13-7	Tonopah Flats Phase Design

Table 13-14	Tonopah Flats Phase Design Report

Phase	Quantity (t)	Ore (t)	Li (ppm)	Waste (t)	Stripping Ratio	LHM Contained (t)	LHM Recoverable (t)
Phase1	66,196,885	36,179,850	747.34	30,017,035	0.83	163,870	78,658
Phase2	64,135,974	40,831,653	729.58	23,304,321	0.57	180,545	86,662
Phase3	90,710,174	73,192,080	815.46	17,518,094	0.24	361,728	173,629
Phase4	60,774,371	52,303,914	800.74	8,470,458	0.16	253,830	121,838
Phase5	60,525,324	53,583,098	815.04	6,942,226	0.13	264,680	127,046
Phase6	99,065,746	84,380,447	841.55	14,685,300	0.17	430,366	206,576
Phase7	134,097,883	105,627,543	820.33	28,470,340	0.27	525,145	252,070
Phase8	141,213,657	113,749,789	801.22	27,463,868	0.24	552,354	265,130
Total	716,720,014	559,848,373	805.34	156,871,641	0.28	2,732,519	1,311,609

LHM = lithium hydroxide monohydrate

ppm = parts per million

t = tonne

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13.7	Production Schedule

Production scheduling was completed using Datamine Minemax Scheduler software (Version 7.7). The production schedule was primarily driven by targeting the product produced to approximately 30,000 tpa of LHM after a two-year ramp up (Figure 13-10). Mining starts with initial pre-stripping and sustains the productivity required to feed the processing facility thereafter.

The production schedule is presented on a quarterly basis for the first five-years, and on an annual basis from Year 6 through Year 45.

The resulting production schedule requires approximately 12 months of preproduction to strip waste above the deposit. Production will be ramped up through the first two years of production, reaching full capacity at the beginning of Year 3 (Figure 13-11). Table 13-15 summarizes the 45-year production schedule.

The pit will be mined starting in Year -1 and will continue as the sole pit through Year 45. The mining has been planned in eight phases with Phase 1 mined first ending in year 5. Phase 8 will be mined last starting in year 36 and ending in year 45 as shown in Figure 13-8.

Figure 13-8	Total Tonnage Scheduled by Phase

Processing starts at the beginning of production Year 1 and continues throughout the mine life, until mining ceases in Year 45 as shown in Figure 13-20. The average Li grade is 805 ppm and it increases slowly during the two-year ramp up then it is consistent (±10%) throughout LOM (Figure 13-9).

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Figure 13-9	Process Feed and Li Grade

Figure 13-10	Process Feed and LHM Production

Figure 13-11	Production Schedule and Strip Ratio

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Table 13-15	45-Year Production Schedule

Period	Ore (t)	Li (ppm)	Li Contained (t)	LHM Recoverable (t)	Waste (t)	Stripping Ratio	Total Mined (t)
YR-1	-	0.00	-	-	6,597,966	-	6,597,966
YR1	3,293,071	521.93	1,719	5,000	10,325,073	3.14	13,618,144
YR2	9,567,801	595.04	5,693	16,562	12,432,199	1.30	22,000,000
YR3	15,207,636	678.11	10,312	30,000	6,746,826	0.44	21,954,462
YR4	11,405,428	904.17	10,312	30,000	5,954,140	0.52	17,359,569
YR5	15,644,817	659.16	10,312	30,000	6,355,183	0.41	22,000,000
YR6	12,894,492	799.76	10,312	30,000	4,799,913	0.37	17,694,404
YR7	12,637,505	816.02	10,312	30,000	7,545,446	0.60	20,182,950
YR8	15,490,359	665.74	10,312	30,000	6,509,641	0.42	22,000,000
YR9	12,399,746	831.67	10,312	30,000	1,040,440	0.08	13,440,187
YR10	12,002,996	859.16	10,312	30,000	1,970,448	0.16	13,973,444
YR11	11,700,833	881.35	10,312	30,000	562,175	0.05	12,263,008
YR12	11,108,284	928.36	10,312	30,000	-	-	11,108,284
YR13	14,046,014	734.19	10,312	30,000	6,033,753	0.43	20,079,767
YR14	14,608,718	705.91	10,312	30,000	172,133	0.01	14,780,851
YR15	11,835,947	871.29	10,312	30,000	2,253,696	0.19	14,089,643
YR16	11,421,775	902.88	10,312	30,000	10,875	0.00	11,432,650
YR17	13,317,946	774.33	10,312	30,000	5,632,473	0.42	18,950,419
YR18	14,424,246	714.94	10,312	30,000	933,724	0.06	15,357,971
YR19	12,189,414	846.02	10,312	30,000	376,029	0.03	12,565,443
YR20	11,138,068	925.88	10,312	30,000	-	-	11,138,068
YR21	11,669,781	883.69	10,312	30,000	7,229,523	0.62	18,899,304
YR22	14,948,467	689.87	10,312	30,000	4,453,927	0.30	19,402,394
YR23	12,440,417	828.95	10,312	30,000	393,117	0.03	12,833,534
YR24	11,671,126	883.59	10,312	30,000	913,183	0.08	12,584,309
YR25	11,415,746	903.36	10,312	30,000	1,409,399	0.12	12,825,145
YR26	11,328,610	910.31	10,312	30,000	132,740	0.01	11,461,350
YR27	11,768,638	876.27	10,312	30,000	109,993	0.01	11,878,631
YR28	11,882,628	867.86	10,312	30,000	7,569,231	0.64	19,451,859
YR29	14,174,632	727.53	10,312	30,000	5,076,473	0.36	19,251,105
YR30	12,429,614	829.67	10,312	30,000	8,887,781	0.72	21,317,395
YR31	11,978,720	860.90	10,312	30,000	4,989,846	0.42	16,968,566
YR32	12,241,867	842.40	10,312	30,000	418,871	0.03	12,660,738
YR33	14,877,679	693.15	10,312	30,000	113,519	0.01	14,991,198
YR34	12,530,835	822.97	10,312	30,000	-	-	12,530,835
YR35	11,237,767	917.66	10,312	30,000	82,666	0.01	11,320,433

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Period	Ore (t)	Li (ppm)	Li Contained (t)	LHM Recoverable (t)	Waste (t)	Stripping Ratio	Total Mined (t)
YR36	11,195,052	921.17	10,312	30,000	9,973,322	0.89	21,168,374
YR37	11,920,177	865.13	10,312	30,000	10,079,823	0.85	22,000,000
YR38	12,516,442	823.92	10,312	30,000	3,971,541	0.32	16,487,983
YR39	12,468,694	827.07	10,312	30,000	3,295,221	0.26	15,763,915
YR40	11,805,773	873.51	10,312	30,000	882,558	0.07	12,688,331
YR41	12,009,248	858.71	10,312	30,000	291,100	0.02	12,300,348
YR42	12,267,691	840.62	10,312	30,000	13,278	0.00	12,280,969
YR43	13,769,132	748.96	10,312	30,000	59,448	0.00	13,828,580
YR44	16,261,498	634.17	10,312	30,000	149,905	0.01	16,411,403
YR45	12,703,043	813.09	10,329	30,047	123,040	0.01	12,826,083
Total	559,848,373	805.34	450,866	1,311,609	156,871,641	0.28	716,720,014

LHM = lithium hydroxide monohydrate

ppm = parts per million

t = tonne

yr = year

Table 13-16	45-Year Mining Quantities (tonnes)

Period	Pit to Process	Process to Tailings	Process to Coarse Gangue	Process to Backfill	Waste to Backfill	Waste to Waste Dump	Total Material Moved
YR-1	-	-	-	-	-	6,597,966	6,597,966
YR1	3,293,071	987,921	2,305,150	-	-	10,325,073	13,618,144
YR2	9,567,801	2,870,340	6,697,461	-	-	12,432,199	22,000,000
YR3	15,207,636	4,562,291	10,645,345	-	-	6,746,826	21,954,462
YR4	11,405,428	3,421,629	7,983,800	-	-	5,954,140	17,359,569
YR5	15,644,817	4,693,445	10,951,372	-	-	6,355,183	22,000,000
YR6	12,894,492	2,528,882	5,900,724	4,464,885	1,627,315	3,172,598	22,159,290
YR7	12,637,505	2,274,751	5,307,752	5,055,002	3,479,633	4,065,813	25,237,952
YR8	15,490,359	2,788,265	6,505,951	6,196,144	2,603,856	3,905,785	28,196,144
YR9	12,399,746	2,086,242	4,867,898	5,445,606	416,176	624,264	18,885,793
YR10	12,002,996	1,800,449	4,201,049	6,001,498	985,224	985,224	19,974,942
YR11	11,700,833	1,549,736	3,616,051	6,535,046	282,203	279,972	18,798,054
YR12	11,108,284	1,332,994	3,110,320	6,664,971	-	-	17,773,255
YR13	14,046,014	2,188,329	5,106,101	6,751,584	2,456,037	3,577,716	26,831,351
YR14	14,608,718	1,008,002	2,352,004	11,248,713	132,543	39,591	26,029,564
YR15	11,835,947	634,306	1,480,048	9,721,592	1,839,374	414,322	23,811,235
YR16	11,421,775	513,980	1,199,286	9,708,508	9,244	1,631	21,141,158
YR17	13,317,946	1,200,819	2,801,911	9,315,217	2,928,886	2,703,587	28,265,636
YR18	14,424,246	2,077,091	4,846,547	7,500,608	485,537	448,188	22,858,579

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Period	Pit to Process	Process to Tailings	Process to Coarse Gangue	Process to Backfill	Waste to Backfill	Waste to Waste Dump	Total Material Moved
YR19	12,189,414	1,755,276	4,095,643	6,338,495	195,535	180,494	18,903,938
YR20	11,138,068	1,603,882	3,742,391	5,791,795	-	-	16,929,864
YR21	11,669,781	1,818,277	4,242,646	5,608,858	2,024,266	5,205,257	24,508,162
YR22	14,948,467	3,228,869	7,534,028	4,185,571	1,247,100	3,206,828	23,587,965
YR23	12,440,417	2,687,130	6,269,970	3,483,317	110,073	283,044	16,316,850
YR24	11,671,126	2,520,963	5,882,248	3,267,915	255,691	657,492	15,852,225
YR25	11,415,746	2,465,801	5,753,536	3,196,409	394,632	1,014,768	16,021,554
YR26	11,328,610	2,446,980	5,709,620	3,172,011	37,167	95,573	14,633,361
YR27	11,768,638	2,542,026	5,931,393	3,295,219	30,798	79,195	15,173,850
YR28	11,882,628	2,369,343	5,528,466	3,984,819	3,775,064	3,794,167	23,436,678
YR29	14,174,632	2,126,195	4,961,121	7,087,316	2,538,236	2,538,236	26,338,421
YR30	12,429,614	1,255,440	2,929,359	8,244,815	5,571,357	3,316,425	29,562,210
YR31	11,978,720	718,723	1,677,021	9,582,976	3,991,877	997,969	26,551,542
YR32	12,241,867	863,400	2,014,601	9,363,866	335,097	83,774	22,024,603
YR33	14,877,679	2,149,539	5,015,591	7,712,550	64,285	49,234	22,703,748
YR34	12,530,835	1,313,670	3,065,230	8,151,935	-	-	20,682,770
YR35	11,237,767	1,000,005	2,333,345	7,904,418	66,133	16,533	19,224,851
YR36	11,195,052	2,955,269	6,895,628	1,344,154	1,015,048	8,958,274	22,512,528
YR37	11,920,177	2,797,771	6,528,132	2,594,274	1,300,789	8,779,034	24,594,274
YR38	12,516,442	2,337,600	5,454,399	4,724,443	1,359,317	2,612,224	21,212,426
YR39	12,468,694	2,232,847	5,209,976	5,025,870	1,318,089	1,977,133	20,789,785
YR40	11,805,773	1,770,866	4,132,021	5,902,887	441,279	441,279	18,591,218
YR41	12,009,248	1,528,402	3,566,271	6,914,575	145,550	145,550	19,214,923
YR42	12,267,691	743,212	1,734,162	9,790,317	7,967	5,311	22,071,287
YR43	13,769,132	826,148	1,927,678	11,015,306	47,558	11,890	24,843,886
YR44	16,261,498	975,690	2,276,610	13,009,198	119,924	29,981	29,420,601
YR45	12,703,043	762,183	1,778,426	10,162,435	98,432	24,608	22,988,518
Total	559,848,373	88,314,976	206,068,278	265,465,118	43,737,291	113,134,351	982,185,133

yr = year

The mining operation is responsible for moving ore, waste, tailings, and coarse gangue materials to different locations. There are six material movements that occur throughout the LOM. They are pit to process (stockpile), process to tailings, process to coarse gangue, process to in-pit backfill, waste to in-pit backfill, and waste to dump. A conveyor system is used to convey materials to tailings and coarse gangue. A conventional truck and loader is used to move materials for the rest. A truck cycle time study was conducted based on haulage profiles created using Vulcan software as shown in Figure 13-12 and Figure 13-13. The truck fleet size is based on the total truck hours from the LOM plan.

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Figure 13-12	LOM Material Movements

Figure 13-13	LOM Truck Hours

The ultimate pit design (Year 45) is shown in Figure 13-6, while additional pit progressions are shown as Figure 13-14 through Figure 13-19, starting with Phase 1. The pit will be backfilled as space allows throughout the mine life, while tailings, coarse gangue, and waste dump will be built as mining progresses.

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Power line
Highway
N
meters(m)
0 250 500 1,000
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
Phase1
Phase2
Phase3
Phase4
Phase5
Phase6
Phase7
Phase8
Coarse Gangue
1650 m AMSL
Waste
Dump
1680 m AMSL
Pond Storage
South Diversion

Figure 13-14	Tonopah Flats Phase 1 Mining (Year 5)

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Power line
Highway
N
meters (m)
0 250 500 1,000
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
Backfill
Phase2
Coarse Gangue
1650 m AMSL
Phase3
Phase4
Phase5
Phase8
Waste
Dump
1680 m AMSL
Phase6
Phase7
South Diversion
Pond Storage

Figure 13-15	Tonopah Flats Phase 2 Mining and Backfill (Year 7)

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Highway
Power line
N
meters (m)
0
250
500
1,000
Process
Stockpile
Property Boundary
Backfill2
Backfill3
Tails
1640 m AMSL
Coarse Gangue
1650 m AMSL
Phase3
Phase4
Phase5
Phase6
Phase7
Phase8
Waste
Dump
1680 m AMSL
Pond Storage
South Diversion

Figure 13-16	Tonopah Flats Phase 3 Mining and Backfill (Year 13)

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Highway
Power line
N
meters (m)
0
250
500
1,000
Process
Stockpile
Property Boundary
Backfill2
Tails
1640 m AMSL
Backfill3
Backfill4
Phase5
Waste
Dump
1680 m AMSL
Coarse Gangue
1650 m AMSL
Phase8
Phase6
Phase7
South Diversion
Pond Storage

Figure 13-17	Tonopah Flats Phase 4 Mining and Backfill (Year 17)

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Power line
Highway
N
meters (m)
0
250
500
1,000
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
Backfill2
Backfill3
Backfill4
Backfill5
Waste
Dump
1680 m AMSL
Coarse Gangue
1650 m AMSL
Phase8
Phase6
Phase7
South Diversion
Pond Storage

Figure 13-18	Tonopah Flats Phase 5 Mining and Backfill (Year 21)

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Power line
Highway
N
meters (m)
0
250
500
1,000
Process
Stockpile
Property Boundary
Backfill2
Backfill3
Tails
1640 m AMSL
Backfill6
Waste
Dump
1680 m AMSL
Coarse Gangue
1650 m AMSL
Phase8
Phase7
South Diversion
Pond Storage

Figure 13-19	Tonopah Flats Phase 6 Mining and Backfill (Year 28)

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Power line
Highway
N
meters (m)
0
250
500
1,000
Process
Stockpile
Property Boundary
Tails
1640 m AMSL
Backfill2
Backfill3
Backfill6
Coarse Gangue
1650 m AMSL
Backfill7
Phase8
Waste
Dump
1680 m AMSL
Pond Storage
South Diversion

Figure 13-20	Tonopah Flats Phase 7 Mining and Backfill (Year 37)

13.8	Mine Equipment

Mine production will utilize conventional open-pit mining methods, including drilling, blasting, loading, and hauling. Mining will be conducted on 10 m benches, with well-designed phases or pushbacks to enhance mining efficiency. The equipment selected for this project will support mine production, site developments, ore handling, and tailings handling. Equipment selection and requirements are based on the mine design, planned production rates, and site development activities. While the following subsections provide details of the LOM mining equipment, the information related to ore and tailings handling equipment is presented separately in the ROM and tailings section of this report. Pre-stripping activities include a small portable crusher and a screening plant, which has been accounted for in the capital expenditure (CAPEX) estimates.

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Table 13-17	Major Mining Equipment – Maximum Units Required

Major Equipment	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Maximum
Hydraulic Face Shovel – 20 m3	1	2	2	2	2	2	2	2	2
Frontend Loader – 20 m3	1	2	2	2	2	2	2	2	2
Haul Truck – 141-t / 99 m3	6	12	13	20	20	23	26	24	26
Production Drill - 115 mm	1	1	1	1	1	1	1	1	1
Motor Grader – 32 t / 216 kW	1	2	2	3	3	3	3	3	3
Water Truck - 75,000 liters	1	2	2	3	3	3	3	3	3
Wheel Dozer (RTD) – 46 t / 336 kW	1	2	2	2	2	2	2	2	2
Track Dozer – 70 t / 462 kW	2	3	3	5	5	5	5	5	5
Hydraulic Excavator - 4.6 m3	1	1	1	1	1	1	1	1	1
Fuel/Lube Truck – 5,675 liters	1	1	1	1	1	1	1	1	1
Dewatering Pumps – 152 m head	1	1	1	1	1	1	1	1	1
Total Major Equipment	17	29	30	41	41	44	47	45	47

kW = kilowatt

m = meter

m3 = cubic meters

mm = millimeter

RTD = rear tow device

t = tonne

yr = year

13.8.1	Drilling and Blasting

Given the soft nature of the rock in the project area, drilling and blasting requirements are expected to be minimal, accounting for approximately 5% of the clay material. Drilling will be self-performed by the owner while blasting and explosives handling will be managed by a specialized explosives contractor. Blasting is neither planned nor required for the overburden, as it is made of alluvial material.

Production drilling will be conducted using a 115 mm diameter drill on 10 m benches. Table 13-18 and Table 13-19 show drilling productivity by material type, the number of drills required, the average and total drill output.

Table 13-18	Drilling Productivity

Parameter	Unit	Ore	Waste Rock	Wall Control
Hole Diameter	millimeter	115.0	115.0	115.0
Penetration Rate	meter / hour	38.2	37.4	37.4
Hole Length	meter	11.2	11.2	20.0
Drilling Time per Hole	minute / hole	17.6	17.9	32.1
Non-Drilling Time per Hole	minute / hole	2.0	2.0	3.6
Total Time per Hole	minute / hole	19.6	19.9	35.6
Drilling Productivity	meter / hour	34.3	33.7	33.7

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Table 13-19	Drilling Productivity by Period

Description / Period	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Average / Total
Production Drills	1	1	1	1	1	1	1	1	1
Pioneering Drills	-	-	-	-	-	-	-	-	-
Average Feet Drilled	3,470	32,611	57,672	43,706	37,939	38,784	39,315	38,271	39,391
Average Meters Drilled	1,058	9,940	17,578	13,322	11,564	11,821	11,983	11,665	12,006
Average Hours - NOH	93	906	1,640	1,248	1,095	1,110	1,127	1,113	1,129
Total Feet Drilled	3,470	65,221	173,015	218,532	379,392	387,836	393,147	191,353	1,811,968
Total Meters Drilled	1,058	19,880	52,735	66,609	115,639	118,212	119,831	58,324	552,288
Total Hours - NOH	93	1,811	4,919	6,238	10,954	11,099	11,273	5,567	51,953

NOH = Net Operating Hours

yr = year

Blasting at this mine will primarily be done with a mixed explosive consisting of a 70/30 blend of emulsion and ANFO (ammonium nitrate fuel oil). The selected explosives contractor will be responsible for the manufacturing and delivery of explosives and blasting accessories. Blastholes loading and blasting will be a joint effort performed by both the owner and the explosives contractor. Table 13-20 and Table 13-21 present the blasting parameters (burden, spacing, etc.,) by material type, the targeted tonnages to be blasted, and the estimated quantities of explosives and blasting accessories required to meet those targets.

Table 13-20	Blasting Patterns and Powder Factors

Parameter	Unit	Ore	Waste-Rock	Wall Control
Bench Height	meter	10.0	10.0	20.0
Sub Drill	meter	1.2	1.2	0.0
Hole Length	meter	11.2	11.2	20.0
Hole Diameter	millimeter	115.0	115.0	115.0
Burden	meter	3.2	3.2	3.2
Spacing	meter	4.0	4.0	4.0
Powder / Hole	kilogram / hole	116.8	116.8	234.7
Powder Factor	kilogram / tonne	0.58	0.59	0.59

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Table 13-21	Blasting and Explosives by Period

Description / Period	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Average / Total
Average Blasted, t	60,401	562,587	1,021,887	769,105	668,125	707,251	702,644	676,474	701,290
Average ANFO, t	9	39	151	118	103	105	106	104	107
Average Emulsion, t	22	91	353	276	240	245	248	242	249
Average Boasters 0.45 kg	310	1,287	4,996	3,902	3,387	3,463	3,510	3,417	3,517
Average Detonators, No.	310	1,287	4,996	3,902	3,387	3,463	3,510	3,417	3,517
Total Blasted, t	60,401	252,641	3,938,195	3,845,523	6,681,251	7,072,513	7,026,437	3,382,369	32,259,331
Total ANFO, t	9	39	606	591	1,027	1,050	1,064	518	4,903
Total Emulsion, t	22	91	1,413	1,380	2,396	2,449	2,482	1,208	11,441
Total Boasters 0.45 kg	310	1,287	19,985	19,512	33,874	34,628	35,102	17,085	161,783
Total Detonators, No.	310	1,287	19,985	19,512	33,874	34,628	35,102	17,085	161,783

ANFO = Ammonium Nitrate Fuel Oil

t = tonne

yr = year

13.8.2	Loading and Hauling

A fleet of 20 m3 hydraulic shovels and 20 m3 front-end loaders, along with 141-t haul trucks were selected for loading and hauling operations based on the results of an equipment trade-off study. This fleet will be used for handling ore and waste, transporting backfill tailings from the refinery to the backfill dumps, and moving reclamation materials. Table 13-22 summarizes the productivity and other key parameters of both the loading units and haul trucks. The required fleet size, hourly productivity, and operating hours for each loading and hauling unit are provided in Table 13-24. This project will incorporate the services of a mine dispatch system for real-time production optimizations.

Table 13-22	Loading and Hauling Productivity

Parameters	Shovel-Truck	Loader-Truck
Material Bank Specific Gravity (sg)	1.510	1.510
Estimated Bucket Fill Factor (%)	95.0%	95.0%
Estimated Bucket Payload (t)	29	29
Rated Truck Payload (t)	142	142
Number of Passes/Truck (decimal)	5.5	5.5
Effective Passes Per Truck (No.)	6.0	6.0
Effective Truck Payload - Wet (t)	135	135
Loading Cycle Time (minutes)	3.5	4.5
Travel Time - Loaded (minutes)	12.1	12.1

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Parameters	Shovel-Truck	Loader-Truck
Travel Time - Empty (minutes)	8.1	8.1
Total Cycle Time (minutes)	25.2	26.2
Available Hours Per Day (h/day)	17.8	17.8
Shovel-Loader Availability (%)	85%	85%
Shovel-Loader Utilizations (%)	85%	85%
Shovel-Loader NOH Per Year (h/yr)	4,067	4,067
Maximum Production - Shovel-Loader (tph)	2,320	1,804
Shovel-Loader Operating Efficiency (%)	90%	90%
Effective Production - Shovel-Loader (tph)	2,088	1,624
Effective Production - Shovel-Loader (tpa)	8,490,515	6,603,734
Truck Availability (%)	85%	85%
Truck Utilizations (%)	85%	85%
Truck NOH Per Year (h/yr)	4,067	4,067
Maximum Production - Truck (tph)	322	310
Truck Operating Efficiency (%)	90%	90%
Effective Production - Truck (tph)	290	279
Effective Production - Truck (tpa)	1,179,238	1,134,229

% = percent

h = hours

sg = specific gravity

t = tonne

tpa = tonnes per year/annum

tph = tonnes per hour

yr = year

In addition to loading time, the productivity of the loading units and trucks includes waiting, maneuvering, and unproductive time. Although the shovel has a faster loading time and higher productivity, the front-end loader offers greater mobility and flexibility, thereby enabling it to move easily between the active mining areas, which is essential for selective mining to maintain consistent ore grades. The loading fleet will also be used to strip waste (when possible), load overburden and topsoil, pit clean up, feed ROM, and support road construction.

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Table 13-23	Truck Speed Limits and Grade-Speed Bin

Road Segment and Grade	Loaded Uphill (kph)	Empty Uphill (kph)	Loaded Downhill (kph)	Empty Downhill (kph)
Max Speed	40.0	40.0	40.0	40.0
Flat	30.0	30.0	30.0	30.0
2%	15.0	15.0	20.0	20.0
4%	15.0	15.0	20.0	20.0
6%	15.0	15.0	20.0	20.0
8%	11.5	15.0	20.0	20.0
10%	10.0	15.0	20.0	20.0
12%	6.0	15.0	14.9	20.0

kph = kilometers per hour

As previously mentioned, haul truck productivity is influenced by travel times, among other factors. To estimate travel times for hauling ore, waste, and tailings, various haulage profiles were developed for the 141-t truck. These profiles were created for each mining bench, by phase, to all the potential destinations. Table 13-23 outlines the grade-speed bin, and the haul truck speed limits used to reflect actual operating conditions within the haul profiles. These profiles were integrated into haulage-simulation software and a route-estimation model to calculate individual travel times for each bench in every pushback. These travel times combined with loading times, were used to determine total cycle times, which were subsequently incorporated into the mine's production estimates.

Table 13-24	Average Load-Haul Units and Productivity by Period

Description / Period	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Average
Shovel - 20 m3: Average Quantity	1	2	2	2	2	2	2	2	2
Shovel - 20 m3: t/NOH	2,088	2,124	2,243	2,168	2,211	2,223	2,198	2,168	2,197
Shovel - 20 m3: NOH/yr	1,376	4,421	4,693	5,387	5,160	4,676	4,996	5,665	4,954
Loader - 20 m3: Average Quantity	1	2	2	2	2	2	2	2	2
Loader - 20 m3: t/NOH	1,624	1,680	1,694	1,712	1,713	1,732	1,721	1,688	1,711
Loader - 20 m3: NOH/yr	2,294	5,038	5,886	6,520	6,267	5,904	6,341	6,829	6,128
Truck – 141-t: Average Quantity	6	11	13	16	17	17	23	21	18
Truck – 141-t: t/NOH	330	515	455	371	334	313	241	277	323
Truck – 141-t: NOH/yr	19,851	34,743	44,913	62,128	66,208	65,474	90,987	85,454	69,319

m3 = cubic meter

NOH = Net Operating Hours

t = tonne

yr = Year

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13.8.3	ROM Ore Handling

Ore extracted from the mine will be transported to the ROM pile located on the east side of the processing mill/refinery. This lithium-bearing ore will be fed into the ROM hopper by loading units and conveyed to the feeder-sizer, which will reduce the material to the target size for beneficiation and further refining processes. Table 13-25 shows the required ROM ore handling equipment for this project.

Table 13-25	Feed Handling Equipment By Period

ROM Ore Handling Equipment	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Maximum
Front-end Loader - 20 m3	-	2	2	2	2	2	2	2	2
Feeder-Sizer Assembly	-	1	1	1	1	1	1	1	1
ROM Ore Handling Equipment	-	3	3	3	3	3	3	3	3

m3 = cubic meters

13.8.4	Tailings And Coarse Gangues Handling

As detailed in chapter 14, the oversized barren lithium material generated from the attrition scrubbing process is removed and conveyed to the coarse gangue dump, where it is combined with other tailings streams. The coarse gangue dump will be enclosed by a perimeter berm constructed to a height of 10 m with side slopes of 2.5:1 (horizontal:vertical) to ensure operational safety and containment. Table 13-25 shows the estimated for feed handling while the estimated equipment for coarse gangues handling is shown in Table 13-26.

Additionally, dry-stack tailings produced from the refining process will be transported via conveyors to the TSF. The tailings will be placed within the TSF using grasshopper conveyors that feed a stacking conveyor for efficient placement. The TSF will be contained by a perimeter berm constructed to a height of 10 m with side slopes of 2.5:1 (horizontal:vertical) to ensure or maintain structural stability and safe containment.

A bulldozer is used for compaction and final contouring of both the coarse gangue and tailings dumps. As sections of the open-pit are mined out, the tailings and coarse gangue material will be redirected to the pit for in-pit backfilling. Table 13-26 presents the equipment required for both the coarse gangue and tailings handling operations.

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Table 13-26	Tailings Handling Equipment By Period

Tailings Handling Equipment	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Maximum
CG Conveyor 1: size =1.2 m x 35 m	-	1	1	1	1	1	1	1	1
CG Conveyor 2: size = 1.2 m x 414 m	-	1	1	1	1	1	1	1	1
CG Conveyor 3: size = 1.2 m x 670 m	-	1	1	1	1	1	1	1	1
CG Conveyor 4: size = 1.2 m x 1400 m	-	-	1	1	1	1	1	1	1
REF Conveyor 1R: size = 1.2 m x 35 m	-	1	1	1	1	1	1	1	1
REF Conveyor 2R: size = 1.2 m x 414 m	-	1	1	1	1	1	1	1	1
REF Conveyor 3R: size = 1.2 m x 519 m	-	1	1	1	1	1	1	1	1
CG Conveyor: size = 1.0 m x 35 m	-	28	57	57	57	57	57	57	57
CG Stacker	-	2	2	2	2	2	2	2	2
Total Tailings Handling Equipment	-	36	66	66	66	66	66	66	66

CG = coarse gangue

m = meter

REF = Refinery

13.8.4.1	Tailings Storage Facility

The TSF will be enclosed by a perimeter berm constructed to a height of 10 m with side slopes of 2.5:1 (horizontal:vertical) to ensure operational safety and containment.

13.8.5	Support and Service Equipment

The support and service equipment play a vital role in the effective execution of daily mining, processes, and site development activities. This equipment includes graders, water trucks, rubber-tire dozers, track dozers, excavators, fuel/lube trucks, dewatering pumps, mechanic service trucks, backhoes, snow sand truck, light plants, skid-steers, and other units. A detailed list of this equipment, along with the required quantities, is provided in Table 13-27. Key tasks performed by this support fleet include:

●	Construction and maintenance of roads

●	Bench prep and build safety berms

●	Shovel and loader support/cleanup

●	Building waste management facility

●	Support tailings management facility

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●	Build and support coarse gangue dump

●	Stockpile construction/maintenance

●	Backfill construction/maintenance

●	Blasting support and cleanup work

●	Support and service field equipment

●	Pioneering and phase development

●	Dust control and water for drills, etc.

●	Ditch construction and maintenance

●	Build sediment ponds and ROM pad

●	Reclamation and closure activities

Table 13-27	Support and Service Equipment-Maximum Units Required

Support Equipment	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Maximum
Sand Truck – 37-t	1	1	1	1	1	1	1	1	1
Light Plant - PL80	4	7	7	10	10	10	10	10	10
Small Backhoe/Loader	1	1	1	1	1	1	1	1	1
Lowboy – 91-t	1	1	1	1	1	1	1	1	1
Oper Skid Steer - S510	1	1	1	1	1	1	1	1	1
Mechanic Service Truck	1	2	2	2	2	2	2	2	2
Tire Handler Truck	1	1	1	1	1	1	1	1	1
Crane – 100-t	1	1	1	1	1	1	1	1	1
Telehandler – 13-t	1	1	1	1	1	1	1	1	1
Forklift – 10-t	1	1	1	1	1	1	1	1	1
Maintenance Fuel/Lube Truck	1	1	1	1	1	1	1	1	1
Maintenance Flatbed Trailer	1	1	1	1	1	1	1	1	1
Maintenance Skid Steer - S510	1	1	1	1	1	1	1	1	1
Total Support Equipment	16	20	20	23	23	23	23	23	23

t = tonne

13.9	Mine Personnel

The staffing plan for the mine is designed to support continuous, year-round operations, 24 hours per day, and 7 days per week, including salaried and hourly personnel. A total of 196 employees are planned for a typical full production year—comprising of 25 salaried and 171 hourly—distributed across key mining functioning areas including mine operations, maintenance, technical services, and administration. Both mine operations and maintenance staff will work rotating shifts to ensure full coverage, while the technical services team will provide specialized support. Details of the mining staffing requirements are outlined in Table 13-28. In addition, contract personnel will provide supplementary services such as blasting, major equipment repairs or overhaul, consulting, environmental services, and other specialized tasks.

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Table 13-28	Mining Labor Requirements

Job Title / Designation	Staff Non-Crew	Prod Crew A	Prod Crew B	Prod Crew C	Total Staff
Mine Manager	1	-	-	-	1
Mine Clerk	1	-	-	-	1
Mine Clerk Assistant	1	-	-	-	1
Subtotal - Mine Administration	3	-	-	-	3
Mine Operations Superintendent/Manager	1	-	-	-	1
Mine/Plant Supervisor	-	1	1	1	3
Mine/Plant Assistant Supervisor	-	2	2	2	6
Superintendent/Utility Supervisor	-	2	2	2	6
Driller	-	1	1	1	3
Shovel Operator	-	2	2	2	6
Loader Operator	-	2	2	2	6
Truck Driver	-	26	26	26	78
Support/Utility Operator	-	1	1	1	3
Loader Operator - Run-of-Mine	-	2	2	2	6
Crusher/Feeder/Sizer Operator	-	1	1	1	3
Utility Operator – Run-of-Mine/Tailings	-	1	1	1	3
Ore/Tailings Handling Assistant Supervisor	-	1	1	1	3
Subtotal - Mine Operations	1	42	42	42	127
Mine Maintenance Superintendent/Manager	1	-	-	-	1
Mine Maintenance Senior Planner	2	-	-	-	2
Maintenance/Electrical Supervisor	-	1	1	1	3
Field Mechanic	-	3	3	3	9
Oiler/Fuel Truck	-	2	2	2	6
Shop Mechanic	-	5	5	5	15
Mine Maintenance Clerk	-	1	1	1	3
Mine Electrician	-	1	1	1	3
Heavy Equipment Mechanic	1	2	2	2	7
Subtotal - Mine Maintenance	4	15	15	15	49

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Job Title / Designation	Staff Non-Crew	Prod Crew A	Prod Crew B	Prod Crew C	Total Staff
Technical Services Superintendent/Manager	1	-	-	-	1
Senior Mine Engineer	1	-	-	-	1
Senior Geotechnical Engineer	1	-	-	-	1
Dispatch Engineer	3	-	-	-	3
Mining Engineer	2	-	-	-	2
Chief Geologist	1	-	-	-	1
Senior Geologist	1	-	-	-	1
Mine Geologist	1	-	-	-	1
Senior Surveyor	1	-	-	-	1
Surveyor/Survey Technician	4	-	-	-	4
Technical Service Technicians	1	-	-	-	1
Subtotal - Technical Services	17	-	-	-	17
Grand Total – Life-Of-Mine Mining	25	57	57	57	196

13.10	Reclamation and Closure

This project will include both concurrent reclamation during the LOM and final reclamation following the completion of mining operations. Upon the cessation of mining activities, the site will transition into final reclamation and closure activities. It is assumed that final reclamation will be completed using the existing equipment fleet that supported the mining operation. Based upon the implementation of concurrent reclamation throughout the LOM, it is assumed that the demolition and most of final reclamation activities will be completed in approximately one year.

The refinery, all facilities, foundations, etc., will be demolished and removed, or broken up and buried in place as applicable. The debris will be disposed of in the final pit and covered in accordance with the State of Nevada mining regulations. Haul roads, access roads, and facility pads will be ripped and regraded to approximate original contours. The WRSF, TSF, coarse gangues dump, and backfilled dumps will be built to design, and reclaimed in accordance with an agency-approved reclamation plan that complies with federal and state regulations for closure and reclamation.

Results of a Meteoric Water Mobility Procedure (MWMP) analyses indicate some potential for constituent leaching from material sampled. Aluminum, arsenic, beryllium, fluoride, iron, lead, manganese, pH, sulfate, total dissolved solids, and uranium were observed in concentrations greater than the Nevada Division of Environmental Protection (NDEP) reference values for drinking water in one or more samples. The concentrations of elements observed are not unusual for the alkaline, high-clay content soils in the project area and Nevada in general. Arsenic, in particular, is endemic and pervasive in Nevada soils.

Results of an Acid-Base Accounting (ABA) analyses on ore and alluvium are universally good with high ratios of Acid Neutralization Potential to Acid Generation Potential (ANP:AGP). The probability of acid generation from ore and alluvium is very low. Special handling of tuffaceous marker bed material may be warranted due to lower pH (5.83) and potentially marginal ratio of 1.3:1 ANP:AGP. Geochemical analyses are ongoing with additional ore samples currently undergoing MWMP and ABA analyses. Tailings analyses are planned as the proposed humidity cell testing may be undertaken pending evaluation of comprehensive results by the NDEP Bureau of Mining Regulation and Reclamation (BMRR) and the BLM.

Topsoil or alluvium growth medium material salvaged during operations will be spread on the regraded areas where additional growth medium is required to establish vegetation. All areas will be reseeded with an agency approved seed mix in accordance with reclamation permit requirements. Final reclamation monitoring and maintenance are assumed to be required and have been incorporated into the mine’s operating cost estimate, for a ten-year period following the completion of reclamation activities.

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14    Processing and Recovery Methods

14.1	Introduction

ABTC and third-party consultant Woods have prepared this PFS chapter. Test work discussed in Chapter 10 of this report developed the basis for the process block flow diagram as shown in Figure 14-1 and defined in the high-level process design criteria (Table 14-3) used for the beneficiation and refining plant development.

The refining process presented here has been developed using industry-standard, commercially proven unit operations. The block flow diagram provides the basis for operating costs presented in this report. ABTC has designed and is currently piloting its own internally developed proprietary process for producing battery-grade LHM from claystone feed material and intends to detail the performance of this system in future reports.

The commercial processing plant will produce battery-grade LHM from lithium claystone supplied by ABTC’s Tonopah Flats mine. The beneficiation and refining facility is designed to process 11.9 Mtpa of claystone and have an overall production capacity of 30,000 tpa of LHM. The refinery will be constructed in three phases. The first phase is designed to produce 5,000 tpa of battery-grade LHM. The second and third phase refinery expansions are each designed to produce 12,500 tpa of battery grade LHM. Figure 14-1 illustrates the block flow diagram highlighting the major processing steps.

Figure 14-1	ABTC’s Process Block Flow Diagram

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The Tonopah Flats plant is designed to include:

●	Comminution and Screening

●	Beneficiation

●	Pretreatment and Extraction

●	Impurity Removal and Concentration

●	Impurity Crystallization

●	Sulfate Crystallization

●	Lithium Hydroxide Conversion

●	Tailings Management

●	Utilities

14.2	ABTC’s Pilot-Scale Plant

ABTC has successfully designed, installed, commissioned, and operated a pilot plant (approximately 5 tpd claystone capacity) to inform the design of the commercial refinery process. The pilot was designed in the first half of calendar year 2023, installed during the fourth quarter of 2023 and into the first quarter of 2024, then commissioned and operated throughout 2024. In early 2025, the pilot line was operated continuously for two weeks to demonstrate the robustness of the process, selection of equipment, reliability, and consistency of the individual process unit operations.

14.2.1	Pertinent Results

ABTC’s lithium pilot-scale plant was designed, built, and commissioned by its in-house engineering team. The design includes both manual and continuous processes to demonstrate process conditions as well as cost metrics at this scale. The pilot plant is controlled by an in-house supervisory control and data acquisition (SCADA) system, including process monitoring/control, data collection, and analysis tools. Validation of the process was achieved in collaboration of ABTC’s analytical lab team, who performed regular quality analysis of in-process samples.

To date, the pilot plant has processed over 50 t of claystone and generated kilogram-level samples of LHM product that meet battery grade specifications, as shown in Figure 10-9. Feedstock for these pilot scale trials was provided directly from ABTC’s Tonopah Flats resource and is representative of the expected feed to the commercial scale process facilities in Li composition, deleterious element content, as well as physical condition (moisture, debris, particle size). It is the QP’s opinion that the pilot plant feed utilized in runs is an adequate representation of the deposit.

14.2.2	Key Findings and Scale-Up Differences

Various learnings applied to the commercial scale-up effort are detailed below.

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14.2.2.1	Differences Between Pilot and Commercial Scale

Due to various design considerations, some process steps were operated at conditions different than what would be expected on a commercial scale. These are detailed below:

Table 14-1	Differences Between Pilot and Commercial Scale

Step	Pilot	Commercial	Comment
Centrifuges	Manual/Batch	Continuous	Continuous centrifuges are not suitable for pilot-scale throughputs. Manual basket centrifuges are typical for characterizing the process and solid product for scale-up.
Precipitation	Batch	Continuous	In-line quality analysis to enable continuous precipitation intended at pilot scale but not yet validated. Batch-wise operation of single filter press upstream at pilot scale limits continuous operation of precipitation.
Evaporation	Steam-Driven + Vacuum	MVR	MVRs are not cost- or timeline-effective at pilot scale. Evaporation at pilot scale occurs at a lower temperature and vacuum than MVR conditions.
Ion Exchange (IX) Regeneration	Offline	Online	IX beds regenerated with offline reagent system, at commercial scale will be managed with automated carousel operation.
LHM Product Crystallization	1-step w/ manual reprocessing	2-Step (Crude, Pure)	To achieve product quality, the pilot system utilized a single-stage crystallization system with manual redissolution/washing and reprocessing for any subsequent stages.

MVR = Mechanical vapor recompression

14.2.2.2	Key Findings

Pilot scale operations have resulted in observation of multiple available design enhancements, some of these are detailed below:

Table 14-2	Design Requirements Not Previously Identified

Step	Process Parameter	Comment
Monovalent Impurity Removal	pH Control	pH control of PLS in the recirculation loop is critical to ensure proper removal of impurities
Ion Exchange	Resin Type	Impurity buildup identified at levels that could affect downstream processes – additional resins specified to keep these below problematic levels.
Distillate Recovery	Quality	Evaporator operation has a large impact on distillate quality. Poor distillate quality is unsuitable for re-use in high-purity applications (e.g., product washing). Continuous quality monitoring and evaporator equipment improvements should be added upon diagnosis of poor distillate quality; polishing bed recommended for commercial scale.
Water Imbalance	Tank Size/Level Control	Arrangement/size of leach, precipitation, and recycle water tanks may lead to an imbalance. Recommend commercial sizing increase to prevent blockage/bottleneck due to provisional location of water volume in the process.

PLS = pregnant leach solution

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14.3	High Level Design Criteria

The Process Design Criteria is presented in Table 14-3. Although much of the following portions of Chapter 14 are written in the present tense, the text herein refers to the proposed or planned process, of the future, rather than any existing infrastructure or process arrangement as of the effective date of this report.

Table 14-3	High Level Process Design Criteria

Parameter	Unit	Nominal
General
Life of Mine	year (yr)	45
Plant Design Lithium Hydroxide Production (Total)	tonnes per annum (tpa)	30,000
Phase 1 Lithium Hydroxide Production	tonnes per annum (tpa)	5,000
Phase 2 Lithium Hydroxide Production	tonnes per annum (tpa)	12,500
Phase 3 Lithium Hydroxide Production	tonnes per annum (tpa)	12,500
Crushing Plant
Run of Mine (ROM)
Feed Specific Gravity	-	2.69
Bond Abrasion Index	grams (g)	0.5
Bond Ball Work Index	kilowatt-hour per tonne (kWh/t)	7.18
Unconfined Compressive Strength (UCS)	megapascal (MPa)	21
ROM Moisture	percent (%)	15
Design ROM Lithium Grade	parts per million (ppm)	742
Throughput – Phase 1
Annual Crushing Throughput	tonnes per annum (tpa)	2,300,000
Crushed Material Size P100	millimeter (mm)	25
Beneficiation
Throughput – Phase 1
Annual Beneficiation Throughput	tonnes per annum (tpa)	2,300,000
Hourly Throughput	tonnes per hour (tph)	290
Planned Beneficiation Effective Utilization	percent (%)	90.3
Planned Beneficiation Operating Hours, Annual	hours (h)	7,906
Beneficiation Concentrate – Phase 1
Claystone Concentrate Produced Hourly	tonnes per hour (tph)	90
Lithium grade	parts per million (ppm)	2090
Lithium recovery	percent (%)	79.30
Lithium Extraction and Purification
Nominal Lithium Extraction	percent (%)	67.4
Nominal Lithium Recovery-Purification/Conversion	percent (%)	93.3

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14.4	Comminution and Screening

Figure 14-2	Comminution and Screening Flow Diagram

The mine will deliver lithium claystone feed mined by a hydraulic shovel and transported by haul truck to the ROM hopper. The apron feeder conveys the mineralized material out of the ROM hopper to the vibrating grizzly for preliminary sizing. The oversized material discharges to the sizer while the undersize discharges to the beneficiation transfer conveyor. The sizer reduces the mineralized material and discharges it to the beneficiation transfer conveyor for deagglomeration in the attrition scrubber at the refinery.

The beneficiation transfer conveyor deposits sized material into a ROM hopper at the feed to the refinery. This ROM hopper feeds material into the attrition scrubber, where recycled process water is added. Overflow from the attrition scrubber is discharged to the scalping screen, where the oversized barren lithium material is removed and conveyed to a coarse gangue dump, which will be combined with other tailings streams.

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14.5	Beneficiation

Figure 14-3	Beneficiation Flow Diagram

The underflow slurry from the scalping screen is collected in a pump box where additional process water is added to adjust the slurry pulp density to its optimal condition for classification using hydrocyclones. The classification circuit consists of two hydrocyclone clusters fed in series. Overflow from the first hydrocyclone cluster (hydrocyclone #1) is discharged into the hydrocyclone overflow collection tank. The underflow is discharged to a pump box that feeds the second hydrocyclone cluster (hydrocyclone #2). Additional recycled process water is added to the pump box to adjust the slurry pulp density. Overflow from hydrocyclone #2 is combined with the overflow from hydrocyclone #1 in the hydrocyclone overflow collection tank. Underflow from hydrocyclone #2 is pumped to the beneficiation tailings filter feed tank. The hydrocyclone overflow collection tank gravity feeds the hydroclassifier. In the hydroclassifier, the coarse feed settles to the bottom, and the lithium-rich fine solids stay suspended and report to the hydroclassifier overflow. Underflow from the hydroclassifier is pumped to the beneficiation tailings filter feed tank, where it combines with the hydrocyclone underflows. This slurry is filtered in a set of filter presses, and the cake is sent to the tailings backfill pile. Filtrate is recycled back to the beneficiation process.

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Figure 14-4	Filter Press Flow Diagram

The hydroclassifier overflow is sent to the concentrated claystone filter feed tank, which is then pumped to a set of filter presses. The solid cake is collected and conveyed to the agglomeration hopper, and the filtrate is recycled back to the beneficiation process.

14.6	Extraction

Figure 14-5	Extraction Flow Diagram

The beneficiated claystone is stored in the agglomeration hopper and transferred to the briquetter via the briquetter feed conveyor. Recycled and fresh reagents are also added to the briquetter feed conveyor where they are combined with the beneficiated claystone.

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Due to variable onsite electrical generation, transmission capacity constraints, and the requirements for this step, the feed rate of claystone will be modulated to reduce demand whenever electricity supply is constrained. Feed rate during periods of high-power constraints may be as low as a quarter of the continuous design rate, while the “surge” rate during minimal power constraints may exceed nominal plant design rates to achieve the net daily production rate. The opportunity to optimize equipment operation during the daily power cycles will be investigated in the next phase of design.

The pretreated beneficiated claystone is discharged, where it is converted to a slurry by adding process water. The slurry is then pumped to the leach circuit, and during surge production, excess converted claystone will be stored locally in order to maintain a constant feed rate to the downstream refinery. Pretreated claystone storage logistics and arrangement will be investigated in the next phase of design.

Figure 14-6	Thickener and Leaching Flow Diagram

The leach circuit consists of three agitated tanks (TNK-3125-01/2/3) operating in a cascading overflow fashion. The retention time in each tank is fifteen minutes. This slurry is then sent to a countercurrent decantation (CCD) circuit of three thickeners in series (TNK-3130-01/2/3), the underflow of each, feeding into the next.

The leached slurry from the 3rd CCD underflow is pumped to the leach filter feed tank (TNK-3130-04) for processing to recover the PLS. The leach filter feed tank feeds a recessed plate filter (FP-3130-01) to separate the solid phase from the aqueous phase. The PLS is advanced to the precipitation circuit for impurity removal. Once the filter is full, the slurry feed to the filter is stopped and wash water is added to the filter to recover interstitial fluid remaining in the filter cake to recover additional lithium. The wash water is recovered and recycled to the leach/CCD circuit to lower water consumption and reduce lithium losses.

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14.7	Impurity Removal and Concentration

Figure 14-7	Precipitation Flow Diagram

Following the leach circuit, the PLS is fed to a series of three cascading tanks (TNK-3140-01/2/3) where metal impurities are precipitated out through a series of reagent additions by the addition of a recycled hydroxide solution from the LiOH crystallizer, soda ash, and ferrous sulfate. The discharge from the last precipitation tank is pumped to the precipitation filter for processing.

The precipitation filter feed tank (TNK-3140-04) feeds a candle filter (FLT-3140-01) to remove the fine precipitates and recover the PLS. Filtrate is collected in the PLS reverse osmosis feed tank (TNK-3140-05) prior to concentration in the reverse osmosis (RO) circuit. The filter cake, comprised of carbonates and hydroxides of calcium, strontium, magnesium, etc., is washed with process water to recover entrained PLS and the wash water is recycled to the quench tank to minimize lithium losses.

Figure 14-8	Osmosis Flow Diagram

The pH of the PLS is adjusted prior to pumping it through a RO membrane (RO-3140-01) to concentrate the dissolved salts and lower the energy requirement on the downstream crystallizer. The permeate from the reverse osmosis unit is collected and recycled as process water to reduce net water consumption and recover any lithium that may report to the permeate stream. The concentrate is collected in the monovalent crystallizer feed tank (TNK-3150-01).

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14.8	Impurity Crystallization

Figure 14-9	Crystallizer Flow Diagram

The concentrated PLS is then further processed in the impurity crystallizer circuit (CRY-3150-01) to remove the bulk of impurities by mechanical vapor recompression crystallization. The evaporative crystallizer and cooling crystallizer series are operated at conditions to minimize the loss of lithium to the crystal phase. Discharged slurry from the evaporative crystallizer is then filtered through a pusher style centrifuge, where the salt mixture is recovered and recycled back to supplement the upstream reagent requirements and recycle any entrained lithium. The filtrate stream after cold-crystallization is lithium-rich, and advances to the lithium sulfate crystallizer system (CRY-3155-01).

14.9	Sulfate Crystallization

The filtrate from the crystallizer is processed in a second mechanical vapor recompression crystallizer (the lithium sulfate crystallizer, CRY-3155-01) to precipitate lithium as lithium sulfate monohydrate to reduce the amount of monovalent and divalent impurities. Discharged slurry from the crystallizer is filtered through a pusher style centrifuge, similar to the previous unit operation. The filtrate stream is recycled back to the impurity crystallizer to remove excess impurities. The lithium sulfate crystals from the centrifuge are transferred to an agitated tank where they are mixed with process water and dissolved to form a lithium sulfate solution.

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14.10	Hydroxide Conversion and Crystallization

Figure 14-10	Ion Exchange Flow Diagram

The lithium sulfate solution is then pumped through a series of IX columns (IX-3160-01) to remove any remaining impurities that precipitated upstream with the lithium sulfate and carried over to redissolution. The IX resin will be periodically stripped with sulfuric acid and regenerated with sodium/lithium hydroxide produced from downstream operations.

Concentrated lithium sulfate solution is converted to lithium hydroxide solution by an electrochemical conversion process system (MED-3160-01). The dilute sulfuric acid by-product is collected in TNK-4040-01, and recycled in the process to strip the IX resin, adjust the pH prior to RO, as well as any other minor pH adjustments upstream. The lithium hydroxide stream produced by the electrochemical system is collected in the lithium hydroxide crystallizer feed tank (TNK-3170-01).

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Figure 14-11	Electrochemical Conversion Process Flow Diagram

This final crystallizer train (CRY-3170-01) precipitates LHM crystals from the caustic solution of lithium, potassium, and sodium. The LHM crystals are washed, dried in DRY-3170-01, and bagged for shipping in BAG-3170-01. The excess liquor from crystallization is collected in TNK-3170-02, and recycled back to precipitation for pH adjustment, and to IX for pre-loading of the resin.

14.11	Tailings

The filtered and washed residue from the extraction and impurity removal process, along with gypsum generated from off-gas handling, are combined and placed in a dry-stack. As areas of the pit are mined out, the tailings will be directed to the pit for backfill and not to the TSF. The tailings will be transported via conveyor to the TSF and placed via grasshopper conveyors to a stacking conveyor for placement. A bulldozer is used for compaction and final contouring.

14.12	Utilities

14.12.1	Off-Gas Handling

If required, the off gas from the sulfate conversion step is scrubbed using a lime system and the solids generated will be disposed to the TSF.

14.12.2	Water

Process water for comminution and beneficiation is delivered via pipeline from a well field, stored in a process water tank, and distributed as required. The overall process recovers and recycles roughly 93% of the process water required for operation, and between 300 to 700 m3/h of freshwater makeup is required for the full plant buildout. Grinding water is stored proximally at each refinery train, and distributed to the lime scrubber, attrition scrubber, and beneficiation circuit.

Process water for refining is collected from RO steps and excess distillate, with some feed-forward from the beneficiation filtrate water. It is stored in a tank proximal to each refinery train. It is pumped to various unit operations as needed, including leach, quench, and various reagent dosing systems. A minimum operating level is reserved in the tank for fire water, which can be pumped to the sprinklers in the case of a fire.

High-purity water users are supplied by recovered distillate from the mechanical vapor recompression (MVR) evaporators that is sent to a secondary purification step (similar to typical condensate polishing). The distillate from the MVRs is collected into the distillate tank, where it is pumped through a resin bed or other polishing system prior to being sent to the pure water users. Excess distillate is repurposed and added to the process water supply tank.

14.12.3	Chilled Water

Chilled water is fed to the cooling crystallization step in the monovalent crystallization circuit to precipitate impurities. This water/glycol mixture is recirculated locally through chillers that can operate down to sub-freezing temperatures if required.

14.12.4	Cooling Water

Cooling water is required for electrodialysis cooling and the cooling screws. This is provided via cooling towers, which are installed proximally for each refinery train.

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14.12.5	Reagents

14.12.5.1	Flux

Flux for processing is recycled from the process at approximately 75%, with the additional amount being made up with fresh supply. The makeup quantity is brought in via tractor trailer, where it is unloaded into covered stockpiles and mixed with recycled flux prior to agglomeration in the briquetter.

14.12.5.2	Soda Ash

Soda ash is received in bulk bags and stored proximally at each precipitation train, where it is fed into the process. The bulk bags are loaded into a silo/hopper via standard bulk bag unloading system(s), then fed into the refinery via a screw conveyor and loss-in-weight feeder. Solids are dropped directly into the precipitation tank(s) where they are consumed.

14.12.5.3	Ferrous Sulfate

Ferrous sulfate is received in bulk bags and stored proximally at each precipitation train, where it is fed into the process. The bulk bags are loaded into a silo/hopper via standard bulk bag unloading system(s), then fed into the refinery via a screw conveyor and loss-in-weight feeder. Solids are dropped directly into the leach and precipitation tank(s) where they are consumed.

14.12.5.4	Hydroxide Solution

Hydroxide solution is liquor (a blend of sodium, potassium and lithium hydroxide) produced in the lithium hydroxide crystallization step. Composition may vary depending on how the final product crystallization steps are operated. It is collected in a proximally located storage tank where it is recycled to various upstream users, including precipitation, IX regeneration, and lithium crystallization feed. The storage tank and associated lines are heated and insulated to prevent precipitation. A startup quantity may be required for initial commissioning and operation of precipitation and IX regeneration, which will be trucked in as a 50% sodium hydroxide solution.

14.12.5.5	Sulfuric Acid

Dilute sulfuric acid is produced in the lithium hydroxide conversion step and is stored in a tank local to each refinery train. The process is a net producer of sulfuric acid, so excess acid will be concentrated and sold to customers off-site.

14.12.5.6	Lime

Lime (CaO), if needed, is trucked in and pneumatically conveyed into a silo with baghouse at the scrubber system. The silo feeds a slaking system, producing milk of lime, which feeds into the scrubber recirculation line. Spent reagent is collected in another silo and trucked off as waste.

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15   Infrastructure

15.1	Site General Arrangement

The TFLP location is approximately 11 km west of Tonopah, Nevada, along US 6/95. The primary entrance will be south of the highway, providing access to the Tonopah Flats Lithium Claystone Refinery. The refinery will be constructed on condemned claims approximately one kilometer west of the initial pit phases (see Figure 13-7).

15.1.1	Access Roads

From the primary site entrance, service roads will be built to access areas throughout the property, including the Tonopah Flats Lithium Claystone Refinery as well as the mine office and truck shop.

Mining roads will be developed for haulage of claystone and tailings material between the pit, refinery, TSF, and other infrastructure located within the property boundary.

15.1.2	Process Plant General Arrangement

The refinery is set within an 81-hectare (200-acre) boundary constructed adjacent to the NV Energy power line easement to the south along the west boundary of the Tonopah Flats Property (Figure 15-1). Refinery process equipment for Phase 1 is to be constructed in scheduled equipment “trains” to meet the production target of 30,000 tpa of product. The initial process train to be constructed will produce 5,000 tpa of product. Subsequent train construction will be staggered after the start of the initial train’s production to complete Phase 1 of the Tonopah Flats Lithium Claystone Refinery. Subsequent trains are planned at a capacity larger than the initial train to capture economies of scale and further system efficiency improvements.

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SOLAR FIELD
ADMIN BLDG
GUARD SHACK/TRUCK SCALES
HAZMAT STORAGE
MATERIALS STORAGE
STORAGE BUILDING
HELIPAD
25.8kV OVERHEAD LINE
WELL LOCATIONS
POWER LINE EASEMENT
WELL PUMP HOUSE & FIRE PROTECTION
MAINTENANCE
RETENTION BASIN
BULK CHEMICAL YARD
EMERGENCY RESPONSE
POWER LINE EASEMENT
CONTROL
SWITCH YARD
CONSUMABLES DRY STORAGE
RETENTION BASIN
FINISHING AND PACKAGING
POWER UTILITY RACK
BENEFICIATION
PRE-TREATMENT
LEACH
IMPURITY REMOVAL
TRAIN 2
TRAIN 3

BLOCK LAYOUT

Figure 15-1	Refinery Block Layout

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15.1.3	Reagents, Consumables, and Shipping

15.1.3.1	Reagents

The stockpile of primary reagents will be located in a covered facility and filled via truck offload. Reagents are also recovered and recycled within the process. Fresh reagent makeup will be added to the recycled feed lines to supplement consumption from the refinery process.

15.1.3.2	Consumables

Other bulk solid consumables including lime and soda ash are delivered to the facility via truck and offloaded into silos. Material consumables (e.g., cubic meter bags) are delivered via truck to the material warehouse and distributed to facility use areas.

15.1.3.3	Shipping

The primary site warehouse is developed for LHM product storage and outbound shipping. This facility will be constructed in a secure space between the administrative offices and the refinery and will also house the logistics office.

15.1.4	Ancillary Buildings

15.1.4.1	Administration

Administrative functions supporting the mine and refinery will be housed directly south of US 6/95, outside the main gate to the plant. This administrative office will provide offices, meeting space, and related facilities without need for site access beyond the gatehouse.

15.1.4.2	Gatehouse

A gatehouse, located just south of the administration building, will provide security, controlled personnel access to the site, and delivery management. A weigh scale will be installed near the gatehouse to coordinate with logistics and shipping.

15.1.4.3	Warehouses and Workshops

Separate from reagent handling and product storage, additional outbuildings installed around the facility will contain spare parts and material storage. The refinery maintenance workshop will include maintenance offices, some storage, and shop space with tooling for refinery equipment repairs.

15.1.4.4	Laboratory

Onsite analytical laboratory space and equipment will be installed within the building containing the refinery’s final purification processes. This laboratory will provide quality control testing for the process and will be used to produce Certificates of Analysis (COA) of refinery products.

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15.2	Mine Infrastructure and Tailings Facility

15.2.1	Mine Workshop and Truck Maintenance

A mine office with a mobile maintenance shop and fueling stations will be situated further east of the main entrance, also directly south of the highway. This provides a separate service entrance for mine fleet operations, maintenance, and refueling.

The truck shop will be developed for maintenance on the mining haul fleet and other rubber-tired equipment. The shop will feature cranes, hydraulic lifts, tire changing equipment, diagnostic and calibration systems, and other fleet repair tooling.

15.2.2	Fuel Storage and Distribution

Fuel will be delivered to the fuel depot situated near to the mining office and truck shop. Fuel trucks will deliver fuel to the mobile pit fleet at designated locations along the haul roads.

15.2.3	Tailings Storage Facility

The TSF is to be located along the west boundaries of the mine pit south of the refinery. Tailings will be conveyed from the refinery to the TSF by use of a conveyor system. The tailings will be spread by bulldozers or loaders and compacted by the wheel loads of the associated equipment. The TSF will be utilized until tailings backfilling into the pit begins. The location of the TSF is shown on Figure 13-16 and shows tailings, backfill, and pit layout.

15.2.3.1	Tailings Storage Facility Geotechnical Parameters

The geotechnical parameters for the TSF design were established from data collected during the alluvium investigation in March 2025 and tailings samples collected and tested as part of site visits conducted in June 2025.

Lab testing was performed as part of the alluvium investigation to assess geotechnical parameters for the in place alluvial soils and to establish strength parameters for recompacted alluvium to be used in construction of the starter dam. Detailed lab results are included the technical memorandum regarding the Tonopah Flats PFS Study – Alluvium GDR (Barr Engineering Co., 2025).

Lab testing in conjunction with the tailings facility visit was performed to assess the strength of the placed tailings material. The lab testing included particle size distribution, Atterberg Limits, Standard Proctor compaction, and direct shear testing. A summary of the tailings lab test results is provided in Table 15-1 and Table 15-2.

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Table 15-1	Tailings Index Properties

Material	PSD Results				Atterberg Limits			Proctor
	Gravel (%)	Sand (%)	Silt (%)	Clay (%)	Liquid Limit	Plastic Limit	Plasticity Index	Dry Density		Optimum Water Content (%)
								(pcf)	(kg/m3)
Tailings	1.0	38.7	44.3	16.0	NP	NP	NP	80.8	1,294	34.4
%	= percent

kg/m3 = kilograms per cubic meter

NP = Non-Plastic

pcf = pounds per cubic foot

Table 15-2	Direct Shear Test Results for Tailings

Material	Drained Shear Strength
	Apparent Cohesion		Friction Angle, ϕ (degree)
	c (psf)	c (kPa)
Tailings at 20.1% Moisture	42	2.01	36.9
Tailings at 25.1% Moisture	4	0.19	36.8
Tailings at 30.1% Moisture	282	13.50	35.6

kPa = kilopascals

psf = pounds per square foot

A summary of the geotechnical parameters used in the stability analysis is provided in Table 15-3.

Table 15-3	Geotechnical Model Parameters

Material	Conductivity, k		Moist Unit Weight		Mohr-Coulomb Parameters		Shear-Normal Points
	(ft/s)	(cm/s)	(pcf)	(kN/m3)	Cohesion c’ (psf)	Friction Angle ϕ’ (deg.)	(psf)	(kPa)
Tailings[1]	1x10-5 – 1x10-8	3x10-4 – 3x10-7	94.6	14.8	0	37	(2000, 1593), (4000, 3053), (8000, 6027)	(114.9, 76.3), (191.5, 146.2), (383.0, 288.6)
Fill (Alluvium)[2]	4.59x10-8	1.40x10-7	129.6	20.4	0	30	(3168, 3510), (6336, 5292), (12672, 10306)	(151.7, 168.1), (303.4, 253.4), (606.7, 493.5)
Native Alluvium[3]	8.20x10-6	2.50x10-4	94.3	14.8	0	36	(7845, 4675), (13132, 9797), (31541, 18868)	(375.6, 223.8), (628.8, 469.1), (1510.2, 903.4)
Claystone[4]	1x10-12	3x10-11	-		Impenetrable (Infinite Strength)
1 Derived from 30.1% MC testing

2 Derived from alluvium triaxial testing at 98% of Standard Proctor Compaction

3 Derived from alluvium direct shear testing at 80% of Standard Proctor Compaction

4 Claystone modeled as Impenetrable (Infinite Strength) with low conductivity deg = degree

ft = feet

kN/m3 = kilonewtons per cubic meter

kPa = kilopascals

pcf = pounds per cubic foot

psf = pounds per square foot

s = second

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15.2.3.2	Tailings Storage Facility Stability Analysis

A series of stability analyses were performed to assess the stability of the TSF throughout the deposition process. A simplified geometry of the TSF was used in the model. Two sections were checked, one on the north side of the TSF and the other on the west side where a proposed ramp will be located (Table 15-4). The TSF was modeled with a 2.25H:1V slope angle to a maximum height of 140 m. A 9 m high perimeter berm was included to act as a buttress and provide containment for the initial tailings placement. The downstream slope of the buttress was modeled at 3H:1V. A 0.69-m-deep ditch was also included in the model as a flow pathway for any runoff from the TSF stack.

Model scenarios were performed to assess the stability of the TSF under planned operating conditions throughout the life of the stack under static conditions. The target FOS under static conditions is 1.50. Models were run at ~40 m, 75 m, 100 m, 125 m, and 140 m heights.

In addition, a seismic factor was applied to the models to assess stability under seismic loading. A seismic loading coefficient (kh) of 1/2 the horizontal peak ground acceleration (PGA) is typically used in seismic analysis. The PGA for the site was determined to be 0.32 based on the ASCE/SEI 7-22 Hazards Report (ASCE, 2025). Based on a PGA of 0.32, a kh of 0.16 was chosen for the analysis. The target FOS for seismic conditions is 1.10.

Table 15-4	Tailings Storage Facility Stability Modeling Results

Model Number/Location	Height		Strength Parameter	Seismic Factor	Factor Of Safety
	(m)	(ft)
2.0.2 – North	40.7	133.52	Mohr-Coulomb	N/A	1.71
3.0.1 – West	40.	133.52	Mohr-Coulomb	N/A	1.52
4.0.1 - North	41.	135.3	Shear-Normal	N/A	2.04
4.0.2 - North	41.2	135.3	Shear-Normal	0.16	1.37
5.0.1 - North	75	246.1	Shear-Normal	N/A	1.96
5.0.2 - North	75	246.1	Shear-Normal	0.16	1.28
6.0.1 - North	100	328.1	Shear-Normal	N/A	1.89
6.0.2 - North	100	328.1	Shear-Normal	0.16	1.24
7.0.1 - North	125	410.1	Shear-Normal	N/A	1.85
7.0.2 - North	125	410.1	Shear-Normal	0.16	1.20
8.0.1 - North	140	459.3	Shear-Normal	N/A	1.82
8.0.2 - North	140	459.3	Shear-Normal	0.16	1.18

ft = feet

m = meters

In addition to the overall stability analysis, two sensitivity analyses were conducted. The first was to assess the effects of variable horizontal seismic coefficients. The second was to assess the influence of free water within the stack on overall stability. The results of the sensitivity analyses are provided in Table 15-5 and Table 15-6.

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Table 15-5	Seismic Sensitivity Results

Model Number/Location	Height		Strength Parameter	Seismic Factor	Factor of Safety
	(m)	(ft)
2.0.4 – North	40.7	133.52	Mohr-Coulomb	0.05	1.50
2.0.4 – North	40.7	133.52	Mohr-Coulomb	0.1	1.32
2.0.4 – North	40.7	133.52	Mohr-Coulomb	0.15	1.15
2.0.4 – North	40.7	133.52	Mohr-Coulomb	0.16	1.12

ft = feet

m = meters

Table 15-6	Water Sensitivity Analysis

Model Number/Location	Height		Strength Parameter	Seismic Factor	Factor Of Safety
	(m)	(ft)
2.1.1 – 20% Free Water	40.7	133.52	Mohr-Coulomb	N/A	1.71
2.2.1 – 30% Free Water	40.7	133.52	Mohr-Coulomb	N/A	1.62
2.3.1 – K = 1e-5 cm/s	40.7	133.52	Mohr-Coulomb	N/A	1.67
2.3.2 – K = 1e-6 cm/s	40.7	133.52	Mohr-Coulomb	N/A	1.71
2.3.3 – K = 1e-8 cm/s	40.7	133.52	Mohr-Coulomb	N/A	1.71

cm = centimeter

ft = feet

m = meters

s = second

The models and results are provided in the Technical Memorandum (Barr Engineering Co., 2025).

15.3	Power Infrastructure

Electrical power for the processing facility and mine will be supplied through a hybrid model that combines on-site generation with utility-provided power. A 120 kV and 55 kV transmission corridor runs west to east across the project site, interconnecting with NV Energy’s Miller’s Substation. ABTC has completed an initial load transmission study in collaboration with NV Energy, confirming that the existing infrastructure has sufficient capacity to support initial operational needs and support approximately 1/3 of final operating load. ABTC is actively engaged with NV Energy to continue studying the import and export system capacity abilities of the site.

To integrate both utility power and on-site renewable generation, ABTC will construct a new 120 kV high-voltage substation onsite. This substation will function as the central hub for electrical distribution across the entire project, including the processing facility, mine, and auxiliary loads.

15.3.1	Site Power Distribution

ABTC will construct a 120 kV high-voltage substation to serve as the primary utility interconnection point. This substation will manage high-voltage transmission power and step the voltage down to 34.5 kV for distribution across the site. Power will be supplied through a blended model, combining utility imports with onsite solar generation and battery storage connected behind the meter. This approach reduces reliance on grid power, lowers energy costs, and improves operational flexibility, while also enabling potential export of surplus energy.

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The 34.5 kV medium-voltage (MV) distribution loop will serve as the electrical backbone for the site, supplying power to both the processing plant and mining infrastructure. Power from this loop will be routed to multiple MV switchgear lineups and strategically located power distribution centers, which will further step-down voltage for local use. To enhance reliability and maintainability, the 34.5 kV loop will be configured as a normally open ring, enabling sectional isolation and back feeding capabilities. Critical loads will be backed by uninterruptible power supply (UPS) systems or directly supported by the direct current (DC) bus.

A 4.16 kV distribution network will support large process and mining equipment, including high-horsepower motors, crushers, pumps, compressors, and electrochemical systems. General plant and auxiliary systems will be powered through 480 V low-voltage distribution boards, while lighting, controls, and small equipment will be served via 208/120 V transformers and panels.

In selected areas of the processing facility, ABTC will implement a DC system to serve DC-native loads such as variable frequency drives (VFDs), electrochemical systems, and other process and building systems designed for DC operation. The DC architecture is intended to reduce conversion losses, enhance efficiency in high-duty-cycle applications, and enable direct integration with distributed DC generation and energy storage resources across the site.

15.3.2	Onsite Power Generation

ABTC intends to construct an 800 megawatts direct current (MWdc) solar photovoltaic generation facility integrated with a utility-scale battery energy storage system (BESS) on the northern section of the project site. The system may employ a DC-coupled architecture, enabling solar power to be fed directly into the batteries without intermediate inversion to AC, thereby improving round-trip efficiency and overall system responsiveness.

Tonopah’s unique geographic characteristics make it ideally suited for solar energy production. The site benefits from some of the highest solar irradiance levels in the U.S., with extended sunlight hours, minimal cloud cover, and low humidity. These conditions maximize photovoltaic energy yield and strengthen the business case for on-site renewable generation.

The onsite solar and battery system is targeted to produce more than 1.5 terawatt-hours (TWh) of energy per year, a quantity that is expected to substantially offset both the facility’s operating load and contribute surplus energy for potential grid exports and service. ABTC’s strategy to co-locate onsite solar generation with battery storage and an integrated energy management system allows the project to produce low-cost power while improving operational flexibility and grid responsiveness. This approach enables real-time control over energy dispatch, demand shifting, and time-of-use optimization, allowing the facility to minimize peak demand charges and reduce reliance on grid imports during high-cost periods. It also enhances ABTC’s ability to align production with grid constraints, respond to utility signals, and potentially participate in ancillary service markets. By managing both generation and load in a unified system, ABTC positions itself to reduce energy-related operating costs while increasing system resiliency and long-term energy autonomy.

An energy management system (EMS) will monitor, control, and forecast energy flows across the solar array, battery storage, processing plant, mine, and utility interconnection. The EMS will manage dispatch between on-site generation, storage, and the utility grid to maximize power delivery to the facility while minimizing utility charges during periods of high electricity prices. Additionally, the EMS will enable export control and support participation in load demand response programs in coordination with the utility and wholesale energy markets.

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ABTC has designated the 120 kV substation as an integral component of the solar and battery project, and has included all associated costs, such as substation infrastructure, protection systems, metering, and interconnection equipment, within the solar and battery financial model. This approach reflects the substation’s core role in enabling utility interconnection, managing bidirectional power flow, and supporting import/export metering for the solar facility.

ABTC has engaged NV Energy to perform a combined system impact study evaluating both the import and export capabilities of the facility. This analysis is essential to confirm the site’s ability to draw power during high-demand periods while also exporting surplus solar generation back to the grid.

15.3.3	Financial Incentives and Revenue Opportunities

ABTC is currently evaluating eligibility under several incentive programs, including the Investment Tax Credit (ITC) and Production Tax Credit (PTC) programs as enabled by the Inflation Reduction Act (IRA). Depending on final system configuration, ownership structure, and grid interconnection parameters, the project may elect the ITC for upfront capital cost recovery or the PTC to monetize ongoing renewable energy production over time. Both programs offer potential enhancements for domestic content, energy community location, and prevailing wage compliance, further increasing their value to the project. While certain eligibility factors such as final design, milestone timing, and regulatory interpretation are still being evaluated, ABTC is proactively working to align the project to capture the full benefit of these incentives wherever possible.

In addition to federal tax incentives, ABTC will generate Renewable Energy Certificates (REC) for each megawatt-hour of solar energy produced. These RECs represent a marketable environmental attribute and can be sold into voluntary or compliance markets. ABTC plans to register its solar generation with compliance organizations to track and monetize these credits. The RECs may either be retired to support ABTC’s own emissions reduction goals or sold to third parties, creating a recurring revenue stream independent of electricity sales.

Furthermore, ABTC is exploring opportunities to participate in grid services markets through its battery energy storage system. Services under consideration include frequency regulation, voltage support, and processing plant demand response participation managed by the site EMS. These ancillary services provide potential for monetization while supporting regional grid stability and reliability in coordination with NV Energy.

The combination of federal tax incentives, environmental credit revenues, and energy market participation supports a positive financial evaluation of the proposed power system. These mechanisms not only reduce the project’s effective capital and operating costs but also demonstrate alignment with long-term sustainability and decarbonization goals.

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15.4	Water Infrastructure

15.4.1	Water Supply

Onsite well water will support site fire water, refinery, and mine loads. This is accomplished via multiple site wells and pump houses at locations near to primary water consumers’ buffer tanks.

ABTC is in the process of changing the point of diversion on 40.52 acres of water rights it owns in Basin 137a Permit No. 31053 to the well and acquiring additional water rights. Water usage associated with mining and processing may additionally require an application to the State of Nevada, Division of Water Resources for a water use permit as the project progresses.

The Tonopah Flats Property currently has one production well and one exploration well.

15.4.2	Process Water Treatment and Recovery

The majority of water in the refining system is recycled within the process. Process water from beneficiation is purged to the downstream extraction processes, and high purity waters from evaporation distillate and RO operations are fed into refinery processes requiring high purity water.

15.4.3	Water Discharge

Process water is designed to be recycled within the system, with some losses to tailings. The beneficiation and refinery trains have water purification steps local to the operations. The process does not require an on-site water treatment plant due to integrated process recycle loops. A less than one-acre lined evaporation pond has been included in the design for intermediate holding maintenance drains for refinery processes.

Site sanitary wastewater is designed with localized haul-off or site septic systems.

15.4.4	Storm Water Handling

Storm water runoff through the property primarily occurs via slime wash travelling west-northwest. A diversion trench provides stormwater re-direction into retention basins along the south boundary of the property. Local runoff from the tailing facilities will be directed into a collection pond on the west side of the facilities.

Refinery process sections will have containment in accordance with a National Pollutant Discharge Elimination System (NPDES) and site Stormwater Pollution Prevention Plans (SWPPP) requirements. Rainwater collected via any secondary containment will be pumped off as needed.

15.5	Waste Management

The commercial and light industrial site waste disposal will be contracted through the Nye County Class II Landfill in Tonopah, Nevada.

15.6	Communications

The site information technology (IT) internet service is expected to be fulfilled by Starlink or hardwired methods.

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Refinery facility operations connections will be provided on an ethernet network with firewalled subnets and wireless fidelity (Wi-Fi) for operator interaction.

Mine operations will be controlled via a GPS, radar, and node networked dispatch system controlled via the mine office. This system will provide automated scheduling and haulage traffic controlling for the fleet moving between the mine pit and refinery stockpiles.

15.7	Mobile Equipment

Site operations, supervisors, and maintenance staff will travel within the secure refinery area roads via truck or utility vehicles.

The refinery product warehouse will be equipped with three electric forklifts for pallet management and truck loading. The product finishing building will also feature forklifts for local staging of product. Autonomous guided vehicles and/or outdoor rated forklifts will be used to transport sealed product bags to the product warehouse.

15.8	Rail

The area around Tonopah, Nevada is not currently served by an active rail line or depot. The TFLP does not assume rail as a primary means of transportation for reagents or other materials.

15.9	Fossil Fuels

The area around Tonopah, Nevada is not currently served by a natural gas pipeline or liquefied natural gas (LNG) terminal. The refinery is designed around this constraint and the process equipment planned does not directly rely on liquid or gas fuels for production.

Provision for liquid fuels for the mobile fleet is accounted for in the mine infrastructure design.

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16   Market Studies

According to the U.S. Department of the Interior and U.S. Geological Survey’s Mineral Commodity Summary (2025), although lithium uses vary by location, global end uses were estimated as follows: batteries, 87%; ceramics and glass, 5%; lubricating greases, 2%; air treatment, 1%; continuous casting mold flux powders, 1%; medical, 1%; and other uses, 3%. Lithium consumption for batteries increased significantly due to the growing use of rechargeable lithium batteries in the growing market for electric vehicles (EVs), portable electronic devices, electric tools, and energy grid storage applications. Lithium minerals were also used directly, as mineral concentrates, in ceramics and glass applications.

Commercial-scale lithium production in the U.S. is currently from a single continental brine operation in Nevada. Owing to lower lithium prices in 2024, commercial production from the brine-sourced waste tailings of a Utah-based magnesium producer was idled. Two companies produced a wide range of downstream lithium compounds in the U.S. from domestic or imported lithium carbonate, lithium chloride, and lithium hydroxide.

Excluding U.S. production, worldwide lithium production in 2024 increased by 18% to approximately 240,000 t from 204,000 t in 2023. This was in response to strong demand from the lithium-ion battery market, high lithium prices from 2021 to early 2023, and an increase in global lithium production capacity. Global consumption of lithium in 2024 was estimated to be 220,000 t, a 29% increase from revised consumption of 170,000 t in 2023. Concern about a short-term lithium oversupply and weaker-than-expected EV sales worldwide during the first half of 2024 caused the price for lithium to decrease considerably throughout the year. Owing in part to incentives and discounts, EV sales in the third quarter of 2024 saw considerable growth in Canada, China, and the U.S.

A 5-year Lithium price graph (Figure 16-1) from S&P Global Market Intelligence (n.d.) shows the rise in lithium pricing from 2021 through 2023, with lithium pricing returning closer to historic levels in 2024.

S&P Capital IQ shows the historic 3-year LHM pricing FOB North America in Table 16-1.

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Source: S&P Capital IQ

Figure 16-1	Industry Price Chart from S&P Global Market Intelligence (accessed July 31, 2025) Showing Historic 5-Year LHM Pricing

Table 16-1	Historic 3-Year LHM Pricing FOB North America (S&P Global Market Intelligence, n.d.)

Date	Lithium Hydroxide - FOB North America (US$/tonne)
7/1/2022	$ 54,500
8/1/2022	$ 54,000
9/1/2022	$ 54,000
10/1/2022	$ 60,250
11/1/2022	$ 60,250
12/1/2022	$ 61,500
1/1/2023	$ 71,500
2/1/2023	$ 71,500
3/1/2023	$ 71,500
4/1/2023	$ 59,750
5/1/2023	$ 52,375
6/1/2023	$ 49,750

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Date	Lithium Hydroxide - FOB North America (US$/tonne)
7/1/2023	$ 48,750
8/1/2023	$ 40,000
9/1/2023	$ 39,750
10/1/2023	$ 31,500
11/1/2023	$ 25,000
12/1/2023	$ 22,500
1/1/2024	$ 16,000
2/1/2024	$ 15,000
3/1/2024	$ 13,750
4/1/2024	$ 14,400
5/1/2024	$ 14,250
6/1/2024	$ 12,750
7/1/2024	$ 11,700
8/1/2024	$ 10,950
9/1/2024	$ 10,950
10/1/2024	$ 11,550
11/1/2024	$ 11,550
12/1/2024	$ 11,550
1/1/2025	$ 10,450
2/1/2025	$ 10,600
3/1/2025	$ 10,700
4/1/2025	$ 10,590
5/1/2025	$ 9,950
6/1/2025	$ 9,500
7/1/2025	$ 9,250
3-Year Average	$ 31,184

FOB = Free on Board

Using monthly price data from above, a three year (July 2022 to July 2025) average price for LHM is $31,184/t.

16.1	Demand

A Benchmark Mineral Intelligence (2024) report states that in 2034, the lithium and nickel markets are expected to be in deficits of 572,000 t and 839,000 t, respectively. These shortfalls are around seven times larger than the current surpluses for each material. Benchmark analysis found that of the US$514 billion investment needed to meet battery demand in 2030, upstream projects require US$220 billion. Nickel and lithium require the largest investment of any of the materials, at US$66 billion and US$51 billion, respectively. It is Benchmark’s view that lithium will be the bottleneck for the growth of the battery industry more than any other part of the supply chain. Though more than one million tonnes of mined lithium carbonate equivalent is expected to be produced in 2024, the mined supply will need to reach 2.7 Mt to meet demand in 2030, the majority of which is driven by the EV and grid scale energy storage markets.

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16.2	Comparable Pricing

Barr reviewed several lithium-related technical reports published in the past two years. The table below shows the LHM pricing data (or equivalent) used for each of the reports (some were converted from lithium carbonate pricing, depending on the project):

Table 16-2	Industry LiOH Pricing Data

Company	Study	Effective Date	Battery Quality LiOH US$/tonne
Frontier Lithium	NI 43-101 PFS	May-23	$ 22,000
Piedmont Lithium	SK-1300/NI 43-101 PFS	May-23	$ 26,000
Standard Lithium	SK-1300/NI 43-101 PFS	Jul-23	$ 30,000
E3 Lithium	NI 43-101 PFS	Jul-24	$ 31,000
Zinnwald Lithium	JORC PFS	Mar-25	$ 23,800
European Lithium	JORC PFS	Mar-23	$ 29,600
Lithium Americas	NI 43-101 FS	Jan-23	$ 26,000

The research by Barr indicates that the historically high prices in 2022 and early 2023 are unsustainable. Because of the oversupply of LHM in the current market, prices are expected to be somewhat stable through 2030. Due to the significant market deficits in the 2030s and beyond, the consensus is that prices should increase based on market pressure. Using information on past pricing, projected future estimates, and prices used in comparable recent technical reports, a conservative long term average price of $23,000/tonne for LHM FOB USA was used for this PFS. This also corresponds with a three-year look back plus a two-year look forward pricing approach:

Table 16-3	Average LiOH Prices Using a Five-Year Pricing Window

Price	Year(s)
$ 31,184	Average - Prior 3 Years
$ 9,300	2026 Pricing
$ 11,025	2027 Pricing
$ 22,775	5-Year Average

Sources: Macquarie Group Limited (2025), S&P Global Market Intelligence (n.d.)

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17   Environmental Studies, Permitting, and Plans; Negotiations or Agreements with Local Individuals or Groups

17.1	Introduction

The TFLP is located primarily on federal lands managed by the BLM. Consequently, federal law governs operations and environmental compliance, with the State of Nevada and local governments having concurrent authority over certain aspects of the TFLP, such as permitting and water rights.

The anticipated environmental permits and social impacts of the TFLP are summarized based on the conceptual design presented in this PFS, environmental baselines, and current regulatory requirements. If changes to the scope, area, or design of the TFLP occur as planning and designs advance, this information may require review and reassessment.

Initial results of previous exploration drilling campaigns from the summer of 2021 through the summer of 2023 on ABTC’s BLM-administered Lode Claims under Notice-level permit (NVN-100850) established feasibility for the expansion of the TFLP operations to greater than five acres of surface disturbance. Proposed operations exceeding five acres of surface disturbance on federal lands require a Mine Plan of Operations (MPO) to be prepared and submitted along with a conceptual approach to closure and reclamation and the associated estimated costs based on the anticipated development for the TFLP. Potential impacts of the MPO must be analyzed, and alternatives assessed, pursuant to the National Environmental Policy Act (NEPA).

ABTC submitted documentation in December 2022 describing the proposed surface disturbance, schedule of operations, and conceptual site plans for a proposed mine and mineral processing operation within a defined plan area boundary to the BLM Battle Mountain District Office.

A Baseline Needs Assessment meeting was conducted on March 9, 2023, to review the TFLP and discuss the requisite environmental analyses and baseline resource inventories. The meeting detailed the initial requirements to initiate the NEPA process. Baseline analyses were determined based on feedback from the BLM resource specialists and related government stakeholders, including the U.S. Environmental Protection Agency (EPA), Nye and Esmeralda County government representatives, the Nevada Division of Environmental Protection (NDEP), and the Nevada Department of Wildlife (NDOW). Of a total of 29 categories of baseline studies, 21 were identified as required for the TFLP based on several factors, ranging from location to forecasted area of disturbance. Categories of studies required are indicated in Table 17-1; multiple studies are indicated under super categories (general wildlife, soils, vegetation, among others for biology, wetlands, seeps and springs under hydrology, etc.).

17.2	Environmental Baseline Studies

ABTC has retained multiple third-party specialists to conduct the necessary baseline analyses and provide reporting for BLM review. ABTC has initiated required baseline evaluations, many of which have concluded fieldwork and are either submitted to the BLM for review or nearing final submission.

Table 17-1 provides the status of environmental baseline studies that have been completed, are in progress, or are pending to support project permitting and EIS preparation.

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Table 17-1	Required Baseline Studies for TFLP

Baseline Study	Status
Visual	Completed
Environmental Justice	Completed
Human Noise	Completed
Paleontology	Completed
Grazing	Completed
Lands and Realty	Completed
Socioeconomics	Completed
Floodplains	Completed
Cultural Resources	Completed
Biological	Completed
Raptors	Ongoing
Geochemistry	Ongoing
Hydrology	Ongoing
Air Quality	Ongoing

17.2.1	Visual

A visual resources baseline survey was conducted by a third-party consultant in January and June 2024. Photographs were taken at four Key Observation Points (KOP). A KOP is a specific place on a public travel route or in an existing or potential use area where the view of a management activity or project would be most revealing for purposes of the contrast rating. The BLM Form 8400-4 (Visual Contrast Rating Worksheet) was used to record the various design elements that characterize the land and water features, vegetation cover, and structures that comprise each KOP landscape.

The TFLP area is fully located within the Visual Resource Management Class 4 Objective, the Objective with the fewest restrictions on development indicating level of change to the characteristic landscape can be high (BLM, 1997).

17.2.2	Environmental Justice

An Environmental Justice analysis was conducted by a third-party consultant in June 2024. The Environmental Justice analysis screens populations that are in the analysis area to identify communities that are present and may be disproportionately and adversely impacted by the TFLP.

17.2.3	Human Noise

Potential impact to human receptors from proposed activities was assessed by a third-party consultant in January 2024. Protocol for potential impacts extends analyses to a 4.83 km buffer around the TFLP area. One residential building was located 4.67 km away and one municipal building was located 4.51 km away at the eastern extremity of the area of analysis.

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17.2.4	Paleontology

A third-party consultant was retained to provide the paleontological baseline analysis in June 2024. The analysis provided the results of the literature review, museum, and records search for the TFLP area. The analysis determined that no fossils are known from the TFLP area. The third-party consultant concluded that the TFLP will not have an adverse effect to paleontological resources, and no further mitigation was recommended.

17.2.5	Grazing

A grazing analysis was conducted by a third-party consultant in February 2024. The analysis provided baseline information to analyze the TFLP’s effects to grazing resources. The area of analysis for project-related grazing impacts encompassed the project boundary and an 8.05 km buffer around the TFLP. The analysis area is contained within the Monte Cristo, Montezuma (buffer only), and San Antone Grazing Allotments. The entire project area (4,320.03 ha) covers 2.2% of the Monte Cristo and 0.004% of the San Antone Grazing Allotments.

17.2.6	Lands and Realty

A land status analysis was conducted by a third-party consultant in January 2024. Public land records were compiled from the BLM Mineral and Land Records System (MLRS). Land records were queried for all Townships, Ranges, and Sections that overlap the TFLP area. Land use authorizations other than those associated with ABTC include power and telephone transmission line ROW, roads and material borrow sites for roads, and a fiber optic facility.

17.2.7	Socioeconomics

A socioeconomic analysis was conducted by a third-party consultant in July 2024. The analysis estimated workforce needs and provided baseline information for the BLM to analyze project effects on socioeconomic resources. Analysis included review of housing, education, employment, wages, poverty, commuting patterns, community services, public finance, and fiscal conditions impacts. The analysis area included Esmeralda, Mineral, and Nye counties in Nevada and Inyo County in California. Populations and communities within these counties could be a workforce source to the TFLP and impacts on social and community services and housing may occur in these counties because of worker relocation.

Significant strain on analysis area infrastructure and services is not anticipated.

17.2.8	Floodplains

An analysis of floodplains within and adjacent to the TFLP area was completed by a third-party consultant in October 2023. The floodplain analysis was completed for the proposed TFLP and potential impacts from 100-year (53.34 mm) and 500-year (73.41 mm) events and 24-hour magnitude storm events. Analyses used Aquaveo’s Watershed Modeling System (WMS) version 11.2, and its HEC-1 and HEC-HMS sub-modules.

Operational stormwater flow control facilities will need to be engineered and sized to withstand the 100-year event pursuant to State of Nevada regulations. Closure stormwater flow control facilities will need to be engineered and sized to withstand the 500-year event.

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17.2.9	Cultural Resources

An archeological evaluation of the property was completed by a third-party consultant in 2024. The consultant completed a Class III pedestrian investigation over the entire project area with additional minor considerations adjacent to the claim block (4,320.03 ha). Although the investigation identified two sites eligible for listing in the National Park Service’s National Register of Historic Places, the TFLP will avoid them throughout the life of the project. Avoidance is the preferred method compared to disturbance and mitigation which results in additional time and costs. Should avoidance become impossible, ABTC will engage BLM to develop a mitigation plan.

ABTC has participated in BLM-coordinated government-to-government engagement with interested tribal communities and one site tour. Additional tours are planned. ABTC is committed to working directly with descendant communities to help preserve and protect places of important cultural value.

17.2.10	Biological

Biological analyses were conducted by a third-party consultant in November 2024. Analyses were conducted over the entirety of the claim block (4,320.03 ha). Field survey protocol was developed in coordination with the Tonopah BLM biologists. Field surveys conducted included soils, vegetation, noxious weeds/non-native invasive species, plant and wildlife special status species, general wildlife, migratory birds, raptors and eagles, monarch butterfly, burrowing owl, pale and dark kangaroo mouse, and bat (passive acoustic).

No species listed on the Nevada Department of Agriculture’s Noxious Weed List were located within the TFLP area during field surveys. No special status plant species and no milkweed was observed in the project area.

ABTC understands its obligation to comply with the Migratory Bird Treaty Act, Endangered Species Act, BLM, and State of Nevada regulations regarding the need to avoid disturbing special status species during the conduct of the proposed exploration operations. Applicant-committed environmental protection measures will be developed and customized in coordination with the BLM for each species of concern within the project area as needed.

17.2.11	Raptors

Raptor and eagle surveys were included as part of the biological analyses that were conducted by a third-party consultant in November 2024. Analyses were conducted over the entirety of the claim block (4,320.03 ha) and included the 16.09 km buffer zone recommended by the U.S. Fish and Wildlife Service (USFWS) for initial surveys. The survey identified the Golden Eagle as a special status species within the TFLP area.

A final report on two years of raptor surveys is expected in August 2025.

17.2.12	Geochemistry

ABTC is undertaking geochemical evaluation of its ore, overburden, and tailings, and submitted analyses to the BLM in September of 2024. ABTC has analyzed seven separate samples for materials characterization (Meteoric Water Mobility Procedure [MWMP] for Profile I constituents and ABA) to date. These include:

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●	Two alluvial (cover) quaternary gravel composite samples.

●	One sample of the claystone ore from the near-surface horizon (oxidized claystone) excavated from a shallow pit.

●	Three composite claystone ore samples from a drill hole specifically drilled for metallurgical process testing (composites of the upper, middle, and lower claystone units) There is not an operational or handling difference between the near-surface and composite ore. They are undifferentiated and will be handled as ore in the same stream and processed without special routing.

●	One composite sample of tuffaceous sandstone that contains sub-economic lithium values, which is being characterized as waste rock for the purpose of this report.

17.2.13	Hydrology

ABTC contracted a third-party consultant to perform an analysis of hydrologic resource baseline conditions in September of 2023. The TFLP is located within hydrographic basin 137A, Lower Smoky Valley. Hydrologic analyses included review of seeps and springs, Waters of the U.S., groundwater inventory and characterization, and groundwater drawdown modeling.

No seeps, springs, or Waters of the U.S. are within an 8-km radius of the TFLP area.

Well drillers’ logs downloaded from the Nevada State Engineer’s office and the Nevada Bureau of Mines and Geology Bulletin’s 92 and 99A, State of Nevada Water Resources Bulletin No. 41, and USGS Water-Supply Paper 243 were reviewed. Due to the limited number of extant wells and well logs within an 8 km radius of the TFLP area, the inventory and model boundary was extended north to capture the center of basin 137A, where production and monitoring wells in support of the Liberty Mine and solar facility were located, and to the west to capture the Miller’s facility and associated wells. Historical water levels have been relatively stable. A monitoring well near the center of the basin has had its water level decline measured at 1.12 m during the past 54 years (2 cm/year).

In February 2024, ABTC drilled and installed two wells about 610 m west of the down-drop fault: EW-01 and MW-01. Each well was drilled to a depth of about 213 m below ground surface (bgs). Wells EW-01 and MW-01 are about 51.8 m apart. Groundwater is measured at depths of about 79.6  m bgs in each well.

To calculate aquifer parameters and develop a conceptual numerical model of groundwater dynamics in the basin, a conceptual numerical model was prepared. The Aquaveo groundwater modeling system and MODFLOW were used. Available data used in the model included a digital elevation map of the land surface, area geologic map, pumping test data (EW-01 included), well drillers’ logs, NDWR well log database, Water Resources Bulletin 41, precipitation data, and groundwater level measurements. The groundwater model was calibrated by comparing water levels at six observation wells and pilot points placed throughout the basin.

The model demonstrated up to four production wells (35.56 cm) spaced about 762 m apart will provide the proposed 7,570.82 liters per minute process demand for the 45-year project life. Recovery of pre-mining groundwater elevations occurred after 70 years (year 2137). From literature review, a rough transmissivity value was estimated at less than 121,133.12 liters per 0.3 m/day.

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17.2.14	Air Quality

Air quality baseline analysis is underway by a third-party contractor. The contractor is conducting air dispersion modeling and providing an air quality impact analysis for the TFLP. The purpose of this air dispersion modeling protocol is to outline the proposed modeling procedures that will be used to determine the impacts on ambient air quality from the air pollutant emissions emanating from facility operations. The modeling analysis will utilize the AERMOD modeling system, the EPA-approved near-field air dispersion modeling package. Predicted impacts from the modeling analysis, including background concentrations, will be compared against the National Ambient Air Quality Standards. Air dispersion modeling will be performed for criteria pollutants under the maximum potential to emit scenario for the facility. Pollutants to be modeled include carbon monoxide (CO), nitrogen dioxide (NO2), sulfur dioxide (SO2), particulate matter with an aerodynamic diameter less than 10 micrometers (PM10), particulate matter with an aerodynamic diameter less than 2.5 micrometers (PM2.5), and ozone (O3), which will use a screening analysis of the photochemical reaction of volatile organic compounds (VOC) and NO2. Modeling will conform with Appendix W of 40 CFR Part 51 and the General Air Dispersion Modeling Guidelines from the Nevada Bureau of Air Pollution Control.

The model will use the maximum hourly emission rates, with the exception of annualized hourly emission rates where applicable, which will be calculated using the maximum throughputs, projected hours of operation, manufacturers data, EPA AP-42 emission factors, and/or other credible sources as needed, all of which will be documented in the final evaluation report.

Pursuant to the Clean Air Act (CAA), as amended [42 U.S.C. §§ 7401 et seq.], the EPA has developed classifications for distinct geographic regions known as air basins. Under these classifications, for each federal criteria pollutant, each air basin (or portion of an air basin [or “planning area”]) is classified as in “attainment” if the air basin (or planning area) has “attained” compliance with (i.e. not exceeded) the adopted National Ambient Air Quality Standards (NAAQS) for that pollutant; is classified as “non-attainment” if the levels of ambient air pollution exceed the NAAQS for that pollutant; or is classified as “maintenance” if the monitored pollutants have improved from non-attainment levels to attainment levels. Air basins for which sufficient ambient monitoring data are not available or are designated as “unclassified” for those particular pollutants until actual monitoring data supports formal “attainment” or “non-attainment” classification. The proposed TFLP is within Hydrographic Basin 137A, which is unclassified and therefore, presumed to be in attainment.

17.3	Permitting

The environmental studies, permitting, and social aspects of the TFLP are being managed, and planned to support the proposed mine and mineral processing operation on ABTC’s lode claims. As the MPO is in the process of being drafted, the project mine closure plans, remediation plans, and reclamation plans have not been fully developed and approved. ABTC will continue to work with federal, state, and local agencies to ensure that all permitting will be reviewed and approved in accordance with all applicable regulations (Table 17-2, Table 17-3)

Additionally, ABTC intends to develop community engagement plans to identify and ensure an understanding of the needs of the surrounding communities, including Native American communities, and to determine appropriate programs for addressing those needs.

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Table 17-2	Federal Environmental Permits, Reviews, and Approvals

Permit/Approval	Agency	Requirement	Project Phase	Status
Exploration Permit	BLM and BMRR	Required in order to perform any exploration activities on publicly managed federal land.	Preconstruction Active permit issued	Ongoing
Exploration Reclamation Permit & Bond	BLM and BMRR	Prior to the initiation of certain exploration projects	Preconstruction Active permit issued	In Process
Right of Way for Road Access, SF-299	BLM and NDOT	Required to establish roadway development for access. Requires public notice & environmental analysis.	Preconstruction	In Process
Right of Way for Electric Transmission	BLM, BMRR, and NDOT	Required to establish a Powerline corridor for construction. Requires public notice & Environmental analysis.	Preconstruction	In Process
Mine Plan of Operations (MPO) & Notice of National Environmental Policy Act (NEPA) Action	BLM	Notice of NEPA action request submitted with MPO. BLM will determine the level of NEPA action and associated requirements, i.e., Environmental Assessment (EA), Environmental Impact Statement (EIS), etc.	Preconstruction	In Process
NEPA Compliance	BLM	For projects that need federal authorizations, permits, or approvals (such as SF-299 issuance for right-of-way).	Preconstruction	In Process
Section 7 Concurrence	USFWS	Required as part of NEPA to review projects for compliance with Section 7 of the Endangered Species Act and issue a determination of affect for federally listed threatened or endangered species and any designated critical habitat.	Preconstruction Concurrent with NEPA process	Not Initiated
Section 106 Concurrence	SHPO	Required as part of NEPA to review projects for compliance with Section 106 of the National Historic Preservation Act and issue a determination of affect for resources that are either listed or eligible for listing in the National Register of Historic Places.	Preconstruction Concurrent with NEPA process	Not Initiated
Federal Mine ID Number	MSHA	Obtained from the MSHA district office where the mine is located	Exploration or, Preconstruction	Not Initiated
FCC License(s)	FCC	Required to register through the FCC's Commission Registration System (CORES) to be assigned an FCC Registration Number (FRN). Licenses will be issued for mine radio communication systems.	Construction Prior to the installation and use of mine radio communications	Not Initiated
Explosives License & Permit	ATF	Required for blasting on-site	Operation Prior to active blasting and storage of explosives on site	Not Initiated

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Permit/Approval	Agency	Requirement	Project Phase	Status
Eagle Incidental Take Permit	USFWS	Required if eagle nesting pairs are identified within the project boundary during EIS baseline surveys	Construction Submit permit application following issuance of ROD	In Process
Water of U.S. Designation	ACOE	Activities in wetlands and/or Waters of the U.S. (includes dry washes, creeks, lakes, etc.)	Preconstruction Concurrent to NEPA process	In Process

ACOE = U.S. Army Corps of Engineers

ATF = U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives

BLM = Bureau of Land Management

BMRR = NDEP Bureau of Mining, Reclamation and Regulation

FCC = U.S. Federal Communications Commission

ID = identification

MSHA = U.S. Mine Safety and Health Administration

NDEP = Nevada Division of Environmental Protection

NDOT = Nevada Department of Transportation

SHPO = Nevada State Historic Preservation Office

USFWS = U.S. Fish and Wildlife Service

Table 17-3	State of Nevada Environmental Permits, Reviews, and Approvals

Permit/Approval	Agency	Requirement	Project Phase	Status
Permit to Mine	BMRR	Required to license and permit all hard rock metal/non-metal mines in Nevada	Preconstruction	In Preparation
Reclamation Permit	BMRR	This includes the Bond estimate (SRCE), prior to initiation of mining operations	Preconstruction	In Preparation
Opening & Closing Mines	MST	Operators shall notify the Administrator before opening and upon the closing of mine operations	Pre-operation Minimum of 30 days prior to startup.	In Preparation
Nevada Mine Registration	NDOM	Operators shall submit a completed form for registration within 30 days after a mine operation begins	Operation	In Preparation
NDOT ROW Occupancy/ Encroachment Permit	NDOT	An encroachment permit and an NDOT-approved traffic control plan must be secured before performing the construction of the turn-off connection within the NDOT ROW	Preconstruction	In Preparation
State General Groundwater Permit	BWPC	Required prior to construction	Preconstruction	In Preparation
Air Quality Permit(s)	BAPC	Required due to air emissions associated with the Project. May have multiple air permits dependent upon applicability (MOPTC, Class I, II, etc.)	Preconstruction	In Preparation
Dam Permit(s)	DDS	Permit to Construct Dam; (J-) for ponds & tailings impoundment	Preconstruction	In Preparation
Water Pollution Control Permit	BWPC	Process water permit for Operations, prior to the initiation of construction of a process component, or any mining	Preconstruction	In Preparation

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Permit/Approval	Agency	Requirement	Project Phase	Status
National Pollutant Discharge Elimination System (NPDES) Permit	BWPC	Prior to construction	Preconstruction	In Preparation
Stormwater Discharge Permit	BWPC	Existing Facilities: Within 90 days of issuance of a new General Groundwater Permit. New Facilities: No later than 2 days prior to discharge; Notice of Intent (NOI), Stormwater Pollution Prevention Plan	Preconstruction Submittal following issuance of General Permit	In Preparation
IAP	BWPC	Industrial Artificial Pond Permit	Preconstruction	In Preparation
Class III Landfill Permit	BWM	Site landfill construction or operation	Preconstruction	In Preparation
Onsite Sewage Disposal Systems (OSDS)	BWPC	Septic discharge is regulated under NV General Permit: GNEVOSDS09; depending on volume other agency approval may be required	Preconstruction	In Preparation
Hazardous Waste Management Permit	BWM	Prior to the construction of a facility for management or recycling of hazardous waste as identified by NAC 444.8850	Preconstruction	In Preparation
State Fire Marshal	DSFM	Permit to Store Hazardous Material on site	Preconstruction	In Preparation
Water of the State Appropriations Permits	NDWR	Required to procure water rights from within the basin to facilitate start-up and operations	Preconstruction	In Preparation
PWS Operating Permit	BSDW	Potable water supply system	Preconstruction	In Preparation
Temporary water use waivers for mineral exploration	NDWR	Obtain a permit or waiver for temporary use of water for mineral exploration prior to drilling	Preconstruction Active - Issued Permit(s)	Ongoing
Utilities Permit	NDOT and NV Energy	Required to locate a utility within a highway ROW or for a utility to cross a highway ROW.	Preconstruction	In Preparation

BAPC = NDEP Bureau of Air Pollution Control

BMRR = NDEP Bureau of Mining, Reclamation and Regulation

BSDW = NDEP Bureau of Safe Drinking Water

BWM = NDEP Bureau of Waste Management

BWPC = NDEP Bureau of Water Pollution Control

DDS = NDWR Dams & Dam Safety

DSFM = NDPS Division of State Fire Marshal

MST = NDBI Mine Safety and Training

NDBI = Nevada Division of Industrial Relations

NDEP = Nevada Division of Environmental Protection

NDOM = Nevada Division of Minerals

NDOT = Nevada Department of Transportation

NDOW = Nevada Department of Wildlife

NDPS = Nevada Department of Public Safety

NDWR = Nevada Division of Water Resources

ROW = Right of way

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It should be noted that ABTC holds three claims in Nye county and the current plan considers no operations on those claims.

Considering the current regulatory framework, it is reasonable to expect that all required permits and authorizations can likely be obtained for the TFLP due to:

●	The project plans, which optimize the use of site and infrastructure design to limit surface disturbance and include environmental design features to promote environmental protection;

●	The ongoing collaboration between ABTC and the regulatory and administrative agencies at the federal, state, and local levels; and

●	The continued stakeholder engagement actions by ABTC in the local communities as well as at the regional level.

Development of the TFLP is likely to have positive impacts on the local communities by providing direct employment in the mining industry and secondary employment in the support industries, income generated from wages and by secondary job employers, and local and state revenues generated through taxes paid by ABTC.

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18   Capital and Operating Costs

18.1	Introduction

This chapter provides an outline of the estimated capital expenditure (CAPEX) and operating expenditure (OPEX) for the development of the TFLP. The CAPEX and OPEX estimates are based on an ultimate targeted production capacity of 30,000 tpa of LHM.

The overall project cost is categorized into two major components within the project boundary:

●	Mining: Inclusive of the ore extraction equipment and infrastructure, as well as the systems required to transport the ore to the refinery

●	Refinery: Inclusive of the processing plant equipment and infrastructure required to convert ore into lithium products

Some capital components within the mine scope will be phased in alignment with the refinery’s production scale-up from an initial capacity of 5,000 tpa LHM in year 1, to full production of 30,000 tpa LHM in year 3 along with the commencement of tailings backfill into the mine in year 6.

Electrical power for the mining operations and processing facility will be supplied through a hybrid energy model that combines both on-site generation and utility-grid power supply. The capital and operating expenditure associated with this hybrid model have been incorporated into the overall OPEX figures within the mine and processing cost estimates. For further details on this component of the project cost, refer to Section 18.3.3.

The costs in this report are presented in 2025 USD on a calendar year basis. No escalation or inflation is included.

18.2	Capital Cost Estimate

The capital cost projections were defined and developed based on the expected quantities of materials, labor, and equipment. The expected quantities were estimated by using engineering drawings, early-stage 3D models, and preliminary facility layouts. The cost data was compiled from vendor quotes, benchmarking from similar lithium projects, and industry-standard estimating factors. All cost values are presented in U.S. dollars and reflect a Class 4 cost estimate classification, as defined within the AACE International Recommended Practice No. 47R-11. This classification typically carries an expected accuracy range of -15% to -30% on the low side, and +20% to +50% on the high side.

●	Mining CAPEX was developed in collaboration with Barr

●	Refining CAPEX was developed by engineering, procurement, and construction (EPC) partner Black & Veatch Corporation (B&V) and validated by Woods

Table 18-1 presents the project capital cost estimates, which includes approximately $2.0 billion in initial and pre-production capital expenditures through year 5, and $205.6 million in new and sustaining capital over the remaining mine life. Bringing the total capital requirement over the 45-year mine life considered in this PFS to an estimated $2.2 billion.

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Table 18-1	Project Capital Estimates

Capital Costs ($000)	YR -2	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Pre-Mining Cost	$-	$10,170	$-	$-	$-	$-	$-	$-	$-	$10,170
Mining Capital	$-	$86,648	$53,360	$3,355	$37,252	$34	$10,099	$15,099	$34	$205,881
Mining Sustaining Capital	$-	$-	$76	$2,141	$8,423	$19,374	$68,995	$21,371	$1,253	$121,632
Process/ Milling	$91,234	$373,462	$746,924	$282,228	$-	$-	$-	$-	$-	$1,493,848
Owner's Costs	$778	$3,723	$7,446	$11,169	$14,114	$-	$-	$-	$-	$37,230
Closure Provisions	$-	$-	$-	$-	$-	$-	$-	$-	$150	$150
Subtotal	$92,012	$474,003	$807,806	$298,894	$59,789	$19,408	$79,094	$36,470	$1,437	$1,868,912
Contingency	$18,247	$89,215	$157,389	$56,949	$5,588	$5	$1,515	$2,265	$5	$331,177
Total Capital ($000)	$110,259	$563,219	$965,195	$355,843	$65,377	$19,413	$80,609	$38,735	$1,442	$2,200,090

yr = year

Process capital was estimated by ABTC and Woods, while mining, infrastructure, and other capital were estimated by ABTC and Barr.

Preproduction capital was estimated based on mining, processing, owner’s, and contingency costs required in the preproduction period in Year -1 and -2. The mining capital cost estimates assume the owner will procure and own the mining equipment and hire the personnel needed to achieve the proposed production targets. It is worth mentioning that most of the cost for site closure is included in the mine OPEX because most of the mine reclamation and closure activities will be self-performed.

The infrastructure costs for the project are allocated across the mining and refining CAPEX as presented in Table 18-2 and Table 18-3. Additional details on infrastructure costs will be developed through subsequent studies. Contingencies were individually added to the areas of the project at an average of approximately 18% of the estimated capital costs for the project. Capital costs in this report have an expected accuracy of +/-25% based on AACE International guidance related to Class 4 capital cost estimates.

18.2.1	Mining Capital Cost Estimates

The capital cost for mining is based on mine design, mine plan, production schedules, and planned mine development activities. The mining fleet is comprised of primary loading and hauling equipment as well as road maintenance and dump support units. A significant expansion of the fleet occurs prior to the refinery capacity increase to 30,000 tpa of LHM production, and when in-pit backfilling operations commence following the completion of mining Phase 1.

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Ther truck shop facility is a service center designed to support heavy equipment operations. It includes areas for equipment maintenance, spare parts warehousing, mine and maintenance offices, logistics coordination, and wash bays equipped with water recycling systems. The facility is designed to service a fleet of up to thirty 240 t haul trucks, with four full-size service bays. The service bays are equipped with 50 t capacity overhead cranes, mobile hydraulic column lifts, tire handling systems, diagnostic and calibration systems, welding and fabrication tools, and specialized tooling for servicing both electric and autonomous trucks.

General shop tools include heavy-duty tool sets, hydraulic and pneumatic tools, shop floor equipment, workbenches with integrated storage, as well as portable lighting and power tools to support a wide range of maintenance tasks.

Table 18-2	Mining Capital Estimates

Mine Capital Costs ($000)	YR -2	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Mine Development	$-	$10,170	$-	$-	$-	$-	$-	$-	$-	$10,170
Mine Equipment	$-	$46,240	$35,593	$3,355	$30,307	$-	$10,065	$10,065	$-	$135,625
Mine Infrastructure	$-	$16,436	$7,311	$-	$6,082	$-	$-	$-	$-	$29,829
Mine Communications	$-	$384	$1,031	$-	$829	$-	$-	$-	$-	$2,244
Mine Contingency Cost	$-	$14,544	$8,004	$503	$5,588	$5	$1,515	$2,265	$5	$32,429
Initial Mine Capital ($000)	$-	$111,501	$61,364	$3,858	$42,840	$39	$11,614	$17,364	$39	$248,619
Mine Sustaining Capital	$-	$-	$76	$2,141	$8,423	$19,374	$68,995	$21,371	$1,253	$121,632
Total Mine Capital ($000)	$-	$111,501	$61,440	$6,000	$51,262	$19,413	$80,609	$38,735	$1,292	$370,252

yr = year

The initial stock and spare parts inventory will cover haul truck tires, engine and transmission components, hydraulic and electrical components, and wear parts sufficient for the initial year of production. Other supporting infrastructure will cover power supply equipment, HVAC and ventilation systems, water and waste systems, IT and communications systems, and safety and environmental equipment.

NDEP and MSHA regulations mandate proper management of wash water to prevent contamination (e.g., oil, grease, heavy metals). A dedicated truck wash with water recycling and waste treatment is standard for large mining fleets. The wash bay facility is steel framed and enclosed with drainage and waterproofing. An automated high-pressure wash system will employ gantry or robotic arms for 360-degree cleaning. The water recycling system treats sludge to meet NDEP standards.

It is assumed that the initial mining fleet is diesel powered. The fuel farm facility requires diesel storage tanks for up to two weeks of capacity, as well as pumps, dispensers, secondary containment, and fire suppression and monitoring systems. The facility must be constructed to meet MSHA, Nevada Occupational Safety and Health Administration (OSHA), and NDEP compliance regulations.

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Ultimate capacity of the fuel farm is scaled at 1,200,000 liters. The facility will be constructed in phases with three 400,000-liter capacity above-ground, double-walled steel tanks.

Beneficiation and refinery tailings will be conveyed away from the refinery and stacked at storage and transfer facilities via 1.2 m (48-inch) wide conveyors.

The mine is designed to reach depths exceeding 200 m from the surface, with concurrent mining and backfilling activities taking place in adjacent mining phases. To ensure the safety of personnel and equipment, highwalls will be continuously monitored using a radar-based slope stability monitoring system.

The mine will require a communications mesh to facilitate equipment dispatching, fleet monitoring, and production reporting.

Pre-stripping and site capital includes approximately six months of pre-mining site development projects such as access and haul roads construction, slime wash diversion with water retention ponds, and the ROM pad base construction.

18.2.2	Refinery CAPEX

Refinery direct capital cost estimates were developed in coordination with B&V estimating. Engineering and project management staff are based on FEL2 design work conducted in 2024-2025. The refinery CAPEX was detailed in a Class 4 estimate inclusive of Work Breakdown Structure (WBS) coding. Refinery Phase 1 CAPEX cost is inclusive of all the sitework, supporting buildings, and the initial processing equipment installation for a 5,000 tpa product output. Phase 2 and Phase 3 CAPEX are inclusive of expansion of processing capacity of 12,500 tpa each, to meet the 30,000 tpa product output (Table 18-4). During the Class 4 estimate, primary equipment costs were obtained through vendor quotations, while secondary equipment costs were derived from industry-standard cost database(s). Preliminary G&A and 3D modeling were completed as part of this phase. Bulk material quantities and cost estimates were benchmarked against recent, comparable projects in the region. For non-modeled areas, costs were generated using an industry-standard Lang Factor-Based Approach to calculate the installation cost.

Refinery indirect capital cost was estimated with the industry-standard estimating factor of 5% over direct cost, and contingency cost was estimated with the industry-standard estimating factor of 20%.

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Table 18-3	Overview of Refinery Direct Capital Costs ($000)

Refinery Area	($ 000)
Comminution & Screening	$15,069
Beneficiation	$97,231
Extraction	$270,813
Impurity Removal	$252,700
Sulfate Crystallization	$27,746
Hydroxide Conversion	$229,296
Site Infrastructure	$642,158
Total Direct Capital Cost	$1,422,713

Table 18-4	Refinery Capital Cost Timeline ($ 000s)

Description	YR -2	YR -1	YR 1-2	YR 3-5	Total
Phase 1 (5,000 tpa)	$86,890	$86,890	$173,779	$-	$347,558
Phase 2 (12,500 tpa)	$-	$134,808	$269,617	$134,808	$539,234
Phase 3 (12,500 tpa)	$-	$133,980	$267,960	$133,980	$535,921
Subtotal - Direct	$86,890	$355,678	$711,356	$28,789	$1,422,713
Indirect	$4,344	$17,784	$35,568	$13,439	$71,136
Contingency	$18,247	$74,692	$149,385	$56,446	$298,770
Total Capital Cost	$109,481	$448,155	$ 896,309	$338,674	$1,792,618

tpa = tons per annum

yr = year

18.3	OPEX Estimate

The LOM operating cost estimates for the project are presented in Table 18-5. These estimates include costs associated with mining, processing and refining, G&A expenses, ore handling, tailings handling, coarse gangue handling, tailings backfill, energy consumption, reclamation and closure, maintenance, and other operational support services. The data used to estimate these costs was derived from a combination of vendor quotes, current equipment performance, operational experience, and historic data with appropriate escalation.

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Table 18-5	Operating Cost Summary

Cost Area Description	LOM Total Cost	LOM Average	Unit OPEX Cost	OPEX Percent
	($ 000s)	($ 000s/Year)	($/t LHM)	(%)
Total Mining Cost	$3,247,358	$70,595	$2,476	35.4%
Process/Refining	$5,649,008	$122,805	$4,307	61.6%
General & Administrative	$171,953	$3,738	$131	1.9%
Reclamation Cost	$105,331	$2,290	$80	1.1%
Operating Cost	$9,173,650	$199,428	$6,994	100.0%
%	= percent

LHM – lithium hydroxide monohydrate

LOM = life of mine

OPEX = operating expenditure

t = tonne

The operating costs are based on the LOM production schedule and mine plan, which were developed to support the refinery’s ore feed rate of approximately 12.4 Mtpa and LHM production rate of 30,000 tpa.

18.3.1	Mining OPEX Estimates

Mine operating cost estimates were developed based on key functional areas, including mine production (drill, blast, load, haul), mine maintenance, labor and staffing, ROM ore handling, tailings handling, tailings backfilling, mine support services, and other direct mining-related overhead costs. As previously noted, the cost data were sourced from vendors, current equipment performance, operational experience, and historical data. Primary cost drivers include consumables (fuels, parts, blasting supplies, tires, power, etc.), tailings handling, equipment maintenance, labor, and overhead costs associated with mining operations and mobile equipment support.

As shown in Table 18-6, the mine operating costs are organized into the following major categories:

●	Mining Cost: Include direct pre-production and LOM costs associated with the extraction of both for ore and waste materials

●	Stockpile Rehandling: No costs are allocated under this category, as the project mine plan does not include any stockpile rehandling activities

●	Ore Handling: Represents the operating cost of sizing and transporting ore or mill feed from the ROM pad to the ROM hopper or bin

●	Tailings Handling: Covers the cost of transporting tailings and coarse gangues materials from the refinery to the designated tailings and coarse gangue dumps using conveyors and stackers

●	Tailings Backfill: Encompasses the costs of loading and transporting tailings and coarse gangues from the mill area (or other designated locations) to the backfill dumps

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Table 18-6	Mining Operating Costs Summary

Cost Activity	Material Moved	OPEX Total Cost	OPEX Unit Cost	Weighted Moved
	(ktonnes)	($000)	($/t)	($/t moved)
Total Mining	716,720	$2,328,377	$3.25	$1.27
Stockpile Rehandle	-	$-	$-	$-
Ore Handling	559,848	$281,320	$0.50	$0.15
Tailings Handling	294,383	$260,758	$0.89	$0.14
Tailings Backfill	265,465	$376,902	$1.42	$0.21
Mining OPEX	1,836,417	$3,247,358	N/A	$1.77

ktonnes = kilotonnes

OPEX = operating expenditure

t = tonne

The weighted average mining costs, as presented in Table 18-6 and Figure 18-1, provide a consistent basis for comparing the key cost categories. While mining accounts for the largest cost component, it also includes the costs for supporting activities such as dozer and grade operations, water truck usage, fuel and lube truck usage, and other ancillary services.

Figure 18-1	Mining Operating Costs (weighted $/t moved)

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Table 18-7 shows mine production tonnages, operating costs, and unit operating costs, categorized by the key components and specific production intervals throughout the LOM.

Table 18-7	Mining Operating Costs By Period

Description / Period	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total/ Average
Total Mining Quantity, ktonne	6,598	35,618	61,314	87,291	141,766	159,905	156,580	67,647	716,720
Ore Handling Quantity, ktonne	-	12,861	42,258	65,425	125,791	123,730	122,773	67,011	559,848
Tailings Handling Quantity, ktonne	-	12,861	42,258	38,262	46,215	78,203	60,466	16,119	294,383
Tailings Backfill Quantity, ktonne	-	-	-	27,163	79,577	45,526	62,307	50,892	265,465
Total Mining Cost, $000	$17,449	$65,886	$130,108	$254,842	$548,412	$492,669	$565,465	$253,546	$2,328,377
Ore Handling Cost, $000	$-	$12,509	$18,757	$31,254	$62,508	$62,520	$62,508	$31,266	$281,320
Tailings Handling Cost, $000	$-	$6,886	$17,715	$29,516	$59,032	$59,047	$59,032	$29,531	$260,758
Tailings Backfill Cost, $000	$-	$-	$-	$32,366	$103,757	$61,337	$104,194	$75,248	$376,902
Total Mining $/t-mined	$2.64	$1.85	$2.12	$2.92	$3.87	$3.08	$3.61	$3.75	$3.25
Ore Handling $/t-ore	$-	$0.97	$0.44	$0.48	$0.50	$0.51	$0.51	$0.47	$0.50
Tailings Handling $/t-tailings	$-	$0.54	$0.42	$0.77	$1.28	$0.76	$0.98	$1.83	$0.89
Tailings Backfill $/t-backfill	$-	$-	$-	$1.19	$1.30	$1.35	$1.67	$1.48	$1.42

ktonnes = kilotonnes

t = tonne

yr = year

The mine operating cost breakdown provided above includes the costs of diesel and power. Table 18-8 summarizes the diesel and power consumption, with local supply price rate estimated at $0.69 per liter and $0.035 per kWh, respectively. Over the LOM, total consumption will be approximately 813 million liters of diesel and 8 million kWh of power to support mining and closure activities.

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Table 18-8	Energy Usage By Mining Activity

Mining Category	Diesel Usage	Power Usage	OPEX Cost
	(liters)	(kWh)	(US$)
Mining/Tailings-Backfill	548,138,913	-	$378,659,976
Stockpile Rehandling	-	-	-
ROM Ore Handling	73,515,739	1,138,047	$50,825,257
Tailings/Coarse Gangue Handling	-	7,076,482	$247,677
Reclamation/Closure	192,243,656	-	$132,803,887
Total Mining Energy	813,898,308	8,214,528	$562,536,796

kWh = kilowatt

18.3.2	Refining OPEX

Refinery process operating costs were developed by ABTC and validated by Woods.

Reagent and energy consumption are the key drivers of refining OPEX (Table 18-9). Both reagent and energy consumption rates were developed and modeled in both METSIM and Aspen software and validated at ABTC’s lithium pilot plant facility, including a two-week continuous run.

Table 18-9	Refinery OPEX Cost Summary

OPEX	$/t LHM
Energy	$2,877
Reagents	$913
Labor	$517
Total	$4,307

LHM = lithium hydroxide monohydrate

OPEX = operating expenditure

t = tonne

18.3.2.1	Refining Reagents

The primary reagent cost is from flux added during pretreatment. This reagent is locally recycled within the process, with a recovery rate expected above 80%. The net reagent consumption rate is therefore used in OPEX calculations. Other produced intermediate products are internally recycled. The process is expected to produce a surplus of sulfuric acid, though at this time no revenue offsets are considered within the OPEX calculations. Reagent costs per tonne were determined through a mix of vendor quotes and industrial database or market study references.

The primary waste from the process consists of leach tailings and precipitation solids, but no OPEX is attributed to these within the refinery as they are handled by backfilling operations under the mining and infrastructure areas. Insignificant quantities of impurity purge waste are expected from concentrated IX regeneration and purge streams, which will be handled at the site’s small local collection basin to concentrate before offsite disposal. This disposal is included in the reagent OPEX estimate.

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18.3.2.2	Refining Energy

Energy is the primary cost driver for lithium production from the facility. A blended energy rate was developed for pass-through from the solar facility and grid to satisfy the plant energy demands. Primary energy uses were specifically modeled where accessory energy uses were factored. Overall plant demand factors were also used to develop an overall annual and per-product-tonne energy consumption.

The project infrastructure includes a shared 120 kV interconnection substation, facilitating efficient use of equipment and streamlined distribution between the solar and battery system and the plant’s electrical network. This co-location and system integration strategy minimizes redundancy costs, reduces capital and operational costs, and improves reliability. ABTC has designated the 120 kV substation as an integral component of the solar and battery project, and has included all associated costs, such as substation infrastructure, protection systems, metering, and interconnection equipment, within the solar and battery financial model. This approach reflects the substation’s core role in enabling utility interconnection, managing bidirectional power flow, and supporting import/export metering for the solar facility. Critically, this approach also insulates the project from long-term utility electricity price inflation. By securing a majority of the facility’s energy needs through fixed-cost, on-site generation, ABTC has de-risked and optimized a major input cost over the life of the project. While grid power may still be used during periods of low solar output, the dependence on volatile wholesale and retail electricity markets is significantly reduced.

The resulting blended electricity rate of $0.035/kWh reflects the effective cost of delivering both utility-sourced and self-generated electricity to the processing plant and mine. This internal rate is used directly in the project’s energy cost model and is not tracked as a separate OPEX item, as the energy infrastructure is fully integrated into the facility’s overall capital and operating structure. The approach to providing onsite power generation and storage is described further below.

18.3.2.3	Refining Labor

The refinery process operation is expected to require a staff of approximately 125 personnel separate from mining and G&A labor. An organizational structure was developed including salaried and hourly staff counts along with shift teams and shift schedule. Fully burdened labor rates were developed using Nevada and mining industry reference data. Table 18-10 shows the staff count by job type for the refinery.

Table 18-10	Estimated Refinery Labor

Job Type	Staff Count
Plant Management	4
Plant Operations	72
Maintenance Personnel	29
Metallurgy and Laboratory	13
Warehouse and Support	5

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18.3.3	Energy Cost

The project’s electrical energy supply will be sourced from a combination of NV Energy grid power and an on-site solar and battery storage system. The solar and battery storage system is structured as an internal power provider, functioning as a cost-neutral entity that delivers electricity directly to the mine and refinery.

To evaluate the cost of energy supply for the facility, a capital cost model was developed for the co-located solar photovoltaic and battery storage system using industry-standard tools and benchmarks. System sizing was informed by real-world solar irradiance profiles specific to Tonopah, Nevada, based on modeled daily production curves for both summer and winter conditions. These profiles informed system capacity sizing to align with seasonal energy production to match generation to the plant demand. The model was developed by the ABTC’s engineering team and reviewed by Barr.

System performance and output were analyzed using the National Renewable Energy Laboratory’s (NREL) Photovoltaic (PV) Watts, PV System Cost Model (PVSCM), and System Advisor Model (SAM) calculation modules, which provided detailed hourly energy generation forecasts and system loss modeling. The capital cost estimate was developed using NREL utility-scale cost benchmarks and reflects a full EPC deployment consistent with current industry norms for similar projects.

The capital cost model also includes the construction of a 120 kV substation, which serves as the primary interconnection point between the facility and the utility grid. ABTC has designed the solar, battery, and substation systems holistically to optimize infrastructure between the plant substation and the energy substation. Which enabled shared transformers, switchgear, and protection systems where practical. This approach minimizes redundant equipment, reduces capital costs, and supports system resilience and operational flexibility.

The site’s estimated electric utility bill was determined by calculating grid import requirements during periods of low on-site generation and applying NV Energy’s LGS-3 (Large General Service) rate structure. The utility billing analysis consolidates demand charges, energy charges, and facility charges into a simplified $/kWh rate for modeling costs in a financial model. The seasonal effective rates are summer at $0.067/kWh and winter at $0.065/kWh.

Solar operations and maintenance (O&M) costs were estimated based on ongoing operational, maintenance, and financial support requirements, using published cost benchmarks from NREL. These values were adjusted to reflect the project’s scale, configuration, and regional labor and service conditions.

The implied blended electricity rate of $0.0350/kWh represents a levelized cost of energy from a hybrid model, including delivery from the on-site solar generation and battery storage facility and the estimated cost of grid electricity supplied by NV Energy under LGS-3 tariff. The blended rate was derived from a discounted cash flow model that solved for the minimum rate needed to achieve financial breakeven (NPV = $0) after accounting for all solar generation and battery storage system capital and operating costs (including escalation), the estimated utility bill for purchased power from the grid, taxes, and debt service. Debt financing was assumed within the financial model using market comparable debt terms.

As this internal rate fully accounts for lifecycle system costs, ABTC has not presented a separate solar financial model; all solar-related expenses are embedded within the blended electricity rate and treated as part of the facility’s electricity cost included in the project’s OPEX, effectively structured as an internal power provider.

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18.3.4	General and Administrative OPEX

The G&A operating costs have been estimated based on personnel, supplies, and expenses. G&A costs are shown in Table 18-11 and Table 18-12, with a total 45-year cost of $172 million.

Table 18-11	G&A Operating Costs – Personnel ($000s)

Personnel Costs	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Construction Management Personnel	$458	$170	$-	$-	$-	$-	$-	$-	$628
Admin Personnel	$648	$2,436	$3,654	$6,090	$12,181	$12,181	$12,181	$6,090	$55,461
Safety & Security Personnel	$313	$1,213	$2,225	$3,757	$8,036	$7,514	$7,891	$4,047	$34,997
Environmental Personnel	$329	$659	$988	$1,647	$3,295	$3,295	$3,295	$1,647	$15,156
Total Personnel Costs	$1,748	$4,479	$6,868	$11,495	$23,511	$22,990	$23,366	$11,785	$106,242

yr = year

Table 18-12	G&A Operating Costs – General ($000s)

General Costs	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Construction Management Expenses	$200	$100	$-	$-	$-	$-	$-	$-	$300
Supplies & General Maintenance	$144	$288	$432	$720	$1,440	$1,440	$1,440	$720	$6,624
Land Holdings	$115	$230	$345	$575	$1,150	$1,150	$1,150	$575	$5,290
Off Site Overhead	$18	$36	$54	$90	$180	$180	$180	$90	$828
Legal, Audits, Consulting, MSHA	$49	$98	$147	$245	$490	$490	$490	$245	$2,254
Computers, IT, Internet, Software, Hardware	$66	$132	$198	$330	$660	$660	$660	$330	$3,036
Environmental, Monitoring Wells, Reporting	$200	$400	$600	$1,000	$2,000	$2,000	$2,000	$1,000	$9,200
Expense Exploration Drilling	$100	$200	$300	$500	$1,000	$1,000	$1,000	$500	$4,600
Donations, Dues, Public Relations	$30	$60	$90	$150	$300	$300	$300	$150	$1,380

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General Costs	YR -1	YR 1-2	YR 3-5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Fees, Licenses, Misc Taxes, Insurance	$240	$480	$720	$1,200	$2,400	$2,400	$2,400	$1,200	$11,040
Travel, Lodging, Meals, Entertainment	$54	$108	$162	$270	$540	$540	$540	$270	$2,484
Telephones, Computers, Cell Phones	$78	$156	$234	$390	$780	$780	$780	$390	$3,588
Light Vehicle Maintenance, Fuel	$121	$295	$448	$747	$1,493	$1,493	$1,493	$747	$6,837
Small Tools, Janitorial, Safety Supplies	$66	$132	$198	$330	$660	$660	$660	$330	$3,036
Equipment Rentals	$60	$120	$180	$300	$600	$600	$600	$300	$2,760
Access Road Maintenance	$48	$96	$144	$240	$480	$480	$480	$240	$2,208
Office Power	$-	$11	$16	$27	$55	$55	$55	$27	$247
Total General G&A Costs	$1,589	$2,942	$4,268	$7,114	$14,228	$14,228	$14,228	$7,114	$65,711

G&A = general and administrative

IT = information technology

MSHA = U.S. Mine Safety and Health Administration

yr = year

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19   Economic Analysis

The economic analysis is based on the sale of the lithium product at $23,000/t LHM and nominal 2025 dollars. Capital costs are expressed in U.S. dollars with no escalation or inflation unless stated otherwise.

The PFS results are as follows:

●	The economic analysis presented in this report limits the project to a mine life of approximately 45 years without exhausting the known mineral resources

●	Approximately 559.8 Mt processed over the 45-year LOM

●	Average head grade of 805 ppm Li, and beneficiated grade of approximately 2,100 ppm

●	$2.0 billion in total facility initial capital costs

●	Processing costs of $4,307/t LHM

●	Overall mining, processing, and G&A operating costs of $6,994/t produced LHM

●	Average production of 30,000 tpa of LHM

●	$4.70 billion After-Tax NPV (5%)

●	$2.57 billion After-Tax NPV (8%)

●	$1.75 billion After-Tax NPV (10%)

●	21.8% IRR

●	7.5-year payback of initial investment

●	The economic assumptions include the costs as summarized in Section 18.0, with other assumptions as follows:

○	Selling price of $23,000/t LHM

○	Federal tax rate of 21%

○	Nevada net proceeds tax of 5%

The mining and process physicals used for the economic analysis were summarized based on the mine and process production schedules and are presented in Table 19-1. Total LHM produced is 1,311,609 tonnes over the 45-year course of the mine life.

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Table 19-1	PFS Production Schedule

Mine Production	Units	YR -1	YR 1	YR 2	YR 3	YR 4	YR 5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
Total Above Cut-Off	ktonnes	-	3,293	9,568	15,208	11,405	15,645	65,425	125,791	123,730	122,773	67,011	559,848
	ppm Li	-	522	595	678	904	659	788	820	833	840	770	805
	Li Tonnes	-	1,719	5,693	10,312	10,312	10,312	51,562	103,125	103,125	103,125	51,579	450,866
	ppm LHM	-	3,163	3,606	4,110	5,480	3,995	4,776	4,969	5,051	5,091	4,665	4,881
	LHM Tonnes	-	10,417	34,504	62,500	62,500	62,500	312,500	625,000	625,000	625,000	312,598	2,732,519
Total Waste	ktonnes	6,598	10,325	12,432	6,747	5,954	6,355	21,866	15,975	36,175	33,807	637	156,872
Total Mined	ktonnes	6,598	13,618	22,000	21,954	17,360	22,000	87,291	141,766	159,905	156,580	67,647	716,720
Strip Ratio	W:O	NA	3.14	1.30	0.44	0.52	0.41	0.33	0.13	0.29	0.28	0.01	0.28
Material Processed	Units	YR -1	YR 1	YR 2	YR 3	YR 4	YR 5	YR 6-10	YR 11-20	YR 21-30	YR 31-40	YR 41-45	Total
	ktonnes	-	3,293	9,568	15,208	11,405	15,645	65,425	125,791	123,730	122,773	67,011	559,848
	ppm Li	-	522	595	678	904	659	788	820	833	840	770	805
	Li Tonnes	-	1,719	5,693	10,312	10,312	10,312	51,562	103,125	103,125	103,125	51,579	450,866
	ppm LHM	-	3,163	3,606	4,110	5,480	3,995	4,776	4,969	5,051	5,091	4,665	4,881
	LHM Tonnes	-	10,417	34,504	62,500	62,500	62,500	312,500	625,000	625,000	625,000	312,598	2,732,519
	LHM Tonnes Recovered	-	5,000	16,562	30,000	30,000	30,000	150,000	300,000	300,000	300,000	150,047	1,311,609

ktonnes = kilotonnes

ppm = parts per million

LHM = Lithium hydroxide monohydrate

W:O = Waste-to-Ore ratio

yr = year

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Table 19-2	Project Cash Flow

Cash Inflows ($000)	YR - 2	YR - 1	YR 1	YR 2	YR 3	YR 4	YR 5	YR 6	YR 7	YR 8	YR 9	YR 10	YR 11	YR 12	YR 13	YR 14	YR 15
LHM Sales	$-	$-	$115,000	$380,926	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000
Total Revenue	$-	$-	$115,000	$380,926	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000
Cash Outflows ($000s)	YR - 2	YR - 1	YR 1	YR 2	YR 3	YR 4	YR 5	YR 6	YR 7	YR 8	YR 9	YR 10	YR 11	YR 12	YR 13	YR 14	YR 15
Operating Cost ($000)
Mining	$-	$(17,449)	$(37,309)	$(47,971)	$(56,021)	$(53,687)	$(56,872)	$(62,413)	$(66,876)	$(74,614)	$(71,454)	$(72,621)	$(71,479)	$(76,482)	$(82,387)	$(76,082)	$(75,570)
Processing	$-	$-	$(20,693)	$(70,893)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)
G&A	$-	$(3,337)	$(3,814)	$(3,606)	$(3,693)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,751)
Total Operating Cost		$(20,786)	$(61,817)	$(122,470)	$(188,952)	$(186,646)	$(189,832)	$(195,373)	$(199,835)	$(207,573)	$(204,413)	$(205,581)	$(204,438)	$(209,442)	$(215,346)	$(209,041)	$(208,558)
Taxes ($000)
NV Net Proceeds Tax (5%)	$-	$-	$(1,541)	$(10,324)	$(20,614)	$(20,659)	$(20,505)	$(20,171)	$(19,904)	$(19,450)	$(19,587)	$(24,909)	$(24,954)	$(24,720)	$(24,448)	$(24,701)	$(24,727)
Federal Income Tax (21%)	$-	$-	$-	$-	$-	$(13,717)	$(13,614)	$(12,925)	$(12,748)	$(27,664)	$(65,472)	$(64,043)	$(64,852)	$(63,957)	$(62,419)	$(63,310)	$(64,141)
45X MPTC Tax Credit (-10%)	$-	$-	$-	$-	$-	$13,717	$10,779	$5,685	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Income Taxes	$-	$-	$(1,541)	$(10,324)	$(20,614)	$(20,659)	$(23,339)	$(27,412)	$(32,652)	$(47,113)	$(85,059)	$(88,951)	$(89,806)	$(88,676)	$(86,867)	$(88,011)	$(88,867)
Capital Expenditures ($000)
G&A Capital	$(778)	$(3,723)	$(3,723)	$(3,723)	$(3,723)	$(3,723)	$(3,723)	$(3,723)	$(3,723)	$(3,723)	$(2,945)	$-	$-	$-	$-	$-	$-
Mining Capital	$-	$(111,341)	$(16,192)	$(45,248)	$(3,943)	$(1,057)	$(1,000)	$(12,721)	$(12,733)	$(20,544)	$(1,000)	$(4,264)	$(1,505)	$(1,000)	$(2,689)	$(4,500)	$(1,000)
Process Capital	$(109,481)	$(448,155)	$(448,155)	$(448,155)	$(338,674)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Sitework and Reclamation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Capital Expenditures	$(110,259)	$(563,219)	$(468,070)	$(497,125)	$(346,340)	$(4,780)	$(4,723)	$(16,444)	$(16,456)	$(24,267)	$(3,945)	$(4,264)	$(1,505)	$(1,000)	$(2,689)	$(4,500)	$(1,000)
Grants ($000)
Government Grant Payments	$-	$54,740	$3,002	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Grants	$-	$54,740	$3,002	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash Flow ($000)	YR - 2	YR - 1	YR 1	YR 2	YR 3	YR 4	YR 5	YR 6	YR 7	YR 8	YR 9	YR 10	YR 11	YR 12	YR 13	YR 14	YR 15
After Tax Cash Flow Analysis (Unlevered)
Revenue	$-	$-	$115,000	$380,926	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000
Operating Costs	$-	$(20,786)	$(61,817)	$(122,470)	$(188,952)	$(186,646)	$(189,832)	$(195,373)	$(199,835)	$(207,573)	$(204,413)	$(205,581)	$(204,438)	$(209,442)	$(215,346)	$(209,041)	$(208,558)
Tax Payables	$-	$-	$(1,541)	$(10,324)	$(20,614)	$(20,659)	$(23,339)	$(27,412)	$(32,652)	$(47,113)	$(85,059)	$(88,951)	$(89,806)	$(88,676)	$(86,867)	$(88,011)	$(88,867)
Capital Expenditures	$(110,259)	$(563,219)	$(468,070)	$(497,125)	$(346,340)	$(4,780)	$(4,723)	$(16,444)	$(16,456)	$(24,267)	$(3,945)	$(4,264)	$(1,505)	$(1,000)	$(2,689)	$(4,500)	$(1,000)
Grants Reimbursement	$-	$54,740	$3,002	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Net Cash Flow (unlevered)	$(110,259)	$(529,264)	$(413,425)	$(248,993)	$134,095	$477,915	$472,106	$450,772	$441,056	$411,046	$396,583	$391,204	$394,250	$390,882	$385,097	$388,449	$391,574
Cumulative Net Cash Flow	$(110,259)	$(639,523)	$(1,052,948)	$(1,301,941)	$(1,167,846)	$(689,931)	$(217,825)	$232,947	$674,003	$1,085,050	$1,481,632	$1,872,837	$2,267,087	$2,657,968	$3,043,066	$3,431,514	$3,823,088

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Cash Inflows ($000)	YR 16	YR 17	YR 18	YR 19	YR 20	YR 21	YR 22	YR 23	YR 24	YR 25	YR 26	YR 27	YR 28	YR 29	YR 30	YR 31
LHM Sales	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000
Total Revenue	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000
Cash Outflows ($000)	YR 16	YR 17	YR 18	YR 19	YR 20	YR 21	YR 22	YR 23	YR 24	YR 25	YR 26	YR 27	YR 28	YR 29	YR 30	YR 31
Operating Cost ($000)
Mining	$(74,354)	$(84,671)	$(79,787)	$(76,189)	$(76,707)	$(75,562)	$(70,806)	$(73,597)	$(73,385)	$(73,075)	$(70,974)	$(72,156)	$(69,238)	$(77,202)	$(82,349)	$(83,267)
Processing	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)
G&A	$(3,838)	$(3,838)	$(3,838)	$(3,838)	$(3,751)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)	$(3,722)
Total Operating Cost	$(207,430)	$(217,747)	$(212,862)	$(209,264)	$(209,696)	$(208,522)	$(203,765)	$(206,556)	$(206,345)	$(206,035)	$(203,933)	$(205,115)	$(202,198)	$(210,162)	$(215,308)	$(216,227)
Taxes ($000)
NV Net Proceeds Tax (5%)	$(24,779)	$(24,342)	$(24,657)	$(24,825)	$(24,820)	$(24,883)	$(25,109)	$(24,938)	$(24,966)	$(24,981)	$(25,077)	$(25,042)	$(25,228)	$(24,844)	$(24,602)	$(24,534)
Federal Income Tax (21%)	$(64,355)	$(61,523)	$(63,252)	$(63,972)	$(63,883)	$(60,841)	$(62,953)	$(64,002)	$(64,555)	$(62,590)	$(64,334)	$(64,798)	$(63,529)	$(61,666)	$(60,832)	$(60,851)
45X MPTC Tax Credit (-10%)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Income Taxes	$(89,134)	$(85,865)	$(87,908)	$(88,797)	$(88,702)	$(85,724)	$(88,063)	$(88,940)	$(89,522)	$(87,570)	$(89,411)	$(89,840)	$(88,757)	$(86,510)	$(85,434)	$(85,385)
Capital Expenditures ($000)
G&A Capital	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Mining Capital	$(1,057)	$(4,662)	$(1,000)	$(1,000)	$(1,000)	$(17,097)	$(11,065)	$(3,459)	$(1,000)	$(10,657)	$(4,355)	$(1,000)	$(9,774)	$(11,065)	$(11,137)	$(9,940)
Process Capital	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Sitework and Reclamation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Capital Expenditures	$(1,057)	$(4,662)	$(1,000)	$(1,000)	$(1,000)	$(17,097)	$(11,065)	$(3,459)	$(1,000)	$(10,657)	$(4,355)	$(1,000)	$(9,774)	$(11,065)	$(11,137)	$(9,940)
Grants ($000)
Government Grant Payments	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total Grants	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash Flow ($000)	YR 16	YR 17	YR 18	YR 19	YR 20	YR 21	YR 22	YR 23	YR 24	YR 25	YR 26	YR 27	YR 28	YR 29	YR 30	YR 31
After Tax Cash Flow Analysis (Unlevered)
Revenue	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000
Operating Costs	$(207,430)	$(217,747)	$(212,862)	$(209,264)	$(209,696)	$(208,522)	$(203,765)	$(206,556)	$(206,345)	$(206,035)	$(203,933)	$(205,115)	$(202,198)	$(210,162)	$(215,308)	$(216,227)
Tax Payables	$(89,134)	$(85,865)	$(87,908)	$(88,797)	$(88,702)	$(85,724)	$(88,063)	$(88,940)	$(89,522)	$(87,570)	$(89,411)	$(89,840)	$(88,757)	$(86,510)	$(85,434)	$(85,385)
Capital Expenditures	$(1,057)	$(4,662)	$(1,000)	$(1,000)	$(1,000)	$(17,097)	$(11,065)	$(3,459)	$(1,000)	$(10,657)	$(4,355)	$(1,000)	$(9,774)	$(11,065)	$(11,137)	$(9,940)
Grants Reimbursement	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Net Cash Flow (unlevered)	$392,379	$381,726	$388,229	$390,939	$390,602	$378,657	$387,107	$391,045	$393,133	$385,738	$392,301	$394,045	$389,271	$382,263	$378,121	$378,448
Cumulative Net Cash Flow	$4,215,468	$4,597,194	$4,985,423	$5,376,363	$5,766,965	$6,145,728	$6,532,835	$6,923,880	$7,317,014	$7,702,752	$8,095,053	$8,489,098	$8,878,370	$9,260,633	$9,638,965	$10,017,571

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Cash Inflows ($000)	YR 32	YR 33	YR 34	YR 35	YR 36	YR 37	YR 38	YR 39	YR 40	YR 41	YR 42	YR 43	YR 44	YR 45	Total
LHM Sales	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$691,081	30,167,007
Total Revenue	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$691,081	30,167,007
Cash Outflows ($000)	YR 32	YR 33	YR 34	YR 35	YR 36	YR 37	YR 38	YR 39	YR 40	YR 41	YR 42	YR 43	YR 44	YR 45	Total
Operating Cost ($000)
Mining	$(80,503)	$(79,761)	$(87,020)	$(76,925)	$(78,348)	$(80,426)	$(77,010)	$(86,270)	$(77,392)	$(74,185)	$(77,395)	$(83,104)	$(89,091)	$(92,650)	$(3,352,688)
Processing	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,238)	$(129,442)	$(5,649,008)
G&A	$(3,722)	$(3,722)	$(3,809)	$(3,751)	$(3,722)	$(3,838)	$(3,838)	$(3,751)	$(3,722)	$(3,722)	$(3,722)	$(3,780)	$(3,838)	$(3,838)	$(171,953)
Total Operating Cost	$(213,463)	$(212,720)	$(220,066)	$(209,913)	$(211,307)	$(213,501)	$(210,086)	$(219,258)	$(210,351)	$(207,144)	$(210,355)	$(216,122)	$(222,167)	$(225,929)	$(9,173,650)
Taxes ($000)
NV Net Proceeds Tax (5%)	$(24,654)	$(24,712)	$(24,370)	$(24,833)	$(24,875)	$(24,767)	$(24,894)	$(24,478)	$(24,863)	$(25,015)	$(24,856)	$(24,559)	$(24,313)	$(24,133)	(1,044,161)
Federal Income Tax (21%)	$(61,867)	$(62,504)	$(61,799)	$(63,834)	$(61,987)	$(62,600)	$(63,995)	$(62,156)	$(63,542)	$(64,587)	$(63,683)	$(62,791)	$(61,580)	$(61,005)	(2,413,933)
45X MPTC Tax Credit (-10%)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	30,019
Total Income Taxes	$(86,521)	$(87,217)	$(86,170)	$(88,667)	$(86,862)	$(87,367)	$(88,889)	$(86,635)	$(88,405)	$(89,603)	$(88,539)	$(87,350)	$(85,893)	$(85,138)	$(3,439,408)
Capital Expenditures ($000)
G&A Capital	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	(37,230)
Mining Capital	$(6,995)	$(5,154)	$(1,000)	$(1,000)	$(8,863)	$(3,858)	$-	$-	$(1,925)	$-	$(1,253)	$(39)	$-	$-	(370,091)
Process Capital	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	(1,792,618)
Sitework and Reclamation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$(150)	(150)
Total Capital Expenditures	$(6,995)	$(5,154)	$(1,000)	$(1,000)	$(8,863)	$(3,858)	$-	$-	$(1,925)	$-	$(1,253)	$(39)	$-	$(150)	$(2,200,090)
Grants ($000)
Government Grant Payments	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$57,743
Total Grants	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$57,743
Cash Flow ($000)	YR 32	YR 33	YR 34	YR 35	YR 36	YR 37	YR 38	YR 39	YR 40	YR 41	YR 42	YR 43	YR 44	YR 45	Total
After Tax Cash Flow Analysis (Unlevered)
Revenue	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$690,000	$691,081	30,167,007
Operating Costs	$(213,463)	$(212,720)	$(220,066)	$(209,913)	$(211,307)	$(213,501)	$(210,086)	$(219,258)	$(210,351)	$(207,144)	$(210,355)	$(216,122)	$(222,167)	$(225,929)	(9,173,650)
Tax Payables	$(86,521)	$(87,217)	$(86,170)	$(88,667)	$(86,862)	$(87,367)	$(88,889)	$(86,635)	$(88,405)	$(89,603)	$(88,539)	$(87,350)	$(85,893)	$(85,138)	(3,427,914)
Capital Expenditures	$(6,995)	$(5,154)	$(1,000)	$(1,000)	$(8,863)	$(3,858)	$-	$-	$(1,925)	$-	$(1,253)	$(39)	$-	$(150)	(2,200,090)
Grants Reimbursement	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	57,743
Net Cash Flow (unlevered)	$383,021	$384,909	$382,764	$390,420	$382,968	$385,274	$391,025	$384,107	$389,319	$393,253	$389,853	$386,489	$381,940	$379,864	$15,423,097
Cumulative Net Cash Flow	$10,400,592	$10,785,608	$11,168,372	$11,558,792	$11,941,865	$12,327,245	$12,718,270	$13,102,377	$13,491,696	$13,884,949	$14,274,802	$14,661,292	$15,043,233	$15,423,097
45X MPTC = Advanced Manufacturing Production Tax Credit

G&A = general and administrative

LHM = lithium hydroxide monohydrate

NV = Nevada

yr = year

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19.1	Sensitivity Analysis

After-tax cash flow sensitivity to lithium prices was evaluated at LHM sales prices from $13,000/t to $43,000/t LHM and are shown in Table 19-3. Note the sensitivities have been done in the PFS cash flow model, thus there is no change in the pit designs or production schedules.

Table 19-3	After Tax Cash Flow Lithium Price Sensitivity

Lithium Price	Net Cash Flow	NPV at 8%	Internal Rate of Return	Payback (years)
$13,000	$5.0B	$0.0B	8.2%	14.7 yr
$15,500	$7.6B	$0.7B	11.8%	11.3 yr
$18,000	$10.2B	$1.3B	15.3%	9.4 yr
$20,500	$12.8B	$2.0B	18.6%	8.3 yr
$23,000	$15.4B	$2.6B	21.8%	7.5 yr
$25,500	$18.0B	$3.8B	25.0%	6.9 yr
$28,000	$20.6B	$3.8B	28.0%	6.5 yr
$30,500	$23.2B	$4.4B	31.1%	6.2 yr
$33,000	$25.8B	$5.0B	34.0%	5.9 yr
$38,000	$31.1B	$6.2B	39.6%	5.5 yr
$43,000	$36.3B	$7.4B	45.4%	5.2 yr

B = billion

NPV = net present value

yr = year

Revenue, operating cost, and capital cost were evaluated from +/-30% of the values in 10% increments, using the PFS cash flow model. Table 19-4 and Table 19-5 shows the cash flow sensitivity results in tabular form for revenue, operating, and capital cost adjustments, respectively. Figure 19-1 shows the cash flow sensitivity graphically to the NPV (8%). Economic viability is positive for revenue and operating cost as well as positive under market value and capital cost.

Table 19-4	After Tax Cash Flow Capital Cost Sensitivity (US$ Billion)

Capital Cost	Net Cash Flow	NPV at 8%	Internal Rate of Return	Payback (years)
70%	$16.1B	$3.1B	31.4%	6.2 yr
80%	$15.9B	$2.9B	27.5%	6.6 yr
90%	$15.6B	$2.7B	24.3%	7.1 yr
100%	$15.4B	$2.6B	21.8%	7.5 yr
110%	$15.2B	$2.4B	19.7%	8.0 yr
120%	$15.0B	$2.2B	18.0%	8.4 yr
130%	$14.8B	$2.0B	16.5%	8.9 yr

B = billion

NPV = net present value

yr = year

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Figure 19-1	After Tax Cash Flow Sensitivity - NPV (8%) (US$ Billion)

After-tax cash flow sensitivity to energy cost was evaluated at $0.005 per kWh increments, using the PFS cash flow model given that energy is the primary cost driver for lithium production from the facility, and results are shown in Table 19-5.

Table 19-5	After Tax Cash Flow Energy Cost Sensitivity (US$ Billion)

Energy Cost ($/kWh)	Net Cash Flow	NPV at 8%	Internal Rate of Return	Payback (years)
$0.0050	$17.9B	$3.1B	24.8%	6.9 yr
$0.0150	$17.0B	$2.9B	23.8%	7.1 yr
$0.0250	$16.2B	$2.8B	22.8%	7.3 yr
$0.0350	$15.4B	$2.6B	21.8%	7.5 yr
$0.0450	$14.6B	$2.4B	20.8%	7.7 yr
$0.0550	$13.8B	$2.2B	19.8%	8.0 yr
$0.0650	$13.0B	$2.0B	18.7%	8.2 yr

B = billion

kWh = kilowatt hour

NPV = net present value

yr = year

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20   Adjacent Properties

The paragraphs below briefly describe projects adjacent to the Tonopah Flats property. The descriptions of the projects and ownership are current as of May 30, 2025. Figure 20-1 presents the locations of the projects in the immediate vicinity of Tonopah Flats.

American Battery Technology Co.
Adjacent Properties
1 ABTC Tonopah Flats
2 American Lithium
3 Chariot Halo
4 Enertopia West
5 Chariot Horizon
6 Austoid Corp
7 Blackrock Silver
ABTC
AMERICAN BATTERY
2
6
US Hwy 6
3
7
ABTC
Tonopah Flats
1
4
6
7
5
N
0
3
6 mi

Figure 20-1	Adjacent Properties

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American Lithium’s TLC project is located about 10 km northwest of Tonopah, Nevada, about 1.6 km to the northeast of the Tonopah Flats property and includes two continuous claim packages. The TLC project is a lithium claystone deposit analogous to the Tonopah Flats lithium deposit. A PEA was completed for the project by DRA Global and Stantec Consulting Ltd. in early 2023. DRA Global has been engaged as the lead engineering firm for an upcoming PFS. Barr has not been able to verify this information, and this information is not necessarily indicative of the mineralization at the Tonopah Flats property.

Enertopia’s 712 ha West Tonopah Lithium project is located approximately 6 km west of Tonopah, Nevada and borders the Tonopah Flats property to the east, straddling US 6/95. Enertopia completed exploration drill programs in 2022 and 2023 for a total of 1,497 m of drilling (Shaas, 2023). They released the maiden resource for the project On November 21, 2023. The company reports that two distinct horizons of mineralized claystone were intersected in the drill holes to a depth of 61 m. Barr has not been able to verify this information, and this information is not necessarily indicative of the mineralization at the Tonopah Flats property.

POWR Lithium’s Halo project (formerly Clear Sky Lithium Corporation) is immediately east of the Tonopah Flats property, to the north of US 6/95 (Power Lithium, 2024). The property is comprised of 98 claims totaling 819 ha. The company completed their Phase I exploration drilling program consisting of four core holes for a total of 884 m in November 2023. Drilling was completed to a maximum depth of 245.4 m. According to Chariot Corporation’s website POWR also released the Halo claims back to Chariot Corporation/Mustang Lithium LLC. Barr has not been able to verify this information, and this information is not necessarily indicative of the mineralization at the Tonopah Flats property.

Pan American Energy’s Horizon project is located immediately south of the Tonopah Flats property and includes 839 claims totaling more than 6,880 ha. Pan American completed an initial 21-core hole exploration program in the spring of 2023 for a total of 4,399 m drilled. Lithium bearing claystone was intercepted to the maximum depth of exploration of 304 m. The company released their maiden resource estimate for the property in November 2023 (Murray, 2023). The mineral resource estimate was completed by RESPEC. The mineralization on the Horizon property may be continuous with that of the Tonopah Flats property. Pan American Energy released the property back to the underlying claim owner Chariot Corporation/Mustang Lithium LLC in a public announcement dated August 29, 2024.

Future Battery Mineral’s early-stage Nevada Lithium Project consists of five prospects near Tonopah, Nevada. The Lone Mountain and Western Flats prospects are early-stage exploration projects located to the north, west, and southwest of the Tonopah Flats property. An initial 9-hole RC exploration drill program on the Western Flats prospect completed in March 2023 intersected lithium-bearing claystones of the Siebert Formation. Results include intersections of thick sequences (up to 182 m or more) of lithium mineralization. A follow up drill program is currently undergoing permitting (Mulholland, 2023). The property changed ownership to Austroid Corporation and announced acquiring 80% of the project from Future Battery Minerals November 4th, 2024 (Austroid Corporation, 2024). Barr has not been able to verify this information, and this information is not necessarily indicative of the mineralization at the Tonopah Flats property.

Tearlach Resources (through its subsidiary Pan Am Lithium) and Blackrock Silver own the joint venture Gabriel project east of the Tonopah Flats property. The property consists of approximately 1,586 ha of unpatented mining claims. Previous exploration drilling on the property by Blackrock Silver intersected lithium-bearing claystone of the Seibert Formation. Tearlach began an additional 19-hole drill program at the project in March 2023 to confirm previous drill results by Blackrock Silver, collect material for metallurgical testing, and explore other prospective areas of the land package (Tearlach Resources Ltd., 2025). ABTC contacted BlackRock Silver in June of 2025, and BlackRock confirmed that Tearlach had released the Gabriel Project Claims back to BlackRock. Barr has not been able to verify this information, and this information is not necessarily indicative of the mineralization at the Tonopah Flats property.

Blackrock Silver’s Tonopah West project is located on the west side of Tonopah. The Tonopah West project is centered on several low sulfidation epithermal silver-gold veins (Lindholm and Bickel, 2022). Lithium mineralization has also been identified in the Siebert Formation at this project. Barr has not been able to verify this information, and this information is not necessarily indicative of the mineralization at the Tonopah Flats property.

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21   Other Relevant Data and Information

The QPs have no other relevant data and information to report that would be necessary to provide a complete and balanced preliminary feasibility of the Project.

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22   Interpretations and Conclusions

This PFS has integrated drilling, testing, design, and economic evaluation data provided by ABTC or developed by the QPs or third parties, as described in the various sections of this report. This PFS represents a significant step forward from the IA published for this project in 2023, providing an updated resource estimate, reserve estimate, viable mining plan, technically feasible processing scenario, tailings and mine waste management approach, update on permitting considerations, and a resultant economic evaluation.

22.1	Conclusions

The Mineral Resource estimate has been updated with the additional drilling conducted in 2025. This resulted in the updating of the geologic and mineralization domains. The model was estimated with SGSim to effectively estimate grade and reduce the uncertainty of the Mineral Resource. The resulting Measured and Indicated Mineral Resource is of sufficient quality and confidence for conversion into a Mineral Reserve. The Mineral Resource exclusive of the Mineral Reserve within Measured and Indicated categories consists of 2,333,767 ktonnes, at 712 ppm Li.

The drilling has so far defined an area of generally continuous mineralization 7925 m (26,000 ft) north to south by 1,524 m to 4,572 m (5,000 ft to 15,000 ft) east to west, with known thicknesses up to 436 m (1,430 ft). Clay beds with higher concentrations of lithium are localized to semi-continuous, and the lithium-bearing beds are generally contained in a 1,219- to 3,048-m wide (4,000- to 10,000-ft wide) corridor in multiple stratigraphic horizons from 6.1 m to 35 m (20 ft to 115 ft) in thickness, running north to south through the central portion of the property.

ABTC, in collaboration with Hazen, Pocock, and SGS, has been conducting an ongoing mineral processing and metallurgical testing program to produce high-purity LHM from lithium-bearing claystone. Initiated in Spring 2022, the program began with conventional acid leaching methods (using HCl and H₂SO₄), which achieved high lithium extraction rates (>80%) but also leached gangue minerals increasing reagent consumption as well as deleterious element extractions, complicating purification.

To improve selectivity, pretreatment methods were developed that converted lithium into more easily leachable forms while minimizing both reagent consumption and extraction of deleterious elements from the solid matrix. These methods improved lithium extraction (70–85%) and significantly reduced impurities in the PLS, simplifying downstream purification and improving economics.

Following successful bench-scale trials, a pilot plant with a feed capacity of 5 tpd was built and operated, confirming the feasibility of producing battery-grade LHM. Beneficiation techniques were also explored to concentrate lithium-bearing minerals, reducing processing costs, and improving efficiency. These trials showed a 2.85x upgrade ratio from run of mine ore to beneficiated material.

Process simulations using METSIM and Aspen were employed to optimize parameters and economics. The report focuses on bench scaled data as well as the pilot plant demonstration results, beneficiation studies, pretreatment of beneficiated materials, and ongoing efforts to enhance reagent use regarding final product purity, and overall process economics. Additional test work and pilot plant runs are scheduled to be conducted to further optimize the process design for the FS.

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Based on these results, there are sufficient Measured and Indicated resources as well as Proven and Probable reserves to advance the project to a FS. The Mineral Reserves are also supported by the 2024 IA Study for this project. Reserves are based on lithium price of $133,333/t, LHM price of $22,000/t, mining cost of $2.70/t, processing/milling cost of $10.7/t-processed, G&A cost of $0.90/t-processed, lithium content in LHM of 0.165, flat recovery of 48%, and with minimum lithium COG of 300 ppm. Furthermore, based on this PFS, and building on previous work to date, Tonopah Flats has been shown to be a robust lithium clay resource which is a strong candidate for advanced project development and economic studies.

The evaluations described in this report define approximately 559.8 Mt of Proven and Probable reserves at an average grade of 805 ppm Li for a planned average production of 30,000 tpa of LHM, resulting in a 45-years mine life. The overall operating cost is expected to be $6,994/t of LHM produced. The project has a positive after-tax NPV of $2.57 billion at an 8% discount rate and an IRR of 21.8%, or $4.70 billion NPV at a 5% discount rate. These values indicate a 7.5-year payback from the initial capital investment of $1.6 billion. With sustaining capital of $561 million, the total capital for the 45-year mine life is expected to be $2.2 billion.

It should be noted that this PFS was limited to a mine life of 45 years and only a portion of the South Pit was included in the mine life and economic analysis. A 45-year mine life will not exhaust the known mineral reserves and resources. Future studies should review the potential for additional refineries with supplementary capacity that could be built in parallel to further increase the productivity of the estimated reserves and resources.

The QPs have reviewed the project data for the TFLP, conducted field work, directed laboratory work, and observed operations of various types during this evaluation. Key QPs have visited the project site as well as the pilot plant during 2025. The QPs believe that the data provided by ABTC, and the geological interpretations Dahrouge has derived from the data, are an accurate and reasonable representation of the project, subject to those concerns written elsewhere in this report.

22.2	Tonopah Flats Expansion Potential

The current lithium resources remain open to the south, southwest, and at depth. It is reasonable to assume that there is the potential to significantly expand the resources with further drilling extending to the south and southwest property boundaries, and at greater depths. Conversion of additional Inferred resources to those of improved classification can be achieved with more infill drilling, especially in the northern half of the property, although the current Measured and Indicated resources are likely sufficient to begin more advanced project development.

22.3	Project Risks

Processing lithium-clay deposits is an uncommon practice in producing mines worldwide. Although there are currently several development projects for these deposits, the processing techniques and associated costs have little historical application and are not easily comparable to lithium in pegmatite and other existing types of lithium operations such as brine-based projects. The work to date has demonstrated the likely economic extraction of the resources reported herein, based on the test work in Chapter 10 and the process design and evaluation in Chapter 14. To address this risk, ABTC has constructed and continues to operate a multi-tonne per day pilot plant that operates on representative bulk samples from the deposit and these operations will continue to derisk the processing approach.

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Due to large ore deposits and limited availability of non-ore land, it is very crucial to backfill the mined-out open pit to ensure the success of this project. Implementation of a mine dispatch system will help optimize material routing in real time. This plan includes ROM ore handling and tailings handling to their respective dumps through conveyors and stackers, this however, poses a risk when the conveyors and stackers break down outside of their planned downtimes. To mitigate this risk, mining equipment or a mining contractor could be used to perform this ROM ore handling and tailings handling operations when needed.

The OPEX for this project is heavily weighted to the power consumption of the refinery. As a result, the power supply to the TFLP is a major risk factor. ABTC has addressed this through a combination of power sources—namely solar power production, with battery energy storage combined with grid power supplied by NV Energy. Furthermore, ABTC has an operational plan that prorates production during times of high and low power availability or constraint. Further refinement of this approach through power system modeling and process design modifications will help reduce the risk in this area.

As all developers and producers in the lithium space have experienced over the past several years, the price of LHM can vary widely. This represents a major risk to project economics. Expected reasonable near-term lithium price variations are addressed in the sensitivity analysis in Chapter 19. Sensitivity to product sale prices can often be reduced by seeking further refinements and optimizations in design (capital cost) and operations. As the project progresses to FS evaluations, this type of refinement will provide for project economics that are more robust against product price fluctuations.

There is some risk associated with modeling of faults at Tonopah Flats, which ultimately could affect the mineral resource estimate. Specifically, faults offsetting favorable lithologies for lithium can create deep alluvial channels which are barren of mineralization, as is the case at the western edge of the current model at Tonopah Flats. While it has been linked to mapped faults in the area, the supporting drill hole data to accurately place the location of the fault is limited. Although ABTC intentionally drilled to the east of the fault, once it was identified during the initial drilling, this risk could be mitigated with more drilling on the western portion of the deposit to control further geologic modeling. Additionally, minor offsets within the deposit probably exist, but have not been modeled due to the wide spacing of the drilling.

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23   Recommendations

While the PFS indicates cash flow, additional studies are needed to advance to the FS, as described below.

23.1	Mining, Ore Handling, and Tailings Handling

The following mining studies are recommended to advance this project to the level of an FS and the estimated cost for these studies is $250,000.

●	Conduct additional study on material density and swell factors for both ore and waste to support the accurate sizing of mining equipment, including haul truck beds and excavator buckets

●	Undertake more detailed engineering and cost analysis for pre-mining site development activities

●	Assess the feasibility of integrating electric, hybrid, and autonomous mining equipment to improve project economics and reduce the environmental footprint

●	Complete detailed engineering for the ROM ore handling system to improve operational efficiency and throughput

●	Update mine planning, costing and operational trade-off analyses (e.g., contractor vs. owner operated fleet, lease vs. purchase scenarios) to incorporate findings from the recommended studies

23.2	Metallurgy and Processing

To support the FS, a comprehensive metallurgical testing and process development program is recommended. This work should be based on samples that are representative of the deposit, with an estimated cost of $550,000 excluding pilot plant improvements. Note that metallurgical drilling may be required to obtain sufficient material for testing; this cost is not included in the current estimate.

23.2.1	Recommended Metallurgical Test Work

The proposed test work should encompass a wide range of laboratory and pilot-scale evaluations, including:

●	Mineral Beneficiation: Evaluate separation techniques to improve recovery and concentrate quality

●	Solid – Liquid Separation: Evaluate separation techniques

●	Tailings Management: Analyze tailings composition, mineralogy, and washing efficiency to optimize disposal and potential reuse

●	Thermophysical Data Collection: Support optimization of pretreatment conditions

●	Hydroxide Conversion and Crystallization Optimization: Refine chemical conversion processes for final product quality

●	Feed Variability Testing: Conduct variability assessments at both bench and pilot scale

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23.2.1.1	Geometallurgical Modeling and Data Integration

●	Develop a geometallurgical model using exploration drilling and metallurgical testing data. The model should be designed to incorporate future drilling and standardized batch testing results

●	Compile ABTC metallurgical testing data into a unified dataset to enable statistical analysis and development of a standardized batch testing procedure. This will support spatial variability testing and form the basis for production ore control

23.2.1.2	Pilot Plant Enhancements

●	Incorporate the full beneficiation circuit into the existing pilot plant to reflect the complete process flow sheet

●	Conduct 24-hour and 30-day continuous run campaigns to validate process stability and performance

●	Perform stress testing to identify operational limits and failure modes

●	Identify points of off-specification material generation and evaluate options for extraction or recirculation

●	Develop operational strategies for underperforming unit operations

23.2.1.3	Process Safety and Ore Control

●	As engineering further defines the process flow sheet, perform a high-level hazard assessment to guide safe and efficient design

●	Establish ore control methodologies and procedures aligned with analytical laboratory QA/QC protocols to ensure consistent and reliable production

23.3	Passive Seismic Study

A passive seismic study is recommended for the southern portion of the Tonopah Flats property, south of US 6/95. The survey could improve the understanding of the subsurface geologic structure and depth to basement rock in areas that have not yet been tested by exploration drilling. The cost for the seismic study is estimated to be approximately $30,000.

23.4	Geotechnical

Additional geotechnical drilling, laboratory testing and slope stability analyses need to be performed to support the FS. These include:

●	Drilling/Lab (Alluvium and Claystone)

○	Hydraulic conductivity testing on in situ material

○	Additional hydraulic conductivity testing on reconstituted

○	Additional consolidation testing on in situ material

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○	Additional triaxial testing on in situ and remolded material

○	Static DS on in situ and remolded material

○	Cyclic DSS on reconstituted samples

○	Possibly augment boring program with test pits to obtain intact block samples if we have problems getting intact samples

○	Permeability and standard proctor testing of claystone at various compaction levels for use as a liner

●	Lab (Tailings)

○	Direct simple shear (DSS) testing

○	Consolidated-undrained triaxial testing (CIU)

○	Cyclic DSS

○	Hydraulic conductivity testing

Additional slope stability analyses including deformation analyses are needed due to earthquake potential.

Costs for these items, including laboratory testing and drilling, are estimated to total approximately $250,000 to $300,000.

23.5	Baseline Environmental Studies and NEPA Documentation

ABTC submitted documentation presenting a description of proposed surface disturbance, schedule of operations, and conceptual site plans relating to a proposed mine and mineral processing operation at the Tonopah Flats property to the BLM Battle Mountain District Offices in December 2022. A Baseline Needs Assessment meeting was conducted in March 2023 to review the project and discuss the requisite baseline environmental analysis required to begin the NEPA process. Of the 21 identified baseline studies determined to be needed for the project, all but four have been completed. ABTC retained third-party specialists to conduct all required baseline analysis including biological, cultural, air, and water studies, among others. The four baseline studies still in progress and required to be completed include:

●	Raptor Surveys

●	Geochemistry

●	Hydrology

●	Air Quality

As these studies are completed, they provide data and key information for portions of the NEPA review process. The data will also be essential for the development of future mine operations permit applications, operating plans, and reclamation plans. ABTC forecasts that the NEPA document preparation will begin in the fourth quarter of 2025. The cost estimate to complete all baseline studies and documentation for the NEPA process is $1,000,000.

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23.6	Feasibility Study

The results of this PFS have been favorable, indicating that an FS should be developed as a next step. The cost of developing the FS, beyond the individual costs shown in other parts of Chapter 23, should range from $3,000,000 to $4,000,000. This budget assumes additional drilling, refinement of the process to optimize in terms of recovery as well as energy utilization, longer term demonstration of the pilot facility, additional process modeling, further detailed refinery design work, further tailings design work, environmental study advancement, and updated detailed economic evaluations. The work of the FS should bring the TFLP economics to an expected accuracy of +/-15% with an applied contingency not exceeding 10%. The budget does not include corporate and overhead costs, nor does it account for third-party test work.

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24   References

American Society of Civil Engineers (ASCE). (2025, June 26). ASCE Hazards Report [Design hazards report generated via ASCE Hazard Tool]. https://ascehazardtool.org/

Arthur, S. E., Mends, E. A., Tita, A. M., & Chu, P. (2025). The development of a beneficiation process to remove carbonates from lithium sedimentary claystones. Cleaner Engineering and Technology, 26, Article 100949. https://doi.org/10.1016/j.clet.2024.100949

Asher-Bolinder, S. (1991). Descriptive model of lithium in smectites of closed basins (Model 25lc). In G. J. Orris & J. D. Bliss (Eds.), Some industrial mineral deposit models: Descriptive deposit models (U.S. Geological Survey Open-File Report 91-11A, pp. 11–12). U.S. Geological Survey. https://doi.org/10.3133/ofr9111A

Austroid Corporation. (2024, November 4). Nevada Lithium Project [Project overview]. Rivaz Resources. Retrieved from Rivaz Resources website. https://www.rivaz-resources.com/posts-projects/nevada-lithium-project

Barr Engineering Co. (2025, August 7). Technical Memorandum regarding the Tonopah Flats PFS Study – Alluvium GDR. Unpublished internal report, prepared by Charlie Rehn, PE. Confidential; not publicly available.

Benchmark Mineral Intelligence. (2024, May 23). Battery cathode material deficits continue to be expected by the end of decade. Benchmark Source. https://source.benchmarkminerals.com/article/battery-cathode-material-deficits-continue-to-be-expected-by-the-end-of-decade

Benson, T. (2022, October 13). The origin of the Thacker Pass lithium deposit, the largest known lithium resource in the United States [Unpublished presentation]. Seminars on Lithium, co-sponsored by the Department of Natural Resources and Environmental Science and the Department of Civil and Environmental Engineering, University of Nevada, Reno

Bonham, H. F., & Garside, L. J. (1979). Geology of the Tonopah, Lone Mountain, Klondike, and Northern Mud Lake quadrangles, Nevada (Bulletin No. 92). Nevada Bureau of Mines and Geology.

du Bray, E. A., John, D. A., Colgan, J. P., Vikre, P. G., Cosca, M. A., & Morgan, L. E. (2019). Petrology of volcanic rocks associated with silver-gold (Ag-Au) epithermal deposits in the Tonopah, Divide, and Goldfield mining districts, Nevada (U.S. Geological Survey Scientific Investigations Report 2019–5024, 22 p.). U.S. Geological Survey. https://doi.org/10.3133/sir20195024

Fulcrum Lithium Ltd. (2025, April 7). Drill programs at the Alkali Flats and Fairway projects [Exploration results report]. Retrieved from https://static1.squarespace.com/static/64d05d4c0ae1111293327188/t/67f588479578de79617b4c43/1744144457183/pjn12583.pdf

Grand View Research, Inc. (2024). U.S. lithium market size, share & trends analysis report by product, by application, and segment forecasts, 2024–2030. https://www.grandviewresearch.com/industry-analysis/us-lithium-market-report

Greenwood, J., & Sopaci, E. (2025, April 18). 2025 open pit geotechnical investigation program (Barr Engineering Co. Technical Memorandum). ABTC Tonopah Flats Lithium Mine PFS Project.

Hazen Research, Inc. (2024, March 7). Ore characterization of the lithium claystone sample (Hazen Project 13098). Unpublished internal report, prepared by Solly Theron. Confidential; not publicly available.

Helvacı, C. (2015). Geological features of Neogene basins hosting borate deposits: An overview of deposits and future forecast, Turkey. Bulletin of the Mineral Research and Exploration, 151, 169–215. https://doi.org/10.19111/bmre.05207

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John, D. A., & Henry, C. D. (2022). Magmatic-tectonic settings of Cenozoic epithermal gold-silver deposits of the Great Basin, western United States. In Geological Society of Nevada Symposium Proceedings (pp. 765–796).

Karunadasa, K. S., Manoratne, C. H., Pitawala, H. M. T. G. A., & Rajapakse, R. M. G. (2019). Thermal decomposition of calcium carbonate (calcite polymorph) as examined by in situ high temperature X ray powder diffraction. Journal of Physics and Chemistry of Solids, 134, 21–28. https://doi.org/10.1016/j.jpcs.2019.05.023

Lindholm and Bickel. (2022). Technical Report and Estimate of Resources for the Tonopah West Silver-Gold Project, Nye and Esmeralda Counties, Nevada, USA.

Macquarie Group Limited. (2025, June 27). Macquarie Desk Strategy – Commodities. [Research report, distributed in the U.S. by Macquarie Capital (USA) Inc. and affiliates].

Morissette, C. L. (2012). The impact of geological environment on the lithium concentration and structural composition of hectorite clays (Master’s thesis). University of Nevada, Reno, 244 pp.

Mulholland, H. (2023, April 13). Future Battery Minerals unearths lithium claystones at Nevada Project in the US - Mining.com.au. Mining.com.au. Retrieved from https://mining.com.au/future-battery-minerals-unearths-lithium-claystones-at-nevada-project-in-the-us/

Murray, I. (2023, November 20). Pan American Energy Corp announces one of the largest identified lithium deposits in the US at the Horizon Lithium Project - Pan American Energy. Pan American Energy. Retrieved from https://panam-energy.com/pan-american-energy-corp-announces-one-of-the-largest-identified-lithium-deposits-in-the-us-at-the-horizon-lithium-project/

POWR Lithium. (2024, September 6). Halo Lithium Project - POWR Lithium. Retrieved from https://powrlithium.com/projects/halo-lithium-project-backup/

Read, J., & Stacey, P. (2009). Guidelines for open pit slope design. CSIRO Publishing. https://doi.org/10.1071/9780643101104

RESPEC Company, LLC, & Woods Process Services. (2024, April 5). Amended resource estimate and initial assessment with project economics for the Tonopah Flats lithium project, Esmeralda and Nye Counties, Nevada, USA (SK1300 Report RSI-M0219). Prepared for American Battery Technology Company

S&P Global Market Intelligence. (n.d.). Industry price chart [Data tool]. Retrieved July 31, 2025, from https://www.capitaliq.spglobal.com/web/client#industry/priceChart

Scorgins, A. (2015). Bulk density of industrial minerals: Reporting in accordance with the 2007 SME Guide. SME Mining Engineering, 1–10.

SGS Canada, Inc. (2025, June 23). An investigation into beneficiation process development for samples from the Tonopah property, Nevada, USA (Project 19832-01). Unpublished internal report, prepared by Arash Rafiei. Confidential; not publicly available.

Shaas. (2023, November 2). Enertopia announces inaugural 43-101 West Tonopah Mineral Resource Report. Enertopia Corporation. Retrieved from https://enertopia.com/enertopia-announces-inaugural-43-101-west-tonopah-mineral-resource-report/

Starkey, H. C. (1982). The role of clays in fixing lithium (U.S. Geological Survey Bulletin 1278–F, 17 pp.). U.S. Government Printing Office. https://doi.org/10.3133/b1278F

Stewart, J. H. (1988). Tectonics of the Walker Lane belt, western Great Basin: Mesozoic and Cenozoic deformation in a zone of shear. In W. G. Ernst (Ed.), Metamorphism and crustal evolution of the western United States (Rubey Vol. VII, pp. 683–713). Englewood Cliffs, NJ: Prentice-Hall.

Tearlach Resources Ltd. (2025, August 27). Tearlach’s Gabriel Project in Tonopah, Nevada — drill results assay up to 1,410 ppm lithium [Press release]. Seeking Alpha. Retrieved from Seeking Alpha website.  https://seekingalpha.com/pr/19312018-tearlach-s-gabriel-project-in-tonopah-nevada-drill-results-assay-up-to-1410-ppm-lithium

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Tita, A. M., Mends, E. A., Hussaini, S., Thella, J., Smith, Y., & Chu, P. (2024). Beneficiation of Li bearing sedimentary claystone by centrifugation. Minerals Engineering, 218, Article 109042. https://doi.org/10.1016/j.mineng.2024.109042

U.S. Department of the Interior & U.S. Geological Survey. (2025). MINERAL COMMODITY SUMMARIES 2025. In U.S. Geological Survey (Version 1.2). https://pubs.usgs.gov/periodicals/mcs2025/mcs2025.pdf

Weather averages Tonopah, Nevada. (n.d.). US Climate Data. Last accessed 31 July 2025 https://www.usclimatedata.com/climate/tonopah/nevada/united-states/usnv0091

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25   Reliance on Information Provided by the Registrant

The following categories of information have been provided to Barr by ABTC:

●	Electronic copies of reports, maps and assay data that ABTC acquired from NAMC, a previous operator of the Tonopah Flats property.

●	Electronic copies of documents, reports, maps and tables provided by ABTC with the results of drilling and sampling carried out by ABTC through the effective date of this report.

●	Economic model of the solar generation and battery energy storage system intended to support operations at the site. Barr has relied upon the solar plant financial model as a key input to the economic evaluation of the TFLP.

Barr has taken all appropriate steps, in our professional judgment, to ensure that the work, information, or advice from the above noted information and companies is sound.

Barr has fully relied on ABTC, to provide complete information concerning the pertinent legal status of ABTC and its affiliates, as well as current legal title, material terms of all agreements, and material environmental and permitting information that pertains to the TFLP.

Barr has relied fully upon information and opinions provided by ABTC with regard to the land tenure. Barr has no reason to believe that any material facts have been withheld or misstated and therefore Barr considers it reasonable to rely upon the registrant for the information summarized in Chapter 3 of this report.

Woods has relied upon pilot test work conducted by ABTC, in preparation of Chapters 10 and 14 of this report, as well as the preliminary engineering work of B&V, as provided by ABTC, in preparation of Chapter 14 of this report.

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Appendix A

List of Unpatented Lode Claims of the Tonopah Flats Property

List of Unpatented Mining Lode Claims

BLM Number	Claim Name
105265103	ABTC 1
105265104	ABTC 2
105265105	ABTC 3
105265106	ABTC 4
105265107	ABTC 5
105265108	ABTC 6
105265109	ABTC 7
105265110	ABTC 8
105265111	ABTC 9
105265112	ABTC 10
105265113	ABTC 11
105265114	ABTC 12
105265115	ABTC 13
105265116	ABTC 14
105265117	ABTC 15
105265118	ABTC 16
105265119	ABTC 17
105265120	ABTC 18
105265121	ABTC 19
105265122	ABTC 20
105265123	ABTC 21
105265124	ABTC 22
105265125	ABTC 23
105265126	ABTC 24
105265127	ABTC 25
105265128	ABTC 26
105265129	ABTC 27
105265130	ABTC 28
105265131	ABTC 29
105265132	ABTC 30
105265133	ABTC 31
105265134	ABTC 32
105265135	ABTC 33
105265136	ABTC 34

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Appendix A – Page 1

BLM Number	Claim Name

105265137	ABTC 35
105265138	ABTC 36
105265139	ABTC 37
105265140	ABTC 38
105265141	ABTC 39
105265142	ABTC 40
105265143	ABTC 41
105265144	ABTC 42
105265145	ABTC 43
105265146	ABTC 44
105265147	ABTC 45
105265148	ABTC 46
105265149	ABTC 47
105265150	ABTC 48
105265151	ABTC 49
105265152	ABTC 50
105265153	ABTC 51
105265154	ABTC 52
105265155	ABTC 53
105265156	ABTC 54
105265157	ABTC 55
105265158	ABTC 56
105265159	ABTC 57
105265160	ABTC 58
105265161	ABTC 59
105265162	ABTC 60
105265163	ABTC 61
105265164	ABTC 62
105265165	ABTC 63
105265166	ABTC 64
105265167	ABTC 65
105265168	ABTC 66
105265169	ABTC 67
105265170	ABTC 68
105265171	ABTC 69
105265172	ABTC 70
105265173	ABTC 71

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Appendix A – Page 2

BLM Number	Claim Name
105265174	ABTC 72
105265175	ABTC 73
105265176	ABTC 74
105265177	ABTC 75
105265178	ABTC 76
105265179	ABTC 77
105265180	ABTC 78
105265181	ABTC 79
105265182	ABTC 80
105265183	ABTC 81
105265184	ABTC 82
105265185	ABTC 83
105265186	ABTC 84
105265187	ABTC 85
105265188	ABTC 86
105265189	ABTC 87
105265190	ABTC 88
105265191	ABTC 89
105265192	ABTC 90
105265193	ABTC 91
105265194	ABTC 92
105265195	ABTC 93
105265196	ABTC 94
105265197	ABTC 95
105265198	ABTC 96
105265199	ABTC 97
105265200	ABTC 98
105265201	ABTC 99
105265202	ABTC 100
105265203	ABTC 101
105265204	ABTC 102
105265205	ABTC 103
105265206	ABTC 104
105265207	ABTC 105
105265208	ABTC 106
105265209	ABTC 107
105265210	ABTC 108

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Appendix A – Page 3

BLM Number	Claim Name

105265211	ABTC 109
105265212	ABTC 110
105265213	ABTC 111
105265214	ABTC 112
105265215	ABTC 113
105265216	ABTC 114
105265217	ABTC 115
105265218	ABTC 116
105265219	ABTC 117
105265220	ABTC 118
105265221	ABTC 119
105265222	ABTC 120
105265223	ABTC 121
105265224	ABTC 122
105265225	ABTC 123
105265226	ABTC 124
105265227	ABTC 125
105265228	ABTC 126
105265229	ABTC 127
105265230	ABTC 128
105265231	ABTC 129
105265232	ABTC 130
105265233	ABTC 131
105265234	ABTC 132
105265235	ABTC 133
105265236	ABTC 134
105265237	ABTC 135
105265238	ABTC 136
105265239	ABTC 137
105265240	ABTC 138
105265241	ABTC 139
105265242	ABTC 140
105265243	ABTC 141
105265244	ABTC 142
105265245	ABTC 143
105265246	ABTC 144
105265247	ABTC 145

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Appendix A – Page 4

BLM Number	Claim Name

105265248	ABTC 146
105265249	ABTC 147
105265250	ABTC 148
105265251	ABTC 149
105265252	ABTC 150
105265253	ABTC 151
105265254	ABTC 152
105265255	ABTC 153
105265256	ABTC 154
105265257	ABTC 155
105265258	ABTC 156
105265259	ABTC 157
105265260	ABTC 158
105265261	ABTC 159
105265262	ABTC 160
105265263	ABTC 161
105265264	ABTC 162
105265265	ABTC 163
105265266	ABTC 164
105265267	ABTC 165
105265268	ABTC 166
105265269	ABTC 167
105265270	ABTC 168
105265271	ABTC 169
105265272	ABTC 170
105265273	ABTC 171
105265274	ABTC 172
105265275	ABTC 173
105265276	ABTC 174
105265277	ABTC 175
105265278	ABTC 176
105265279	ABTC 177
105265280	ABTC 178
105265281	ABTC 179
105265282	ABTC 180
105265283	ABTC 181
105265284	ABTC 182

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Appendix A – Page 5

BLM Number	Claim Name

105265285	ABTC 183
105265286	ABTC 184
105265287	ABTC 185
105265288	ABTC 186
105265289	ABTC 187
105265290	ABTC 188
105265291	ABTC 189
105265292	ABTC 190
105265293	ABTC 191
105265294	ABTC 192
105265295	ABTC 193
105265296	ABTC 194
105265297	ABTC 195
105265298	ABTC 196
105265299	ABTC 197
105265300	ABTC 198
105265301	ABTC 199
105265302	ABTC 200
105265303	ABTC 201
105265304	ABTC 202
105265305	ABTC 203
105265306	ABTC 204
105265307	ABTC 205
105265308	ABTC 206
105265309	ABTC 207
105265310	ABTC 208
105265311	ABTC 209
105265312	ABTC 210
105265313	ABTC 211
105265314	ABTC 212
105265315	ABTC 213
105265316	ABTC 214
105265317	ABTC 215
105265318	ABTC 216
105265319	ABTC 217
105265320	ABTC 218
105265321	ABTC 219

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Appendix A – Page 6

BLM Number	Claim Name

105265322	ABTC 220
105265323	ABTC 221
105265324	ABTC 222
105265325	ABTC 223
105265326	ABTC 224
105265327	ABTC 225
105265328	ABTC 226
105265329	ABTC 227
105265330	ABTC 228
105265331	ABTC 229
105265332	ABTC 230
105265333	ABTC 231
105265334	ABTC 232
105265335	ABTC 233
105265336	ABTC 234
105265337	ABTC 235
105265338	ABTC 236
105265339	ABTC 237
105265340	ABTC 238
105265341	ABTC 239
105265342	ABTC 240
105265343	ABTC 241
105265344	ABTC 242
105265345	ABTC 243
105265346	ABTC 244
105265347	ABTC 245
105265348	ABTC 246
105265349	ABTC 247
105265350	ABTC 248
105265351	ABTC 249
105265352	ABTC 250
105265353	ABTC 251
105265354	ABTC 252
105265355	ABTC 253
105265356	ABTC 254
105265357	ABTC 255
105265358	ABTC 256

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Appendix A – Page 7

BLM Number	Claim Name

105265359	ABTC 257
105265360	ABTC 258
105265361	ABTC 259
105265362	ABTC 260
105265363	ABTC 261
105265364	ABTC 262
105265365	ABTC 263
105265366	ABTC 264
105265367	ABTC 265
105265368	ABTC 266
105265369	ABTC 267
105265370	ABTC 268
105265371	ABTC 269
105265372	ABTC 270
105265373	ABTC 271
105265374	ABTC 272
105265375	ABTC 273
105265376	ABTC 274
105265377	ABTC 275
105265378	ABTC 276
105265379	ABTC 277
105265380	ABTC 278
105265381	ABTC 279
105265382	ABTC 280
105265383	ABTC 281
105265384	ABTC 282
105265385	ABTC 283
105265386	ABTC 284
105265387	ABTC 285
105265388	ABTC 286
105265389	ABTC 287
105265390	ABTC 288
105265391	ABTC 289
105265392	ABTC 290
105265393	ABTC 291
105265394	ABTC 292
105265395	ABTC 293

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Appendix A – Page 8

BLM Number	Claim Name

105265396	ABTC 294
105265397	ABTC 295
105265398	ABTC 296
105265399	ABTC 297
105265400	ABTC 298
105265401	ABTC 299
105265402	ABTC 300
105265403	ABTC 301
105265404	ABTC 302
105265405	ABTC 303
105265406	ABTC 304
105265407	ABTC 305
NV105283737	ABTC 306
NV105283738	ABTC 307
NV105283739	ABTC 308
NV105283740	ABTC 309
NV105283741	ABTC 310
NV105283742	ABTC 311
NV105283743	ABTC 312
NV105283744	ABTC 313
NV105283745	ABTC 314
NV105283746	ABTC 315
NV105283747	ABTC 316
NV105283748	ABTC 317
NV105283749	ABTC 318
NV105283750	ABTC 319
NV105283751	ABTC 320
NV105283752	ABTC 321
NV105283753	ABTC 322
NV105283754	ABTC 323
NV105283755	ABTC 324
NV105283756	ABTC 325
NV105283757	ABTC 326
NV105283758	ABTC 327
NV105283759	ABTC 328
NV105283760	ABTC 329
NV105283761	ABTC 330

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Appendix A – Page 9

BLM Number	Claim Name

NV105283762	ABTC 330
NV105283763	ABTC 332
NV105283764	ABTC 333
NV105283765	ABTC 334
NV105283766	ABTC 335
NV105283767	ABTC 336
NV105283768	ABTC 337
NV105283769	ABTC 338
NV105283770	ABTC 339
NV105283771	ABTC 340
NV105283772	ABTC 341
NV105283773	ABTC 342
NV105283774	ABTC 343
NV105283775	ABTC 344
NV105283776	ABTC 345
NV105283777	ABTC 346
NV105283778	ABTC 347
NV105283779	ABTC 348
NV105283780	ABTC 349
NV105283781	ABTC 350
NV105283782	ABTC 351
NV105283783	ABTC 352
NV105283784	ABTC 353
NV105283785	ABTC 354
NV105283786	ABTC 355
NV105283787	ABTC 356
NV105283788	ABTC 357
NV105283789	ABTC 358
NV105283790	ABTC 359
NV105283791	ABTC 360
NV105283792	ABTC 361
NV105283793	ABTC 362
NV105283794	ABTC 363
NV105283795	ABTC 364
NV105283796	ABTC 365
NV105283797	ABTC 366
NV105283798	ABTC 367

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Appendix A – Page 10

BLM Number	Claim Name

NV105283799	ABTC 368
NV105283800	ABTC 369
NV105283801	ABTC 370
NV105283802	ABTC 371
NV105283803	ABTC 372
NV105283804	ABTC 373
NV105283805	ABTC 374
NV105283806	ABTC 375
NV105283807	ABTC 376
NV105283808	ABTC 377
NV105283809	ABTC 378
NV105283810	ABTC 379
NV105283811	ABTC 380
NV105283812	ABTC 381
NV105283813	ABTC 382
NV105283814	ABTC 383
NV105283815	ABTC 384
NV105283816	ABTC 385
NV105283817	ABTC 386
NV105283818	ABTC 387
NV105283819	ABTC 388
NV105283820	ABTC 389
NV105283821	ABTC 390
NV105283822	ABTC 391
NV105283823	ABTC 392
NV105283824	ABTC 393
NV105283825	ABTC 394
NV105283826	ABTC 395
NV105283827	ABTC 396
NV105283828	ABTC 397
NV105283829	ABTC 398
NV105283830	ABTC 399
NV105283831	ABTC 400
NV105283832	ABTC 401
NV105283833	ABTC 402
NV105283834	ABTC 403
NV105283835	ABTC 404

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Appendix A – Page 11

BLM Number	Claim Name

NV105283836	ABTC 405
NV105283837	ABTC 406
NV105283838	ABTC 407
NV105283839	ABTC 408
NV105283840	ABTC 409
NV105283841	ABTC 410
NV105283842	ABTC 411
NV105283843	ABTC 412
NV105283844	ABTC 413
NV105283845	ABTC 414
NV105283846	ABTC 415
NV105283847	ABTC 416
NV105283848	ABTC 417
NV105283849	ABTC 418
NV105283850	ABTC 419
NV105283851	ABTC 420
NV105283852	ABTC 421
NV105283853	ABTC 422
NV105283854	ABTC 423
NV105283855	ABTC 424
NV105283856	ABTC 425
NV105283857	ABTC 426
NV105283858	ABTC 426
NV105759793	ABTC 428
NV105759794	ABTC 429
NV105759795	ABTC 430
NV105759796	ABTC 431
NV105759797	ABTC 432
NV105759798	ABTC 433
NV105759799	ABTC 434
NV105759800	ABTC 435
NV105759801	ABTC 436
NV105759802	ABTC 437
NV105759803	ABTC 438
NV105759804	ABTC 439
NV105759805	ABTC 440
NV105759806	ABTC 441

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BLM Number	Claim Name

NV105759807	ABTC 442
NV105759808	ABTC 443
NV105759809	ABTC 444
NV105759810	ABTC 445
NV105759811	ABTC 446
NV105759812	ABTC 447
NV105759813	ABTC 448
NV105759814	ABTC 449
NV105759815	ABTC 450
NV105759816	ABTC 451
NV105759817	ABTC 452
NV105759818	ABTC 453
NV105759819	ABTC 454
NV105759820	ABTC 455
NV105759821	ABTC 456
NV105759822	ABTC 457
NV105759823	ABTC 458
NV105759824	ABTC 459
NV105759825	ABTC 460
NV105759826	ABTC 461
NV105759827	ABTC 462
NV105759828	ABTC 463
NV105759829	ABTC 464
NV105759830	ABTC 465
NV105759831	ABTC 466
NV105759832	ABTC 467
NV105759833	ABTC 468
NV105759834	ABTC 469
NV105759835	ABTC 470
NV105759836	ABTC 471
NV105759837	ABTC 472
NV105759838	ABTC 473
NV105759839	ABTC 474
NV105759840	ABTC 475
NV105759841	ABTC 476
NV105759842	ABTC 477
NV105759843	ABTC 478

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BLM Number	Claim Name

NV105759844	ABTC 479
NV105759845	ABTC 480
NV105759846	ABTC 481
NV105759847	ABTC 482
NV105759848	ABTC 483
NV105759849	ABTC 484
NV105759850	ABTC 485
NV105759851	ABTC 486
NV105759852	ABTC 487
NV105759853	ABTC 488
NV105759854	ABTC 489
NV105759855	ABTC 490
NV105759856	ABTC 491
NV105759857	ABTC 492
NV105759858	ABTC 493
NV105759859	ABTC 494
NV105759860	ABTC 495
NV105759861	ABTC 496
NV105759862	ABTC 497
NV105759863	ABTC 498
NV105759864	ABTC 499
NV105759865	ABTC 500
NV105759866	ABTC 501
NV105759867	ABTC 502
NV105759868	ABTC 503
NV105759869	ABTC 504
NV105759870	ABTC 505
NV105759871	ABTC 506
NV105759872	ABTC 507
NV105759873	ABTC 508
NV105759874	ABTC 509
NV105759875	ABTC 510
NV105759876	ABTC 511
NV105759877	ABTC 512
NV105759878	ABTC 513
NV105759879	ABTC 514
NV105759880	ABTC 515

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Appendix A – Page 14

BLM Number	Claim Name

NV105759881	ABTC 516
NV105759882	ABTC 517

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Appendix A – Page 15